Exhibit 10.58

EXECUTION COPY

[*]: THE CONFIDENTIAL PORTION HAS BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE COMMISSION.

€529,846,154

CREDIT AGREEMENT

among

NCL CORPORATION LTD.,

as Parent,

BREAKAWAY TWO, LTD.,

as Borrower,

VARIOUS LENDERS,

KFW IPEX-BANK GMBH,

as Facility Agent, Collateral Agent and CIRR Agent,

NORDEA BANK NORGE ASA,

as Documentation Agent,

and

COMMERZBANK AKTIENGESELLSCHAFT,

as Hermes Agent

Dated November 18, 2010

DEUTSCHE SCHIFFSBANK AKTIENGESELLSCHAFT,

DNB NOR BANK ASA,

HSBC BANK PLC,

KFW IPEX-BANK GMBH

and

NORDEA BANK NORGE ASA,

as Joint Lead Arrangers

(i)

5.11 KfW Refinancing	44
5.12 Equity Payment	45
5.13 Financing Statements	45
5.14 Security Trust Deed	45

SECTION 6. Conditions Precedent to each Borrowing Date	45

6.01 No Default; Representations and Warranties	45
6.02 Consents	45
6.03 Refund Guarantees	46
6.04 Equity Payment	46
6.05 Fees, Costs, etc.	46
6.06 Construction Contract	46
6.07 Hermes Cover	47
6.08 Notice of Borrowing	47
6.09 Solvency Certificate	47
6.10 Litigation	47

SECTION 7. Conditions Precedent to the Delivery Date	47

7.01 Delivery of Vessel	47
7.02 Collateral and Guaranty Requirements	48
7.03 Evidence of 20% Payment	48
7.04 Hermes Compliance; Compliance with Applicable Laws and Regulations	48
7.05 Opinion of Counsel	48

SECTION 8. Representations and Warranties	49

8.01 Entity Status	49
8.02 Power and Authority	49
8.03 No Violation	49
8.04 Governmental Approvals	50
8.05 Financial Statements; Financial Condition	50
8.06 Litigation	50
8.07 True and Complete Disclosure	50
8.08 Use of Proceeds	51
8.09 Tax Returns and Payments	51
8.10 No Material Misstatements	51
8.11 The Security Documents	51
8.12 Capitalization	52
8.13 Subsidiaries	52
8.14 Compliance with Statutes, etc.	52
8.15 Winding-up, etc.	52
8.16 No Default	53
8.17 Pollution and Other Regulations	53
8.18 Ownership of Assets	54
8.19 Concerning the Vessel	54
8.20 Citizenship	54
8.21 Vessel Classification	54

(ii)

8.22 No Immunity	54
8.23 Fees, Governing Law and Enforcement	54
8.24 Form of Documentation	55
8.25 Pari Passu or Priority Status	55
8.26 Solvency	55
8.27 No Undisclosed Commissions	55
8.28 Completeness of Documentation	55
8.29 Money Laundering	55

SECTION 9. Affirmative Covenants	55

9.01 Information Covenants	56
9.02 Books and Records; Inspection	58
9.03 Maintenance of Property; Insurance	58
9.04 Corporate Franchises	58
9.05 Compliance with Statutes, etc.	58
9.06 Hermes Cover	59
9.07 End of Fiscal Years	59
9.08 Performance of Credit Document Obligations	59
9.09 Payment of Taxes	59
9.10 Further Assurances	59
9.11 Ownership of Subsidiaries	60
9.12 Consents and Registrations	60
9.13 Flag of Vessel	60
9.14 “Know Your Customer” and Other Similar Information	61

SECTION 10. Negative Covenants	61

10.01 Liens	61
10.02 Consolidation, Merger, Amalgamation, Sale of Assets, Acquisitions, etc.	62
10.03 Dividends	63
10.04 Advances, Investments and Loans	64
10.05 Transactions with Affiliates	64
10.06 Free Liquidity	67
10.07 Total Net Funded Debt to Total Capitalization	67
10.08 Collateral Maintenance	67
10.09 Consolidated EBITDA to Consolidated Debt Service	67
10.10 Business; Change of Name	67
10.11 Subordination of Indebtedness	68
10.12 Activities of Borrower, etc.	68
10.13 Material Amendments or Modifications of Construction Contracts	68
10.14 No Place of Business	68

SECTION 11. Events of Default	68

11.01 Payments	68
11.02 Representations, etc.	69
11.03 Covenants	69
11.04 Default Under Other Agreements	69

(iii)

11.05 Bankruptcy, etc.	70
11.06 Total Loss	71
11.07 Security Documents	71
11.08 Guaranties	71
11.09 Judgments	71
11.10 Cessation of Business	71
11.11 Revocation of Consents	71
11.12 Unlawfulness	71
11.13 Insurances	72
11.14 Disposals	72
11.15 Government Intervention	72
11.16 Change of Control	72
11.17 Material Adverse Change	72
11.18 Repudiation of Construction Contract or other Material Documents	73

SECTION 12. Agency and Security Trustee Provisions	73

12.01 Appointment and Declaration of Trust	73
12.02 Nature of Duties	74
12.03 Lack of Reliance on the Agents	74
12.04 Certain Rights of the Agents	75
12.05 Reliance	75
12.06 Indemnification	75
12.07 The Agents in their Individual Capacities	75
12.08 Resignation by an Agent	75
12.09 The Joint Lead Arrangers	76
12.10 Impaired Agent	76
12.11 Replacement of an Agent	77
12.12 Resignation by the Hermes Agent	77

SECTION 13. Benefit of Agreement	78

13.01 Assignments and Transfers by the Lenders	78
13.02 Assignment or Transfer Fee	79
13.03 Assignments and Transfers to Hermes or KfW	80
13.04 Limitation of Responsibility to Existing Lenders	80
13.05 [Intentionally Omitted]	80
13.06 Procedure and Conditions for Transfer	80
13.07 Procedure and Conditions for Assignment	81
13.08 Copy of Transfer Certificate or Assignment Agreement to Parent	82
13.09 Security over Lenders’ Rights	82
13.10 Assignment by a Credit Party	83
13.11 Lender Participations	83
13.12 Increased Costs	84

SECTION 14. Miscellaneous	84

14.01 Payment of Expenses, etc.	84
14.02 Right of Set-off	85

(iv)

14.03 Notices	85
14.04 No Waiver; Remedies Cumulative	86
14.05 Payments Pro Rata	86
14.06 Calculations; Computations	87
14.07 GOVERNING LAW; EXCLUSIVE JURISDICTION OF ENGLISH COURTS; SERVICE OF PROCESS	87
14.08 Counterparts	88
14.09 Effectiveness	88
14.10 Headings Descriptive	89
14.11 Amendment or Waiver; etc.	89
14.12 Survival	90
14.13 Domicile of Loans	90
14.14 Confidentiality	90
14.15 Register	91
14.16 Third Party Rights	91
14.17 Judgment Currency	91
14.18 Language	92
14.19 Waiver of Immunity	92
14.20 “Know Your Customer” Notice	92
14.21 Release of Liens and the Parent Guaranty; Flag Jurisdiction Transfer	92
14.22 Partial Invalidity	93

SECTION 15. Parent Guaranty	93

15.01 Guaranty and Indemnity	93
15.02 Continuing Guaranty	94
15.03 Reinstatement	94
15.04 Waiver of Defenses	94
15.05 Guarantor Intent	95
15.06 Immediate Recourse	95
15.07 Appropriations	95
15.08 Deferral of Guarantor’s Rights	95
15.09 Additional Security	96

SCHEDULE 1.01(a)	-	Commitments
SCHEDULE 1.01(b)	-	Mandatory Costs
SCHEDULE 5.07	-	Notices, Acknowledgments and Consents
SCHEDULE 5.10	-	Initial Borrowing Date Opinions
SCHEDULE 6.10	-	Material Litigation
SCHEDULE 7.05	-	Delivery Date Opinions
SCHEDULE 8.03	-	Existing Agreements
SCHEDULE 8.12	-	Capitalization
SCHEDULE 8.13	-	Subsidiaries
SCHEDULE 8.19	-	Vessel
SCHEDULE 8.21	-	Approved Classification Societies
SCHEDULE 9.03	-	Required Insurances
SCHEDULE 10.01	-	Existing Liens

(v)

SCHEDULE 14.03A	-	Credit Party Addresses
SCHEDULE 14.03B	-	Lender Addresses

EXHIBIT A	-	Form of Notice of Borrowing
EXHIBIT B-1	-	Form of BankAssure Report
EXHIBIT B-2	-	Form of Insurance Broker Certificate
EXHIBIT C	-	Form of Interaction Agreement
EXHIBIT D	-	Form of Secretary’s Certificate
EXHIBIT E	-	Form of Transfer Certificate
EXHIBIT F	-	Form of Bermuda Share Charge
EXHIBIT G	-	Form of Assignment of Earnings
EXHIBIT H	-	Form of Assignment of Insurances
EXHIBIT I	-	Form of Deed of Covenants
EXHIBIT J	-	Form of Assignment of Contracts
EXHIBIT K	-	Form of Solvency Certificate
EXHIBIT L	-	Form of Assignment Agreement
EXHIBIT M	-	Form of Compliance Certificate
EXHIBIT N	-	Form of Intercreditor Agreement
EXHIBIT O	-	Form of Assignment of Management Agreements
EXHIBIT P	-	Form of Security Trust Deed
EXHIBIT Q	-	Form of Assignment of KfW Refund Guarantees

(vi)

THIS CREDIT AGREEMENT, is made by way of deed November 18, 2010, among NCL CORPORATION LTD., a Bermuda company with its registered office as of the date hereof at Milner House, 18 Parliament Street, Hamilton HM12, Bermuda (the “Parent”), BREAKAWAY TWO, LTD., a Bermuda company with its registered office as of the date hereof at Milner House, 18 Parliament Street, Hamilton HM12, Bermuda (the “Borrower”), the Lenders party hereto from time to time, KFW IPEX-BANK GMBH, as Facility Agent (in such capacity, the “Facility Agent”), as Collateral Agent under the Security Documents (in such capacity, the “Collateral Agent”) and as CIRR Agent (in such capacity, the “CIRR Agent”), NORDEA BANK NORGE ASA, as Documentation Agent (in such capacity, the “Documentation Agent”), COMMERZBANK AKTIENGESELLSCHAFT, as Hermes Agent (in such capacity, the “Hermes Agent”), and each of DEUTSCHE SCHIFFSBANK AKTIENGESELLSCHAFT, DNB NOR BANK ASA, HSBC BANK PLC, KFW IPEX-BANK GMBH and NORDEA BANK NORGE ASA, each in their capacity as joint lead arranger in respect of the credit facility provided for herein (together, the “Joint Lead Arrangers”). All capitalized terms used herein and defined in Section 1 are used herein as therein defined.

W I T N E S S E T H:

WHEREAS, the Borrower has requested that the Lenders make available to the Borrower a multi-draw term loan credit facility in an aggregate principal amount of €529,846,154 pursuant to which Loans may be incurred to finance, in part, the construction and acquisition costs of the Vessel and the related Hermes Premium;

WHEREAS, subject to and upon the terms and conditions set forth herein, the Lenders are willing to make available to the Borrower the term loan facility provided for herein;

NOW, THEREFORE, IT IS AGREED:

SECTION 1. Definitions and Accounting Terms.

1.01 Defined Terms. As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined) and references to this Agreement or any other document (or to any specified provision of this Agreement or any other document) shall be construed as references to this Agreement, that provision or that document as from time to time amended, restated, supplemented and/or novated:

“Acceptable Bank” means (a) a bank or financial institution which has a rating for its long-term unsecured and non credit-enhanced debt obligations of A- or higher by S&P or A2 or higher by Moody’s or a comparable rating from an internationally recognized credit rating agency; or (b) any other bank or financial institution approved by each Agent.

“Acceptable Flag Jurisdiction” shall mean the Bahamas, Bermuda, Panama, the Marshall Islands, the United States or such other flag jurisdiction as may be acceptable to the Required Lenders in their reasonable discretion.

“Acquisition” means any transaction or series of related transactions for the purpose of or resulting, directly or indirectly, in (a) the acquisition of all or substantially all of the assets of a Person, or of any business or division of a Person, (b) the acquisition of in excess of fifty percent (50%) of the Capital Stock of any Person or otherwise causing any Person to become a Subsidiary of a Borrower, or (c) a merger, amalgamation or consolidation or any other combination with another Person.

“Adjusted Construction Price” shall mean the sum of the Initial Construction Price of the Vessel and the total permitted increases to the Initial Construction Price of the Vessel pursuant to Permitted Change Orders (it being understood that the Final Construction Price may exceed the Adjusted Construction Price).

“Affiliate” shall mean, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, such Person; provided, however, that for purposes of Section 10.05, an Affiliate of the Parent or any of its Subsidiaries, as applicable, shall include any Person that directly or indirectly owns more than 10% of any class of the Capital Stock of the Parent or such Subsidiary, as applicable, and any officer or director of the Parent or such Subsidiary. A Person shall be deemed to control another Person if such Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of such other Person, whether through the ownership of voting securities, by contract or otherwise. Notwithstanding anything to the contrary contained above, for purposes of Section 10.05, neither the Facility Agent, nor the Collateral Agent, nor the Joint Lead Arrangers nor any Lender (or any of their respective affiliates) shall be deemed to constitute an Affiliate of the Parent or its Subsidiaries in connection with the Credit Documents or its dealings or arrangements relating thereto.

“Affiliate Transaction” shall have the meaning provided in Section 10.05.

“Agent” or “Agents” shall mean, individually and collectively, the Facility Agent, the Collateral Agent, the Delegate Collateral Agent, the Hermes Agent, the Documentation Agent and the CIRR Agent.

“Agreement” shall mean this Credit Agreement, as modified, supplemented, amended, restated or novated from time to time.

“Apollo” shall mean Apollo Management, L.P., and its Affiliates.

“Applicable Margin” shall mean a percentage per annum equal to 1.40%.

“Appraised Value” of the Vessel at any time shall mean the average of the fair market value of the Vessel on an individual charter free basis as set forth on the appraisals most recently delivered to, or obtained by, the Facility Agent prior to such time pursuant to Section 9.01(c).

“Approved Appraisers” shall mean Brax Shipping AS; Barry Rogliano Salles S.A., Paris; Clarksons, London; R.S. Platou Shipbrokers, A.S., Oslo; and Fearnsale, a division of Astrup Fearnley AS, Oslo.

“Approved Stock Exchange” shall mean the New York Stock Exchange, NASDAQ or such other stock exchange in the United States of America, the United Kingdom or Hong Kong as is approved in writing by the Facility Agent or, in each case, any successor thereto.

“Assignment Agreement” shall mean an Assignment Agreement substantially in the form of Exhibit L (appropriately completed) or any other form agreed between the relevant assignor and assignee (and if required to be executed by the Borrower, the Borrower); provided that if such other form does not contain the undertaking set out in Clause 7 of Exhibit L it shall not be a Creditor Accession Undertaking as defined in, and for the purposes of, the Intercreditor Agreement.

“Assignment of Charters” shall have the meaning provided in the definition of “Collateral and Guaranty Requirements”.

“Assignment of Contracts” shall have the meaning provided in Section 5.07.

“Assignment of Earnings” shall have the meaning provided in the definition of “Collateral and Guaranty Requirements”.

“Assignment of Insurances” shall have the meaning provided in the definition of “Collateral and Guaranty Requirements”.

“Assignment of KfW Refund Guarantees” shall have the meaning provided in Section 5.07.

“Assignment of Management Agreements” shall have the meaning provided in the definition of “Collateral and Guaranty Requirements”.

“Bankruptcy Code” shall have the meaning provided in Section 11.05(b).

“Basel II” shall mean the “International Convergence of Capital Measurement and Capital Standards, a Revised Framework” published by the Basel Committee on Banking Supervision in June 2004 in the form existing on the date of this Agreement.

“Borrower” shall have the meaning provided in the first paragraph of this Agreement.

“Borrowing” shall mean the borrowing of Loans from all the Lenders (other than any Lender which has not funded its share of a Borrowing in accordance with this Agreement) having Commitments on a given date.

“Borrowing Date” shall mean each date (including the Initial Borrowing Date) on which a Borrowing occurs as set forth in Section 2.02.

“Business Day” shall mean any day except Saturday, Sunday and any day which shall be in New York, London, Frankfurt am Main or Norway a legal holiday or a day on which banking institutions are authorized or required by law or other government action to close.

“Capital Stock” means:

(1) in the case of a corporation, corporate stock or shares;

(2) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

(3) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and

(4) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

“Cash Balance” shall mean, at any date of determination, the unencumbered and otherwise unrestricted cash and Cash Equivalents of the NCLC Group.

“Cash Equivalents” shall mean (i) securities issued or directly and fully guaranteed or insured by the United States or any agency or instrumentality thereof (provided that the full faith and credit of the United States is pledged in support thereof) having maturities of not more than one year from the date of acquisition, (ii) time deposits and certificates of deposit of any commercial bank having, or which is the principal banking subsidiary of a bank holding company having capital, surplus and undivided profits aggregating in excess of $200,000,000, with maturities of not more than one year from the date of acquisition by any Person, (iii) repurchase obligations with a term of not more than 90 days for underlying securities of the types described in clause (i) above entered into with any bank meeting the qualifications specified in clause (ii) above, (iv) commercial paper issued by any Person incorporated in the United States rated at least A-1 or the equivalent thereof by S&P or at least B-1 or the equivalent thereof by Moody’s and in each case maturing not more than one year after the date of acquisition by any other Person, and (v) investments in money market funds substantially all of whose assets are comprised of securities of the types described in clauses (i) through (iv) above.

“CERCLA” shall mean the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as the same may be amended from time to time, 42 U.S.C. § 9601 et seq.

“Change of Control” shall mean (x) at any time when the ordinary Capital Stock of the Parent (or a parent company of the Parent in a Qualified IPO) is not listed on an Approved Stock Exchange or at any time when a dividend is to be paid to the existing shareholders of the Parent by way of a share issue pursuant to a public offering on an Approved Stock Exchange, the Permitted Holders in the aggregate do not, directly or indirectly, control the Parent and beneficially own, directly or indirectly, at least 51% of the issued Capital Stock of, and Equity Interest in, the Parent; or (y) at any time following the listing of the ordinary Capital Stock of the Parent (or a parent company of the Parent in a Qualified IPO) on an Approved Stock Exchange:

(i) any Third Party:

(A)	owns legally and/or beneficially and either directly or indirectly at least thirty three per cent (33%) of the ordinary share capital of the Parent; or

(B)	has the right or the ability to control either directly or indirectly the affairs of or the composition of the majority of the board of directors (or equivalent) of the Parent; and

at the same time as any of the events described in paragraphs (A) or (B) of this definition have occurred and are continuing, the Permitted Holders in the aggregate do not, directly or indirectly, beneficially own at least 51% of the issued Capital Stock of, and Equity Interest in, the Parent; or

(ii) the Parent (or such parent company of the Parent) ceases to be a listed company on an Approved Stock Exchange without the prior written consent of the Required Lenders,

(and, for the purpose of Section 11.16 “control” of any company, limited partnership or other legal entity (a “body corporate”) controlled by a Permitted Holder means that one or more members of a Permitted Holder in the aggregate has, directly or indirectly, the power to direct the management and policies of such a body corporate, whether through the ownership of more than 50% of the issued voting capital of that body corporate or by contract, trust or other arrangement).

“CIRR Agent” shall have the meaning provided in the first paragraph of this Agreement, and shall include any successor thereto.

“CIRR General Terms and Conditions” shall mean the CIRR General Terms and Conditions for interest rate make-up in ship financing schemes (May 12, 2009 edition).

“CIRR Rate” shall mean 3.10% per annum (including 0.20% per annum being the administrative fee in accordance with Section 1.2.2 of the CIRR General Terms and Conditions).

“Collateral” shall mean all property (whether real or personal) with respect to which any security interests have been granted (or purported to be granted) pursuant to any Security Document, including, without limitation, all Share Charge Collateral, all Earnings and Insurance Collateral, the Construction Risk Insurance, the Vessel, the Refund Guarantees, the Construction Contract and all cash and Cash Equivalents at any time delivered as collateral thereunder or as collateral required hereunder.

“Collateral Agent” shall have the meaning provided in the first paragraph of this agreement, and shall include any successor thereto, acting as mortgagee, security trustee or collateral agent for the Secured Creditors pursuant to the Security Documents.

“Collateral and Guaranty Requirements” shall mean with respect to the Vessel, the requirement that:

(i) (A) the Borrower shall have duly authorized, executed and delivered an Assignment of Earnings substantially in the form of Exhibit G or otherwise reasonably acceptable to the Joint Lead Arrangers (as modified, supplemented or amended from time to time, the “Assignment of Earnings”) and an Assignment of Insurances substantially in the form of Exhibit H or otherwise reasonably acceptable to the Joint Lead Arrangers (as modified, supplemented or amended from time to time, the “Assignment of Insurances”), in each case (to the extent incorporated into or required by such Exhibits or otherwise agreed by the Borrower and the Joint Lead Arrangers) with appropriate notices, acknowledgements and consents relating thereto and (B) the Borrower shall (x) use its commercially reasonable efforts to obtain an Assignment of Charters substantially in the form of exhibit B to the Assignment of Earnings (as modified, supplemented or amended from time to time, the “Assignment of Charters”) with (to the extent incorporated into or required by such Exhibits or otherwise agreed by the Borrower and the Joint Lead Arrangers) appropriate notices, acknowledgements and consents relating thereto for any charter or similar contract that has as of the execution date of such charter or similar contract a remaining term of 13 months or greater (including any renewal option) and (y) have obtained a subordination agreement from the charterparty for any Permitted Chartering Arrangement that the Borrower has entered into with respect to the Vessel, and shall use commercially reasonable efforts to provide appropriate notices and consents related thereto, together covering all of the Borrower’s present and future Earnings and Insurance Collateral, in each case together with:

(a) proper financing statements (Form UCC-1 or the equivalent) fully prepared for filing in accordance with the UCC or in other appropriate filing offices of each jurisdiction as may be necessary or, in the reasonable opinion of the Collateral Agent, desirable to perfect or give notice to third parties of, as the case may be, the security interests purported to be created by the Assignment of Earnings and the Assignment of Insurances; and

(b) certified copies of lien search results (Form UCC-11) listing all effective financing statements that name each Credit Party as debtor and that are filed in the District of Columbia and Florida, together with Form UCC-3 Termination Statements (or such other termination statements as shall be required by local law) fully prepared for filing if required by applicable law to terminate for any financing statement which covers the Collateral except to the extent evidencing Permitted Liens.

(ii) the Borrower shall have duly authorized, executed and delivered an Assignment of Management Agreements in respect of the Management Agreements for the Vessel substantially in the form of Exhibit O or otherwise reasonably acceptable to the Joint Lead Arrangers (as modified, supplemented or amended from time to time, the “Assignment of Management Agreements”) and shall have obtained (or in the case of any Manager that is not a Subsidiary of the Parent, used commercially reasonable efforts to obtain) a Manager’s Undertakings for the Vessel;

(iii) the Borrower shall have duly authorized, executed and delivered, and caused to be registered in the appropriate vessel registry a first priority mortgage and a deed of covenants (as modified, amended or supplemented from time to time in accordance with the terms thereof and hereof, and together with the Vessel Mortgage delivered pursuant to the definition of Flag Jurisdiction Transfer, the “Vessel Mortgage”), substantially in the form of Exhibit I or otherwise reasonably acceptable to the Joint Lead Arrangers with respect to the Vessel, and the Vessel Mortgage shall be effective to create in favor of the Collateral Agent a legal, valid and enforceable first priority security interest, in and Lien upon the Vessel, subject only to Permitted Liens;

(iv) all filings, deliveries of notices and other instruments and other actions by the Credit Parties and/or the Collateral Agent necessary or desirable in the reasonable opinion of the Collateral Agent to perfect and preserve the security interests described in clauses (i) through and including (iii) above shall have been duly effected and the Collateral Agent shall have received evidence thereof in form and substance reasonably satisfactory to the Collateral Agent; and

(v) the Facility Agent shall have received each of the following:

(a) certificates of ownership from appropriate authorities showing (or confirmation updating previously reviewed certificates and indicating) the registered ownership of the Vessel by the Borrower; and

(b) the results of maritime registry searches with respect to the Vessel, indicating that the Vessel has been deleted from all new building registers and that there are no record liens other than Liens in favor of the Collateral Agent and/or the Lenders and Permitted Liens; and

(c) class certificates reasonably satisfactory to it from Det Norske Veritas or another classification society listed on Schedule 8.21 hereto (or another internationally recognized classification society reasonably acceptable to the Facility Agent), indicating that the Vessel meets the criteria specified in Section 8.21; and

(d) certified copies of all Management Agreements; and

(e) certified copies of all ISM and ISPS Code documentation for the Vessel; and

(f) the Facility Agent shall have received a report, in substantially the form of Exhibit B-1 or otherwise reasonably acceptable to the Facility Agent, from BankAssure or another firm of independent marine insurance brokers reasonably acceptable to the Facility Agent with respect to the insurance maintained (or to be maintained) by the Credit Parties in respect of the Vessel, together with a certificate in substantially the form of Exhibit B-2 or otherwise reasonably acceptable to the Facility Agent, from another broker certifying that such insurances (i) are placed with such insurance companies and/or underwriters and/or clubs, in such amounts, against such risks, and in such form, as are customarily insured against by similarly situated insureds and (ii) include the Required Insurance. In addition, the Borrower shall reimburse the Facility Agent for the reasonable and documented costs of procuring customary mortgagee interest insurance and additional perils insurance in connection with the Vessel as contemplated by Section 9.03 (including Schedule 9.03).

“Collateral Disposition” shall mean (i) the sale, lease, transfer or other disposition of the Vessel by the Borrower to any Person (it being understood that a Permitted Chartering Arrangement is not a Collateral Disposition) or the sale of 100% of the Capital Stock of the Borrower or (ii) any Event of Loss of the Vessel.

“Commitment” shall mean, for each Lender, the amount denominated in Euro set forth opposite such Lender’s name in Schedule 1.01(a) hereto as the same may be (x) reduced from time to time pursuant to Sections 3.02, 3.03, 4.02 and/or 11 or (y) adjusted from time to time as a result of assignments and/or transfers to or from such Lender pursuant to Section 2.11 or 13.

“Commitment Letter” shall have the meaning provided in Section 14.09.

“Commitment Termination Date” shall mean December 8, 2014.

“Commitment Commission” shall have the meaning provided in Section 3.01(a).

“Consolidated Debt Service” shall mean, for any relevant period, the sum (without double counting), determined in accordance with GAAP, of:

(i)	the aggregate principal payable or paid during such period on any Indebtedness for Borrowed Money of any member of the NCLC Group, other than:

(a)	principal of any such Indebtedness for Borrowed Money prepaid at the option of the relevant member of the NCLC Group or by virtue of “cash sweep” or “special liquidity” cash sweep provisions (or analogous provisions) in any debt facility of the NCLC Group;

(b)	principal of any such Indebtedness for Borrowed Money prepaid upon a sale or an Event of Loss of any vessel owned or leased under a capital lease by any member of the NCLC Group; and

(c)	balloon payments of any such Indebtedness for Borrowed Money payable during such period (and for the purpose of this paragraph (c) a “balloon payment” shall not include any scheduled repayment installment of such Indebtedness for Borrowed Money which forms part of the balloon);

(ii)	Consolidated Interest Expense for such period;

(iii)

the aggregate amount of any dividend or distribution of present or future assets, undertakings, rights or revenues to any shareholder of any member of the NCLC Group (other than the Parent, or one of its wholly owned

Subsidiaries) or any Dividends other than the tax distributions described in Section 10.03(ii) in each case paid during such period; and

(iv)	all rent under any capital lease obligations by which the Parent, or any consolidated Subsidiary is bound which are payable or paid during such period and the portion of any debt discount that must be amortized in such period, as calculated in accordance with GAAP and derived from the then latest consolidated unaudited financial statements of the NCLC Group delivered to the Facility Agent in the case of any period ending at the end of any of the first three fiscal quarters of each fiscal year of the Parent and the then latest audited consolidated financial statements (including all additional information and notes thereto) of the Parent and its consolidated Subsidiaries together with the auditors’ report delivered to the Facility Agent in the case of the final quarter of each such fiscal year.

“Consolidated EBITDA” shall mean, for any relevant period, the aggregate of:

(i) Consolidated Net Income from the Parent’s operations for such period; and

(ii) the aggregate amounts deducted in determining Consolidated Net Income for such period in respect of gains and losses from the sale of assets or reserves relating thereto, Consolidated Interest Expense, depreciation and amortization, impairment charges and any other non-cash charges and deferred income tax expense for such period.

“Consolidated Interest Expense” shall mean, for any relevant period, the consolidated interest expense (excluding capitalized interest) of the NCLC Group for such period.

“Consolidated Net Income” shall mean, for any relevant period, the consolidated net income (or loss) of the NCLC Group for such period as determined in accordance with GAAP.

“Construction Contract” shall mean the Shipbuilding Contract (in relation to Hull No. S.678) for the Vessel, dated as of 24 September, 2010, among the Parent, the Borrower and the Yard, as such Shipbuilding Contract may be amended, modified or supplemented from time to time in accordance with the terms thereof and hereof.

“Construction Risk Insurance” shall mean any and all insurance policies related to the Construction Contract and the construction of the Vessel.

“Credit Documents” shall mean this Agreement, Sections 7 and 8 of the Commitment Letter, each Security Document, the Security Trust Deed, any Transfer Certificate, any Assignment Agreement, the Intercreditor Agreement, the Interaction Agreement and, after the execution and delivery thereof, each additional guaranty or additional security document executed pursuant to Section 9.10.

“Credit Document Obligations” shall mean, except to the extent consisting of obligations, liabilities or indebtedness with respect to Interest Rate Protection Agreements or Other Hedging Agreements, the full and prompt payment when due (whether at the stated maturity, by acceleration or otherwise) of all obligations, liabilities and indebtedness (including, without limitation, principal, premium, interest, fees and indemnities (including, without limitation, all interest that accrues after the commencement of any case, proceeding or other action relating to the bankruptcy, insolvency, reorganization or similar proceeding of any Credit Party at the rate provided for in the respective documentation, whether or not a claim for post-petition interest is allowed in any such proceeding)) of each Credit Party to the Lender Creditors (provided, in respect of the Lender Creditors which are Lenders, such aforementioned obligations, liabilities and indebtedness shall arise only for such Lenders (in such capacity) in respect of Loans and/or Commitments), whether now existing or hereafter incurred under, arising out of, or in connection with this Agreement and the other Credit Documents to which such Credit Party is a party (including, in the case of each Credit Party that is a Guarantor, all such obligations, liabilities and indebtedness of such Credit Party under the Parent Guaranty) and the due performance and compliance by such Credit Party with all of the terms, conditions and agreements contained in this Agreement and in such other Credit Documents.

“Credit Party” shall mean the Borrower, the Parent and each Subsidiary of the Parent that owns a direct interest in the Borrower.

“Default” shall mean any event, act or condition which with notice or lapse of time, or both, would constitute an Event of Default.

“Defaulting Lender” shall mean any Lender with respect to which a Lender Default is in effect.

“Delegate Collateral Agent” shall mean Deutsche Schiffsbank Aktiengesellschaft in its capacity as trustee for the Secured Creditors with respect to the Trust Property Delegated (as defined in the Security Trust Deed) pursuant to the Security Trust Deed.

“Delivery Date” shall mean the date of delivery of the Vessel to the Borrower, which, as of the Effective Date, is scheduled to occur in April 2014.

“Discharged Rights and Obligations” shall have the meaning provided in Section 13.06(c).

“Dispute” shall have the meaning provided in Section 14.07(a).

“Disqualified Stock” means, with respect to any Person, any Capital Stock of such Person which, by its terms (or by the terms of any security into which it is convertible or for which it is redeemable or exchangeable), or upon the happening of any event:

(1) matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise (other than as a result of a change of control or asset sale),

(2) is convertible or exchangeable for Indebtedness or Disqualified Stock of such Person, or

(3) is redeemable at the option of the holder thereof, in whole or in part (other than solely as a result of a change of control or asset sale), in each case prior to 91 days after the Maturity Date; provided, however, that only the portion of Capital Stock which so matures or is mandatorily redeemable, is so convertible or exchangeable or is so redeemable at the option of the holder thereof prior to such date shall be deemed to be Disqualified Stock; provided, however, that if such Capital Stock is issued to any employee or to any plan for the benefit of employees of the Parent or its Subsidiaries or by any such plan to such employees, such Capital Stock shall not constitute Disqualified Stock solely because it may be required to be repurchased by the Parent in order to satisfy applicable statutory or regulatory obligations or as a result of such employee’s termination, death or disability; provided, further, that any class of Capital Stock of such Person that by its terms authorizes such Person to satisfy its obligations thereunder by delivery of Capital Stock that is not Disqualified Stock shall not be deemed to be Disqualified Stock.

“Disruption Event” means either or both of:

(a) a material disruption to those payment or communications systems or to those financial markets which are, in each case, required to operate in order for payments to be made in connection with this Agreement (or otherwise in order for the transactions contemplated by the Credit Documents to be carried out) which disruption is not caused by, and is beyond the control of, any of the parties to this Agreement; or

(b) the occurrence of any other event which results in a disruption (of a technical or systems-related nature) to the treasury or payments operations of a party to this Agreement preventing such party, or any other party to this Agreement:

(i) from performing its payment obligations under the Credit Documents; or

(ii) from communicating with other parties to this Agreement in accordance with the terms of the Credit Documents,

and which (in either such case) is not caused by, and is beyond the control of, the party to this Agreement whose operations are disrupted.

“Dividend” shall mean, with respect to any Person, that such Person or any Subsidiary of such Person has declared or paid a dividend or returned any equity capital to its stockholders, partners or members or the holders of options or warrants issued by such Person with respect to its Capital Stock or membership interests or authorized or made any other distribution, payment or delivery of property (other than common stock or the right to purchase any of such stock of such Person) or cash to its stockholders, partners or members or the holders of options or warrants issued by such Person with respect to its Capital Stock or membership interests as such, or redeemed, retired, purchased or otherwise acquired, directly or indirectly, for a consideration any shares of any class of its Capital Stock or any other Capital Stock outstanding on or after the Effective Date (or any options or warrants issued by such Person with respect to its Capital Stock or other Equity Interests), or set aside any funds for any of the foregoing purposes, or shall have permitted any of its Subsidiaries to purchase or otherwise acquire for a consideration any shares of any class of the Capital Stock or any other Equity Interests of such Person outstanding on or after the Effective Date (or any options or warrants issued by such Person with respect to its Capital Stock or other Equity Interests). Without limiting the foregoing, “Dividends” with respect to any Person shall also include all payments made or required to be made by such Person with respect to any stock appreciation rights, plans, equity incentive or achievement plans or any similar plans or setting aside of any funds for the foregoing purposes.

“Documentation Agent” shall have the meaning provided in the first paragraph of this Agreement, and shall include any successor thereto.

“Dollars” and the sign “$” shall each mean lawful money of the United States.

“Dollar Equivalent” shall mean, with respect to the Euro denominated Commitments being utilized on a Borrowing Date, the amount calculated by applying (x) in the event that the Borrower and/or the Parent have entered into Earmarked Foreign Exchange Arrangements with respect to the installment payment to be partially or wholly financed by the Loans to be disbursed on such Borrowing Date, the EUR/USD weighted average rate with respect to such Borrowing Date (i) as notified by the Borrower to the Facility Agent in the Borrowing Notice at least three Business Days prior to the relevant Borrowing Date, (ii) which EUR/USD weighted average rate for any particular set of Earmarked Foreign Exchange Arrangements shall take account of all applicable foreign exchange spot, forward and derivative arrangements, including collars, options and the like, entered into in respect of such Borrowing Date and (iii) for which the Borrower has provided evidence to the Facility Agent to determine which foreign exchange arrangements (including spot transactions) will be the Earmarked Foreign Exchange Arrangements that shall apply to such Borrowing Date and (y) in the event that the Borrower and/or the Parent have not entered into Earmarked Foreign Exchange Arrangements with respect to the installment payment to be partially or wholly funded by the Loans to be disbursed on such Borrowing Date, the Spot Rate applicable to such Borrowing Date.

“Dormant Subsidiary” means a Subsidiary that owns assets in an amount equal to no more than $5,000,000 or is dormant or otherwise inactive.

“Earmarked Foreign Exchange Arrangements” shall mean the Euro/Dollar foreign exchange arranged by the Borrower and/or the Parent in connection with an installment payment to be partially or wholly financed by the Loans to be disbursed on the date on which such installment payment is to be made.

“Earnings and Insurance Collateral” shall mean all “Earnings Collateral” and “Insurance Collateral”, as the case may be, as defined in the respective Assignment of Earnings and the Assignment of Insurances.

“Effective Date” has the meaning specified in Section 14.09.

“Eligible Transferee” shall mean and include a commercial bank, insurance company, financial institution, fund or other Person which regularly purchases interests in loans or extensions of credit of the types made pursuant to this Agreement.

“Environmental Approvals” shall have the meaning provided in Section 8.17(b).

“Environmental Claims” shall mean any and all administrative, regulatory or judicial actions, suits, demands, demand letters, directives, claims, liens, notices of noncompliance or violation, relating in any way to any Environmental Law or any permit issued, or any approval given, under any such Environmental Law (hereafter, “Claims”), including, without limitation, (a) any and all Claims by governmental or regulatory authorities for enforcement, cleanup, removal, response, remedial or other actions or damages pursuant to any applicable Environmental Law, and (b) any and all Claims by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief in connection with alleged injury or threat of injury to health, safety or the environment due to the presence of Hazardous Materials.

“Environmental Law” shall mean any applicable Federal, state, foreign or local statute, law, rule, regulation, ordinance, code, binding and enforceable guideline, binding and enforceable written policy and rule of common law now or hereafter in effect and in each case as amended, and any judicial or administrative interpretation thereof, including any judicial or administrative order, consent decree or judgment, to the extent binding on the Parent or any of its Subsidiaries, relating to the environment, and/or Hazardous Materials, including, without limitation, CERCLA; OPA; the Federal Water Pollution Control Act, 33 U.S.C. § 1251 et seq.; the Hazardous Material Transportation Act, 49 U.S.C. § 1801 et seq.; the Occupational Safety and Health Act, 29 U.S.C. § 651 et seq. (to the extent it regulates occupational exposure to Hazardous Materials); and any state and local or foreign counterparts or equivalents, in each case as amended from time to time.

“Environmental Release” shall mean any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, disposing or migration into the environment.

“Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

“Euro” and the sign “€” shall each mean single currency in the member states of the European Communities that adopt or have adopted the Euro as its lawful currency under the legislation of the European Union for European Monetary Union.

“Eurodollar Rate” shall mean the offered rate (rounded upward to the nearest 1/100 of 1%) for deposits of Dollars for a period equivalent to the applicable interest period at or about 11:00 A.M. (Frankfurt time) on the second Business Day before the first day of the applicable interest period as is displayed on Reuters LIBOR 01 Page (or such other service as may be nominated by the British Bankers’ Association as the information vendor for displaying the London Interbank Offered Rates of major banks in the London Interbank Market) (the

“Screen Rate”), provided that if on such date no such rate is so displayed, the Eurodollar Rate for such period shall be the arithmetic average (rounded upward to the nearest 1/100 of 1%) of the rate quoted to the Facility Agent by the Reference Banks for deposits of Dollars in an amount approximately equal to the amount in relation to which the Eurodollar Rate is to be determined for a period equivalent to such interest period by the prime banks in the London interbank Eurodollar market at or about 11:00 A.M. (Frankfurt time) on the second Business Day before the first day of such period, in each case rounded upward to the nearest 1/100 of 1%.

“Event of Default” shall have the meaning provided in Section 11.

“Event of Loss” shall mean any of the following events: (x) the actual or constructive total loss of the Vessel or the agreed or compromised total loss of the Vessel; or (y) the capture, condemnation, confiscation, requisition (but excluding any requisition for hire by or on behalf of any government or governmental authority or agency or by any persons acting or purporting to act on behalf of any such government or governmental authority or agency), purchase, seizure or forfeiture of, or any taking of title to, the Vessel. An Event of Loss shall be deemed to have occurred: (i) in the event of an actual loss of the Vessel, at the time and on the date of such loss or if such time and date are not known at noon Greenwich Mean Time on the date which the Vessel was last heard from; (ii) in the event of damage which results in a constructive or compromised or arranged total loss of the Vessel, at the time and on the date on which notice claiming the loss of the Vessel is given to the insurers; or (iii) in the case of an event referred to in clause (y) above, at the time and on the date on which such event is expressed to take effect by the Person making the same. Notwithstanding the foregoing, if the Vessel shall have been returned to the Borrower or any Subsidiary of the Borrower following any event referred to in clause (y) above prior to the date upon which payment is required to be made under Section 4.02(b) hereof, no Event of Loss shall be deemed to have occurred by reason of such event so long as the requirements set forth in Section 9.10 have been satisfied.

“Excluded Taxes” shall have the meaning provided in Section 4.04(a).

“Existing Lender” shall have the meaning provided in Section 13.01.

“Facility Agent” shall have the meaning provided in the first paragraph of this Agreement, and shall include any successor thereto.

“Facility Office” means (a) in respect of a Lender, the office or offices notified by that Lender to the Facility Agent in writing on or before the date it becomes a Lender (or, following that date, by not less than five Business Days’ written notice) as the office or offices through which it will perform its obligations under this Agreement; or (b) in respect of any other Lender Creditor, the office in the jurisdiction in which it is resident for tax purposes.

“Final Construction Price” shall mean the actual final construction price of the Vessel.

“Flag Jurisdiction Transfer” shall mean the transfer of the registration and flag of the Vessel from one Acceptable Flag Jurisdiction to another Acceptable Flag Jurisdiction, provided that the following conditions are satisfied with respect to such transfer:

(i) On each Flag Jurisdiction Transfer Date, the Borrower shall have duly authorized, executed and delivered, and caused to be recorded in the appropriate vessel registry a Vessel Mortgage that is reasonably satisfactory in form and substance to the Facility Agent with respect to the Vessel and such Vessel Mortgage shall be effective to create in favor of the Collateral Agent and/or the Lenders a legal, valid and enforceable first priority security interest, in and lien upon the Vessel, subject only to Permitted Liens. All filings, deliveries of instruments and other actions necessary or desirable in the reasonable opinion of the Collateral Agent to perfect and preserve such security interests shall have been duly effected and the Collateral Agent shall have received evidence thereof in form and substance reasonably satisfactory to the Collateral Agent.

(ii) On each Flag Jurisdiction Transfer Date, to the extent that any Security Documents are released or discharged pursuant to Section 14.21(b), the Borrower shall have duly authorized, executed and delivered corresponding Security Documents in favor of the Collateral Agent for the new Acceptable Flag Jurisdiction.

(iii) On each Flag Jurisdiction Transfer Date, the Facility Agent shall have received from counsel, an opinion addressed to the Facility Agent and each of the Lenders and dated such Flag Jurisdiction Transfer Date, which shall (x) be in form and substance reasonably acceptable to the Facility Agent and (y) cover the recordation of the security interests granted pursuant to the Vessel Mortgage to be delivered on such date and such other matters incident thereto as the Facility Agent may reasonably request.

(iv) On each Flag Jurisdiction Transfer Date:

(A) The Facility Agent shall have received (x) certificates of ownership from appropriate authorities showing (or confirmation updating previously reviewed certificates and indicating) the registered ownership of the Vessel transferred on such date by the Borrower and (y) the results of maritime registry searches with respect to the Vessel transferred on such date, indicating no record liens other than Liens in favor of the Collateral Agent and/or the Lenders and Permitted Liens.

(B) The Facility Agent shall have received a report, in form and scope reasonably satisfactory to the Facility Agent, from a firm of independent marine insurance brokers reasonably acceptable to the Facility Agent with respect to the insurance maintained by the Credit Party in respect of the Vessel transferred on such date, together with a certificate from another broker certifying that such insurances (i) are placed with such insurance companies and/or underwriters and/or clubs, in such amounts, against such risks, and in such form, as are customarily insured against by similarly situated insureds for the protection of the Facility Agent and/or the Lenders as mortgagee and (ii) conform with the Required Insurance applicable to the Vessel.

(v) On or prior to each Flag Jurisdiction Transfer Date, the Facility Agent shall have received a certificate, dated the Flag Jurisdiction Transfer Date, signed by any one of the chairman of the board, the president, any vice president, the treasurer or an authorized manager, member, general partner, officer or attorney-in-fact of the Borrower, certifying that (A) all necessary governmental (domestic and foreign) and third party approvals and/or consents in connection with the Flag Jurisdiction Transfer being consummated on such date and otherwise referred to herein shall have been obtained and remain in effect or that no such approvals and/or consents are required, (B) there exists no judgment, order, injunction or other restraint prohibiting or imposing materially adverse conditions upon such Flag Jurisdiction Transfer or the other related transactions contemplated by this Agreement and (C) copies of resolutions approving the Flag Jurisdiction Transfer of the Borrower and any other related matters the Facility Agent may reasonably request.

(vi) On each Flag Jurisdiction Transfer Date, the Collateral and Guaranty Requirements for the Transferred Collateral Vessel shall have been satisfied or waived by the Facility Agent for a specific period of time.

“Flag Jurisdiction Transfer Date” shall mean the date on which a Flag Jurisdiction Transfer occurs.

“Free Liquidity” shall mean, at any date of determination, the aggregate of the Cash Balance and any Commitments under this Agreement or any other amounts available for drawing under other revolving or other credit facilities of the NCLC Group, which remain undrawn, could be drawn for general working capital purposes or other general corporate purposes and would not, if drawn, be repayable within six months.

“GAAP” shall have the meaning provided in Section 14.06(a).

“Grace Period” shall have the meaning provided in Section 11.05(c).

“Guarantor” shall mean Parent.

“Hazardous Materials” shall mean: (a) any petroleum or petroleum products, radioactive materials, asbestos in any form that is or could become friable, urea formaldehyde foam insulation, transformers or other equipment that contain dielectric fluid containing levels of polychlorinated biphenyls, and radon gas; (b) any chemicals, materials or substances defined as or included in the definition of “hazardous substances,” “hazardous waste,” “hazardous materials,” “extremely hazardous substances,” “restricted hazardous waste,” “toxic substances,” “toxic pollutants,” “contaminants,” or “pollutants,” or words of similar import, under any applicable Environmental Law; and (c) any other chemical, material or substance, exposure to which is prohibited, limited or regulated by any governmental authority under Environmental Laws.

“Hermes” shall mean the Federal Republic of Germany represented by the Federal Ministry of Economics and Technology (Bundesministerium für Wirtschaft und Technologie) represented by Euler Hermes Kreditversicherungs-AG and PriceWaterhouseCoopers Wirtschaftsprüfungsgesellschaft AG.

“Hermes Agent” shall have the meaning provided in the first paragraph of this Agreement, and shall include any successor thereto, acting as attorney-in-fact for the Lenders with respect to the Hermes Cover to the extent described in this Agreement.

“Hermes Cover” shall mean the export credit guarantee (Exportkreditgarantie) on the terms of Hermes’ Declaration of Guarantee (Gewährleistungs-Erklärung) for [*] of the principal amount of the Loans and any interests and secondary financing costs of the Federal Republic of Germany acting through Euler Hermes Kreditversicherungs-AG for the period of the Loans on the terms and conditions applied for by the Lenders, and shall include any successor thereto (it being understood that the Hermes Cover shall be issued on the basis of Hermes’ applicable Hermes guidelines (Richtlinien) and general terms and conditions (Allgemeine Bedingungen)).

“Hermes Insurance Premium” shall mean the amount payable in Euro by the Borrower to Hermes through the Hermes Agent in respect of the Hermes Cover, which shall not exceed [*].

“Hermes Issuing Fees” shall mean the [*] payable in Euro by the Borrower to Hermes through the Hermes Agent by way of handling fees in respect of the Hermes Cover.

“Hermes Premium” shall mean the aggregate of the Hermes Issuing Fees and the Hermes Insurance Premium.

“Impaired Agent” shall mean an Agent at any time when:

(i)	it has failed to make (or has notified a party to this Agreement that it will not make) a payment required to be made by it under the Credit Documents by the due date for payment;

(ii)	such Agent otherwise rescinds or repudiates a Credit Document;

(iii)	(if such Agent is also a Lender) it is a Defaulting Lender; or

(iv)	an Insolvency Event has occurred and is continuing with respect to such Agent unless, in the case of paragraph (i) above: (a) its failure to pay is caused by administrative or technical error or a Disruption Event, and payment is made within five Business Days of its due date; or (b) such Agent is disputing in good faith whether it is contractually obliged to make the payment in question.

“Indebtedness” shall mean any obligation for the payment or repayment of money, whether as principal or as surety and whether present or future, actual or contingent including, without limitation, pursuant to an Interest Rate Protection Agreement or Other Hedging Agreement.

“Indebtedness for Borrowed Money” shall mean Indebtedness (whether present or future, actual or contingent, long-term or short-term, secured or unsecured) in respect of:

(i)	moneys borrowed or raised;

(ii)	the advance or extension of credit (including interest and other charges on or in respect of any of the foregoing);

(iii)	the amount of any liability in respect of leases which, in accordance with GAAP, are capital leases;

(iv)	the amount of any liability in respect of the purchase price for assets or services payment of which is deferred for a period in excess of 180 days;

(v)	all reimbursement obligations whether contingent or not in respect of amounts paid under a letter of credit or similar instrument; and

(vi)	(without double counting) any guarantee of Indebtedness falling within paragraphs (i) to (v) above;

provided that the following shall not constitute Indebtedness for Borrowed Money:

(a)	loans and advances made by other members of the NCLC Group which are subordinated to the rights of the Lenders;

(b)	loans and advances made by any shareholder of the Parent which are subordinated to the rights of the Lenders on terms reasonably satisfactory to the Facility Agent; and

(c)	any liabilities of the Parent or any other member of the NCLC Group under any Interest Rate Protection Agreement or any Other Hedging Agreement or other derivative transactions of a non-speculative nature.

“Information” shall have the meaning provided in Section 8.10(a).

“Initial Borrowing Date” shall mean the date occurring on or after the Effective Date on which the initial Borrowing of Loans hereunder occurs, which date shall coincide with the date of payment of the first installment of the Initial Construction Price for the Vessel under the Construction Contract.

“Initial Construction Price” shall mean an amount of up to €615,000,000 for the construction of the Vessel pursuant to the Construction Contract, payable by the Borrower to the Yard through the four installments of the Initial Contract Price referred to in Article 8, Clauses 2.1(i) through and including (iv) of the Construction Contract (each, a “Pre-delivery Installment”) and the installment of the Initial Contract Price referred to in Article 8, Clause 2.1(v) of the Construction Contract.

“Insolvency Event” in relation to any of the parties to this Agreement shall mean that such party:

(i)	is dissolved (other than pursuant to a consolidation, amalgamation or merger);

(ii)	becomes insolvent or is unable to pay its debts or fails or admits in writing its inability generally to pay its debts as they become due;

(iii)	makes a general assignment, arrangement or composition with or for the benefit of its creditors;

(iv)	institutes or has instituted against it, by a regulator, supervisor or any similar official with primary insolvency, rehabilitative or regulatory jurisdiction over it in the jurisdiction of its incorporation or organization or the jurisdiction of its head or home office, a proceeding seeking a judgment of insolvency or bankruptcy or any other relief under any bankruptcy or insolvency law or other similar law affecting creditors’ rights, or a petition is presented for its winding-up or liquidation by it or such regulator, supervisor or similar official;

(v)	has instituted against it a proceeding seeking a judgment of insolvency or bankruptcy or any other relief under any bankruptcy or insolvency law or other similar law affecting creditors’ rights, or a petition is presented for its winding-up or liquidation, and, in the case of any such proceeding or petition instituted or presented against it, such proceeding or petition is instituted or presented by a person or entity not described in paragraph (iv) above and (a) results in a judgment of insolvency or bankruptcy or the entry of an order for relief or the making of an order for its winding-up or liquidation; or (b) is not dismissed, discharged, stayed or restrained in each case within 30 days of the institution or presentation thereof;

(vi)	has exercised in respect of it one or more of the stabilization powers pursuant to Part 1 of the Banking Act 2009 and/or has instituted against it a bank insolvency proceeding pursuant to Part 2 of the Banking Act 2009 or a bank administration proceeding pursuant to Part 3 of the Banking Act 2009;

(vii)	has a resolution passed for its winding-up, official management or liquidation (other than pursuant to a consolidation, amalgamation or merger);

(viii)	seeks or becomes subject to the appointment of an administrator, provisional liquidator, conservator, receiver, trustee, custodian or other similar official for it or for all or substantially all its assets;

(ix)	has a secured party take possession of all or substantially all its assets or has a distress, execution, attachment, sequestration or other legal process levied, enforced or sued on or against all or substantially all its assets and such secured party maintains possession, or any such process is not dismissed, discharged, stayed or restrained, in each case within 30 days thereafter;

(x)	causes or is subject to any event with respect to it which, under the applicable laws of any jurisdiction, has an analogous effect to any of the events specified in paragraphs (i) to (ix) above; or

(xi)	takes any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the foregoing acts.

“Interaction Agreement” shall mean the interaction agreement executed by, inter alia (i) each Lender that elects to become a Refinanced Bank, (ii) KfW as CIRR mandatary, and (iii) the CIRR Agent substantially in the form of Exhibit C.

“Intercreditor Agreement” shall mean the Intercreditor Deed executed by, inter alia, (i) each Lender, each other Secured Creditor, the Collateral Agent, the Documentation Agent and the Hermes Agent, (ii) each lender, each other secured creditor, the collateral agent, the documentation agent, the Hermes agent, and the borrower under the Jade Credit Facility, (iii) each lender, each other secured creditor, the collateral agent, the documentation agent and the Hermes agent under the Jewel Credit Facility and (iv) each additional Authorized Representative (as defined therein) from time to time party thereto, and acknowledged by the Borrower and the Guarantor substantially in the form of Exhibit N.

“Interest Period” shall mean each six month period commencing on a Payment Date and ending on the immediately succeeding Payment Date.

“Interest Rate Protection Agreement” shall mean any interest rate swap agreement, interest rate cap agreement, interest collar agreement, interest rate hedging agreement, interest rate floor agreement or other similar agreement or arrangement entered into between a Lender or its Affiliate, or a Joint Lead Arranger or its Affiliate, and the Parent and/or the Borrower in relation to the Credit Document Obligations of the Borrower under this Agreement.

“Investments” shall have the meaning provided in Section 10.04.

“Jade Credit Facility” shall mean the delayed-draw term loan facility (in a maximum amount not to exceed the sum of the commitments thereunder and under the Jewel Credit Facility on the Effective Date), dated as of the date hereof, among Pride of Hawaii, LLC, as borrower, the Parent, the lenders from time to time party thereto, the Facility Agent, the Collateral Agent, the Documentation Agent and the Hermes Agent, which shall (i) be secured by the Norwegian Jade vessel and (ii) indirectly finance, in part, the construction and acquisition costs of the Vessel.

“Jewel Credit Facility” shall mean the delayed-draw term loan facility (in a maximum amount not to exceed the sum of the commitments thereunder and under the Jade Credit Facility on the Effective Date), dated as of the date hereof, among Norwegian Jewel Limited, as borrower, the Parent, the lenders from time to time party thereto, the Facility Agent, the Collateral Agent, the Documentation Agent and the Hermes Agent, which shall (i) be secured by the Norwegian Jewel vessel and (ii) indirectly finance, in part, the construction and acquisition costs of the Vessel.

“Joint Lead Arrangers” shall have the meaning provided in the first paragraph of this Agreement, and shall include any successor thereto.

“KfW” shall mean KfW in its capacity as refinancing bank with respect to the KfW Refinancing.

“KfW Refinancing” shall mean the refinancing of the respective loans of the Refinanced Banks hereunder with KfW pursuant to the CIRR General Terms and Conditions, as modified by the parties to the KfW Refinancing pursuant to, inter alia, the Interaction Agreement.

“Lender” shall mean each financial institution listed on Schedule 1.01(a), as well as any Person which becomes a “Lender” hereunder pursuant to Section 13.

“Lender Creditors” shall mean the Lenders holding from time to time outstanding Loans and/or Commitments and the Agents, each in their respective capacities.

“Lender Default” shall mean, as to any Lender, (i) the wrongful refusal (which has not been retracted) of such Lender or the failure of such Lender to make available its portion of any Borrowing, unless such failure to pay is caused by administrative or technical error or a Disruption Event and payment is made within three Business Days of its due date; (ii) such Lender having been deemed insolvent or having become the subject of a takeover by a regulatory authority or with respect to which an Insolvency Event has occurred and is continuing; (iii) such Lender having notified the Facility Agent and/or any Credit Party (x) that it does not intend to comply with its obligations under Section 2.01 in circumstances where such non-compliance would constitute a breach of such Lender’s obligations under such Section or (y) of the events described in preceding clause (ii); or (iv) such Lender not being in compliance with its refinancing obligations owed to KfW under its respective Refinancing Agreement or the Interaction Agreement.

“Lien” shall mean any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), preference, priority or other security agreement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement, any financing or similar statement or notice filed under the UCC or any other similar recording or notice statute, and any lease having substantially the same effect as any of the foregoing); provided that in no event shall an operating lease be deemed to constitute a Lien.

“Lim Family” shall mean:

(i)	the late Tan Sri Lim Goh Tong;

(ii)	his spouse;

(iii)	his direct lineal descendants;

(iv)	the personal estate of any of the above persons; and

(v)	any trust created for the benefit of one or more of the above persons and their estates.

“Loan” shall have the meaning provided in Section 2.01.

“Management Agreements” shall mean any agreements entered into by the Borrower with the Manager or such other commercial manager and/or a technical manager with respect to the management of the Vessel, in each case which agreements and manager shall be reasonably acceptable to the Facility Agent (it being understood that NCL (Bahamas) Ltd. is acceptable and the form of management agreement attached as Annex A to Exhibit O is acceptable).

“Manager” shall mean the company providing commercial and technical management and crewing services for the Vessel pursuant to the Management Agreements, which is contemplated to be, as of the Delivery Date, NCL (Bahamas) Ltd., a company organized and existing under the laws of Bermuda.

“Manager’s Undertakings” shall mean the undertakings, provided by the Manager respecting the Vessel, including, inter alia, a statement satisfactory to the Facility Agent that any lien in favor of the Manager respecting the Vessel is subject and subordinate to the Vessel Mortgage in substantially the form attached to the Assignment of Management Agreements or otherwise reasonably satisfactory to the Facility Agent.

“Mandatory Costs” means the percentage rate per annum calculated in accordance with Schedule 1.01(b).

“Material Adverse Effect” shall mean the occurrence of anything since June 30, 2010 which has had or would reasonably be expected to have a material adverse effect on (x) the property, assets, business, operations, liabilities, or condition (financial or otherwise) of the Parent and its subsidiaries taken as a whole, (y) the consummation of the transactions hereunder, the acquisition of the Vessel and the Construction Contract, or (z) the rights or remedies of the Lenders, or the ability of the Parent and its relevant Subsidiaries to perform their obligations owed to the Lenders and the Agents under this Agreement.

“Materials of Environmental Concern” shall have the meaning provided in Section 8.17(a).

“Maturity Date” shall mean the twelfth anniversary of the Borrowing Date in relation to the Delivery Date.

“Moody’s” shall mean Moody’s Investors Service, Inc. and its successors.

“NCLC Fleet” shall mean the vessels owned by the companies in the NCLC Group.

“NCLC Group” shall mean the Parent and its Subsidiaries.

“New Lender” shall mean a Person who has been assigned the rights or transferred the rights and obligations of an Existing Lender, as the case may be, pursuant to the provisions of Section 13.

“Non-Defaulting Lender” shall mean and include each Lender other than a Defaulting Lender.

“Notice of Borrowing” shall have the meaning provided in Section 2.03.

“Notice Office” shall mean (x) in the case of the Facility Agent, the office of the Facility Agent located at Palmengartenstrasse 5-9, 60325 Frankfurt am Main, Germany, Attention: Ship Finance, X2a4, Claudia Wenzel, fax: +49 69 7431 2944, email: claudia.wenzel@kfw.de or such other office as the Facility Agent may hereafter designate in writing as such to the other parties hereto and (y) in the case of the Hermes Agent, the office of the Hermes Agent located at Kaiserplatz / Kaiserstr. 16, D-60311 Frankfurt am Main, Germany, Attention: Corporate Banking, Structured Export & Trade Finance, Klaus-Dieter Schmedding, fax: +49 69 136 23742, email Klaus-dieter.schmedding@commerzbank.com (with an additional copy to exportfinance@commerzbank.com) or such other office as the Hermes Agent may hereafter designate in writing as such to the other parties hereto.

“OPA” shall mean the Oil Pollution Act of 1990, as amended, 33 U.S.C. § 2701 et seq.

“Other Creditors” shall mean any Lender or any Affiliate thereof and their successors, transferees and assigns if any (even if such Lender subsequently ceases to be a Lender under this Agreement for any reason), together with such Lender’s or Affiliate’s successors, transferees and assigns, with which the Parent and/or the Borrower enters into any Interest Rate Protection Agreements or Other Hedging Agreements from time to time.

“Other Export Credit Documents” shall mean the “Credit Documents” as defined in the Other Export Credit Facility.

“Other Export Credit Facility” shall mean the delayed-draw term loan facility, dated as of the date hereof, among Breakaway One, Ltd., as borrower, the Parent, the lenders from time to time party thereto, the Facility Agent, the Collateral Agent, the Documentation Agent and the Hermes Agent, which shall finance, in part, the construction and acquisition costs of the post-panamax luxury passenger cruise vessel with the provisional hull number S.692 to be constructed by the Yard.

“Other Hedging Agreement” shall mean any foreign exchange contracts, currency swap agreements, commodity agreements or other similar agreements or arrangements entered into between a Lender or its Affiliate, or a Joint Lead Arranger or its Affiliates, and the Parent and/or the Borrower in relation to the Credit Document Obligations of the Borrower under this Agreement and designed to protect against the fluctuations in currency or commodity values.

“Other Obligations” shall mean the full and prompt payment when due (whether at the stated maturity, by acceleration or otherwise) of all obligations, liabilities and indebtedness (including, without limitation, all interest that accrues after the commencement of any case, proceeding or other action relating to the bankruptcy, insolvency, reorganization or similar proceeding of any Credit Party at the rate provided for in the respective documentation, whether or not a claim for post-petition interest is allowed in any such proceeding) owing by any Credit Party to the Other Creditors under, or with respect to, any Interest Rate Protection Agreement or Other Hedging Agreement, whether such Interest Rate Protection Agreement or Other Hedging Agreement is now in existence or hereafter arising, and the due performance and compliance by such Credit Party with all of the terms, conditions and agreements contained therein.

“Parent” shall have the meaning provided in the first paragraph of this Agreement.

“Parent Guaranty” shall mean the guaranty of the Parent pursuant to Section 15.

“PATRIOT Act” shall have the meaning provided in Section 14.09.

“Payment Date” shall mean the last Business Day of each December and June, commencing with December, 2010.

“Payment Office” shall mean the office of the Facility Agent located at Palmengartenstrasse 5-9, 60325 Frankfurt am Main, Germany, or such other office as the Facility Agent may hereafter designate in writing as such to the other parties hereto.

“Permitted Change Orders” shall mean change orders and similar arrangements under the Construction Contract which increase the Initial Construction Price to the extent that the aggregate amount of such increases does not exceed [*] of the Initial Construction Price (it being understood that the actual amount of change orders and similar arrangements may exceed [*] of the Initial Construction Price).

“Permitted Chartering Arrangements” shall mean:

(i)	any charter or other form of deployment (other than a demise or bareboat charter) of the Vessel made between members of the NCLC Group;

(ii)	any demise or bareboat charter of the Vessel made between members of the NCLC Group provided that (a) each of the Borrower and the charterer assigns the benefit of any such charter or sub-charter to the Collateral Agent, (b) each of the Borrower and the charterer assigns its interest in the insurances and earnings in respect of the Vessel to the Collateral Agent, and (c) the charterer agrees to subordinate its interests in the Vessel to the interests of the Collateral Agent as mortgagee of the Vessel, all on terms and conditions reasonably acceptable to the Collateral Agent;

(iii)	any charter or other form of deployment of the Vessel to a charterer that is not a member of the NCLC Group provided that no such charter or deployment shall be made (a) on a demise or bareboat basis, or (b) for a period which, with the exercise of any options for extension, could be for longer than 13 months, or (c) other than at or about market rate at the time when the charter or deployment is fixed; and

(iv)	any charter or other form of deployment in respect of the Vessel entered into after the Effective Date and which is permissible under the provisions of any financing documents relating to the Vessel.

“Permitted Holders” shall mean (i) the Lim Family (together or individually) and (ii) Apollo and any Person directly controlled by Apollo.

“Permitted Liens” shall have the meaning provided in Section 10.01.

“Person” shall mean any individual, partnership, joint venture, firm, corporation, association, trust or other enterprise or any government or political subdivision, department or instrumentality thereof.

“Pledgor” shall mean NCL Corporation Ltd. or any direct or indirect Subsidiary of the Parent which directly owns any of the Capital Stock of the Borrower.

“Pre-delivery Installment” shall have the meaning provided in the definition of “Initial Construction Price”.

“Pro Rata Share” shall have the definition provided in Section 4.05.

“Projections” shall mean any projections and any forward-looking statements (including statements with respect to booked business) of the NCLC Group furnished to the Lenders or the Facility Agent by or on behalf of any member of the NCLC Group prior to the Effective Date.

“Qualified IPO” means an initial public offering of the Parent or a parent company of the Parent in either case on an Approved Stock Exchange resulting in at least [*] of equity (x) in the case of an initial public offering by a parent company of the Parent, being contributed to the Parent or (y) in the case of an initial public offering by the Parent, sold by the Parent.

“Reference Banks” shall mean each Joint Lead Arranger.

“Refinancing Agreement” shall mean each refinancing agreement in respect of the KfW Refinancing.

“Refinanced Bank” shall mean each Lender participating in the KfW Refinancing.

“Refund Guarantee” shall mean a refund guarantee arranged by the Yard in respect of a Pre-delivery Installment and provided by one or more financial institutions contemplated by the Construction Contract, or by other financial institutions reasonably satisfactory to the Joint Lead Arrangers, as credit support for the Yard’s obligations thereunder.

“Register” shall have the meaning provided in Section 14.15.

“Relevant Obligations” shall have the meaning provided in Section 13.07(c)(ii).

“Replaced Lender” shall have the meaning provided in Section 2.11.

“Replacement Lender” shall have the meaning provided in Section 2.11.

“Representative” shall have the meaning provided in Section 4.05(d).

“Required Insurance” shall have the meaning provided in Section 9.03.

“Required Lenders” shall mean, at any time, Non-Defaulting Lenders, the sum of whose outstanding Commitments and/or principal amount of Loans at such time represent an amount greater than 66- 2/3% of the sum of the Total Commitment (less the aggregate Commitments of all Defaulting Lenders at such time) and the aggregate principal amount of outstanding Loans (less the amount of outstanding Loans of all Defaulting Lenders at such time).

“S&P” shall mean Standard & Poor’s Rating Services, a division of the McGraw-Hill Companies, Inc., and its successors.

“Scheduled Repayment” shall have the meaning provided in Section 4.02(a).

“Screen Rate” shall have the meaning specified in the definition of Eurodollar Rate.

“Secured Creditors” shall mean the “Secured Creditors” as defined in the Security Documents.

“Secured Obligations” shall mean (i) the Credit Document Obligations, (ii) the Other Obligations, (iii) any and all sums advanced by any Agent in order to preserve the Collateral or preserve the Collateral Agent’s security interest in the Collateral on behalf of the Lenders, (iv) in the event of any proceeding for the collection or enforcement of any indebtedness, obligations or liabilities of the Credit Parties referred to in clauses (i) and (ii) above, after an Event of Default shall have occurred and be continuing, the expenses in connection with retaking, holding, preparing for sale or lease, selling or otherwise disposing of or realizing on the Collateral, or of any exercise by the Collateral Agent of its rights hereunder on behalf of the Lenders, together with reasonable attorneys’ fees and court costs, and (v) all amounts paid by any Secured Creditor as to which such Secured Creditor has the right to reimbursement under the Security Documents.

“Security Documents” shall mean, as applicable, the Assignment of Contracts, the Assignment of Earnings, the Assignment of Charters, the Assignment of Insurances, the Assignment of Management Agreements, the Assignment of KfW Refund Guarantees, the Share Charge, the Vessel Mortgage, the Deed of Covenants, and, after the execution thereof, each additional security document executed pursuant to Section 9.10 and/or 12.01(b).

“Security Trust Deed” shall mean the Security Trust Deed executed by, inter alia, the Borrower, the Guarantor, the Collateral Agent, the Facility Agent, the Original Secured Creditors (as defined therein) and the Delegate Collateral Agent, and shall be substantially in the form of Exhibit P or otherwise reasonably acceptable to the Facility Agent.

“Share Charge” shall have the meaning provided in Section 5.06.

“Share Charge Collateral” shall mean all “Collateral” as defined in the Share Charge.

“Specified Requirements” shall mean the requirements set forth in clauses (i)(A) and (i)(B) (excluding, for the avoidance of doubt, clauses (i)(a) or (i)(b)), (iii), (v)(c) and (v)(f) of the definition of “Collateral and Guaranty Requirements.”

“Spot Rate” shall mean the spot exchange rate quoted by the Facility Agent equal to the weighted average of the rates on the actual transactions of the Facility Agent on the date two Business Days prior to the date of determination thereof (acting reasonably), which spot exchange rate shall be final and conclusive absent manifest error.

“Subsidiary” shall mean, as to any Person, (i) any corporation more than 50% of whose stock of any class or classes having by the terms thereof ordinary voting power to elect a majority of the directors of such corporation (irrespective of whether or not at the time stock of any class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time owned by such Person and/or one or more Subsidiaries of such Person and (ii) any partnership, limited liability company, association, joint venture or other entity in which such Person and/or one or more Subsidiaries of such Person has more than a 50% Equity Interest at the time.

“Supervision Agreements” shall mean any agreements (if any) entered or to be entered into between the Parent, as applicable, the Borrower and a Supervisor providing for the construction supervision of the Vessel, the terms and conditions of which shall be in form and substance reasonably satisfactory to the Facility Agent.

“Supervisor” shall have the meaning provided in the Construction Contract.

“Tax Benefit” shall have the meaning provided in Section 4.04(c).

“Taxes” and “Taxation” shall have the meaning provided in Section 4.04(a).

“Term Loan Credit Documents” shall mean the “Credit Documents” as defined in Term Loan Facilities.

“Term Loan Facilities” shall mean collectively, the Jewel Credit Facility and the Jade Credit Facility.

“Test Period” shall mean each period of four consecutive fiscal quarters then last ended, in each case taken as one accounting period.

“Third Party” shall mean any Person or group of Persons acting in concert who or which does not include a member of the Lim Family or Apollo.

“Total Capitalization” shall mean, at any date of determination, the Total Net Funded Debt plus the consolidated stockholders’ equity of the NCLC Group at such date determined in accordance with GAAP and derived from the then latest unaudited and consolidated financial statements of the NCLC Group delivered to the Facility Agent in the case of the first three quarters of each fiscal year and the then latest audited consolidated financial statements of the NCLC Group delivered to the Facility Agent in the case of each fiscal year; provided it is understood that the effect of any impairment of intangible assets shall be added back to stockholders’ equity.

“Total Commitment” shall mean, at any time, the sum of the Commitments of the Lenders at such time. On the Effective Date, the Total Commitments equal €529,846,154.

“Total Net Funded Debt” shall mean, as at any relevant date:

(i) Indebtedness for Borrowed Money of the NCLC Group on a consolidated basis; and

(ii) the amount of any Indebtedness for Borrowed Money of any person which is not a member of the NCLC Group but which is guaranteed by a member of the NCLC Group as at such date;

less an amount equal to any Cash Balance as at such date; provided that any Commitments and other amounts available for drawing under other revolving or other credit facilities of the NCLC Group which remain undrawn shall not be counted as cash or indebtedness for the purposes of this Agreement.

“Transaction” shall mean collectively (i) the execution, delivery and performance by each Credit Party of the Credit Documents to which it is a party, the incurrence of Loans on each Borrowing Date and the use of proceeds thereof, (ii) the execution, delivery and performance by the relevant credit parties party to the Other Export Credit Documents to which they are a party, the incurrence of the loans thereunder and the use of proceeds thereof, (iii) the execution, delivery and performance by the relevant credit parties party to the Term Loan Credit Documents to which they are a party, the incurrence of the loans thereunder and the use of proceeds thereof and (iv) the payment of all fees and expenses in connection with the foregoing.

“Transfer Certificate” means a certificate substantially in the form set out in Exhibit E or any other form agreed between the Facility Agent and the Parent.

“UCC” shall mean the Uniform Commercial Code as from time to time in effect in the relevant jurisdiction.

“United States” and “U.S.” shall each mean the United States of America.

“Vessel” shall mean the post-panamax luxury passenger cruise vessel with approximately 143,500 gt and the provisional hull number S.692 to be constructed by the Yard.

“Vessel Mortgage” shall have the meaning provided in the definition of “Collateral and Guaranty Requirements”.

“Vessel Value” shall have the meaning set forth in Section 10.08.

“Yard” shall mean Meyer Werft GmbH, Papenburg/Germany, the shipbuilder constructing the Vessel pursuant to the Construction Contract.

SECTION 2. Amount and Terms of Credit Facility.

2.01 The Commitments. Subject to and upon the terms and conditions set forth herein, each Lender severally agrees to make on and after the Initial Borrowing Date and prior to the Commitment Termination Date and at the times specified in Section 2.02 term loans to the Borrower (each, a “Loan” and, collectively, the “Loans”), which Loans (i) shall bear interest in accordance with Section 2.06, (ii) shall be denominated and repayable in Dollars, (iii) shall be disbursed on any Borrowing Date, (iv) shall not exceed on such Borrowing Date for all Lenders the Dollar Equivalent of the maximum available amount for such Borrowing Date as set forth in Section 2.02 and (v) disbursed on any Borrowing Date shall not exceed for any Lender the Dollar Equivalent of the Commitment of such Lender on such Borrowing Date.

2.02 Amount and Timing of Each Borrowing; Currency of Disbursements. (a) The Total Commitments will be available in the amounts and on the dates set forth below:

(i) a portion of the Total Commitments not exceeding 4% of the Initial Construction Price for the Vessel will be available on the Initial Borrowing Date;

(ii) a portion of the Total Commitments equaling 100% of the Hermes Premium (but, in no event shall more than [*] of the proceeds of Loans be used to pay the Hermes Premium) will be available on one or more dates on or after the Initial Borrowing Date (it being understood and agreed that the Lenders shall be authorized to disburse directly to Hermes the proceeds of Loans in an amount equal to the Hermes Premium that is then due and owing, without any action on the part of the Borrower (including, without limitation, without delivery by the Borrower of a Notice of Borrowing to the Facility Agent in respect thereof), so long as the Facility Agent provides the Borrower with notice thereof);

(iii) a portion of the Total Commitments not exceeding 4% of the Initial Construction Price for the Vessel will be available on the date of payment of the second installment of the Initial Construction Price (which date is anticipated to be 24 months prior to the Delivery Date (as per the Construction Contract));

(iv) a portion of the Total Commitments not exceeding 4% of the Initial Construction Price for the Vessel will be available on the date of payment of the third installment of the Initial Construction Price for the Vessel (which date is anticipated to be 18 months prior to the Delivery Date (as per the Construction Contract));

(v) a portion of the Total Commitments not exceeding 4% of the Initial Construction Price for the Vessel will be available on the date of payment of the fourth installment of the Initial Construction Price for the Vessel (which date is anticipated to be 12 months prior to the Delivery Date (as per the Construction Contract); and

(vi) a portion of the Total Commitments not exceeding the sum of (a) 64% of the Initial Construction Price for the Vessel (plus, if applicable, any amounts that were available pursuant to clauses (i) and (iii)-(v) above but not borrowed, subject to an overall cap of 80% of the Initial Construction Price for the Vessel) and (b) 80% of the aggregate amount of the Permitted Change Orders will be available on the Delivery Date.

(b) The Loans made on each Borrowing Date shall be disbursed by the Facility Agent to the Borrower and/or its designees, as set forth in Section 2.04, in Dollars and shall be in an amount equal to the Dollar Equivalent of the amount of the Total Commitment utilized to make such Loans on such Borrowing Date pursuant to this Section 2.02, provided that in the event that the Borrower has not (i) notified the Facility Agent in the Notice of Borrowing that it has entered into Earmarked Foreign Exchange Arrangements with respect to the amount required to be paid to Hermes or to the Yard on such Borrowing Date and (ii) provided reasonably sufficient evidence to the Facility Agent of such Earmarked Foreign Exchange Arrangements in the Notice of Borrowing, the Facility Agent on such Borrowing Date shall convert the Dollar amount of the Loans to be made by each Lender into Euro at the Spot Rate applicable for such Borrowing Date (it being understood that the same Spot Rate shall be used for such conversion as is used to calculate the Dollar Equivalent referred to in this Section 2.02(b)), and shall inform each Lender thereof, and such Euro amount shall thereafter be disbursed to the Borrower and/or its designee(s) as set forth in Section 2.04 (it being understood that each Lender shall remit its Loans to the Facility Agent in Dollars on such Borrowing Date).

2.03 Notice of Borrowing. Subject to the second parenthetical in Section 2.02(a)(ii), whenever the Borrower desires to make a Borrowing hereunder, it shall give the Facility Agent at its Notice Office at least three Business Days’ prior written notice of each Loan to be made hereunder, provided that any such notice shall be deemed to have been given on a certain day only if given before 11:00 A.M. (Frankfurt time) (unless such 11:00 A.M. deadline is waived by the Facility Agent in the case of the Initial Borrowing Date). Each such written notice (each a “Notice of Borrowing”), except as otherwise expressly provided in Section 2.08, shall be irrevocable and shall be given by the Borrower substantially in the form of Exhibit A, appropriately completed to specify (i) the portion of the Total Commitments to be utilized on such Borrowing Date, (ii) if the Borrower and/or the Parent has entered into Earmarked Foreign Exchange Arrangements with respect to the installment payments due and owing under the Construction Contract to be funded by the Loans to be incurred on such Borrowing Date, the Dollar Equivalent of the portion of the Total Commitment to be borrowed on such Borrowing Date and evidence of such Earmarked Foreign Exchange Arrangements, (iii) the date of such Borrowing (which shall be a Business Day), (iv) to which account(s) the proceeds of such Loans are to be deposited (it being understood that pursuant to Section 2.04 the Borrower may designate one or more accounts of the Yard, Hermes and/or the provider of the foreign exchange arrangements referenced in the definition of Dollar Equivalent) and (v) that all representations and warranties made by each Credit Party, in or pursuant to the Credit Documents are true and correct in all material respects (unless stated to relate to a specific earlier date, in which case such representations and warranties shall have been true and correct in all material respects as of such date) and no Event of Default is or will be continuing after giving effect to such Borrowing. The Facility Agent shall promptly give each Lender which is required to make Loans, notice of such proposed Borrowing, of such Lender’s proportionate share thereof and of the other matters required by the immediately preceding sentence to be specified in the Notice of Borrowing.

2.04 Disbursement of Funds. No later than 12:00 Noon (Frankfurt time) on the date specified in each Notice of Borrowing, each Lender will make available its pro rata portion of each Borrowing requested in the Notice of Borrowing to be made on such date. All such amounts shall be made available in the currency required by Section 2.02(b) in immediately available funds at the Payment Office of the Facility Agent, and the Facility Agent will make available to (I) in the case of Loans disbursed in Dollars, the Borrower (and/or its designee(s), to the extent possible and to the extent such designee is a provider of Earmarked Foreign Exchange Arrangements referenced in the definition of Dollar Equivalent) and (II) in the case of Loans disbursed in Euro, designee(s) of the Borrower (to the extent any such designee is the Yard or, in the case of the Hermes Premium, Hermes), in each case prior to 3:00 P.M. (Frankfurt Time) on such day, to the extent of funds actually received by the Facility Agent prior to 12:00 Noon (Frankfurt Time) on such day, in each case at the Payment Office in the account(s) specified in the applicable Notice of Borrowing, the aggregate of the amounts so made available by the Lenders. Unless the Facility Agent shall have been notified by any Lender prior to the date of Borrowing that such Lender does not intend to make available to the Facility Agent such Lender’s portion of any Borrowing to be made on such date, the Facility Agent may assume that such Lender has made such amount available to the Facility Agent on such date of Borrowing and the Facility Agent may, in reliance upon such assumption, make available to the Borrower a corresponding amount. If such corresponding amount is not in fact made available to the Facility Agent by such Lender, the Facility Agent shall be entitled to recover such corresponding amount on demand from such Lender. If such Lender does not pay such corresponding amount forthwith upon the Facility Agent’s demand therefor, the Facility Agent shall promptly notify the Borrower and the Borrower shall immediately pay such corresponding amount to the Facility Agent. The Facility Agent shall also be entitled to recover on demand from such Lender or the Borrower, as the case may be, interest on such corresponding amount in respect of each day from the date such corresponding amount was made available by the Facility Agent to the Borrower until the date such corresponding amount is recovered by the Facility Agent, at a rate per annum equal to (i) if recovered from such Lender, at the overnight Eurodollar Rate and (ii) if recovered from the Borrower, the rate of interest applicable to the respective Borrowing, as determined pursuant to Section 2.06. Nothing in this Section 2.04 shall be deemed to relieve any Lender from its obligation to make Loans hereunder or to prejudice any rights which the Borrower may have against any Lender as a result of any failure by such Lender to make Loans hereunder.

2.05 Pro Rata Borrowings. All Borrowings of Loans under this Agreement shall be incurred from the Lenders pro rata on the basis of their Commitments. It is understood that no Lender shall be responsible for any default by any other Lender of its obligation to make Loans hereunder and that each Lender shall be obligated to make the Loans provided to be made by it hereunder, regardless of the failure of any other Lender to make its Loans hereunder. The obligations of the Lenders under this Agreement are several and not joint and no Lender shall be responsible for the failure of any other Lender to satisfy its obligations hereunder.

2.06 Interest. (a) The Borrower agrees to pay interest in respect of the unpaid principal amount of each Loan from the date the proceeds thereof are made available to the Borrower until the maturity (whether by acceleration or otherwise) of such Loan at a rate per annum which shall be equal to the sum of the Applicable Margin plus the CIRR Rate; provided that, for avoidance of doubt, the all-in interest rate per annum in respect of the unpaid principal amount of each Loan shall be 4.50% (i.e. 3.10% plus 1.40%).

(b) If the Borrower fails to pay any amount payable by it under a Credit Document on its due date, interest shall accrue on the overdue amount (in the case of overdue interest to the extent permitted by law) from the due date up to the date of actual payment (both before and after judgment) at a rate which is 2% plus the Eurodollar Rate which would have been payable if the overdue amount had, during the period of non-payment, constituted a Loan for successive interest periods, each of a duration selected by the Facility Agent (acting reasonably), plus 1.60%. Any interest accruing under this Section 2.06(b) shall be immediately payable by the Borrower on demand by the Facility Agent.

(c) Default interest (if unpaid) arising on an overdue amount will be compounded with the overdue amount at the end of each interest period applicable to that overdue amount but will remain immediately due and payable.

(d) Accrued and unpaid interest shall be payable in respect of each Loan on each Payment Date, on any repayment or prepayment date (on the amount repaid or prepaid), at maturity (whether by acceleration or otherwise) and, after such maturity, on demand.

(e) The Borrower shall reimburse each Lender on demand for the amount by which the Eurodollar Rate for any Interest Period plus the fee for administrative expenses of 0.20% per annum for such Interest Period less the CIRR Rate exceeds 12% per annum (i.e. the amount by which the interest make-up is limited under Section 1.1 of the CIRR General Terms and Conditions).

2.07 [Intentionally Omitted].

2.08 Increased Costs, Illegality, etc. (a) In the event that any Lender shall have reasonably determined (which determination shall, absent manifest error, be final and conclusive and binding upon all parties hereto):

(i) at any time, that such Lender shall incur increased costs (including, without limitation, pursuant to Basel II to the extent Basel II is applicable), Mandatory Costs (as set forth on Schedule 1.01(b)) or reductions in the amounts received or receivable hereunder with respect to any Loan because of, without duplication, any change since the Effective Date in any applicable law or governmental rule, governmental regulation, governmental order, governmental guideline or governmental request (whether or not having the force of law) or in the interpretation or administration thereof and including the introduction of any new law or governmental rule, governmental regulation, governmental order, governmental guideline or governmental request, such as, for example, but not limited to: (A) a change in the basis of taxation of payment to any Lender of the principal of or interest on such Loan or any other amounts payable hereunder (except for changes in the rate of tax on, or determined by reference to, the net income or net profits of such Lender, or any franchise tax based on net income or net profits, of such Lender pursuant to the laws of the jurisdiction in which such Lender is organized or in which such Lender’s principal office or applicable lending office is located or any subdivision thereof or therein), but without duplication of any amounts payable in respect of Taxes pursuant to Section 4.04, or (B) a change in official reserve requirements; or

(ii) at any time, that the making or continuance of any Loan has been made unlawful by any law or governmental rule, governmental regulation or governmental order;

then, and in any such event, such Lender shall promptly give notice (by telephone confirmed in writing) to the Borrower and to the Facility Agent of such determination (which notice the Facility Agent shall promptly transmit to each of the Lenders). Thereafter (x) in the case of clause (i) above, the Borrower agrees (to the extent applicable), to pay to such Lender, upon its written demand therefor, such additional amounts as shall be required to compensate such Lender or such other corporation for the increased costs or reductions to such Lender or such other corporation and (y) in the case of clause (ii) above, the Borrower shall take one of the actions specified in Section 2.08(b) as promptly as possible and, in any event, within the time period required by law. In determining such additional amounts, each Lender will act reasonably and in good faith and will use averaging and attribution methods which are reasonable, provided that such Lender’s determination of compensation owing under this Section 2.08(a) shall, absent manifest error be final and conclusive and binding on all the parties hereto. Each Lender, upon determining that any additional amounts will be payable pursuant to this Section 2.08(a), will give prompt written notice thereof to the Borrower, which notice shall show in reasonable detail the basis for the calculation of such additional amounts; provided that, subject to the provisions of Section 2.10(b), the failure to give such notice shall not relieve the Borrower from its Credit Document Obligations hereunder.

(b) At any time that any Loan is affected by the circumstances described in Section 2.08(a)(i) or (ii), the Borrower may (and in the case of a Loan affected by the circumstances described in Section 2.08(a)(ii) shall) either (x) if the affected Loan is then being made initially, cancel the respective Borrowing by giving the Facility Agent notice in writing on the same date or the next Business Day that the Borrower was notified by the affected Lender or the Facility Agent pursuant to Section 2.08(a)(i) or (ii) or (y) if the affected Loan is then outstanding, upon at least three Business Days’ written notice to the Facility Agent, in the case of any Loan, repay all outstanding Borrowings (within the time period required by the applicable law or governmental rule, governmental regulation or governmental order) which include such affected Loans in full in accordance with the applicable requirements of Section 4.02; provided that if more than one Lender is affected at any time, then all affected Lenders must be treated the same pursuant to this Section 2.08(b).

(c) If any Lender determines that after the Effective Date (i) the introduction of or effectiveness of or any change in any applicable law or governmental rule, governmental regulation, governmental order, governmental guideline, governmental directive or governmental request (whether or not having the force of law) concerning capital adequacy, or any change in interpretation or administration thereof by any governmental authority, central bank or comparable agency will have the effect of increasing the amount of capital required or expected to be maintained by such Lender, or any corporation controlling such Lender, based on the existence of such Lender’s Commitments hereunder or its obligations hereunder, (ii) compliance with any law or regulation or any request from or requirement of any central bank or other fiscal, monetary or other authority made after the Effective Date (including any which relates to capital adequacy or liquidity controls or which affects the manner in which a Lender allocates capital resources to obligations under this Agreement, any Interest Rate Protection Agreement and/or

any Other Hedging Agreement) or (iii) to the extent that such change is not discretionary and is pursuant to law, a governmental mandate or request, or a central bank or other fiscal or monetary authority mandate or request, any change in the risk weight allocated by such Lender to the Borrower after the Effective Date, then the Borrower agrees (to the extent applicable) to pay to such Lender, upon its written demand therefor, such additional amounts as shall be required to compensate such Lender or such other corporation for the increased cost to such Lender or such other corporation or the reduction in the rate of return to such Lender or such other corporation as a result of such increase of capital. In determining such additional amounts, each Lender will act reasonably and in good faith and will use averaging and attribution methods which are reasonable, provided that such Lender’s determination of compensation owing under this Section 2.08(c) shall, absent manifest error be final and conclusive and binding on all the parties hereto. Each Lender, upon determining that any additional amounts will be payable pursuant to this Section 2.08(c), will give prompt written notice thereof to the Borrower, which notice shall show in reasonable detail the basis for calculation of such additional amounts; provided that, subject to the provisions of Section 2.10(b), the failure to give such notice shall not relieve the Borrower from its Credit Document Obligations hereunder.

(d) If any Reference Bank ceases to be a Lender under this Agreement, (x) it shall cease to be a Reference Bank and (y) the Facility Agent shall, with the approval (which shall not be unreasonably withheld) of the Borrower, nominate as soon as reasonably practicable another Lender to be a Reference Bank in place of such Reference Bank.

2.09 [Intentionally Omitted].

2.10 Change of Lending Office; Limitation on Additional Amounts. (a) Each Lender agrees that on the occurrence of any event giving rise to the operation of Section 2.08(a), Section 2.08(b), or Section 4.04 with respect to such Lender, it will, if requested by the Borrower, use reasonable good faith efforts (subject to overall policy considerations of such Lender) to designate another lending office for any Loans affected by such event or otherwise take steps to mitigate the effect of such event, provided that such designation shall be made and/or such steps shall be taken at the Borrower’s cost and on such terms that such Lender and its lending office suffer no economic, legal or regulatory disadvantage in excess of de minimus amounts, with the object of avoiding the consequence of the event giving rise to the operation of such Section. Nothing in this Section 2.10 shall affect or postpone any of the obligations of the Borrower or the rights of any Lender provided in Section 2.08 and Section 4.04.

(b) Notwithstanding anything to the contrary contained in Sections 2.08 or 4.04 of this Agreement, unless a Lender gives notice to the Borrower that it is obligated to pay an amount under any such Section within 180 days of the later of (x) the date the Lender incurs the respective increased costs, Taxes, loss, expense or liability, reduction in amounts received or receivable or reduction in return on capital or (y) the date such Lender has knowledge of its incurrence of the respective increased costs, Taxes, loss, expense or liability, reductions in amounts received or receivable or reduction in return on capital, then such Lender shall only be entitled to be indemnified for such amount by the Borrower pursuant to said Section 2.08 or 4.04, as the case may be, to the extent the costs, Taxes, loss, expense or liability, reduction in amounts received or receivable or reduction in return on capital are incurred or suffered on or after the date which occurs 180 days prior to such Lender giving notice to the Borrower that it is obligated to pay the respective amounts pursuant to said Section 2.08 or 4.04, as the case may be. This Section 2.10(b) shall have no applicability to any Section of this Agreement other than said Sections 2.08 and 4.04.

2.11 Replacement of Lenders. (x) If any Lender becomes a Defaulting Lender or otherwise defaults in its obligations to make Loans, (y) upon the occurrence of any event giving rise to the operation of Section 2.08(a) or Section 4.04 with respect to any Lender which results in such Lender charging to the Borrower material increased costs in excess of the average costs being charged by the other Lenders, or (z) as provided in Section 14.11(b) in the case of certain refusals by a Lender to consent to certain proposed changes, waivers, discharges or terminations with respect to this Agreement which have been approved by the Required Lenders, the Borrower shall (for its own cost) have the right, if no Default or Event of Default will exist immediately after giving effect to the respective replacement, to replace such Lender (the “Replaced Lender”) (subject to the consent of KfW, as CIRR mandatary, if (i) the Replaced Lender is a Refinanced Bank and/or (ii) the Replacement Lender (as defined below) elects to become a Refinanced Bank, and the Hermes Agent) with one or more other Eligible Transferee or Eligible Transferees, none of whom shall constitute a Defaulting Lender at the time of such replacement (collectively, the “Replacement Lender”) reasonably acceptable to the Facility Agent (it being understood that all then-existing Lenders are reasonably acceptable); provided that:

(a) at the time of any replacement pursuant to this Section 2.11, the Replacement Lender shall enter into one or more Transfer Certificates pursuant to Section 13.01(a) (and with all fees payable pursuant to said Section 13.02 to be paid by the Replacement Lender) pursuant to which the Replacement Lender shall acquire all of the Commitments and outstanding Loans of the Replaced Lender and, in connection therewith, shall pay to the Replaced Lender in respect thereof an amount equal to the sum (without duplication) of (x) an amount equal to the principal of, and all accrued interest on, all outstanding Loans of the Replaced Lender, and (y) an amount equal to all accrued, but unpaid, Commitment Commission owing to the Replaced Lender pursuant to Section 3.01;

(b) all obligations of the Borrower due and owing to the Replaced Lender at such time (other than those specifically described in clause (a) above) in respect of which the assignment purchase price has been, or is concurrently being, paid shall be paid in full to such Replaced Lender concurrently with such replacement; and

(c) if the Borrower elects to replace any Lender pursuant to clause (x), (y) or (z) of this Section 2.11, the Borrower shall also replace each other Lender that qualifies for replacement under such clause (x), (y) or (z).

Upon the execution of the respective Transfer Certificate and the payment of amounts referred to in clauses (a) and (b) above, the Replacement Lender shall become a Lender hereunder and the Replaced Lender shall cease to constitute a Lender hereunder, except with respect to indemnification provisions under this Agreement (including, without limitation, Sections 2.08, 4.04, 14.01 and 14.05), which shall survive as to such Replaced Lender.

2.12 Disruption to Payment Systems, Etc. If either the Facility Agent determines (in its discretion) that a Disruption Event has occurred or the Facility Agent is notified by the Parent or the Borrower that a Disruption Event has occurred:

(i) the Facility Agent may, and shall if requested to do so by the Borrower or the Parent, consult with the Borrower with a view to agreeing with the Borrower such changes to the operation or administration of this Agreement as the Facility Agent may deem necessary in the circumstances;

(ii) the Facility Agent shall not be obliged to consult with the Borrower or the Parent in relation to any changes mentioned in clause (i) above if, in its opinion, it is not practicable to do so in the circumstances and, in any event, shall have no obligation to agree to such changes;

(iii) the Facility Agent may consult with the other Agents, the Joint Lead Arrangers and the Lenders in relation to any changes mentioned in clause (i) above but shall not be obliged to do so if, in its opinion, it is not practicable or necessary to do so in the circumstances;

(iv) any such changes agreed upon by the Facility Agent and the Borrower or the Parent pursuant to clause (i) above shall (whether or not it is finally determined that a Disruption Event has occurred) be binding upon the parties to this Agreement as an amendment to (or, as the case may be, waiver of) the terms of the Credit Documents, notwithstanding the provisions of Section 14.11, until such time as the Facility Agent is satisfied that the Disruption Event has ceased to apply;

(v) the Facility Agent shall not be liable for any damages, costs or losses whatsoever (including, without limitation for negligence or any other category of liability whatsoever but not including any claim based on the gross negligence, fraud or willful misconduct of the Facility Agent) arising as a result of its taking, or failing to take, any actions pursuant to or in connection with this Section 2.12; and

(vi) the Facility Agent shall notify the other Agents, the Joint Lead Arrangers and the Lenders of all changes agreed pursuant to clause (iv) above as soon as practicable.

SECTION 3. Commitment Commission; Fees; Reductions of Commitment.

3.01 Commitment Commission. (a) The Borrower agrees to pay the Facility Agent for distribution to each Non-Defaulting Lender a commitment commission (the “Commitment Commission”) for the period from the Effective Date to and including the Commitment Termination Date (or such earlier date as the Total Commitment shall have been terminated) computed at a rate for each day equal to 0.60% (i.e. 37.5% of 1.60%) multiplied by the Commitment for such day of such Non-Defaulting Lender divided by 360. Accrued Commitment Commission shall be due and payable quarterly in arrears on each Payment Date, and on the Borrowing Date contemplated by Section 2.02(a)(vi) (or such earlier date upon which the Total Commitment is terminated).

(b) The Borrower shall pay to each Agent, for such Agent’s own account or for the account of the Lenders, such other fees as have been agreed to in writing by the Borrower and such Agent.

3.02 Voluntary Reduction or Termination of Commitments. Upon at least three Business Days’ prior notice to the Facility Agent at its Notice Office (which notice the Facility Agent shall promptly transmit to each of the Lenders), the Borrower shall have the right, at any time or from time to time, without premium or penalty, to reduce or terminate the Total Commitment, in whole or in part, in integral multiples of €5,000,000 in the case of partial reductions thereto, provided that each such reduction shall apply proportionately to permanently reduce the Commitment of each Lender.

3.03 Mandatory Reduction of Commitments. (a) In addition to any other mandatory commitment reductions pursuant to this Section 3.03 or any other Section of this Agreement, the Total Commitment (and the Commitment of each Lender) shall terminate in its entirety on the Commitment Termination Date.

(b) In addition to any other mandatory commitment reductions pursuant to this Section 3.03 or any other Section of this Agreement, the Total Commitments (and the Commitments of each Lender) shall be reduced (immediately after the relevant Loans are made) on each Borrowing Date by the amount of Commitments (denominated in Euro) utilized to make the Loans made on such Borrowing Date.

(c) In addition to any other mandatory commitment reductions pursuant to this Section 3.03 or any other Section of this Agreement, the Total Commitment shall be terminated at the times required by Section 4.02.

(d) Each reduction to the Total Commitment pursuant to this Section 3.03 and Section 4.02 shall be applied proportionately to reduce the Commitment of each Lender.

SECTION 4. Prepayments; Repayments; Taxes.

4.01 Voluntary Prepayments. The Borrower shall have the right to prepay the Loans, without premium or penalty except as provided by law, in whole or in part at any time and from time to time on the following terms and conditions:

(a) the Borrower shall give the Facility Agent prior to 12:00 Noon (Frankfurt time) at its Notice Office at least 30 Business Days’ prior written notice of its intent to prepay such Loans, the amount of such prepayment and the specific Borrowing or Borrowings pursuant to which made, which notice the Facility Agent shall promptly transmit to each of the Lenders;

(b) each prepayment shall be in an aggregate principal amount of at least $1,000,000 or such lesser amount of a Borrowing which is outstanding, provided that no partial prepayment of Loans made pursuant to any Borrowing shall reduce the outstanding Loans made pursuant to such Borrowing to an amount less than $1,000,000;

(c) [Intentionally Omitted];

(d) in the event of certain refusals by a Lender as provided in Section 14.11(b) to consent to certain proposed changes, waivers, discharges or terminations with respect to this Agreement which have been approved by the Required Lenders, the Borrower may, upon five Business Days’ written notice to the Facility Agent at its Notice Office (which notice the Facility Agent shall promptly transmit to each of the Lenders), prepay all Loans, together with accrued and unpaid interest, Commitment Commission, and other amounts owing to such Lender (or owing to such Lender with respect to each Loan which gave rise to the need to obtain such Lender’s individual consent) in accordance with said Section 14.11(b) so long as (A) the Commitment of such Lender (if any) is terminated concurrently with such prepayment (at which time Schedule 1.01(a) shall be deemed modified to reflect the changed Commitments) and (B) the consents required by Section 14.11(b) in connection with the prepayment pursuant to this clause (d) have been obtained; and

(e) each prepayment in respect of any Loans made pursuant to a Borrowing shall be applied (x) in inverse order of maturity and (y) except as expressly provided in the preceding clause (d), pro rata among the Loans comprising such Borrowing, provided that in connection with any prepayment of Loans pursuant to this Section 4.01, such prepayment shall not be applied to any Loan of a Defaulting Lender until all other Loans of Non-Defaulting Lenders have been repaid in full.

4.02 Mandatory Repayments and Commitment Reductions. (a) In addition to any other mandatory repayments pursuant to this Section 4.02 or any other Section of this Agreement, the outstanding Loans shall be repaid (without further action of the Borrower being required) in 24 equal semi-annual installments commencing on the first Business Day that is on or after the sixth month anniversary of the Borrowing Date in relation to the Delivery Date and ending on the Maturity Date (each such repayment, a “Scheduled Repayment”).

(b) In addition to any other mandatory repayments or commitment reductions pursuant to this Section 4.02 or any other Section of this Agreement, but without duplication, on (i) the Business Day following the date of a Collateral Disposition (other than a Collateral Disposition constituting an Event of Loss) and (ii) the earlier of (A) the date which is 150 days following any Collateral Disposition constituting an Event of Loss involving the Vessel (or, in the case of an Event of Loss which is a constructive or compromised or arranged total loss of the Vessel, if earlier, 180 days after the date of the event giving rise to such damage) and (B) the date of receipt by the Borrower, any of its Subsidiaries or the Facility Agent of the insurance proceeds relating to such Event of Loss, the Borrower shall repay the outstanding Loans in full and the Total Commitment shall be automatically terminated (without further action of the Borrower being required).

(c) In addition to any other mandatory repayments or commitment reductions pursuant to this Section 4.02 or any other Section of this Agreement, but without duplication, if (x) the Construction Contract is terminated prior to the Delivery Date, (y) the Vessel has not been delivered to the Borrower by the Yard pursuant to the Construction Contract by the Commitment Termination Date or (z) any of the events described in Sections 11.05, 11.10 or 11.11 shall occur in respect of the Yard at any time prior to the Delivery Date, within five Business Days of the occurrence of such event the Borrower shall repay the outstanding Loans in full and the Total Commitment shall be automatically terminated (without further action of the Borrower being required).

(d) With respect to each repayment of Loans required by this Section 4.02, the Borrower may designate the specific Borrowing or Borrowings pursuant to which such Loans were made, provided that each repayment of any Loans comprising a Borrowing shall be applied pro rata among such Loans. In the absence of a designation by the Borrower as described in the preceding sentence, the Facility Agent shall, subject to the preceding provisions of this clause (d), make such designation in its sole reasonable discretion with a view, but no obligation, to minimize breakage costs owing pursuant to Section 4.06.

(e) Notwithstanding anything to the contrary contained elsewhere in this Agreement, all outstanding Loans shall be repaid in full on the Maturity Date.

4.03 Method and Place of Payment. Except as otherwise specifically provided herein, all payments under this Agreement shall be made to the Facility Agent for the account of the Lender or Lenders entitled thereto not later than 10:00 A.M. (New York time) on the date when due and shall be made in Dollars in immediately available funds at the Payment Office of the Facility Agent. Whenever any payment to be made hereunder shall be stated to be due on a day which is not a Business Day, the due date thereof shall be extended to the next succeeding Business Day (unless the next succeeding Business Day shall fall in the next calendar month, in which case the due date thereof shall be the previous Business Day) and, with respect to payments of principal, interest shall be payable at the applicable rate during such extension.

4.04 Net Payments; Taxes. (a) All payments made by any Credit Party hereunder will be made without setoff, counterclaim or other defense. All such payments will be made free and clear of, and without deduction or withholding for, any present or future taxes, levies, imposts, duties, fees, assessments or other charges of whatever nature now or hereafter imposed by any jurisdiction or by any political subdivision or taxing authority thereof or therein with respect to such payments (but excluding any tax imposed on or measured by the net income, net profits or any franchise tax based on net income or net profits, and any branch profits tax of a Lender pursuant to the laws of the jurisdiction in which it is organized or the jurisdiction in which the principal office or applicable lending office of such Lender is located or any subdivision thereof or therein or due to failure to provide documents under Section 4.04(b), all such taxes “Excluded Taxes”) and all interest, penalties or similar liabilities with respect to such non-excluded taxes, levies, imposts, duties, fees, assessments or other charges to the extent imposed on taxes other than Excluded Taxes (all such non-excluded taxes, levies, imposts, duties, fees, assessments or other charges being referred to collectively as “Taxes” and “Taxation” shall be applied accordingly). The Borrower will furnish to the Facility Agent within 45 days after the date of payment of any Taxes is due pursuant to applicable law certified copies of tax receipts evidencing such payment by the Borrower. The Borrower agrees to indemnify and hold harmless each Lender, and reimburse such Lender upon its written request, for the amount of any Taxes so levied or imposed and paid by such Lender.

(b) Each Lender agrees (consistent with legal and regulatory restrictions and subject to overall policy considerations of such Lender) to file any certificate or document or to furnish to the Borrower any information as reasonably requested by the Borrower that may be necessary to establish any available exemption from, or reduction in the amount of, any Taxes; provided, however, that nothing in this Section 4.04(b) shall require a Lender to disclose any confidential information (including, without limitation, its tax returns or its calculations). The Borrower shall not be required to indemnify any Lender for Taxes attributed to such Lender’s failure to provide the required documents under this Section 4.04(b).

(c) If the Borrower pays any additional amount under this Section 4.04 to a Lender and such Lender determines in its sole discretion exercised in good faith that it has actually received or realized in connection therewith any refund or any reduction of, or credit against, its Tax liabilities in or with respect to the taxable year in which the additional amount is paid (a “Tax Benefit”), such Lender shall pay to the Borrower an amount that such Lender shall, in its sole discretion exercised in good faith, determine is equal to the net benefit, after tax, which was obtained by such Lender in such year as a consequence of such Tax Benefit; provided, however, that (i) any Lender may determine, in its sole discretion exercised in good faith consistent with the policies of such Lender, whether to seek a Tax Benefit, (ii) any Taxes that are imposed on a Lender as a result of a disallowance or reduction (including through the expiration of any tax credit carryover or carryback of such Lender that otherwise would not have expired) of any Tax Benefit with respect to which such Lender has made a payment to the Borrower pursuant to this Section 4.04(c) shall be treated as a Tax for which the Borrower is obligated to indemnify such Lender pursuant to this Section 4.04 without any exclusions or defenses and (iii) nothing in this Section 4.04(c) shall require any Lender to disclose any confidential information to the Borrower (including, without limitation, its tax returns).

4.05 Application of Proceeds. (a) Subject to the provisions of the Intercreditor Agreement (to the extent it is operative), all proceeds collected by the Collateral Agent upon any sale or other disposition of such Collateral of each Credit Party, together with all other proceeds received by the Collateral Agent under and in accordance with this Agreement and the other Credit Documents (except to the extent released in accordance with the applicable provisions of this Agreement or any other Credit Document), shall be applied by the Facility Agent to the payment of the Secured Obligations as follows:

(i) first, to the payment of all amounts owing to the Collateral Agent or any other Agent of the type described in clauses (iii) and (iv) of the definition of “Secured Obligations”;

(ii) second, to the extent proceeds remain after the application pursuant to the preceding clause (i), an amount equal to the outstanding Credit Document Obligations shall be paid to the Lender Creditors as provided in Section 4.05(d) hereof, with each Lender Creditor receiving an amount equal to such outstanding Credit Document Obligations or, if the proceeds are insufficient to pay in full all such Credit Document Obligations, its Pro Rata Share of the amount remaining to be distributed;

(iii) third, to the extent proceeds remain after the application pursuant to the preceding clauses (i) and (ii), an amount equal to the outstanding Other Obligations shall be paid to the Other Creditors as provided in Section 4.05(d) hereof, with each Other Creditor receiving an amount equal to such outstanding Other Obligations or, if the proceeds are insufficient to pay in full all such Other Obligations, its Pro Rata Share of the amount remaining to be distributed; and

(iv) fourth, to the extent proceeds remain after the application pursuant to the preceding clauses (i) through (iii), inclusive, and following the termination of this Agreement, the Credit Documents, the Interest Rate Protection Agreements and the Other Hedging Agreements in accordance with their terms, to the relevant Credit Party or to whomever may be lawfully entitled to receive such surplus.

(b) For purposes of this Agreement, “Pro Rata Share” shall mean, when calculating a Secured Creditor’s portion of any distribution or amount, that amount (expressed as a percentage) equal to a fraction the numerator of which is the then unpaid amount of such Secured Creditor’s Credit Document Obligations or Other Obligations, as the case may be, and the denominator of which is the then outstanding amount of all Credit Document Obligations or Other Obligations, as the case may be.

(c) If any payment to any Secured Creditor of its Pro Rata Share of any distribution would result in overpayment to such Secured Creditor, such excess amount shall instead be distributed in respect of the unpaid Credit Document Obligations or Other Obligations, as the case may be, of the other Secured Creditors, with each Secured Creditor whose Credit Document Obligations or Other Obligations, as the case may be, have not been paid in full to receive an amount equal to such excess amount multiplied by a fraction the numerator of which is the unpaid Credit Document Obligations or Other Obligations, as the case may be, of such Secured Creditor and the denominator of which is the unpaid Credit Document Obligations or Other Obligations, as the case may be, of all Secured Creditors entitled to such distribution.

(d) All payments required to be made hereunder shall be made (x) if to the Lender Creditors, to the Facility Agent under this Agreement for the account of the Lender Creditors, and (y) if to the Other Creditors, to the trustee, paying agent or other similar representative (each, a “Representative”) for the Other Creditors or, in the absence of such a Representative, directly to the Other Creditors.

(e) For purposes of applying payments received in accordance with this Section 4.05, the Collateral Agent shall be entitled to rely upon (i) the Facility Agent under this Agreement and (ii) the Representative for the Other Creditors or, in the absence of such a Representative, upon the Other Creditors for a determination (which the Facility Agent, each Representative for any Other Creditors and the Secured Creditors agree (or shall agree) to provide upon request of the Collateral Agent) of the outstanding Credit Document Obligations and Other Obligations owed to the Lender Creditors or the Other Creditors, as the case may be. Unless it has actual knowledge (including by way of written notice from an Other Creditor) to the contrary, the Collateral Agent, shall be entitled to assume that no Interest Rate Protection Agreements or Other Hedging Agreements are in existence.

(f) It is understood and agreed that each Credit Party shall remain jointly and severally liable to the extent of any deficiency between the amount of the proceeds of the Collateral pledged by it under and pursuant to the Security Documents and the aggregate amount of the Secured Obligations of such Credit Party.

4.06 Breakage Costs. At the time of any prepayment or commitment reduction pursuant to Sections 3.02, 3.03 or 4.01 or any mandatory repayment or commitment reduction pursuant to Section 4.02, the Borrower shall indemnify each Lender, within two Business Days of demand in writing, which request shall set forth in reasonable detail the basis for requesting and the calculation of such amount and which in the absence of manifest error shall be conclusive evidence as to the amount due, for all losses, expenses and liabilities set forth in the CIRR General Terms and Conditions which such Lender may sustain in respect of Loans made to the Borrower.

SECTION 5. Conditions Precedent to the Initial Borrowing Date. The obligation of each Lender to make Loans on the Initial Borrowing Date is subject at the time of the making of such Loans to the satisfaction or (other than in the case of Sections 5.02, 5.04, 5.05, 5.06 (other than delivery of the Share Charge Collateral), 5.07, 5.08, 5.10, 5.11 and 5.12) waiver of the following conditions:

5.01 Effective Date. On or prior to the Initial Borrowing Date, the Effective Date shall have occurred.

5.02 Intercreditor Agreement. On the Initial Borrowing Date, the Intercreditor Agreement shall have been executed by the parties thereto and shall be in full force and effect.

5.03 Corporate Documents; Proceedings; etc. On the Initial Borrowing Date, the Facility Agent shall have received a certificate, dated the Initial Borrowing Date, signed by the secretary or any assistant secretary of each Credit Party (or, to the extent such Credit Party does not have a secretary or assistant secretary, the analogous Person within such Credit Party), and attested to by an authorized officer, member or general partner of such Credit Party, as the case may be, in substantially the form of Exhibit D, with appropriate insertions, together with copies of the certificate of incorporation and by-laws (or equivalent organizational documents) of such Credit Party and the resolutions of such Credit Party referred to in such certificate.

5.04 Know Your Customer. On the Initial Borrowing Date, the Facility Agent, the Hermes Agent and the Lenders shall have been provided with all information requested in order to carry out and be reasonably satisfied with all necessary “know your customer” information required pursuant to the PATRIOT ACT and such other documentation and evidence necessary in order for the Lenders to carry out and be reasonably satisfied with other similar checks under all applicable laws and regulations pursuant to the Transaction and the Hermes Cover, in connection with each of the Facility Agent’s, the Hermes Agent’s and each Lender’s internal compliance regulations.

5.05 Construction Contract and Other Material Agreements. On or prior to the Initial Borrowing Date, the Facility Agent shall have received a true, correct and complete copy of the Construction Contract, which shall be in full force and effect, and all other material contracts in connection with the construction, supervision and acquisition of the Vessel that the

Facility Agent may reasonably request and all such documents shall be reasonably satisfactory in form and substance to the Facility Agent (it being understood that the executed copy of the Construction Contract delivered to the Joint Lead Arrangers prior to the Effective Date and attached as an exhibit to the Commitment Letter is satisfactory).

5.06 Share Charge. On the Initial Borrowing Date, the Pledgor shall have duly authorized, executed and delivered a Bermuda share charge for the Borrower substantially in the form of Exhibit F (as modified, supplemented or otherwise modified from time to time, the “Share Charge”) or otherwise reasonably satisfactory to the Joint Lead Arrangers, together with the Share Charge Collateral.

5.07 Assignment of Contracts. On the Initial Borrowing Date, the Borrower shall have duly authorized, executed and delivered a valid and effective assignment by way of security in favor of the Collateral Agent of all of the Borrower’s present and future interests in and benefits under (x) the Construction Contract, (y) the Refund Guarantee and (z) the Construction Risk Insurance (it being understood that the Borrower will use commercially reasonable efforts to have the underwriters of the Construction Risk Insurance accept and endorse on such insurance policy a loss payable clause substantially in the form set forth in Part 3 of Schedule 2 to the Assignment of Contracts (as defined below), and it being further understood that certain of the Refund Guarantee and none of the Construction Risk Insurances will have been issued on the Initial Borrowing Date), which assignment shall be substantially in the form of Exhibit J hereto or otherwise reasonably acceptable to the Joint Lead Arrangers and the Borrower and customary for transactions of this type, along with appropriate notices and consents relating thereto (to the extent incorporated into or required pursuant to such Exhibit or otherwise agreed by the Borrower and the Facility Agent), including, without limitation, those acknowledgments, notices and consents listed on Schedule 5.07 (as modified, supplemented or amended from time to time, the “Assignment of Contracts”); provided that, if the Refund Guarantee issued to the Borrower on the Initial Borrowing Date shall have been issued by KfW IPEX-Bank GmbH, then such Refund Guarantee shall be assigned pursuant to a duly authorized, executed and delivered, valid and effective assignment of Refund Guarantee in the form of Exhibit Q hereto or otherwise reasonably acceptable to the Joint Lead Arrangers and the Borrower and customary for transactions of this type, along with appropriate notices and consents relating thereto (to the extent incorporated into or required pursuant to such Exhibit or otherwise agreed by the Borrower and the Facility Agent) (as modified, supplemented or amended from time to time, the “Assignment of KfW Refund Guarantees”).

5.08 Consents Under Existing Credit Facilities. On or prior to the Initial Borrowing Date, the Facility Agent shall have received evidence that all conditions, waivers, consents, acknowledgments and amendments in relation to any existing credit facilities of the Parent and/or any of its Subsidiaries required in connection with or in order to permit the transactions hereunder (including, without limitation, any prepayments required in connection therewith) shall have been obtained and/or satisfied.

5.09 Process Agent. On or prior to the Initial Borrowing Date, the Facility Agent shall have received satisfactory evidence from the Parent, the Borrower and any other applicable Credit Party that they have each appointed an agent in London for the service of process or summons in relation to each of the Credit Documents.

5.10 Opinions of Counsel.

(a) On the Initial Borrowing Date, the Facility Agent shall have received from O’Melveny & Myers LLP (or another counsel reasonably acceptable to the Joint Lead Arrangers), special New York counsel to the Credit Parties, an opinion addressed to the Facility Agent and each of the Lenders and dated the Initial Borrowing Date in substantially the form delivered to the Lenders prior to the Effective Date, or otherwise reasonably satisfactory to the Joint Lead Arrangers, covering the matters set forth on Schedule 5.10.

(b) On the Initial Borrowing Date, the Facility Agent shall have received from Cox Hallett Wilkinson (or another counsel reasonably acceptable to the Joint Lead Arrangers), special Bermudian counsel to the Credit Parties, an opinion addressed to the Facility Agent and each of the Lenders and dated the Initial Borrowing Date in substantially the form delivered to the Lenders prior to the Effective Date, or otherwise reasonably satisfactory to the Joint Lead Arrangers, covering the matters set forth on Schedule 5.10.

(c) On the Initial Borrowing Date, the Facility Agent shall have received from White & Case LLP (or another counsel reasonably acceptable to the Joint Lead Arrangers), special English counsel to the Documentation Agent for the benefit of the Joint Lead Arrangers, an opinion addressed to the Facility Agent (for itself and on behalf of the Lenders) and the Collateral Agent (for itself and on behalf of the Secured Creditors) dated the Initial Borrowing Date in substantially the form delivered to the Lenders prior to the Effective Date or otherwise reasonably satisfactory to the Joint Lead Arrangers covering the matters set forth on Schedule 5.10.

(d) On the Initial Borrowing Date, the Facility Agent shall have received from White & Case LLP (or another counsel reasonably acceptable to the Joint Lead Arrangers), special German counsel to the Documentation Agent for the benefit of the Joint Lead Arrangers, an opinion addressed to the Facility Agent and each of the Lenders and dated the Initial Borrowing Date in substantially the form delivered to the Lenders prior to the Effective Date, or otherwise reasonably satisfactory to the Joint Lead Arrangers, covering the matters set forth on Schedule 5.10.

(e) On the Initial Borrowing Date, the Facility Agent shall have received from Holland & Knight (or another counsel reasonably acceptable to the Joint Lead Arrangers), special Florida counsel to the Credit Parties, an opinion addressed to the Facility Agent and each of the Lenders and dated the Initial Borrowing Date in substantially the form delivered to the Lenders prior to the Effective Date, or otherwise reasonably satisfactory to the Joint Lead Arrangers, covering the matters set forth on Schedule 5.10.

5.11 KfW Refinancing. On or prior to the Initial Borrowing Date, the definitive credit documentation related to the KfW Refinancing (including, without limitation, the Interaction Agreement) shall have been duly executed and delivered by the parties thereto and shall be reasonably satisfactory to KfW and the Refinanced Banks, and the KfW Refinancing shall be effective in accordance with its terms.

5.12 Equity Payment. On the Initial Borrowing Date, the Facility Agent shall have received evidence, in form and substance reasonably satisfactory to the Facility Agent, that the Borrower shall have funded from cash on hand an amount equal to 1% of the Initial Construction Price for the Vessel (other than from the proceeds of Loans and loans under the Term Loan Facilities).

5.13 Financing Statements. On the Initial Borrowing Date, the Collateral Agent, in consultation with the Credit Parties, shall have:

(a) prepared and filed proper financing statements (Form UCC-1 or the equivalent) fully prepared for filing under the UCC or in other appropriate filing offices of each jurisdiction as may be necessary or, in the reasonable opinion of the Collateral Agent, desirable to perfect the security interests purported to be created by the Share Charge, the Assignment of Contracts and the Assignment of KfW Refund Guarantees (if any); and

(b) received certified copies of lien search results (Form UCC-11) listing all effective financing statements that name each Credit Party as debtor and that are filed in the District of Columbia and Florida, together with Form UCC-3 Termination Statements (or such other termination statements as shall be required by local law) fully prepared for filing if required by applicable laws for any financing statement which covers the Collateral except to the extent evidencing Permitted Liens.

5.14 Security Trust Deed. On the Initial Borrowing Date, the Security Trust Deed shall have been executed by the parties thereto and shall be in full force and effect.

SECTION 6. Conditions Precedent to each Borrowing Date. The obligation of each Lender to make Loans on each Borrowing Date is subject at the time of the making of such Loans to the satisfaction or (other than in the case of Sections 6.01, 6.02, 6.03, 6.04, 6.06 and 6.07) waiver of the following conditions:

6.01 No Default; Representations and Warranties. At the time of each Borrowing and also after giving effect thereto (i) there shall exist no Default or Event of Default and (ii) all representations and warranties contained herein or in any other Credit Document shall be true and correct in all material respects both before and after giving effect to such Borrowing with the same effect as though such representations and warranties had been made on the Borrowing Date in respect of such Borrowing (it being understood and agreed that any representation or warranty which by its terms is made as of a specified date shall be required to be true and correct in all material respects only as of such specified date).

6.02 Consents. On or prior to each Borrowing Date, all necessary governmental (domestic and foreign) and material third party approvals and/or consents in connection with the Construction Contract, the Refund Guarantees (to the extent issued on or prior to such Borrowing Date), the Vessel and the other transactions contemplated hereby (except to the extent specifically addressed in other sections of Section 5 or this Section 6) shall have been obtained and remain in effect. On each Borrowing Date, there shall not exist any judgment, order, injunction or other restraint issued or filed or a hearing seeking injunctive relief or other restraint pending or notified prohibiting or imposing materially adverse conditions upon this Agreement, the Transaction or the other transactions contemplated by the Credit Documents.

6.03 Refund Guarantees. On (x) the Initial Borrowing Date, the Refund Guarantee for the Pre-delivery Installment to be paid on the Initial Borrowing Date shall have been issued and assigned to the Collateral Agent pursuant to an Assignment of Contracts (or, if such Refund Guarantee is issued by KfW IPEX-Bank GmbH, the Assignment of KfW Refund Guarantee) and (y) each other Borrowing Date (other than the Borrowing Date in relation to the Delivery Date), each additional Refund Guarantee that has been issued since the Initial Borrowing Date shall have been assigned to the Collateral Agent by delivering a supplement to the relevant schedule to the Assignment of Contracts (or, in the case of Refund Guarantees issued by KfW IPEX-Bank GmbH, a supplement to the relevant schedule of the Assignment of KfW Refund Guarantees) to the Collateral Agent with the updated information, in each case along with (to the extent incorporated into the Assignment of Contracts) an appropriate notice and consent relating thereto, and the Joint Lead Arrangers shall have received reasonably satisfactory evidence to such effect. Each Refund Guarantee shall secure a principal amount equal to (i) the amount of the corresponding Pre-delivery Installment to be paid by the Borrower to the Yard minus (ii) the amount paid by the Yard to the Borrower in respect of the corresponding Pre-delivery Installment under Article 8, Clause 2.8 (i), (ii), (iii) or (iv), as the case may be, of the Construction Contract pursuant to the terms of each Refund Guarantee, and the Joint Lead Arrangers shall have received reasonably satisfactory evidence to such effect.

6.04 Equity Payment. On each Borrowing Date on which the proceeds of Loans are being used to fund a payment under the Construction Contract, the Facility Agent shall have received evidence, in form and substance reasonably satisfactory to the Facility Agent, of the payment by the Borrower (other than from proceeds of Loans) of 1% of the amount due on such Borrowing Date under the Construction Contract, which payment may be made from proceeds of Term Loans (other than on the Initial Borrowing Date).

6.05 Fees, Costs, etc. On each Borrowing Date, the Borrower shall have paid to the Agents, the Joint Lead Arrangers and the Lenders all costs, fees, expenses (including, without limitation, reasonable fees and expenses of White & Case LLP and local and maritime counsel and consultants) and other compensation contemplated hereby payable to the Agents, the Joint Lead Arrangers and the Lenders or payable in respect of the transactions contemplated hereunder (including, without limitation, the KfW Refinancing), to the extent then due; provided that (i) any such costs, fees and expenses and other compensation shall have been invoiced to the Borrower at least three Business Days prior to such Borrowing Date and (ii) any such costs, fees and expenses in respect of the KfW Refinancing shall not include ongoing or recurring legal costs or expenses after the Effective Date.

6.06 Construction Contract. On each Borrowing Date, the Borrower shall have certified that all conditions and requirements under the Construction Contract required to be satisfied on such Borrowing Date, including in connection with the respective payment installments to be made to the Yard on such Borrowing Date, shall have been satisfied (including, but not limited to, the Borrower’s payment to the Yard of the portion of the payment installment on the Vessel that is not being financed with proceeds of the Loans), other than those that are not materially adverse to the Lenders, it being understood that any litigation between the Yard and the Parent and/or Borrower shall be deemed to be materially adverse to the Lenders.

6.07 Hermes Cover. On each Borrowing Date, (x) the Facility Agent shall have received evidence from the Hermes Agent that the Hermes Cover is in full force and effect on terms acceptable to the Joint Lead Arrangers (it being understood that each Joint Lead Arranger shall have confirmed to the Hermes Agent that the terms of the Hermes Cover are acceptable), and all due and owing Hermes Premium to be paid in connection therewith shall have been paid in full, provided it is understood and agreed that the Hermes Cover shall have been granted as soon as the Hermes Agent and/or KfW IPEX-Bank GmbH receives the Declaration of Guarantee (Gewährleistungs-Erklärung) from Hermes and (y) all Loans and other financing to be made pursuant hereto shall be in material compliance with the Hermes Cover and all applicable requirements of law or regulation.

6.08 Notice of Borrowing. Prior to the making of each Loan, the Facility Agent shall have received the Notice of Borrowing required by Section 2.03(a).

6.09 Solvency Certificate. On each Borrowing Date, Parent shall cause to be delivered to the Facility Agent a solvency certificate from a senior financial officer of Parent, in substantially the form of Exhibit K or otherwise reasonably acceptable to the Facility Agent, which shall be addressed to the Facility Agent and each of the Lenders and dated such Borrowing Date, setting forth the conclusion that, after giving effect to the transactions hereunder (including the incurrence of all the financing contemplated with respect thereto and the purchase of the Vessel), the Parent and its Subsidiaries, taken as a whole, are not insolvent and will not be rendered insolvent by the Indebtedness incurred in connection therewith, and will not be left with unreasonably small capital with which to engage in their respective businesses and will not have incurred debts beyond their ability to pay such debts as they mature.

6.10 Litigation. On the Initial Borrowing Date, other than as set forth on Schedule 6.10, there shall be no actions, suits or proceedings (governmental or private) pending or, to the Parent or the Borrower’s knowledge, threatened (i) with respect to this Agreement or any other Credit Document or (ii) which has had, or, if adversely determined, could reasonably be expected to have, a Material Adverse Effect.

The acceptance of the proceeds of each Loan shall constitute a representation and warranty by the Borrower to the Facility Agent and each of the Lenders that all of the applicable conditions specified in Section 5, this Section 6 and Section 7 applicable to such Loan have been satisfied as of that time.

SECTION 7. Conditions Precedent to the Delivery Date. The obligation of each Lender to make Loans on the Delivery Date is subject at the time of making such Loans to the satisfaction of the following conditions:

7.01 Delivery of Vessel. On the Delivery Date, the Vessel shall have been delivered in accordance with the terms of the Construction Contract, other than those changes that would not be materially adverse to the interests of the Lenders.

7.02 Collateral and Guaranty Requirements. On or prior to the Delivery Date, the Collateral and Guaranty Requirements with respect to the Vessel shall have been satisfied or the Facility Agent shall have waived such requirements (other than the Specified Requirements) and/or conditioned such waiver on the satisfaction of such requirements within a specified period of time.

7.03 Evidence of 20% Payment. On the Delivery Date, the Borrower shall have provided funding for an amount in the aggregate equal to the sum of at least (x) 20% of the Initial Construction Price for the Vessel (no less than [*] of which shall be funded from cash on hand), (y) [*] of the aggregate amount of Permitted Change Orders for the Vessel and (z) [*] of the difference between the Final Construction Price and the Adjusted Construction Price for the Vessel (in each case, other than from proceeds of Loans, but with respect to clause (x) only, giving effect to proceeds from the loans under the Term Loan Facilities used to finance up to 10% of the Initial Construction Price for the Vessel) and the Facility Agent shall have received a certificate from the officer of the Borrower to such effect.

7.04 Hermes Compliance; Compliance with Applicable Laws and Regulations. On the Delivery Date, all Loans and other financing to be made pursuant hereto shall be in material compliance with all applicable requirements of law or regulation and the Hermes Cover.

7.05 Opinion of Counsel. (a) On the Delivery Date, the Facility Agent shall have received from White & Case LLP (or another counsel reasonably acceptable to the Joint Lead Arrangers), special English counsel to the Documentation Agent for the benefit of the Joint Lead Arrangers, an opinion addressed to the Facility Agent (for itself and on behalf of the Lenders) and the Collateral Agent (for itself and on behalf of the Secured Creditors) and each of the Lenders and dated as of the Delivery Date in substantially the form delivered to the Lenders prior to the Effective Date, or otherwise reasonably satisfactory to the Joint Lead Arrangers, covering the matters set forth on Schedule 7.05.

(b) On the Delivery Date, the Facility Agent shall have received from O’Melveny & Myers LLP (or another counsel reasonably acceptable to the Joint Lead Arrangers), special New York counsel to the Credit Parties, an opinion addressed to the Facility Agent and each of the Lenders and dated as of the Delivery Date in substantially the form delivered to the Lenders prior to the Effective Date, or otherwise reasonably satisfactory to the Joint Lead Arrangers, covering the matters set forth on Schedule 7.05.

(c) On the Delivery Date, the Facility Agent shall have received from Graham Thompson & Co. (or another counsel reasonably acceptable to the Joint Lead Arrangers), special Bahamas counsel to the Credit Parties (or if the Vessel is not flagged in the Bahamas, counsel qualified in the jurisdiction of the flag of the Vessel and reasonably satisfactory to the Facility Agent), an opinion addressed to the Facility Agent and each of the Lenders and dated as of the Delivery Date in substantially the form delivered to the Lenders prior to the Effective Date, or otherwise reasonably satisfactory to the Joint Lead Arrangers, covering the matters set forth on Schedule 7.05.

(d) On the Delivery Date, the Facility Agent shall have received from special Cox Hallett Wilkinson (or another counsel reasonably acceptable to the Joint Lead Arrangers), Bermuda counsel to the Credit Parties, an opinion addressed to the Facility Agent and each of the Lenders and dated as of such Borrowing Date in substantially the form delivered to the Lenders prior to the Effective Date, or otherwise reasonably satisfactory to the Joint Lead Arrangers, covering the matters set forth on Schedule 7.05.

SECTION 8. Representations and Warranties. In order to induce the Lenders to enter into this Agreement and to make the Loans, the Borrower or each Credit Party, as applicable, makes the following representations and warranties, in each case on a daily basis, all of which shall survive the execution and delivery of this Agreement and the making of the Loans:

8.01 Entity Status. The Parent and each of the other Credit Parties (i) is a Person duly organized, constituted and validly existing (or the functional equivalent) under the laws of the jurisdiction of its formation, has the capacity to sue and be sued in its own name and the power to own and charge its assets and carry on its business as it is now being conducted and (ii) is duly qualified and is authorized to do business and is in good standing (or the functional equivalent) in each jurisdiction where the ownership, leasing or operation of its property or the conduct of its business requires such qualifications except for failures to be so qualified or authorized or in good standing which, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

8.02 Power and Authority. Each of the Credit Parties has the power to enter into and perform this Agreement and those of the other Credit Documents to which it is a party and the transactions contemplated hereby and thereby and has taken all necessary action to authorize the entry into and performance of this Agreement and such other Credit Documents and such transactions. This Agreement constitutes legal, valid and binding obligations of the Parent and the Borrower enforceable in accordance with its terms and in entering into this Agreement and borrowing the Loans (in the case of the Borrower), the Parent and the Borrower are each acting on their own account. Each other Credit Document constitutes (or will constitute when executed) legal, valid and binding obligations of each Credit Party expressed to be a party thereto enforceable in accordance with their respective terms.

8.03 No Violation. The entry into and performance of this Agreement, the other Credit Documents and the transactions contemplated hereby and thereby do not and will not conflict with:

(a)	any law or regulation or any official or judicial order; or

(b)	the constitutional documents of any Credit Party; or

(c)	except as set forth on Schedule 8.03, any agreement or document to which any member of the NCLC Group is a party or which is binding upon such Credit Party or any of its assets, nor result in the creation or imposition of any Lien on a Credit Party or its assets pursuant to the provisions of any such agreement or document (it being understood that the Term Loan Facilities shall create a subordinated Lien on certain Collateral).

8.04 Governmental Approvals. Except for the filing of those Security Documents which require registration in the Companies Registries in England and Wales, the Federal Republic of Germany, the Bahamas, any state of the United States of America and/or with the Registrar of Companies in Bermuda, which filing must be completed within 21 days of the execution and delivery of the relevant Security Document(s) in the case of England and Wales, and for the registration of the Vessel Mortgage through the Bahamas Maritime Authority (if the Vessel is flagged in the Bahamas) or such other relevant authority (if the Vessel is flagged in another Acceptable Flag Jurisdiction), all authorizations, approvals, consents, licenses, exemptions, filings, registrations, notarizations and other matters, official or otherwise, required in connection with the entry into, performance, validity and enforceability of this Agreement and each of the other Credit Documents and the transactions contemplated thereby have been obtained or effected and are in full force and effect except for matters in respect of (x) the Construction Risk Insurance and the Refund Guarantees (in each case only to the extent that such Collateral has not yet been delivered) and (y) Collateral to be delivered on the Delivery Date.

8.05 Financial Statements; Financial Condition. (a) (i) The audited consolidated balance sheets of the Parent and its Subsidiaries as at December 31, 2007, December 31, 2008 and December 31, 2009 and the unaudited consolidated balance sheets of the Parent and its Subsidiaries as at June 30, 2010 and the related consolidated statements of operations and of cash flows for the fiscal years or quarters, as the case may be, ended on such dates, reported on by and accompanied by, in the case of the annual financial statements, an unqualified report from PricewaterhouseCoopers LLP, present fairly in all material respects the consolidated financial condition of the Parent and its Subsidiaries as at such date, and the consolidated results of its operations and its consolidated cash flows for the respective fiscal years or quarters, as the case may be, then ended. All such financial statements, including the related schedules and notes thereto, have been prepared in accordance with GAAP applied consistently throughout the periods involved (except as approved by the aforementioned firm of accountants and disclosed therein).

(ii) The pro forma consolidated balance sheet of the Parent and its Subsidiaries as of June 30, 2010 (after giving effect to the Transaction and the financing therefor), a copy of which has been furnished to the Lenders prior to the Initial Borrowing Date, presents a good faith estimate in all material respects of the pro forma consolidated financial position of the Parent and its Subsidiaries as of such date.

(b) Since December 31, 2009, nothing has occurred that has had or could reasonably be expected to have a Material Adverse Effect.

8.06 Litigation. No litigation, arbitration or administrative proceedings of or before any court, arbitral body or agency (including but not limited to investigative proceedings) are current or pending or, to the Parent or the Borrower’s knowledge, threatened, which might, if adversely determined, have a Material Adverse Effect.

8.07 True and Complete Disclosure. Each Credit Party has fully disclosed in writing to the Facility Agent all facts relating to such Credit Party which it knows or should reasonably know and which might reasonably be expected to influence the Lenders in deciding whether or not to enter into this Agreement.

8.08 Use of Proceeds. All proceeds of the Loans may be used only to finance (i) up to 80% of the Adjusted Construction Price of the Vessel and (ii) up to 100% of the Hermes Premium.

8.09 Tax Returns and Payments. The NCLC Group have complied with all taxation laws in all jurisdictions in which it is subject to Taxation and has paid all material Taxes due and payable by it; no material claims are being asserted against it with respect to Taxes, which might, if such claims were successful, have a material adverse effect on the ability of any Credit Party to perform its obligations under the Credit Documents or could otherwise be reasonably expected to have a Material Adverse Effect. As at the Effective Date all amounts payable by the Parent and the Borrower hereunder may be made free and clear of and without deduction for or on account of any Taxation in the Parent and the Borrower’s jurisdiction.

8.10 No Material Misstatements. (a) All written information (other than the Projections, estimates and information of a general economic nature or general industry nature) (the “Information”) concerning the Parent and its Subsidiaries, and the transactions contemplated hereby prepared by or on behalf of the foregoing or their representatives and made available to any Lenders or any Agent in connection with the transactions contemplated hereby, when taken as a whole, was true and correct in all material respects, as of the date such Information was furnished to the Lenders or any Agent and as of the Effective Date and did not, taken as a whole, contain any untrue statement of a material fact as of any such date or omit to state a material fact necessary in order to make the statements contained therein, taken as a whole, not materially misleading in light of the circumstances under which such statements were made.

(b) The Projections and estimates and information of a general economic nature prepared by or on behalf of the Parent, the Borrower or any of their respective representatives and that have been made available to any Lenders or any Agent in connection with the transactions contemplated hereby (i) have been prepared in good faith based upon assumptions believed by the Parent, the Borrower to be reasonable as of the date thereof (it being understood that actual results may vary materially from the Projections), as of the date such Projections and estimates were furnished to the Lenders and as of the Effective Date, and (ii) as of the Effective Date, have not been modified in any material respect by the Parent or the Borrower.

8.11 The Security Documents. (a) None of the Collateral is subject to any Liens except Permitted Liens.

(b) The security interests created under the Share Charge in favor of the Collateral Agent, as pledgee, for the benefit of the Secured Creditors, constitute perfected security interests in the Share Charge Collateral described in the Share Charge, subject to no security interests of any other Person. No filings or recordings are required in order to perfect (or maintain the perfection or priority of) the security interests created in the Share Charge Collateral under the Share Charge other than with respect to that portion of the Share Charge Collateral constituting a “general intangible” under the UCC. The filings on Form UCC-1 made pursuant to the Share Charge will perfect a security interest in the Collateral covered by the Share Charge to the extent a security interest in such Collateral may be perfected by such filings.

(c) After the execution and registration thereof, the Vessel Mortgage will create, as security for the obligations purported to be secured thereby, a valid and enforceable perfected security interest in and mortgage lien on the Vessel in favor of the Collateral Agent (or such other trustee as may be required or desired under local law) for the benefit of the Secured Creditors, superior and prior to the rights of all third Persons (except that the security interest and mortgage lien created on the Vessel may be subject to the Permitted Liens related thereto) and subject to no other Liens (other than Permitted Liens related thereto).

(d) After the execution and delivery thereof and upon the taking of the actions mentioned in the immediately succeeding sentence, each of the Security Documents will create in favor of the Collateral Agent for the benefit of the Secured Creditors a legal, valid and enforceable fully perfected first priority security interest in and Lien on all right, title and interest of the Credit Parties party thereto in the Collateral described therein, subject only to Permitted Liens. Subject to Sections 7.02, 8.04 and this Section 8.11 and the definition of “Collateral and Guaranty Requirements,” no filings or recordings are required in order to perfect the security interests created under any Security Document except for filings or recordings which shall have been made on or prior to the execution of such Security Document.

8.12 Capitalization. All the Capital Stock, as set forth on Schedule 8.12, in the Borrower and each other Credit Party (other than the Parent) is legally and beneficially owned directly or indirectly by the Parent and, except as permitted by Section 10.02, such structure shall remain so until the Maturity Date.

8.13 Subsidiaries. On and as of the Initial Borrowing Date, other than in respect of Dormant Subsidiaries (i) the Parent has no Subsidiaries other than those Subsidiaries listed on Schedule 8.13 which Schedule identifies the correct legal name, direct owner, percentage ownership and jurisdiction of organization of the Borrower and each such other Subsidiary on the date hereof, (ii) all outstanding shares of the Borrower and each other Subsidiary of the Parent have been duly and validly issued, are fully paid and non-assessable and have been issued free of preemptive rights, and (iii) neither the Borrower nor any Subsidiary of the Parent has outstanding any securities convertible into or exchangeable for its Capital Stock or outstanding any right to subscribe for or to purchase, or any options or warrants for the purchase of, or any agreement providing for the issuance (contingent or otherwise) of or any calls, commitments or claims of any character relating to, its Capital Stock or any stock appreciation or similar rights.

8.14 Compliance with Statutes, etc. The Parent and each of its Subsidiaries is in compliance in all material respects with all applicable statutes, regulations and orders of, and all applicable restrictions imposed by, all governmental bodies, domestic or foreign, in respect of the conduct of its business and the ownership of its property, except such noncompliances as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

8.15 Winding-up, etc. None of the events contemplated in clauses (a), (b), (c) or (d) of Section 11.05 has occurred with respect to any Credit Party.

8.16 No Default. No event has occurred which constitutes a Default or Event of Default under or in respect of any Credit Document to which any Credit Party is a party or by which the Parent or any of its Subsidiaries may be bound (including (inter alia) this Agreement) and no event has occurred which constitutes a default under or in respect of any agreement or document to which any Credit Party is a party or by which any Credit Party may be bound, except to an extent as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

8.17 Pollution and Other Regulations. Each of the Credit Parties:

(a) is in compliance with all applicable federal, state, local, foreign and international laws, regulations, conventions and agreements relating to pollution prevention or protection of human health or the environment (including, without limitation, ambient air, surface water, ground water, navigable waters, water of the contiguous zone, ocean waters and international waters), including without limitation, laws, regulations, conventions and agreements relating to (i) emissions, discharges, releases or threatened releases of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous materials, oil, hazard substances, petroleum and petroleum products and by-products (“Materials of Environmental Concern”) or (ii) Environmental Law;

(b) has all permits, licenses, approvals, rulings, variances, exemptions, clearances, consents or other authorizations required under applicable Environmental Law (“Environmental Approvals”) and is in compliance with all Environmental Approvals required to operate its business as presently conducted or as reasonably anticipated to be conducted;

(c) has not received any notice, claim, action, cause of action, investigation or demand by any other person, alleging potential liability for, or a requirement to incur, investigatory costs, clean-up costs, response and/or remedial costs (whether incurred by a governmental entity or otherwise), natural resources damages, property damages, personal injuries, attorneys’ fees and expenses or fines or penalties, in each case arising out of, based on or resulting from (i) the presence or release or threat of release into the environment of any Materials of Environmental Concern at any location, whether or not owned by such person or (ii) Environmental Claim, which is, or are, in each case, material; and

there are no circumstances that may prevent or interfere with such full compliance in the future.

There are no Environmental Claims pending or threatened against any of the Credit Parties which the Parent or the Borrower, in its reasonable opinion, believes to be material.

There are no past or present actions, activities, circumstances, conditions, events or incidents, including, without limitation, the release, emission, discharge or disposal of any Materials of Environmental Concern, that the Parent or the Borrower reasonably believes could form the basis of any bona fide material Environmental Claim against any of the Credit Parties.

8.18 Ownership of Assets. Except as permitted by Section 10.02, each member of the NCLC Group has good and marketable title to all its assets which is reflected in the audited accounts referred to in Section 8.05(a).

8.19 Concerning the Vessel. As of the Delivery Date, (a) the name, registered owner, official number, and jurisdiction of registration and flag of the Vessel shall be set forth on Schedule 8.19 (as updated from time to time by the Borrower pursuant to Section 9.13 with respect to flag jurisdiction, and otherwise (with respect to name, registered owner, official number and jurisdiction of registration) upon advance notice and in a manner that does not interfere with the Lenders’ Liens on the Collateral, provided that each applicable Credit Party shall take all steps requested by the Collateral Agent to preserve and protect the Liens created by the Security Documents on the Vessel) and (b) the Vessel is and will be operated in material compliance with all applicable law, rules and regulations.

8.20 Citizenship. None of the Credit Parties has an establishment in the United Kingdom within the meaning of the Overseas Companies Regulation 2009 or a place of business in the United States (in each case, except as already disclosed) or any other jurisdiction which requires any of the Security Documents to be filed or registered in that jurisdiction to ensure the validity of the Security Documents to which it is a party unless (x) all such filings and registrations have been made or will be made as provided in Sections 7.02, 8.04 and 8.11 and the definition of “Collateral and Guaranty Requirements” and (y) prompt notice of the establishment of such a place of business is given to the Facility Agent and the requirements set forth in Section 9.10 have been satisfied. The Borrower and each other Credit Party which owns or operates, or will own or operate, the Vessel at any time is, or will be, qualified to own and operate the Vessel under the laws of the Bahamas or such other jurisdiction in which the Vessel is permitted, or will be permitted, to be flagged in accordance with the terms of Section 9.13.

8.21 Vessel Classification. The Vessel is or will be as of the Delivery Date, classified in the highest class available for vessels of its age and type with a classification society listed on Schedule 8.21 hereto or another internationally recognized classification society reasonably acceptable to the Collateral Agent, free of any overdue conditions or recommendations.

8.22 No Immunity. None of the Credit Parties nor any of their respective assets enjoys any right of immunity (sovereign or otherwise) from set-off, suit or execution in respect of their obligations under this Agreement or any of the other Credit Documents or by any relevant or applicable law.

8.23 Fees, Governing Law and Enforcement. No fees or taxes, including, without limitation, stamp, transaction, registration or similar taxes, are required to be paid to ensure the legality, validity, or enforceability of this Agreement or any of the other Credit Documents other than recording taxes which have been, or will be, paid as and to the extent due. Under the laws of the Bahamas or any other jurisdiction where the Vessel is flagged, the choice of the laws of England as set forth in the Credit Documents which are stated to be governed by the laws of England is a valid choice of law, and the irrevocable submission by each Credit Party to jurisdiction and consent to service of process and, where necessary, appointment by such Credit Party of an agent for service of process, in each case as set forth in such Credit Documents, is legal, valid, binding and effective.

8.24 Form of Documentation. Each of the Credit Documents is in proper legal form (under the laws of England, the Bahamas, Bermuda and each other jurisdiction where the Vessel is flagged or where the Credit Parties are domiciled) for the enforcement thereof under such laws. To ensure the legality, validity, enforceability or admissibility in evidence of each such Credit Document in England, the Bahamas and/or Bermuda it is not necessary that any Credit Document or any other document be filed or recorded with any court or other authority in England, the Bahamas and Bermuda, except as have been made, or will be made, in accordance with Section 5, 6, 7 and 8, as applicable.

8.25 Pari Passu or Priority Status. The claims of the Agents and the Lenders against the Parent or the Borrower under this Agreement will rank at least pari passu with the claims of all unsecured creditors of the Parent or the Borrower (other than claims of such creditors to the extent that they are statutorily preferred) and in priority to the claims of any creditor of the Parent or the Borrower who is also a Credit Party.

8.26 Solvency. The Credit Parties, taken as a whole, are and shall remain, after the advance to them of the Loans or any of such Loans, solvent in accordance with the laws of Bermuda, the United States, England and the Bahamas and in particular with the provisions of the Bankruptcy Code and the requirements thereof.

8.27 No Undisclosed Commissions. There are and will be no commissions, rebates, premiums or other payments by or to or on account of any Credit Party, their shareholders or directors in connection with the Transaction as a whole other than as disclosed to the Facility Agent or any other Agent in writing.

8.28 Completeness of Documentation. The copies of the Management Agreements, Construction Contract, each Refund Guarantee, and to the extent applicable, each Supervision Agreement delivered to the Facility Agent are true and complete copies of each such document constituting valid and binding obligations of the parties thereto enforceable in accordance with their respective terms and no amendments thereto or variations thereof have been agreed nor has any action been taken by the parties thereto which would in any way render such document inoperative or unenforceable, unless replaced by a management agreement or management agreements, refund guarantees or, to the extent applicable, a supervision agreement, as the case may be, reasonably satisfactory to the Facility Agent.

8.29 Money Laundering. Any borrowing by the Borrower hereunder, and the performance of its obligations hereunder and under the other Security Documents, will be for its own account and will not, to the best of its knowledge, involve any breach by it of any law or regulatory measure relating to “money laundering” as defined in Article 1 of the Directive (2005/EC/60) of the European Parliament and of the Council of the European Communities.

SECTION 9. Affirmative Covenants. The Parent and the Borrower hereby covenant and agree that on and after the Initial Borrowing Date and until the Total Commitments have terminated and the Loans, together with interest, Commitment Commission and all other obligations incurred hereunder and thereunder, are paid in full (other than contingent indemnification and expense reimbursement claims for which no claim has been made):

9.01 Information Covenants. The Parent will provide to the Facility Agent (or will procure the provision of):

(a) Quarterly Financial Statements. Within 60 days after the close of the first three fiscal quarters in each fiscal year of the Parent, the consolidated balance sheets of the Parent and its Subsidiaries as at the end of such quarterly accounting period and the related consolidated statements of operations and cash flows, in each case for such quarterly accounting period and for the elapsed portion of the fiscal year ended with the last day of such quarterly accounting period, and in each case, setting forth comparative figures for the related periods in the prior fiscal year, all of which shall be certified by a financial officer of the Borrower, subject to normal year-end audit adjustments and the absence of footnotes;

(b) Annual Financial Statements. Within 120 days after the close of each fiscal year of the Parent, the consolidated balance sheets of the Parent and its Subsidiaries as at the end of such fiscal year and the related consolidated statements of operations and changes in shareholders’ equity and of cash flows for such fiscal year setting forth comparative figures for the preceding fiscal year and audited by independent certified public accountants of recognized international standing, together with an opinion of such accounting firm (which opinion shall not be qualified as to scope of audit or as to the status of the Parent as a going concern) to the effect that such consolidated financial statements fairly present, in all material respects, the financial position and results of operations of the Parent and its Subsidiaries on a consolidated basis in accordance with GAAP;

(c) Valuations. After the Delivery Date, together with delivery of the financial statements described in Section 9.01(b) for each fiscal year, and at any other time within 15 days of a written request from the Facility Agent, appraisal reports of recent date (but in no event earlier than 90 days before the delivery of such reports) from two Approved Appraisers or such other independent firm of shipbrokers or shipvaluers nominated by the Borrower and approved by the Facility Agent (acting on the instructions of the Required Lenders) or failing such nomination and approval, appointed by the Facility Agent (acting on such instructions) in its sole discretion (each such valuation to be made without, unless reasonably required by the Facility Agent, physical inspection and on the basis of a sale for prompt delivery for cash at arm’s length on normal commercial terms as between a willing buyer and a willing seller without taking into account the benefit of any charterparty or other engagement concerning the Vessel), stating the then current fair market value of the Vessel. All such appraisals shall be conducted by, and made at the expense of, the Borrower (it being understood that the Facility Agent may and, at the request of the Lenders, shall, upon prior written notice to the Borrower (which notice shall identify the names of the relevant appraisal firms), obtain such appraisals and that the cost of all such appraisals will be for the account of the Borrower); provided that, unless an Event of Default shall then be continuing, in no event shall the Borrower be required to pay for appraisal reports from two appraisers on more than one occasion in any fiscal year of the Borrower, with the cost of any such reports in excess thereof to be paid by the Lenders on a pro rata basis;

(d) Filings. Promptly, copies of all financial information, proxy materials and other information and reports, if any, which the Parent or any of its Subsidiaries shall file with the Securities and Exchange Commission (or any successor thereto);

(e) Projections. (i) As soon as practicable (and in any event within 120 days after the close of each fiscal year), commencing with the fiscal year ending December 31, 2010, annual cash flow projections on a consolidated basis of the NCLC Group showing on a monthly basis advance ticket sales (for at least 12 months following the date of such statement) for the NCLC Group;

(ii) As soon as practicable (and in any event not later than January 31 of each fiscal year):

(x)	a budget for the NCLC Group for such new fiscal year including a 12 month liquidity budget for such new fiscal year;

(y)	updated financial projections of the NCLC Group for at least the next five years (including an income statement and quarterly break downs for the first of those five years); and

(z)	an outline of the assumptions supporting such budget and financial projections including but without limitation any scheduled drydockings;

(f) Officer’s Compliance Certificates. As soon as practicable (and in any event within 60 days after the close of each of the first three quarters of its fiscal year and within 120 days after the close of each fiscal year), a statement signed by one of the Parent’s financial officers substantially in the form of Exhibit M (commencing with the fourth quarter of the fiscal year ending December 31, 2010) and such other information as the Facility Agent may reasonably request;

(g) Litigation. On a quarterly basis, details of any material litigation, arbitration or administrative proceedings affecting any Credit Party which are instituted and served, or, to the knowledge of the Parent or the Borrower, threatened (and for this purpose proceedings shall be deemed to be material if they involve a claim in an amount exceeding $25,000,000 or the equivalent in another currency);

(h) Notice of Event of Default. Promptly upon (i) any Credit Party becoming aware thereof (and in any event within three Business Days), notification of the occurrence of any Event of Default and (ii) the Facility Agent’s request from time to time, a certificate stating whether any Credit Party is aware of the occurrence of any Event of Default;

(i) Status of Foreign Exchange Arrangements. Promptly upon reasonable request from any Joint Lead Arranger through the Facility Agent, an update on the status of the Parent and the Borrower’s foreign exchange arrangements with respect to the Vessel and the Term Loan Facilities, the Other Export Credit Facility and this Agreement; and

(j) Other Information. Promptly, such further information in its possession or control regarding its financial condition and operations and those of any company in the NCLC Group as the Facility Agent may reasonably request.

All accounts required under this Section 9.01 shall be prepared in accordance with GAAP and shall fairly represent in all material respects the financial condition of the relevant company.

9.02 Books and Records; Inspection. The Parent will keep, and will cause each of its Subsidiaries to keep, proper books of record and account in all material respects, in which materially proper and correct entries shall be made of all financial transactions and the assets, liabilities and business of the Parent and its Subsidiaries in accordance with GAAP. The Parent will, and will cause each of its Subsidiaries to, permit officers and designated representatives of the Facility Agent at the reasonable request of any Joint Lead Arranger to visit and inspect, under guidance of officers of the Parent or such Subsidiary, any of the properties of the Parent or such Subsidiary, and to examine the books of account of the Parent or such Subsidiary and discuss the affairs, finances and accounts of the Parent or such Subsidiary with, and be advised as to the same by, its and their officers and independent accountants, all upon reasonable prior notice and at such reasonable times and intervals and to such reasonable extent as the Facility Agent at the reasonable request of any such Joint Lead Arranger may reasonably request.

9.03 Maintenance of Property; Insurance. The Parent will (x) keep, and will procure that each of its Subsidiaries keeps, all of its real property and assets properly maintained and in existence and will comprehensively insure, and will procure that each of its Subsidiaries comprehensively insures, for such amounts and of such types as would be effected by prudent companies carrying on business similar to the Parent or its Subsidiaries (as the case may be) and (y) as of the Delivery Date, maintain (or cause the Borrower to maintain) insurance (including, without limitation, hull and machinery, war risks, loss of hire (if applicable), protection and indemnity insurance as set forth on Schedule 9.03 (the “Required Insurance”) with respect to the Vessel at all times.

9.04 Corporate Franchises. The Parent will, and will cause each of its Subsidiaries to, do all such things as are necessary to maintain its corporate existence (except as permitted by Section 10.02) in good standing and will ensure that it has the right and is duly qualified to conduct its business as it is conducted in all applicable jurisdictions and will obtain and maintain all franchises and rights necessary for the conduct of its business, except, in the case of Subsidiaries that are not Credit Parties, to the extent that a failure to do so could not reasonably be expected to have a Material Adverse Effect.

9.05 Compliance with Statutes, etc. The Parent will, and will cause each of its Subsidiaries to, comply with all applicable statutes, regulations and orders of, and all applicable restrictions (including all laws and regulations relating to money laundering) imposed by, all governmental bodies, domestic or foreign, in respect of the conduct of its business and the ownership of its property, except such non-compliances as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

9.06 Hermes Cover. (a) The terms and conditions of the Hermes Cover are incorporated herein and in so far as they impose terms, conditions and/or obligations on the Collateral Agent and/or the Facility Agent and/or the Hermes Agent and/or the Lenders in relation to the Borrower or any other Credit Party then such terms, conditions and obligations are binding on the parties hereto and further in the event of any conflict between the terms of the Hermes Cover and the terms hereof the terms of the Hermes Cover shall be paramount and prevail. For the avoidance of doubt, neither the Parent nor the Borrower has any interest or entitlement in the proceeds of the Hermes Cover. In particular, but without limitation, the Borrower shall pay any difference between the amount of the Loans drawn to pay the Hermes Premium, and the Hermes Premium.

(b) The Borrower shall at all times promptly pay all due and owing Hermes Premium.

9.07 End of Fiscal Years. The Parent and the Borrower will maintain their fiscal year ends as in effect on the Effective Date.

9.08 Performance of Credit Document Obligations. The Parent will, and will cause each of its Subsidiaries to, perform all of its obligations under the terms of each mortgage, indenture, security agreement and other debt instrument (including, without limitation, the Credit Documents) by which it is bound, except such non-performances as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

9.09 Payment of Taxes. The Parent will pay and discharge, and will cause each of its Subsidiaries to pay and discharge, all material taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits, or upon any properties belonging to it, in each case on a timely basis, and all lawful claims which, if unpaid, might become a Lien not otherwise permitted under Section 10.01, provided that neither the Parent nor any of its Subsidiaries shall be required to pay any such tax, assessment, charge, levy or claim which is being contested in good faith and by proper proceedings if it has maintained adequate reserves with respect thereto in accordance with generally accepted accounting principles.

9.10 Further Assurances. (a) The Borrower will, from time to time on being required to do so by the Facility Agent or the Hermes Agent, do or procure the doing of all such acts and/or execute or procure the execution of all such documents in a form reasonably satisfactory to the Facility Agent or the Hermes Agent (as the case may be) as the Facility Agent or the Hermes Agent may reasonably consider necessary for giving full effect to any of the Credit Documents or securing to the Agents and/or the Lenders or any of them the full benefit of the rights, powers and remedies conferred upon the Agents and/or the Lenders or any of them in any such Credit Document.

(b) The Borrower hereby authorizes the Collateral Agent to file one or more financing or continuation statements under the UCC (or any non-U.S. equivalent thereto), and amendments thereto, relative to all or any part of the Collateral without the signature of the Borrower, where permitted by law. The Collateral Agent will promptly send the Borrower a copy of any financing or continuation statements which it may file without the signature of the Borrower and the filing or recordation information with respect thereto.

(c) The Parent will cause each Subsidiary of the Parent which owns any direct interest in the Borrower promptly following such Subsidiary’s acquisition of such interest, to execute and deliver a counterpart to the Share Charge (or, if requested by the Facility Agent, a joinder agreement in respect of the Intercreditor Agreement (if applicable)) and, in connection therewith, promptly execute and deliver all further instruments, and take all further action, that the Facility Agent may reasonably require (including, without limitation, the provision of officers’ certificates, resolutions, good standing certificates and opinions of counsel, in each case to the reasonable satisfaction of the Facility Agent).

(d) If at any time the Borrower shall enter into a Supervision Agreement pursuant to the Construction Contract, the Borrower shall, substantially simultaneously therewith, duly authorize, execute and deliver a valid and effective first-priority legal assignment in favor of the Collateral Agent of all of the Borrower’s present and future interests in and benefits under such Supervision Agreement, which such assignment shall be in form and substance reasonably acceptable to the Facility Agent, and customary for this type of transaction.

9.11 Ownership of Subsidiaries. Other than “director qualifying shares” and similar requirements, the Parent shall at all times directly or indirectly own 100% of the Capital Stock or other Equity Interests of the Borrower (except as permitted by Section 10.02).

9.12 Consents and Registrations. The Parent and the Borrower shall obtain (and shall, at the request of the Facility Agent, promptly furnish certified copies to the Facility Agent of) all such authorizations, approvals, consents, licenses and exemptions as may be required under any applicable law or regulation to enable it or any Credit Party to perform its obligations under, and ensure the validity or enforceability of, each of the Credit Documents are obtained and promptly renewed from time to time and will procure that the terms of the same are complied with at all times. Insofar as such filings or registrations have not been completed on or before the Initial Borrowing Date, the Borrower will procure the filing or registration within applicable time limits of each Security Document which requires filing or registration together with all ancillary documents required to preserve the priority and enforceability of the Security Documents.

9.13 Flag of Vessel. (a) The Borrower shall cause the Vessel to be registered under the laws and flag of the Bahamas or, provided that the requirements of a Flag Jurisdiction Transfer are satisfied, another Acceptable Flag Jurisdiction. Notwithstanding the foregoing, the relevant Credit Party may transfer the Vessel to an Acceptable Flag Jurisdiction pursuant to the requirements set forth in the definition of “Flag Jurisdiction Transfer”.

(b) Except as permitted by Section 10.02, the Borrower will own the Vessel and will procure that the Vessel is traded within the NCLC Fleet from the Initial Borrowing Date until the Maturity Date.

(c) The Borrower will at all times engage the Manager (or a replacement manager reasonably acceptable to the Facility Agent) to provide the commercial and technical management and crewing of the Vessel.

9.14 “Know Your Customer” and Other Similar Information. The Parent will, and will cause the Credit Parties, to provide (i) the “Know Your Customer” information required pursuant to the PATRIOT Act and applicable money laundering provisions and (ii) such other documentation and evidence necessary in order for the Lenders to carry out and be reasonably satisfied with other similar checks under all applicable laws and regulations pursuant to the Transaction and the Hermes Cover, in each case as requested by the Facility Agent, the Hermes Agent or any Lender in connection with each of the Facility Agent’s, the Hermes Agent’s and each Lender’s internal compliance regulations.

SECTION 10. Negative Covenants. The Parent and the Borrower hereby covenant and agree that on and after the Initial Borrowing Date and until all Commitments have terminated and the Loans, together with interest, Commitment Commission and all other Credit Document Obligations incurred hereunder and thereunder, are paid in full (other than contingent indemnification and expense reimbursement claims for which no claim has been made):

10.01 Liens. The Parent will not, and will not permit any of its Subsidiaries to, create, incur, assume or suffer to exist any Lien upon or with respect to any Collateral, whether now owned or hereafter acquired, or sell any such Collateral subject to an understanding or agreement, contingent or otherwise, to repurchase such Collateral (including sales of accounts receivable with recourse to the Parent or any of its Subsidiaries); provided that the provisions of this Section 10.01 shall not prevent the creation, incurrence, assumption or existence of the following (Liens described below are herein referred to as “Permitted Liens”):

(i) inchoate Liens for taxes, assessments or governmental charges or levies not yet due and payable or Liens for taxes, assessments or governmental charges or levies being contested in good faith and by appropriate proceedings for which adequate reserves have been established in accordance with generally accepted accounting principles;

(ii) Liens imposed by law, which were incurred in the ordinary course of business and do not secure Indebtedness for Borrowed Money, such as carriers’, warehousemen’s, materialmen’s and mechanics’ liens and other similar Liens arising in the ordinary course of business, and (x) which do not in the aggregate materially detract from the value of the Collateral and do not materially impair the use thereof in the operation of the business of the Parent or such Subsidiary or (y) which are being contested in good faith by appropriate proceedings, which proceedings (or orders entered in connection with such proceedings) have the effect of preventing the forfeiture or sale of the Collateral subject to any such Lien;

(iii) Liens in existence on the Effective Date which are listed, and the property subject thereto described, in Schedule 10.01, without giving effect to any renewals or extensions of such Liens, provided that the aggregate principal amount of the Indebtedness, if any, secured by such Liens does not increase from that amount outstanding on the Effective Date, less any repayments of principal thereof;

(iv) Liens created pursuant to the Security Documents including, without limitation, Liens created in relation to any Interest Rate Protection Agreement or Other Hedging Agreement;

(v) Liens arising out of judgments, awards, decrees or attachments with respect to which the Parent or any of its Subsidiaries shall in good faith be prosecuting an appeal or proceedings for review, provided that the aggregate amount of all such judgments, awards, decrees or attachments shall not constitute an Event of Default under Section 11.09;

(vi) Liens in respect of seamen’s wages which are not past due and other maritime Liens arising in the ordinary course of business up to an aggregate amount of $10,000,000;

(vii) Liens securing the obligations under each Term Loan Facility and any interest rate protection agreement or other hedging agreement in connection therewith, provided that such Liens are subject to the provisions of the Intercreditor Agreement; and

(vii) Liens which rank after the Liens created by the Security Documents to secure the performance of bids, tenders, bonds or contracts; provided that (a) such bids, tenders, bonds or contracts directly relate to the Vessel, are incurred in the ordinary course of business and do not relate to the incurrence of Indebtedness for Borrowed Money, and (b) at any time outstanding, the aggregate amount of Liens under this clause (vii) shall not secure greater than $25,000,000 of obligations.

In connection with the granting of Liens described above in this Section 10.01 by the Parent or any of its Subsidiaries, the Facility Agent and the Collateral Agent shall be authorized to take any actions deemed appropriate by it in connection therewith (including, without limitation, by executing appropriate lien subordination agreements in favor of the holder or holders of such Liens, in respect of the item or items of equipment or other assets subject to such Liens).

10.02 Consolidation, Merger, Amalgamation, Sale of Assets, Acquisitions, etc. (a) The Parent will not, and will not permit any of its Subsidiaries to, wind up, liquidate or dissolve its affairs or enter into any transaction of merger, amalgamation or consolidation, or convey, sell, lease or otherwise dispose of all or substantially all of its property or assets, or make any Acquisitions, except that:

(i) any Subsidiary of the Parent (other than the Borrower) may merge, amalgamate or consolidate with and into, or be dissolved or liquidated into, the Parent or other Subsidiary of the Parent (other than the Borrower), so long as (x) in the case of any such merger, amalgamation, consolidation, dissolution or liquidation involving the Parent, the Parent is the surviving or continuing entity of any such merger, amalgamation, consolidation, dissolution or liquidation and (y) any security interests granted to the Collateral Agent for the benefit of the Secured Creditors pursuant to the Security Documents in the assets of such Subsidiary shall remain in full force and effect and perfected (to at least the same extent as in effect immediately prior to such merger, amalgamation, consolidation, dissolution or liquidation) and all actions required to maintain said perfected status have been taken;

(ii) the Parent and any Subsidiary of the Parent may make dispositions of assets so long as such disposition is permitted pursuant to Section 10.02(b);

(iii) the Parent and any Subsidiary of the Parent (other than the Borrower) may make Acquisitions; provided that (x) the Parent provides evidence reasonably satisfactory to the Required Lenders that the Parent will be in compliance with the financial undertakings contained in Sections 10.06 to 10.09 after giving effect to such Acquisition on a pro forma basis and (y) no Default or Event of Default will exist after giving effect to such Acquisition; and

(iv) the Parent and any Subsidiary of the Parent (other than the Borrower) may establish new Subsidiaries.

(b) The Parent will not, and will not permit any other company in the NCLC Group to, either in a single transaction or in a series of transactions whether related or not and whether voluntarily or involuntarily, sell, transfer, lease or otherwise dispose of all or a substantial part of its assets except that the following disposals shall not be taken into account:

(i) dispositions made in the ordinary course of trading of the disposing entity (excluding a disposition of the Vessel or other Collateral) including without limitation, the payment of cash as consideration for the purchase or acquisition of any asset or service or in the discharge of any obligation incurred for value in the ordinary course of trading;

(ii) dispositions of cash raised or borrowed for the purposes for which such cash was raised or borrowed;

(iii) dispositions of assets (other than the Vessel or other Collateral) owned by any member of the NCLC Group in exchange for other assets comparable or superior as to type and value;

(iv) a vessel (other than the Vessel or other Collateral) or any other asset owned by any member of the NCLC Group (other than the Borrower) may be sold, provided such sale is on a willing seller willing buyer basis at or about market rate and at arm’s length subject always to the provisions of any loan documentation for the financing of such vessel or other asset;

(v) the Credit Parties may sell, lease or otherwise dispose of the Vessel or sell 100% of the Capital Stock of the Borrower, provided that such sale is made at fair market value, the Total Commitment is permanently reduced to $0, and the Loans are repaid in full; and

(vi) Permitted Chartering Arrangements.

10.03 Dividends. The Parent will not, and will not permit any of its Subsidiaries to, authorize, declare or pay any Dividends with respect to the Parent or any of its Subsidiaries, except that:

(i) Subsidiaries of the Parent may pay Dividends to another member of the NCLC Group; provided that the Borrower shall procure that any Dividends or other distributions and interest paid or payable in connection with such Dividends or other distributions to NCL International Ltd., NCL America Holdings, LLC or Arrasas Limited shall be received promptly by the Parent directly or indirectly by way of Dividend;

(ii) the Parent may pay Dividends in respect of the tax liability to each relevant jurisdiction in respect of consolidated, combined, unitary or affiliated tax returns for each relevant jurisdiction of the NCLC Group or holder of the Parent’s Capital Stock with respect to income taxable as a result of any member of the NCLC Group being taxed as a pass-through entity for U.S. Federal, state and local income tax purposes or attributable to any member of the NCLC Group; and

(iii) at any time following the listing of the ordinary Capital Stock of the Parent on an Approved Stock Exchange, the Parent may pay Dividends in an amount not to exceed 50% of Consolidated Net Income of the Parent and its Subsidiaries for the period (taken as one period) commencing on January 1, 2010 and ending on the date prior to such Dividend for which financial statements are available so long as (x) no Default or Event or Default exists or would result from such Dividend and (y) at the time of such Dividend and after giving effect thereto the ratio of Total Net Funded Debt to Consolidated EBITDA for the four consecutive fiscal quarters last ended for which financial statements have been provided to the Facility Agent pursuant to Section 9.01 is less than 5.50:1.00.

10.04 Advances, Investments and Loans. The Parent will not, and will not permit any other member of the NCLC Group to, purchase or acquire any margin stock (or other Equity Interests) or any other asset, or make any capital contribution to or other investment in any other Person (each of the foregoing an “Investment” and, collectively, “Investments”), in each case either in a single transaction or in a series of transactions (whether related or not), except that the following shall be permitted:

(i) Investments on arm’s length terms;

(ii) Investments for its use in its ordinary course of business;

(iii) Investments the cost of which is less than or equal to its fair market value at the date of acquisition; and

(iv) Investments permitted by Section 10.02.

10.05 Transactions with Affiliates. (a) The Parent will not, and will not permit any of its Subsidiaries to, directly or indirectly, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction or series of transactions, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate of such Person (each of the foregoing, an “Affiliate Transaction”) involving aggregate consideration in excess of $10,000,000 unless such Affiliate Transaction is on terms that are not materially less favorable to the Parent or any Subsidiary of the Parent than those that could have been obtained in a comparable transaction by such Person with an unrelated Person.

(b) The provisions of Section 10.05(a) shall not apply to the following:

(i) transactions between or among the Parent and/or any Subsidiary of the Parent (or an entity that becomes a Subsidiary of the Parent as a result of such transaction) and any merger, consolidation or amalgamation of the Parent or any Subsidiary of the Parent and any direct parent of the Parent, any Subsidiary of the Parent or, in the case of a Subsidiary of the Parent, the Parent; provided that such parent shall have no material liabilities and no material assets other than cash, Cash Equivalents and the Capital Stock of the Parent or such Subsidiary of the Parent, as the case may be, and such merger, consolidation or amalgamation is otherwise in compliance with the terms of this Agreement and effected for a bona fide business purpose;

(ii) Dividends permitted by Section 10.03 and Investments permitted by Section 10.04;

(iii) the payment of reasonable and customary fees and reimbursement of expenses paid to, and indemnity provided on behalf of, officers, directors, employees or consultants of the Parent or any Subsidiary of the Parent, any direct or indirect parent of the Parent;

(iv) payments by the Parent or any Subsidiary of the Parent to a Permitted Holder made for any financial advisory, financing, underwriting or placement services or in respect of other investment banking activities, including, without limitation, in connection with acquisitions or divestitures, which payments are approved by a majority of the board of directors of the Parent in good faith;

(v) any agreement to pay, and the payment of, monitoring, management, transaction, advisory or similar fees (A) in an aggregate amount in any fiscal year not to exceed the sum of (1) the greater of (i) 1% of Consolidated EBITDA of the Parent and (ii) $9,000,000 plus reasonable out of pocket costs and expenses in connection therewith and unpaid amounts accrued for prior periods; plus (2) any deferred fees (to the extent such fees were within such amount in clause (A)(1) above originally), plus (B) 2.0% of the value of transactions with respect to which an Affiliate provides any transaction, advisory or other services, plus (C) so long as no Event of Default has occurred and is continuing, in the event of an initial public offering, the present value of all future amounts payable pursuant to any agreement referred to in clause (A)(1) above in connection with the termination of such agreement with a Permitted Holder; provided that if any such payment pursuant to clause (C) is not permitted to be paid as a result of an Event of Default, such payment shall accrue and may be payable when no Event of Default is continuing to the extent that no further Event of Default would result therefrom;

(vi) transactions in which the Parent or any Subsidiary of the Parent, as the case may be, delivers to the Facility Agent a letter from an independent financial advisor stating that such transaction is fair to the Parent or any Subsidiary of the Parent, as the case may be, from a financial point of view or meets the requirements of Section 10.05(a);

(vii) payments or loans (or cancellation of loans) to officers, directors, employees or consultants which are approved by a majority of the board of directors of the Parent in good faith;

(viii) any agreement as in effect as of the Effective Date or any amendment thereto (so long as any such agreement together with all amendments thereto, taken as a whole, is not more disadvantageous to the Lenders in any material respect than the original agreement as in effect on the Effective Date) or any transaction contemplated thereby as determined in good faith by the Parent;

(ix) (A) transactions with customers, clients, suppliers or purchasers or sellers of goods or services, or transactions otherwise relating to the purchase or sale of goods or services, in each case in the ordinary course of business and otherwise in compliance with the terms of this Agreement, which are fair to the Parent and its Subsidiaries in the reasonable determination of the Board of Directors or the senior management of the Parent, or are on terms at least as favorable as might reasonably have been obtained at such time from an unaffiliated party or (B) transactions with joint ventures or Subsidiaries of the Parent entered into in the ordinary course of business and consistent with past practice or industry norm;

(x) the issuance of Equity Interests (other than Disqualified Stock) of the Parent to any Person;

(xi) the issuances of securities or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment arrangements, stock option and stock ownership plans or similar employee benefit plans approved by the Board of Directors of the Parent or any direct or indirect parent of the Issuer or of a Subsidiary of the Parent, as appropriate, in good faith;

(xii) any contribution to the capital of the Parent;

(xiii) transactions between the Parent or any Subsidiary of the Parent and any Person, a director of which is also a director of the Parent or a Subsidiary of the Parent or any direct or indirect parent of the Parent; provided, however, that such director abstains from voting as a director of the Parent or a Subsidiary of the Parent or such direct or indirect parent, as the case may be, on any matter involving such other Person;

(xiv) pledges of Equity Interests of Subsidiaries of the Parent (other than the Borrower);

(xv) the formation and maintenance of any consolidated group or subgroup for tax, accounting or cash pooling or management purposes in the ordinary course of business;

(xvi) any employment agreements entered into by the Parent or any Subsidiary of the Parent in the ordinary course of business; and

(xvii) transactions undertaken in good faith (as certified by a responsible financial or accounting officer of the Parent in an officer’s certificate) for the purpose of improving the consolidated tax efficiency of the Parent and its Subsidiaries and not for the purpose of circumventing any provision set forth in this Agreement.

10.06 Free Liquidity. The Parent will not permit the Free Liquidity to be less than $50,000,000 at any time.

10.07 Total Net Funded Debt to Total Capitalization. The Parent will not permit the ratio of Total Net Funded Debt to Total Capitalization to be greater than 0.70:1.00 at any time.

10.08 Collateral Maintenance. The Borrower will not permit the Appraised Value of the Vessel (such value, the “Vessel Value”) to be less than 125% of the aggregate outstanding principal amount of Loans at such time; provided that, so long as any non-compliance in respect of this Section 10.08 is not caused by a voluntary Collateral Disposition, such non-compliance shall not constitute a Default or an Event of Default so long as within 10 Business Days of the occurrence of such default, the Borrower shall either (i) post additional collateral reasonably satisfactory to the Required Lenders in favor of the Collateral Agent (it being understood that cash collateral comprised of Dollars is satisfactory and that it shall be valued at par), pursuant to security documentation reasonably satisfactory in form and substance to the Collateral Agent and the Joint Lead Arrangers, in an aggregate amount sufficient to cure such non-compliance (and shall at all times during such period and prior to satisfactory completion thereof, be diligently carrying out such actions) or (ii) repay Loans in an amount sufficient to cure such non-compliance; provided, further, that, subject to the last sentence in Section 9.01(c), the covenant in this Section 10.08 shall be tested no more than once per calendar year beginning with the first calendar year end to occur after the Delivery Date in the absence of the occurrence of an Event of Default which is continuing.

10.09 Consolidated EBITDA to Consolidated Debt Service. The Parent will not permit the ratio of Consolidated EBITDA to Consolidated Debt Service for the NCLC Group at the end of any fiscal quarter, computed for the period of the four consecutive fiscal quarters ending as at the end of the relevant fiscal quarter, to be less than 1.25:1.00 unless the Free Liquidity of the NCLC Group at all times during such period of four consecutive fiscal quarters ending as at the end of such fiscal quarter was equal to or greater than $100,000,000.

10.10 Business; Change of Name. The Parent will not, and will not permit any of its Subsidiaries to, change its name, change its address as indicated on Schedule 14.03A to an address outside the State of Florida, or make or threaten to make any substantial change in its business as presently conducted or cease to perform its current business activities or carry on any other business which is substantial in relation to its business as presently conducted if doing so would imperil the security created by any of the Security Documents or affect the ability of the Parent or its Subsidiaries to duly perform its obligations under any Credit Document to which it is or may be a party from time to time (it being understood that name changes and changes of address to an address outside the State of Florida shall be permitted so long as new, relevant Security Documents are executed and delivered (and if necessary, recorded) in a form reasonably satisfactory to the Collateral Agent), in each case in the reasonable opinion of the Facility Agent; provided that any new leisure or hospitality venture embarked upon by any member of the NCLC Group (other than the Parent) shall not constitute a substantial change in its business.

10.11 Subordination of Indebtedness. The Parent shall procure that any and all of its Indebtedness with any other Credit Party and/or any shareholder of the Parent is at all times fully subordinated to the Credit Document Obligations. The Parent shall not make or permit to be made any repayments of principal, payments of interest or of any other costs, fees, expenses or liabilities arising from or representing Indebtedness with any shareholder of the Parent. Upon the occurrence of an Event of Default, the Parent shall not make any repayments of principal, payments of interest or of any other costs, fees, expenses or liabilities arising from or representing Indebtedness with any other Credit Party.

10.12 Activities of Borrower, etc. The Parent will not permit the Borrower to, and the Borrower will not:

(i) issue or enter into any guarantee or indemnity or otherwise become directly or contingently liable for the obligations of any other Person, other than in the ordinary course of its business as owner of the Vessel;

(ii) incur any Indebtedness other than under the Credit Documents or other than in the ordinary course of its business as owner of the Vessel; and

(iii) engage in any business or own any significant assets or have any material liabilities other than (i) its ownership of the Vessel and (ii) those liabilities which it is responsible for under this Agreement and the other Credit Documents to which it is a party, provided that the Borrower may also engage in those activities that are incidental to (x) the maintenance of its existence in compliance with applicable law and (y) legal, tax and accounting matters in connection with any of the foregoing activities.

10.13 Material Amendments or Modifications of Construction Contracts. The Parent will not, and will not permit any of its Subsidiaries to, make any material amendments, modifications or changes to any term or provision of the Construction Contract that would amend, modify or change (i) the purpose of the Vessel or (ii) the Initial Construction Price in excess of 7.5% in the aggregate, in each case unless such amendment, modification or change is approved in advance by the Facility Agent and the Hermes Agent and the same could not reasonably be expected to be adverse to the interests of the Lenders or the Hermes Cover.

10.14 No Place of Business. None of the Credit Parties shall establish a place of business in the United Kingdom or the United States of America, with the exception of those places of business already in existence on the Effective Date, unless prompt notice thereof is given to the Facility Agent and the requirements set forth in Section 9.10 have been satisfied.

SECTION 11. Events of Default. Upon the occurrence of any of the following specified events (each an “Event of Default”):

11.01 Payments. The Borrower or any other Credit Party does not pay on the due date any amount of principal or interest on any Loan (provided, however, that if any such amount is not paid when due solely by reason of some error or omission on the part of the bank or banks through whom the relevant funds are being transmitted no Event of Default shall occur for the purposes of this Section 11.01 until the expiry of three Business Days following the date on which such payment is due) or, within three days of the due date any other amount, payable by it under any Credit Document to which it may at any time be a party, at the place and in the currency in which it is expressed to be payable; or

11.02 Representations, etc. Any representation, warranty or statement made or repeated in, or in connection with, any Credit Document or in any accounts, certificate, statement or opinion delivered by or on behalf of any Credit Party thereunder or in connection therewith is materially incorrect when made or would, if repeated at any time hereafter by reference to the facts subsisting at such time, no longer be materially correct; or

11.03 Covenants. Any Credit Party shall (i) default in the due performance or observance by it of any term, covenant or agreement contained in Section 9.01(h), Section 9.06, Section 9.11, or Section 10 or (ii) default in the due performance or observance by it of any other term, covenant or agreement contained in this Agreement or any other Credit Document and, in the case of this clause (ii), such default shall continue unremedied for a period of 30 days after written notice to the Borrower by the Facility Agent or any of the Lenders; or

11.04 Default Under Other Agreements. (a) Any event of default occurs under any financial contract or financial document relating to any Indebtedness of any member of the NCLC Group;

(b) Any such Indebtedness or any sum payable in respect thereof is not paid when due (after the expiry of any applicable grace period(s)) whether by acceleration or otherwise;

(c) Any Lien over any assets of any member of the NCLC Group becomes enforceable; or

(d) Any other Indebtedness of any member of the NCLC Group is not paid when due or is or becomes capable of being declared due prematurely by reason of default or any security for the same becomes enforceable by reason of default, provided that:

(i) it shall not be a Default or Event of Default under this Section 11.04 unless the principal amount of the relevant Indebtedness as described in preceding clauses (a) through (d), inclusive, exceeds $15,000,000;

(ii) no Event of Default will arise under clauses (a), (c) and/or (d) until the earlier of (x) 30 days following the occurrence of the related event of default, Lien becoming enforceable or Indebtedness becoming capable of being declared due prematurely, as the case may be, and (y) the acceleration of the relevant Indebtedness or the enforcement of the relevant Lien; and

(iii) if at any time hereafter the Parent or any other member of the NCLC Group agrees to the incorporation of a cross default provision into any financial contract or financial document relating to any Indebtedness that is more onerous than this Section 11.04, then the Parent shall immediately notify the Facility Agent and that cross default provision shall be deemed to apply to this Agreement as if set out in full herein with effect from the date of such financial contract or financial document and during the term of that financial contract or financial document; or

11.05 Bankruptcy, etc. (a) Other than as expressly permitted in Section 10, any order is made or an effective resolution passed or other action taken for the suspension of payments or dissolution, termination of existence, liquidation, winding-up or bankruptcy of any member of the NCLC Group; or

(b) Any member of the NCLC Group shall commence a voluntary case concerning itself under Title 11 of the United States Code entitled “Bankruptcy,” as now or hereafter in effect, or any successor thereto (the “Bankruptcy Code”); or an involuntary case is commenced against any member of the NCLC Group, and the petition is not dismissed within 45 days after the filing thereof, provided, however, that during the pendency of such period, each Lender shall be relieved of its obligation to extend credit hereunder; or a custodian (as defined in the Bankruptcy Code) is appointed for, or takes charge of, all or substantially all of the property of any member of the NCLC Group, to operate all or any substantial portion of the business of any member of the NCLC Group, or any member of the NCLC Group commences any other proceeding under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction whether now or hereafter in effect relating to any member of the NCLC Group, or there is commenced against any member of the NCLC Group any such proceeding which remains undismissed for a period of 45 days after the filing thereof, or any member of the NCLC Group is adjudicated insolvent or bankrupt; or any order of relief or other order approving any such case or proceeding is entered; or any member of the NCLC Group makes a general assignment for the benefit of creditors; or any Company action is taken by any member of the NCLC Group for the purpose of effecting any of the foregoing; or

(c) A liquidator (subject to Section 11.05(e)), trustee, administrator, receiver, manager or similar officer is appointed in respect of any member of the NCLC Group or in respect of all or any substantial part of the assets of any member of the NCLC Group and in any such case such appointment is not withdrawn within 30 days (in this Section 11.05, the “Grace Period”) unless the Facility Agent considers in its sole discretion that the interest of the Lenders and/or the Agents might reasonably be expected to be adversely affected in which event the Grace Period shall not apply; or

(d) Any member of the NCLC Group becomes or is declared insolvent or is unable, or admits in writing its inability, to pay its debts as they fall due or becomes insolvent within the terms of any applicable law; or

(e) Anything analogous to or having a substantially similar effect to any of the events specified in this Section 11.05 shall have occurred under the laws of any applicable jurisdiction (subject to the analogous grace periods set forth herein); or

11.06 Total Loss. An Event of Loss shall occur resulting in the actual or constructive total loss of the Vessel or the agreed or compromised total loss of the Vessel and the proceeds of the insurance in respect thereof shall not have been received within 150 days of the event giving rise to such Event of Loss; or

11.07 Security Documents. At any time after the execution and delivery thereof, any of the Security Documents shall cease to be in full force and effect, or shall cease to give the Collateral Agent for the benefit of the Secured Creditors the Liens, rights, powers and privileges purported to be created thereby (including, without limitation, a perfected security interest in, and Lien on, all of the material Collateral), in favor of the Collateral Agent, superior to and prior to the rights of all third Persons (except in connection with Permitted Liens), and subject to no other Liens (except Permitted Liens), or any “event of default” (as defined in the Vessel Mortgage) shall occur in respect of the Vessel Mortgage; or

11.08 Guaranties. (a) The Parent Guaranty, or any provision thereof, shall cease to be in full force or effect as to the Parent, or the Parent (or any Person acting by or on behalf of the Parent) shall deny or disaffirm the Parent’s obligations under the Parent Guaranty; or

(b) After the execution and delivery thereof, the Hermes Cover, or any material provision thereof, shall cease to be in full force or effect, or Hermes (or any Person acting by or on behalf of the Parent or the Hermes Agent) shall deny or disaffirm Hermes’ obligations under the Hermes Cover; or

11.09 Judgments. Any distress, execution, attachment or other process affects the whole or any substantial part of the assets of any member of the NCLC Group and remains undischarged for a period of 21 days or any uninsured judgment in excess of $15,000,000 following final appeal remains unsatisfied for a period of 30 days in the case of a judgment made in the United States and otherwise for a period of 60 days; or

11.10 Cessation of Business. Subject to Section 10.02, any member of the NCLC Group shall cease to carry on all or a substantial part of its business; or

11.11 Revocation of Consents. Any authorization, approval, consent, license, exemption, filing, registration or notarization or other requirement necessary to enable any Credit Party to comply with any of its obligations under any of the Credit Documents to which it is a party shall have been materially adversely modified, revoked or withheld or shall not remain in full force and effect and within 90 days of the date of its occurrence such event is not remedied to the satisfaction of the Required Lenders and the Required Lenders consider in their sole discretion that such failure is or might be expected to become materially prejudicial to the interests, rights or position of the Agents and the Lenders or any of them; provided that the Borrower shall not be entitled to the aforesaid 90 day period if the modification, revocation or withholding of the authorization, approval or consent is due to an act or omission of any Credit Party and the Required Lenders are satisfied in their sole discretion that the interests of the Agents or the Lenders might reasonably be expected to be materially adversely affected; or

11.12 Unlawfulness. At any time it is unlawful or impossible for:

(i) any Credit Party to perform any of its obligations under any Credit Document to which it is a party; or

(ii) the Agents or the Lenders, as applicable, to exercise any of their rights under any of the Credit Documents;

provided that no Event of Default shall be deemed to have occurred (x) (except where the unlawfulness or impossibility adversely affects any Credit Party’s payment obligations under this Agreement and/or the other Credit Documents (the determination of which shall be in the Facility Agent’s sole discretion) in which case the following provisions of this Section 11.12 shall not apply) where the unlawfulness or impossibility prevents any Credit Party from performing its obligations (other than its payment obligations under this Agreement and the other Credit Documents) and is cured within a period of 21 days of the occurrence of the event giving rise to the unlawfulness or impossibility and the relevant Credit Party, within the aforesaid period, performs its obligation(s), and (y) where the Facility Agent and/or the Lenders, as applicable, could, in its or their sole discretion, mitigate the consequences of unlawfulness or impossibility in the manner described in Section 2.10(a) (it being understood that the costs of mitigation shall be determined in accordance with Section 2.10(a)); or

11.13 Insurances. Borrower shall have failed to insure the Vessel in the manner specified in this Agreement or failed to renew the Required Insurance at least 10 Business Days prior to the date of expiry thereof and, if requested by the Facility Agent, produce prompt confirmation of such renewal to the Facility Agent; or

11.14 Disposals. The Borrower or any other member of the NCLC Group shall have concealed, removed, or permitted to be concealed or removed, any part of its property, with intent to hinder, delay or defraud its creditors or any of them, or made or suffered a transfer of any of its property which may be fraudulent under any bankruptcy, fraudulent conveyance or similar law; or shall have made any transfer of its property to or for the benefit of a creditor with the intention of preferring such creditor over any other creditor; or

11.15 Government Intervention. The authority of any member of the NCLC Group in the conduct of its business shall be wholly or substantially curtailed by any seizure or intervention by or on behalf of any authority and within 90 days of the date of its occurrence any such seizure or intervention is not relinquished or withdrawn and the Facility Agent reasonably considers that the relevant occurrence is or might be expected to become materially prejudicial to the interests, rights or position of the Agents and/or the Lenders; provided that the Borrower shall not be entitled to the aforesaid 90 day period if the seizure or intervention executed by any authority is due to an act or omission of any member of the NCLC Group and the Facility Agent is satisfied, in its sole discretion, that the interests of the Agents and/or the Lenders might reasonably be expected to be materially adversely affected; or

11.16 Change of Control. A Change of Control shall occur; or

11.17 Material Adverse Change. Any event shall occur which results in a Material Adverse Effect; or

11.18 Repudiation of Construction Contract or other Material Documents. Any party to the Construction Contract, any Credit Document or any other material documents related to the Credit Document Obligations hereunder shall repudiate the Construction Contract, such Credit Document or such material document in any way;

then, and in any such event, and at any time thereafter, if any Event of Default shall then be continuing, the Facility Agent, upon the written request of the Required Lenders and after having informed the Hermes Agent of such written request, shall by written notice to the Borrower, take any or all of the following actions, without prejudice to the rights of any Agent or any Lender to enforce its claims against any Credit Party (provided that, if an Event of Default specified in Section 11.05 shall occur, the result which would occur upon the giving of written notice by the Facility Agent to the Borrower as specified in clauses (i) and (ii) below shall occur automatically without the giving of any such notice): (i) declare the Total Commitments terminated, whereupon all Commitments of each Lender shall forthwith terminate immediately and any Commitment Commission shall forthwith become due and payable without any other notice of any kind; (ii) declare the principal of and any accrued interest in respect of all Loans and all Credit Document Obligations owing hereunder and thereunder to be, whereupon the same shall become, forthwith due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by each Credit Party; and (iii) enforce, as Collateral Agent, all of the Liens and security interests created pursuant to the Security Documents.

SECTION 12. Agency and Security Trustee Provisions.

12.01 Appointment and Declaration of Trust. (a) The Lenders hereby designate KfW IPEX-Bank GmbH, as Facility Agent (for purposes of this Section 12, the term “Facility Agent” shall include KfW IPEX-Bank GmbH (and/or any of its Affiliates) in its capacity as Collateral Agent under the Security Documents and as CIRR Agent) to act as specified herein and in the other Credit Documents. The Lenders hereby further designate Nordea Bank Norge ASA, as Documentation Agent, to act as specified herein and in the other Credit Documents. Each Lender hereby irrevocably authorizes the Agents to take such action on its behalf under the provisions of this Agreement, the other Credit Documents and any other instruments and agreements referred to herein or therein and to exercise such powers and to perform such duties hereunder and thereunder as are specifically delegated to or required of the Agents by the terms hereof and thereof and such other powers as are reasonably incidental thereto. Each Agent may perform any of its duties hereunder by or through its respective officers, directors, agents, employees or affiliates and, may transfer from time to time any or all of its rights, duties and obligations hereunder and under the relevant Credit Documents (in accordance with the terms thereof) to any of its banking affiliates.

(b) KfW IPEX Bank GmbH in its capacity as Collateral Agent pursuant to the Security Documents declares that it shall hold the Collateral in trust for the Secured Creditors in accordance with the terms contained in the Intercreditor Agreement. The Collateral Agent shall have the right to delegate a co-agent or sub-agent from time to time to perform and benefit from any or all of rights, duties and obligations hereunder and under the relevant Security Documents (in accordance with the terms thereof and of the Security Trust Deed) and, in the event that any such duties or obligations are so delegated, the Collateral Agent is hereby authorized to enter into additional Security Documents or amendments to the then existing Security Documents to the extent it deems necessary or advisable to implement such delegation and, in connection therewith, the Parent will, or will cause the relevant Subsidiary to, use its commercially reasonable efforts to promptly deliver any opinion of counsel that the Facility Agent may reasonably require to the reasonable satisfaction of the Facility Agent.

(c) The Lenders hereby designate Commerzbank Aktiengesellschaft, as Hermes Agent, which Agent shall be responsible for any and all communication, information and negotiation required with Hermes in relation to the Hermes Cover. All notices and other communications provided to the Hermes Agent shall be mailed, telexed, telecopied, delivered or electronic mailed to the Notice Office of the Hermes Agent.

12.02 Nature of Duties. The Agents shall have no duties or responsibilities except those expressly set forth in this Agreement and the Security Documents. None of the Agents nor any of their respective officers, directors, agents, employees or affiliates shall be liable for any action taken or omitted by it or them hereunder, under any other Credit Document, under the Hermes Cover or in connection herewith or therewith, unless caused by such Person’s gross negligence or willful misconduct (any such liability limited to the applicable Agent to whom such Person relates). The duties of each of the Agents shall be mechanical and administrative in nature; none of the Agents shall have by reason of this Agreement or any other Credit Document any fiduciary relationship in respect of any Lender; and nothing in this Agreement or any other Credit Document, expressed or implied, is intended to or shall be so construed as to impose upon any Agents any obligations in respect of this Agreement, any other Credit Document or the Hermes Cover except as expressly set forth herein or therein.

12.03 Lack of Reliance on the Agents. Independently and without reliance upon the Agents, each Lender, to the extent it deems appropriate, has made and shall continue to make (i) its own independent investigation of the financial condition and affairs of the Credit Parties in connection with the making and the continuance of the Loans and the taking or not taking of any action in connection herewith, (ii) its own appraisal of the creditworthiness of the Credit Parties and (iii) its own appraisal of the Hermes Cover and, except as expressly provided in this Agreement, none of the Agents shall have any duty or responsibility, either initially or on a continuing basis, to provide any Lender with any credit or other information with respect thereto, whether coming into its possession before the making of the Loans or at any time or times thereafter. None of the Agents shall be responsible to any Lender for any recitals, statements, information, representations or warranties herein or in any document, certificate or other writing delivered in connection herewith or for the execution, effectiveness, genuineness, validity, enforceability, perfection, collectibility, priority or sufficiency of this Agreement, any other Credit Document, the Hermes Cover or the financial condition of the Credit Parties or any of them or be required to make any inquiry concerning either the performance or observance of any of the terms, provisions or conditions of this Agreement, any other Credit Document, the Hermes Cover, or the financial condition of the Credit Parties or any of them or the existence or possible existence of any Default or Event of Default.

12.04 Certain Rights of the Agents. If any of the Agents shall request instructions from the Required Lenders with respect to any act or action (including failure to act) in connection with this Agreement, any other Credit Document or the Hermes Cover, the Agents shall be entitled to refrain from such act or taking such action unless and until the Agents shall have received instructions from the Required Lenders; and the Agents shall not incur liability to any Person by reason of so refraining. Without limiting the foregoing, no Lender shall have any right of action whatsoever against the Agents as a result of any of the Agents acting or refraining from acting hereunder or under any other Credit Document in accordance with the instructions of the Required Lenders.

12.05 Reliance. Each of the Agents shall be entitled to rely, and shall be fully protected in relying, upon any note, writing, resolution, notice, statement, certificate, telex, teletype or telecopier message, cablegram, radiogram, order or other document or telephone message signed, sent or made by any Person that the applicable Agent believed to be the proper Person, and, with respect to all legal matters pertaining to this Agreement, any other Credit Document, the Hermes Cover and its duties hereunder and thereunder, upon advice of counsel selected by the Facility Agent.

12.06 Indemnification. To the extent any of the Agents is not reimbursed and indemnified by the Borrower, the Lenders will reimburse and indemnify the applicable Agents, in proportion to their respective “percentages” as used in determining the Required Lenders (without regard to the existence of any Defaulting Lenders), for and against any and all liabilities, obligations, losses, damages, penalties, claims, actions, judgments, costs, expenses or disbursements of whatsoever kind or nature which may be imposed on, asserted against or incurred by such Agents in performing their respective duties hereunder or under any other Credit Document, in any way relating to or arising out of this Agreement or any other Credit Document; provided that no Lender shall be liable to an Agent for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from such Agent’s gross negligence or willful misconduct.

12.07 The Agents in their Individual Capacities. With respect to its obligation to make Loans under this Agreement, each of the Agents shall have the rights and powers specified herein for a “Lender” and may exercise the same rights and powers as though it were not performing the duties specified herein; and the term “Lenders,” “Secured Creditors”, “Required Lenders” or any similar terms shall, unless the context clearly otherwise indicates, include each of the Agents in their respective individual capacity. Each of the Agents may accept deposits from, lend money to, and generally engage in any kind of banking, trust or other business with any Credit Party or any Affiliate of any Credit Party as if it were not performing the duties specified herein, and may accept fees and other consideration from the Borrower or any other Credit Party for services in connection with this Agreement and otherwise without having to account for the same to the Lenders.

12.08 Resignation by an Agent. (a) Any Agent may resign from the performance of all its functions and duties hereunder and/or under the other Credit Documents at any time by giving 15 Business Days’ prior written notice to the Borrower and the Lenders. Such resignation shall take effect upon the appointment of a successor Agent pursuant to clauses (b) and (c) below or as otherwise provided below.

(b) Upon notice of resignation by an Agent pursuant to clause (a) above, the Required Lenders shall appoint a successor Agent hereunder or thereunder who shall be a commercial bank or trust company reasonably acceptable to the Borrower; provided that the Borrower’s consent shall not be required pursuant to this clause (b) if an Event of Default exists at the time of appointment of a successor Agent.

(c) If a successor Agent shall not have been so appointed within the 15 Business Day period referenced in clause (a) above, the applicable Agent, with the consent of the Borrower (which shall not be unreasonably withheld or delayed), shall then appoint a commercial bank or trust company with capital and surplus of not less than $500,000,000 as successor Agent who shall serve as the applicable Agent hereunder or thereunder until such time, if any, as the Lenders appoint a successor Agent as provided above; provided that the Borrower’s consent shall not be required pursuant to this clause (c) if an Event of Default exists at the time of appointment of a successor Agent.

(d) If no successor Agent has been appointed pursuant to clause (b) or (c) above by the 25th Business Day after the date such notice of resignation was given by the applicable Agent, the applicable Agent’s resignation shall become effective and the Required Lenders shall thereafter perform all the duties of such Agent hereunder and/or under any other Credit Document until such time, if any, as the Required Lenders appoint a successor Agent as provided above.

12.09 The Joint Lead Arrangers. Notwithstanding any other provision of this Agreement or any provision of any other Credit Document, each of Deutsche Schiffsbank Aktiengesellschaft, DnB NOR Bank ASA, HSBC Bank plc, KfW IPEX-Bank GmbH and Nordea Bank Norge ASA, is hereby appointed as a Joint Lead Arranger by the Lenders to act as specified herein and in the other Credit Documents. Each of the Joint Lead Arrangers in their respective capacities as such shall have only the limited powers, duties, responsibilities and liabilities with respect to this Agreement or the other Credit Documents or the transactions contemplated hereby and thereby as are set forth herein or therein; it being understood and agreed that the Joint Lead Arrangers shall be entitled to all indemnification and reimbursement rights in favor of any of the Agents as provided for under Sections 12.06 and 14.01. Without limitation of the foregoing, none of the Joint Lead Arrangers shall, solely by reason of this Agreement or any other Credit Documents, have any fiduciary relationship in respect of any Lender or any other Person.

12.10 Impaired Agent. (a) If, at any time, any Agent becomes an Impaired Agent, a Credit Party or a Lender which is required to make a payment under the Credit Documents to such Agent in accordance with Section 4.03 may instead either pay that amount directly to the required recipient or pay that amount to an interest-bearing account held with an Acceptable Bank within the meaning of paragraph (a) of the definition of “Acceptable Bank” and in relation to which no Insolvency Event has occurred and is continuing, in the name of the Credit Party or the Lender making the payment and designated as a trust account for the benefit of the party or parties hereto beneficially entitled to that payment under the Credit Documents. In each case such payments must be made on the due date for payment under the Credit Documents.

(b) All interest accrued on the amount standing to the credit of the trust account shall be for the benefit of the beneficiaries of that trust account pro rata to their respective entitlements.

(c) A party to this Agreement which has made a payment in accordance with this Section 12.10 shall be discharged of the relevant payment obligation under the Credit Documents and shall not take any credit risk with respect to the amounts standing to the credit of the trust account.

(d) Promptly upon the appointment of a successor Agent in accordance with Section 12.11, each party to this Agreement which has made a payment to a trust account in accordance with this Section 12.10 shall give all requisite instructions to the bank with whom the trust account is held to transfer the amount (together with any accrued interest) to the successor Agent for distribution in accordance with Section 2.04

12.11 Replacement of an Agent. (a) After consultation with the Parent, the Required Lenders may, by giving 30 days’ notice to an Agent (or, at any time such Agent is an Impaired Agent, by giving any shorter notice determined by the Required Lenders) replace such Agent by appointing a successor Agent (subject to Section 12.08(b) and (c)).

(b) The retiring Agent shall (at its own cost if it is an Impaired Agent and otherwise at the expense of the Borrower) make available to the successor Agent such documents and records and provide such assistance as the successor Agent may reasonably request for the purposes of performing its functions as Agent under the Credit Documents.

(c) The appointment of the successor Agent shall take effect on the date specified in the notice from the Required Lenders to the retiring Agent. As from such date, the retiring Agent shall be discharged from any further obligation in respect of the Credit Documents but shall remain entitled to the benefit of this Section 12.11 (and any agency fees for the account of the retiring Agent shall cease to accrue from (and shall be payable on) that date).

(d) Any successor Agent and each of the other parties to this Agreement shall have the same rights and obligations amongst themselves as they would have had if such successor had been an original party to this Agreement.

12.12 Resignation by the Hermes Agent. (a) The Hermes Agent may resign from the performance of all its functions and duties hereunder and/or under the other Credit Documents at any time by giving 15 Business Days’ prior written notice to the Borrower and the Lenders. Such resignation shall take effect upon the appointment of a successor Hermes Agent pursuant to clauses (b) and (c) below or as otherwise provided below.

(b) Upon any such notice of resignation by the Hermes Agent, the Required Lenders shall appoint a successor Hermes Agent hereunder or thereunder who shall be a commercial bank or trust company reasonably acceptable to the Borrower; provided that the Borrower’s consent shall not be required pursuant to this clause (b) if an Event of Default exists at the time of appointment of a successor Hermes Agent.

(c) If a successor Hermes Agent shall not have been so appointed within such 15 Business Day period, the Hermes Agent, with the consent of the Borrower (which shall not be unreasonably withheld or delayed), shall then appoint a commercial bank or trust company with capital and surplus of not less than $500,000,000 as successor Hermes Agent who shall serve as Hermes Agent hereunder or thereunder until such time, if any, as the Lenders appoint a successor Hermes Agent as provided above; provided that the Borrower’s consent shall not be required pursuant to this clause (d) if an Event of Default exists at the time of appointment of a successor Hermes Agent.

(d) If no successor Hermes Agent has been appointed pursuant to clause (b) or (c) above by the 25th Business Day after the date such notice of resignation was given by the Hermes Agent, the Hermes Agent’s resignation shall become effective and the Required Lenders shall thereafter perform all the duties of the Hermes Agent hereunder and/or under any other Credit Document until such time, if any, as the Required Lenders appoint a successor Hermes Agent as provided above.

SECTION 13. Benefit of Agreement. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto, subject to the provisions of this Section 13.

13.01 Assignments and Transfers by the Lenders. (a) Subject to Section 13.06 and 13.07, any Lender (or any Lender together with one or more other Lenders, each an “Existing Lender”) may:

(i) with the consent of the Hermes Agent and the written consent of the Federal Republic of Germany, where required according to the applicable General Terms and Conditions (Allgemeine Bedingungen) and the supplementary provisions relating to the assignment of Guaranteed Amounts (Ergänzende Bestimmungen für Forderungsabtretungen-AB (FAB)), assign any of its rights or transfer by novation any of its rights and obligations under this Agreement or any Credit Document (including, without limitation, all of the Commitments and outstanding Loans, or if less than all, a portion equal to at least $10,000,000 in the aggregate for such Lender’s rights and obligations), to (x) its parent company and/or any Affiliate of such assigning or transferring Lender which is at least 50% owned (directly or indirectly) by such Lender or its parent company or (y) in the case of any Lender that is a fund that invests in bank loans, any other fund that invests in bank loans and is managed or advised by the same investment advisor of such Lender or by an Affiliate of such investment advisor, or

(ii) with the consent of the Hermes Agent, the written consent of the Federal Republic of Germany, where required according to the applicable General Terms and Conditions (Allgemeine Bedingungen) and the supplementary provisions relating to the assignment of Guaranteed Amounts (Ergänzende Bestimmungen für Forderungsabtretungen-AB (FAB)) and consent of the Borrower (which consent, in the case of the Borrower (x) shall not be unreasonably withheld or delayed, (y) shall not be required if a Default or Event of Default shall have occurred and be continuing at such time and (z) shall be deemed to have been given ten Business Days after the Existing Lender has requested it in writing unless consent is expressly refused by the Borrower within that time) assign any of its rights in or transfer by novation any of its rights in and obligations under all of its Commitments and outstanding Loans, or if less than all, a portion equal to at least $10,000,000 in the aggregate for such Existing Lender’s rights and obligations, hereunder to one or more Eligible Transferees (treating any fund that invests in bank loans and any other fund that invests in bank loans and is managed or advised by the same investment advisor of such fund or by an Affiliate of such investment advisor as a single Eligible Transferee), each of which assignees or transferees shall become a party to this Agreement as a Lender by execution of (I) an Assignment Agreement (in the case of assignments) and (II) a Transfer Certificate (in the case of transfers under Section 13.06); provided that (x) at such time, Schedule 1.01(a) shall be deemed modified to reflect the Commitments and/or outstanding Loans, as the case may be , of such New Lender and of the Existing Lenders, (y) the consent of the Facility Agent shall be required in connection with any assignment or transfer pursuant to the preceding clause (ii) (which consent, in each case, shall not be unreasonably withheld or delayed) and (z) the consent of the CIRR Agent shall be required in connection with any assignment or transfer pursuant to preceding clause (i) or (ii) if the New Lender elects to become a Refinanced Bank; and provided, further, that at no time shall a Lender assign or transfer its rights or obligations under this Agreement to a hedge fund, private equity fund, insurance company or other similar or related financing institution that is not in the primary business of accepting cash deposits from, and making loans to, the public.

(b) If (x) a Lender assigns or transfers any of its rights or obligations under the Credit Documents or changes its Facility Office and (y) as a result of circumstances existing at the date the assignment, transfer or change occurs, a Credit Party would be obliged to make a payment to the New Lender or Lender acting through its new Facility Office under Sections 2.08 or 4.04, then the New Lender or Lender acting through its new Facility Office is only entitled to receive payment under that section to the same extent as the Existing Lender or Lender acting through its previous Facility Office would have been if the assignment, transfer or change had not occurred. This Section 13.01(b) shall not apply in respect of an assignment or transfer made in the ordinary course of the primary syndication of the Credit Agreement.

(c) Each New Lender, by executing the relevant Transfer Certificate or Assignment Agreement, confirms, for the avoidance of doubt, that the Facility Agent has authority to execute on its behalf any amendment or waiver that has been approved by or on behalf of the requisite Lender or Lenders in accordance with this Agreement on or prior to the date on which the transfer or assignment becomes effective in accordance with this Agreement and that it is bound by that decision to the same extent as the Existing Lender would have been had it remained a Lender.

13.02 Assignment or Transfer Fee. Unless the Facility Agent otherwise agrees and excluding an assignment or transfer (i) to an Affiliate of a Lender, (ii) made in connection with primary syndication of this Agreement or (iii) as set forth in Section 13.03, each New Lender shall, on the date upon which an assignment or transfer takes effect, pay to the Facility Agent (for its own account) a fee of $3,500.

13.03 Assignments and Transfers to Hermes or KfW. Nothing in this Agreement shall prevent or prohibit any Lender from assigning its rights or transferring its rights and obligations hereunder to (x) Hermes and (y) KfW in support of borrowings made by such Lender from KfW pursuant to the KfW Refinancing, in each case without the consent of the Borrower and without being required to pay the non-refundable assignment fee of $3,500 referred to in Section 13.02 above.

13.04 Limitation of Responsibility to Existing Lenders. (a) Unless expressly agreed to the contrary, an Existing Lender makes no representation or warranty and assumes no responsibility to a New Lender for:

(i) the legality, validity, effectiveness, adequacy or enforceability of the Credit Documents, the Security Documents or any other documents;

(ii) the financial condition of any Credit Party;

(iii) the performance and observance by any Credit Party of its obligations under the Credit Documents or any other documents; or

(iv) the accuracy of any statements (whether written or oral) made in or in connection with any Credit Document or any other document,

and any representations or warranties implied by law are excluded.

(b) Each New Lender confirms to the Existing Lender, the other Lender Creditors and the Secured Creditors that it (1) has made (and shall continue to make) its own independent investigation and assessment of the financial condition and affairs of each Credit Party and its related entities in connection with its participation in this Agreement and has not relied exclusively on any information provided to it by the Existing Lender or any other Lender Creditor in connection with any Credit Document or any Lien (or any other security interest) created pursuant to the Security Documents and (2) will continue to make its own independent appraisal of the creditworthiness of each Credit Party and its related entities whilst any amount is or may be outstanding under the Credit Documents or any Commitment is in force.

(c) Nothing in any Credit Document obliges an Existing Lender to:

(i) accept a re-transfer or re-assignment from a New Lender of any of the rights and obligations assigned or transferred under this Section 13; or

(ii) support any losses directly or indirectly incurred by the New Lender by reason of the non-performance by any Credit Party of its obligations under the Credit Documents or otherwise.

13.05 [Intentionally Omitted].

13.06 Procedure and Conditions for Transfer. (a) Subject to Section 13.01, a transfer is effected in accordance with Section 13.06(c) when the Facility Agent executes an otherwise duly completed Transfer Certificate delivered to it by the Existing Lender and the New

Lender. The Facility Agent shall, subject to Section 13.06(b), as soon as reasonably practicable after receipt by it of a duly completed Transfer Certificate appearing on its face to comply with the terms of this Agreement and delivered in accordance with the terms of this Agreement, execute that Transfer Certificate.

(b) The Facility Agent shall only be obliged to execute a Transfer Certificate delivered to it by the Existing Lender and the New Lender once it is satisfied it has complied with all necessary “know your customer” or similar checks under all applicable laws and regulations in relation to the transfer to such New Lender.

(c) On the date of the transfer:

(i) to the extent that in the Transfer Certificate the Existing Lender seeks to transfer by novation its rights and obligations under the Credit Documents and in respect of the Security Documents each of the Credit Parties and the Existing Lender shall be released from further obligations towards one another under the Credit Documents and in respect of the Security Documents and their respective rights against one another under the Credit Documents and in respect of the Security Documents shall be cancelled (being the “Discharged Rights and Obligations”);

(ii) each of the Credit Parties and the New Lender shall assume obligations towards one another and/or acquire rights against one another which differ from the Discharged Rights and Obligations only insofar as that Credit Party or other member of the NCLC Group and the New Lender have assumed and/or acquired the same in place of that Credit Party and the Existing Lender;

(iii) the Facility Agent, the Collateral Agent, the Hermes Agent, the New Lender and the other Lenders shall acquire the same rights and assume the same obligations between themselves and in respect of the Security Documents as they would have acquired and assumed had the New Lender been an original Lender with the rights, and/or obligations acquired or assumed by it as a result of the transfer and to that extent the Facility Agent, the Collateral Agent, the Hermes Agent and the Existing Lender shall each be released from further obligations to each other under the Credit Documents, it being understood that the indemnification provisions under this Agreement (including, without limitation, Sections 2.08, 4.04, 14.01 and 14.05) shall survive as to such Existing Lender;

(iv) the New Lender shall become a party to this Agreement as a “Lender”; and

(v) the New Lender shall enter into the documentation required for it to accede as a party to the Intercreditor Agreement.

13.07 Procedure and Conditions for Assignment. (a) Subject to Section 13.01, an assignment may be effected in accordance with Section 13.07(c) below when the Facility Agent executes an otherwise duly completed Assignment Agreement delivered to it by the Existing Lender and the New Lender. The Facility Agent shall, subject to Section 13.07(b) below, as soon as reasonably practicable after receipt by it of a duly completed Assignment Agreement appearing on its face to comply with the terms of this Agreement and delivered in accordance with the terms of this Agreement, execute that Assignment Agreement.

(b) The Facility Agent shall only be obliged to execute an Assignment Agreement delivered to it by the Existing Lender and the New Lender once it is satisfied it has complied with all necessary “know your customer” or similar checks under all applicable laws and regulations in relation to the assignment to such New Lender.

(c) On the date of the assignment:

(i) the Existing Lender will assign absolutely to the New Lender its rights under the Credit Documents and in respect of any Lien (or any other security interest) created pursuant to the Security Documents expressed to be the subject of the assignment in the Assignment Agreement;

(ii) the Existing Lender will be released from the obligations (the “Relevant Obligations”) expressed to be the subject of the release in the Assignment Agreement (and any corresponding obligations by which it is bound in respect of any Lien (or any other security interest) created pursuant to the Security Documents), it being understood that the indemnification provisions under this Agreement (including, without limitation, Sections 2.08, 4.04, 14.01 and 14.05) shall survive as to such Existing Lender;

(iii) the New Lender shall become a Party as a “Lender” and will be bound by obligations equivalent to the Relevant Obligations; and

(iv) the New Lender enters into the documentation required for it to accede as a party to the Intercreditor Agreement.

13.08 Copy of Transfer Certificate or Assignment Agreement to Parent. The Facility Agent shall, as soon as reasonably practicable after it has executed a Transfer Certificate or an Assignment Agreement, send to the Parent a copy of that Transfer Certificate or Assignment Agreement.

13.09 Security over Lenders’ Rights. In addition to the other rights provided to Lenders under this Section 13, each Lender may without consulting with or obtaining consent from any Credit Party, at any time charge, assign or otherwise create a Lien (or any other security interest) or declare a trust in or over (whether by way of collateral or otherwise) all or any of its rights under any Credit Document to secure obligations of that Lender including, without limitation:

(i) any charge, assignment or other Lien (or any other security interest) or trust to secure obligations to a federal reserve or central bank or KfW as CIRR mandatary; and

(ii) in the case of any Lender which is a fund, any charge, assignment or other Lien (or any other security interest) granted to any holders (or trustee or representatives of holders) of obligations owed, or securities issued, by that Lender as security for those obligations or securities, except that no such charge, assignment or Lien (or any other security interest) or trust shall:

(i) release a Lender from any of its obligations under the Credit Documents or substitute the beneficiary of the relevant charge, assignment or other Lien (or any other security interest) or trust for the Lender as a party to any of the Credit Documents; or

(ii) require any payments to be made by a Credit Party or grant to any person any more extensive rights than those required to be made or granted to the relevant Lender under the Credit Documents.

13.10 Assignment by a Credit Party. No Credit Party may assign any of its rights or transfer by novation any of its rights, obligations or interest hereunder or under any other Credit Document without the prior written consent of the Hermes Agent, KfW, as CIRR mandatary, and the Lenders.

13.11 Lender Participations. (a) Although any Lender may grant participations in its rights hereunder, such Lender shall remain a “Lender” for all purposes hereunder (and may not transfer by novation its rights and obligations or assign its rights under all or any portion of its Commitments hereunder except as provided in Sections 2.11 and 13.01) and the participant shall not constitute a “Lender” hereunder; and

(b) no Lender shall grant any participation under which the participant shall have rights to approve any amendment to or waiver of this Agreement or any other Credit Document except to the extent such amendment or waiver would (x) extend the final scheduled maturity of any Loan in which such participant is participating, or reduce the rate or extend the time of payment of interest or Commitment Commission thereon (except (m) in connection with a waiver of applicability of any post-default increase in interest rates and (n) that any amendment or modification to the financial definitions in this Agreement shall not constitute a reduction in the rate of interest for purposes of this clause (x)) or reduce the principal amount thereof, or increase the amount of the participant’s participation over the amount thereof then in effect (it being understood that a waiver of any Default or Event of Default or of a mandatory reduction in the Total Commitments shall not constitute a change in the terms of such participation, and that an increase in any Commitment or Loan shall be permitted without the consent of any participant if the participant’s participation is not increased as a result thereof), (y) consent to the assignment by the Borrower of any of its rights, or transfer by the Borrower of any of its rights and obligations, under this Agreement or (z) release all or substantially all of the Collateral under all of the Security Documents (except as expressly provided in the Credit Documents) securing the Loans hereunder in which such participant is participating. In the case of any such participation, the participant shall not have any rights under this Agreement or any of the other Credit Documents (the participant’s rights against such Lender in respect of such participation to be those set forth in the agreement executed by such Lender in favor of the participant relating thereto) and all amounts payable by the Borrower hereunder shall be determined as if such Lender had not sold such participation.

13.12 Increased Costs. To the extent that a transfer of all or any portion of a Lender’s Commitments and related outstanding Credit Document Obligations pursuant to Section 2.11 or Section 13.01 would, at the time of such assignment, result in increased costs under Section 2.08 or 4.04 from those being charged by the respective assigning Lender prior to such assignment, then the Borrower shall not be obligated to pay such increased costs (although the Borrower shall be obligated to pay any other increased costs of the type described above resulting from changes after the date of the respective assignment).

SECTION 14. Miscellaneous.

14.01 Payment of Expenses, etc. The Borrower agrees that it shall: whether or not the transactions herein contemplated are consummated, (i) pay all reasonable documented out-of-pocket costs and expenses of each of the Agents (including, without limitation, the reasonable documented fees and disbursements of White & Case LLP, Bahamian counsel, Bermudian counsel, other counsel to the Facility Agent and the Joint Lead Arrangers and local counsel) in connection with the preparation, execution and delivery of this Agreement and the other Credit Documents and the documents and instruments referred to herein and therein and any amendment, waiver or consent relating hereto or thereto, and in connection with their respective syndication efforts with respect to this Agreement; (ii) pay all documented out-of-pocket costs and expenses of each of the Agents and each of the Lenders in connection with the enforcement of this Agreement and the other Credit Documents and the documents and instruments referred to herein and therein (including, without limitation, the fees and disbursements of counsel (excluding in-house counsel) for each of the Agents and for each of the Lenders); (iii) pay and hold the Facility Agent and each of the Lenders harmless from and against any and all present and future stamp, documentary, transfer, sales and use, value added, excise and other similar taxes with respect to the foregoing matters, the performance of any obligation under this Agreement or any Credit Document or any payment thereunder, and save the Facility Agent and save each of the Lenders harmless from and against any and all liabilities with respect to or resulting from any delay or omission (other than to the extent attributable to the Facility Agent or such Lender) to pay such taxes; and (iv) other than in respect of a wrongful failure by any Lender to fund its Commitments as required by this Agreement, indemnify the Agents and each Lender, and each of their respective officers, directors, trustees, employees, representatives and agents from and hold each of them harmless against any and all liabilities, obligations (including removal or remedial actions), losses, damages, penalties, claims, actions, judgments, suits, costs, expenses and disbursements (including reasonable attorneys’ and consultants’ fees and disbursements) incurred by, imposed on or assessed against any of them as a result of, or arising out of, or in any way related to, or by reason of, (a) any investigation, litigation or other proceeding (whether or not any of the Agents or any Lender is a party thereto) related to the entering into and/or performance of this Agreement or any other Credit Document or the proceeds of any Loans hereunder or the consummation of any transactions contemplated herein, or in any other Credit Document or the exercise of any of their rights or remedies provided herein or in the other Credit Documents, or (b) the actual or alleged presence of Hazardous Materials on the Vessel or in the air, surface water or groundwater or on the surface or subsurface of any property at any time owned or operated by the Borrower, the generation, storage, transportation, handling, disposal or Environmental Release of Hazardous Materials at any location, whether or not owned or operated by the Borrower, the non-compliance of the Vessel or property with foreign, federal, state and local laws, regulations, and ordinances (including applicable permits thereunder) applicable to the Vessel or property, or any Environmental Claim asserted against the Borrower or the Vessel or property at any time owned or operated by the Borrower, including, without limitation, the reasonable fees and disbursements of counsel and other consultants incurred in connection with any such investigation, litigation or other proceeding (but excluding any losses, liabilities, claims, damages, penalties, actions, judgments, suits, costs, disbursements or expenses to the extent incurred by reason of the gross negligence or willful misconduct of the Person to be indemnified or by reason of a failure by the Person to be indemnified to fund its Commitments as required by this Agreement). To the extent that the undertaking to indemnify, pay or hold harmless each of the Agents or any Lender set forth in the preceding sentence may be unenforceable because it violates any law or public policy, the Borrower shall make the maximum contribution to the payment and satisfaction of each of the indemnified liabilities which is permissible under applicable law.

14.02 Right of Set-off. In addition to any rights now or hereafter granted under applicable law or otherwise, and not by way of limitation of any such rights, upon the occurrence and during the continuance of an Event of Default, each Lender is hereby authorized at any time or from time to time, without presentment, demand, protest or other notice of any kind to the Parent or any Subsidiary of the Parent or to any other Person, any such notice being hereby expressly waived, to set off and to appropriate and apply any and all deposits (general or special) and any other Indebtedness at any time held or owing by such Lender (including, without limitation, by branches and agencies of such Lender wherever located) to or for the credit or the account of the Parent or any Subsidiary of the Parent but in any event excluding assets held in trust for any such Person against and on account of the Credit Document Obligations and liabilities of the Parent or such Subsidiary of the Parent, as applicable, to such Lender under this Agreement or under any of the other Credit Documents, including, without limitation, all interests in Credit Document Obligations purchased by such Lender pursuant to Section 14.05(b), and all other claims of any nature or description arising out of or connected with this Agreement or any other Credit Document, irrespective of whether or not such Lender shall have made any demand hereunder and although said Credit Document Obligations, liabilities or claims, or any of them, shall be contingent or unmatured. Each Lender upon the exercise of its rights to set-off pursuant to this Section 14.02 shall give notice thereof to the Facility Agent.

14.03 Notices. Except as otherwise expressly provided herein, all notices and other communications provided for hereunder shall be in writing (including telexed, telegraphic, telecopier or electronic (unless and until notified to the contrary) communication) and mailed, telexed, telecopied, delivered or electronic mailed: if to any Credit Party, at the address specified on Schedule 14.03A; if to any Lender, at its address specified opposite its name on Schedule 14.03B; and if to the Facility Agent or the Hermes Agent, at its Notice Office; or, as to any other Credit Party, at such other address as shall be designated by such party in a written notice to the other parties hereto and, as to each Lender, at such other address as shall be designated by such Lender in a written notice to the Parent, the Borrower and the Facility Agent; provided that, with respect to all notices and other communication made by electronic mail or other electronic means, the Facility Agent, the Hermes Agent, the Lenders, the Parent, the Borrower and the Pledgor agree that they (x) shall notify each other in writing of their electronic mail address and/or any other information required to enable the sending and receipt of information by that means and (y) shall notify each other of any change to their address or any other such information supplied by them. All such notices and communications shall, (i) when mailed, be effective three Business Days after being deposited in the mails, prepaid and properly addressed for delivery, (ii) when sent by overnight courier, be effective one Business Day after delivery to the overnight courier prepaid and properly addressed for delivery on such next Business Day, (iii) when sent by telex or telecopier, be effective when sent by telex or telecopier, except that notices and communications to the Facility Agent or the Hermes Agent shall not be effective until received by the Facility Agent or the Hermes Agent (as the case may be), or (iv) when electronic mailed, be effective only when actually received in readable form and in the case of any electronic communication made by a Lender, the Parent, the Borrower or the Pledgor to the Facility Agent or the Hermes Agent, only if it is addressed in such a manner as the Facility Agent shall specify for this purpose. A copy of any notice to the Facility Agent shall be delivered to the Hermes Agent at its Notice Office. If an Agent is an Impaired Agent the parties to this Agreement may, instead of communicating with each other through such Agent, communicate with each other directly and (while such Agent is an Impaired Agent) all the provisions of the Credit Documents which require communications to be made or notices to be given to or by such Agent shall be varied so that communications may be made and notices given to or by the relevant parties to this Agreement directly. This provision shall not operate after a replacement Agent has been appointed.

14.04 No Waiver; Remedies Cumulative. No failure or delay on the part of an Agent or any Lender in exercising any right, power or privilege hereunder or under any other Credit Document and no course of dealing between the Borrower or any other Credit Party and an Agent or any Lender shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder or under any other Credit Document preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder or thereunder. The rights, powers and remedies herein or in any other Credit Document expressly provided are cumulative and not exclusive of any rights, powers or remedies which an Agent or any Lender would otherwise have. No notice to or demand on any Credit Party in any case shall entitle any Credit Party to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of an Agent or any Lender to any other or further action in any circumstances without notice or demand.

14.05 Payments Pro Rata. (a) Except as otherwise provided in this Agreement, the Facility Agent agrees that promptly after its receipt of each payment from or on behalf of the Borrower in respect of any Credit Document Obligations hereunder, it shall distribute such payment to the Lenders (other than any Lender that has consented in writing to waive its pro rata share of any such payment) pro rata based upon their respective shares, if any, of the Credit Document Obligations with respect to which such payment was received.

(b) Other than in connection with assignments and participations (which are governed by Section 13), each of the Lenders agrees that, if it should receive any amount hereunder (whether by voluntary payment, by realization upon security, by the exercise of the right of setoff or banker’s lien, by counterclaim or cross action, by the enforcement of any right under the Credit Documents, or otherwise), which is applicable to the payment of the principal of, or interest on, the Loans, Commitment Commission, of a sum which with respect to the related sum or sums received by other Lenders is in a greater proportion than the total of such Credit Document Obligation then owed and due to such Lender bears to the total of such Credit Document Obligation then owed and due to all of the Lenders immediately prior to such receipt, then such Lender receiving such excess payment shall purchase for cash without recourse or warranty from the other Lenders an interest in the Credit Document Obligations of the respective Credit Party to such Lenders in such amount as shall result in a proportional participation by all the Lenders in such amount; provided that if all or any portion of such excess amount is thereafter recovered from such Lender, such purchase shall be rescinded and the purchase price restored to the extent of such recovery, but without interest.

(c) Notwithstanding anything to the contrary contained herein, the provisions of the preceding Sections 14.05(a) and (b) shall be subject to the express provisions of this Agreement which require, or permit, differing payments to be made to Non-Defaulting Lenders as opposed to Defaulting Lenders.

14.06 Calculations; Computations. (a) The financial statements to be furnished to the Lenders pursuant hereto shall be made and prepared in accordance with generally accepted accounting principles in the United States consistently applied throughout the periods involved (except as set forth in the notes thereto or as otherwise disclosed in writing by the Parent to the Lenders). In addition, all computations determining compliance with the financial covenants set forth in Sections 10.06 through 10.09, inclusive, shall utilize accounting principles and policies in conformity with those used to prepare the historical financial statements delivered to the Lenders for the fiscal year of the Parent ended December 31, 2009 (with the foregoing generally accepted accounting principles, subject to the preceding proviso, herein called “GAAP”). Unless otherwise noted, all references in this Agreement to “generally accepted accounting principles” shall mean generally accepted accounting principles as in effect in the United States.

(b) All computations of interest and Commitment Commission hereunder shall be made on the basis of a year of 360 days for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest or Commitment Commission are payable.

14.07 GOVERNING LAW; EXCLUSIVE JURISDICTION OF ENGLISH COURTS; SERVICE OF PROCESS. (a) THIS AGREEMENT AND ANY NON-CONTRACTUAL OBLIGATIONS ARISING OUT OF OR IN CONNECTION WITH IT ARE GOVERNED BY ENGLISH LAW.

(b) THE COURTS OF ENGLAND HAVE EXCLUSIVE JURISDICTION TO SETTLE ANY DISPUTE ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT (INCLUDING A DISPUTE RELATING TO THE EXISTENCE, VALIDITY OR TERMINATION OF THIS AGREEMENT OR ANY NON-CONTRACTUAL OBLIGATION ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT) (A “DISPUTE”). THE PARTIES HERETO AGREE THAT THE COURTS OF ENGLAND ARE THE MOST APPROPRIATE AND CONVENIENT COURTS TO SETTLE DISPUTES AND ACCORDINGLY NO PARTY HERETO WILL ARGUE TO THE CONTRARY. THIS SECTION 14.07 IS FOR THE BENEFIT OF THE LENDERS, AGENTS AND SECURED CREDITORS. AS A RESULT, NO SUCH PARTY SHALL BE PREVENTED FROM TAKING PROCEEDINGS RELATING TO A DISPUTE IN ANY OTHER COURTS WITH JURISDICTION. TO THE EXTENT ALLOWED BY LAW, THE LENDERS, AGENTS AND SECURED CREDITORS MAY TAKE CONCURRENT PROCEEDINGS IN ANY NUMBER OF JURISDICTIONS.

(c) WITHOUT PREJUDICE TO ANY OTHER MODE OF SERVICE ALLOWED UNDER ANY RELEVANT LAW, EACH CREDIT PARTY (OTHER THAN A CREDIT PARTY INCORPORATED IN ENGLAND AND WALES): (I) IRREVOCABLY APPOINTS EC3 SERVICES LIMITED, HAVING ITS REGISTERED OFFICE AT 51 EASTCHEAP, LONDON, EC3M 1JP, AS ITS AGENT FOR SERVICE OF PROCESS IN RELATION TO ANY PROCEEDINGS BEFORE THE ENGLISH COURTS IN CONNECTION WITH ANY CREDIT DOCUMENT AND (II) AGREES THAT FAILURE BY AN AGENT FOR SERVICE OF PROCESS TO NOTIFY THE RELEVANT CREDIT PARTY OF THE PROCESS WILL NOT INVALIDATE THE PROCEEDINGS CONCERNED. IF ANY PERSON APPOINTED AS AN AGENT FOR SERVICE OF PROCESS IS UNABLE FOR ANY REASON TO ACT AS AGENT FOR SERVICE OF PROCESS, THE PARENT (ON BEHALF OF ALL THE CREDIT PARTIES) MUST IMMEDIATELY (AND IN ANY EVENT WITHIN FIVE DAYS OF SUCH EVENT TAKING PLACE) APPOINT ANOTHER AGENT ON TERMS ACCEPTABLE TO THE FACILITY AGENT. FAILING THIS, THE FACILITY AGENT MAY APPOINT ANOTHER AGENT FOR THIS PURPOSE.

EACH PARTY TO THIS AGREEMENT EXPRESSLY AGREES AND CONSENTS TO THE PROVISIONS OF THIS SECTION 14.07.

14.08 Counterparts. This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. A set of counterparts executed by all the parties hereto shall be lodged with the Borrower and the Facility Agent.

14.09 Effectiveness. This Agreement shall take effect as a deed on the date (the “Effective Date”) on which (i) the Borrower, the Guarantor, the Agents and each of the Lenders who are initially parties hereto shall have signed a counterpart hereof (whether the same or different counterparts) and shall have delivered the same to the Facility Agent or, in the case of the Lenders and the other Agents, shall have given to the Facility Agent written or facsimile notice (actually received) at such office that the same has been signed and mailed to it, (ii) the Borrower shall have paid to the Facility Agent for its own account and/or the account of Lenders and/or Agents, as the case may be, the fees required to be paid pursuant to that certain commitment letter, dated October 11, 2010, among the Parent, the Hermes Agent, Deutsche Schiffsbank Aktiengesellschaft, DnB NOR Bank ASA, HSBC Bank plc, KfW IPEX-Bank GmbH and Nordea Bank Norge ASA (the “Commitment Letter”) and (iii) the Credit Parties shall have provided (x) the “Know Your Customer” information required pursuant to the USA PATRIOT Act (Title III of Pub.: 107-56 (signed into law October 26, 2001)) (the “PATRIOT Act”) and (y) such other documentation and evidence necessary in order to carry out and be reasonably satisfied with other similar checks under all applicable laws and regulations pursuant to the Transaction and the Hermes Cover, in each case as requested by the Facility Agent, the Hermes Agent or any Lender in connection with each of the Facility Agent’s, the Hermes Agent’s, Hermes’ and each Lender’s internal compliance regulations. The Facility Agent will give the Parent, the Borrower and each Lender prompt written notice of the occurrence of the Effective Date.

14.10 Headings Descriptive. The headings of the several sections and subsections of this Agreement are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement.

14.11 Amendment or Waiver; etc. (a) Neither this Agreement nor any other Credit Document nor any terms hereof or thereof may be changed, waived, discharged or terminated unless such change, waiver, discharge or termination is in writing signed by the respective Credit Parties party thereto, the Hermes Agent and the Required Lenders, provided that no such change, waiver, discharge or termination shall, without the consent of each Lender (other than a Defaulting Lender), (i) extend the final scheduled maturity of any Loan, extend the timing for or reduce the principal amount of any Scheduled Repayment, increase or extend any Commitment (it being understood that waivers or modifications of conditions precedent, covenants, Defaults or Events of Default or of a mandatory reduction in the Commitments shall not constitute an increase of the Commitment of any Lender), or reduce the rate (including, without limitation, the Applicable Margin and the CIRR Rate) or extend the time of payment of interest on any Loan or Commitment Commission or fees (except (x) in connection with the waiver of applicability of any post-default increase in interest rates and (y) any amendment or modification to the definitions used in the financial covenants set forth in Sections 10.06 through 10.09, inclusive, in this Agreement shall not constitute a reduction in the rate of interest for purposes of this clause (i)), or reduce the principal amount thereof (except to the extent repaid in cash), (ii) release any of the Collateral (except as expressly provided in the Credit Documents) under any of the Security Documents, (iii) amend, modify or waive any provision of Section 13 or this Section 14.11, (iv) change the definition of Required Lenders (it being understood that, with the consent of the Required Lenders, additional extensions of credit pursuant to this Agreement may be included in the determination of the Required Lenders on substantially the same basis as the extensions of Loans and Commitments are included on the Effective Date) or a provision which expressly requires the consent of all the Lenders, (v) consent to the assignment and/or transfer by the Parent and/or Borrower of any of its rights and obligations under this Agreement, or (vi) replace the Parent Guaranty or release the Parent Guaranty from the relevant guarantee to which such Guarantor is a party (other than as provided in such guarantee); provided, further, that no such change, waiver, discharge or termination shall (u) without the consent of Hermes, amend, modify or waive any provision that relates to the rights or obligations of Hermes and (v) without the consent of each Agent, KfW, as CIRR mandatary and/or each Joint Lead Arranger, as applicable, amend, modify or waive any provision relating to the rights or obligations of such Agent, KfW, as CIRR mandatary and/or such Joint Lead Arranger, as applicable.

(b) If, in connection with any proposed change, waiver, discharge or termination to any of the provisions of this Agreement as contemplated by clauses (i) through (vi), inclusive, of the first proviso to Section 14.11(a), the consent of the Required Lenders is obtained but the consent of each Lender (other than any Defaulting Lender) is not obtained, then the Borrower shall have the right, so long as all non-consenting Lenders are treated as described in either clauses (A) or (B) below, to either (A) replace each such non-consenting Lender or Lenders with one or more Replacement Lenders pursuant to Section 2.11 so long as at the time of such replacement, each such Replacement Lender consents to the proposed change, waiver, discharge or termination or (B) terminate such non-consenting Lender’s Commitment (if such Lender’s consent is required as a result of its Commitment), and/or repay outstanding Loans and terminate any outstanding Commitments of such Lender which gave rise to the need to obtain such Lender’s consent, in accordance with Section 4.01(d), provided that, unless the Commitments are terminated, and Loans repaid, pursuant to preceding clause (B) are immediately replaced in full at such time through the addition of new Lenders or the increase of the Commitments and/or outstanding Loans of existing Lenders (who in each case must specifically consent thereto), then in the case of any action pursuant to preceding clause (B) the Required Lenders (determined before giving effect to the proposed action) and the Hermes Agent shall specifically consent thereto, provided, further, that in any event the Borrower shall not have the right to replace a Lender, terminate its Commitment or repay its Loans solely as a result of the exercise of such Lender’s rights (and the withholding of any required consent by such Lender) pursuant to the second proviso to Section 14.11(a).

14.12 Survival. All indemnities set forth herein including, without limitation, in Sections 2.08, 2.10, 4.04, 14.01 and 14.05 shall, subject to Section 14.13 (to the extent applicable), survive the execution, delivery and termination of this Agreement and the making and repayment of the Loans.

14.13 Domicile of Loans. Each Lender may transfer and carry its Loans at, to or for the account of any office, Subsidiary or Affiliate of such Lender. Notwithstanding anything to the contrary contained herein, to the extent that a transfer of Loans pursuant to this Section 14.13 would, at the time of such transfer, result in increased costs under Section 2.08 or 4.04 from those being charged by the respective Lender prior to such transfer, then the Borrower shall not be obligated to pay such increased costs (although the Borrower shall be obligated to pay any other increased costs of the type described above resulting from changes after the date of the respective transfer).

14.14 Confidentiality. Each Lender agrees that it will use its best efforts not to disclose without the prior consent of the Parent or the Borrower (other than to their respective Affiliates or their respective Affiliates’ employees, auditors, advisors or counsel or to another Lender if the Lender or such Lender’s holding or parent company, Affiliates or board of trustees in its sole discretion determines that any such party should have access to such information, provided such Persons shall be subject to the provisions of this Section 14.14 to the same extent as such Lender) any information with respect to the Parent or any of its Subsidiaries which is now or in the future furnished pursuant to this Agreement or any other Credit Document, provided that the Hermes Agent and the CIRR Agent may disclose any information to Hermes or KfW, as CIRR mandatary, provided, further, that any Lender may disclose any such information (a) as has become generally available to the public other than by virtue of a breach of this Section 14.14 by the respective Lender, (b) as may be required in any report, statement or testimony submitted to any municipal, state or Federal regulatory body having or claiming to have jurisdiction over such Lender or similar organizations (whether in the United States, the United Kingdom or elsewhere) or their successors, (c) as may be required in respect to any summons or subpoena or in connection with any litigation, (d) in order to comply with any law, order, regulation or ruling applicable to such Lender, (e) to an Agent, (f) to any prospective or actual transferee or participant in connection with any contemplated transfer or participation of any of the Commitments or any interest therein by such Lender, provided that such prospective transferee expressly agrees to be bound by the confidentiality provisions contained in this Section 14.14 and (g) to Hermes and/or the Federal Republic of Germany and/or the European Union and/or any agency thereof or any person acting or purporting to act on any of their behalves. In the case of Section 14.14(g), each of the Parent and the Borrower acknowledges and agrees that any such information may be used by Hermes and/or the Federal Republic of Germany and/or the European Union and/or any agency thereof or any person acting or purporting to act on any of their behalves for statistical purposes and/or for reports of a general nature.

14.15 Register. The Facility Agent shall maintain a register (the “Register”) on which it will record the Commitments from time to time of each of the Lenders, the Loans made by each of the Lenders and each repayment and prepayment in respect of the principal amount of the Loans of each Lender. Failure to make any such recordation, or any error in such recordation shall not affect the Borrower’s obligations in respect of such Loans. With respect to any Lender, the assignment or transfer of the Commitments of such Lender and the rights to the principal of, and interest on, any Loan made pursuant to such Commitments shall not be effective until such assignment or transfer is recorded on the Register maintained by the Facility Agent with respect to ownership of such Commitments and Loans. Prior to such recordation all amounts owing to the transferor with respect to such Commitments and Loans shall remain owing to the transferor. The registration of an assignment or transfer of all or part of any Commitments and Loans (as the case may be) shall be recorded by the Facility Agent on the Register only upon the acceptance by the Facility Agent of a properly executed and delivered Transfer Certificate or Assignment Agreement pursuant to Section 13.06(a) or 13.07(a), respectively.

14.16 Third Party Rights. Other than the Other Creditors with respect to Section 4.05, a person who is not a party to this Agreement has no right under the Contracts (Rights of Third Parties) Act 1999 to enforce or enjoy the benefit of any term of this Agreement unless expressly provided to the contrary in a Credit Document. Notwithstanding any term of any Credit Document, the consent of any person who is not a party to this Agreement is not required to rescind or vary this Agreement at any time.

14.17 Judgment Currency. If for the purposes of obtaining judgment in any court it is necessary to convert a sum due from the Borrower hereunder in the currency expressed to be payable herein (the “specified currency”) into another currency, the parties hereto agree, to the fullest extent that they may effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures the Facility Agent could purchase the specified currency with such other currency at the Facility Agent’s Frankfurt office on the Business Day preceding that on which final judgment is given. The obligations of the Borrower in respect of any sum due to any Lender or an Agent hereunder shall, notwithstanding any judgment in a currency other than the specified currency, be discharged only to the extent that on the Business Day following receipt by such Lender or an Agent (as the case may be) of any sum adjudged to be so due in such other currency such Lender or an Agent (as the case may be) may in accordance with normal banking procedures purchase the specified currency with such other currency; if the amount of the specified currency so purchased is less than the sum originally due to such Lender or an Agent, as the case may be, in the specified currency, the Borrower agrees, to the fullest extent that it may effectively do so, as a separate obligation and notwithstanding any such judgment, to indemnify such Lender or an Agent, as the case may be, against such loss, and if the amount of the specified currency so purchased exceeds the sum originally due to any Lender or an Agent, as the case may be, in the specified currency, such Lender or an Agent, as the case may be, agrees to remit such excess to the Borrower.

14.18 Language. All correspondence, including, without limitation, all notices, reports and/or certificates, delivered by any Credit Party to an Agent or any Lender shall, unless otherwise agreed by the respective recipients thereof, be submitted in the English language or, to the extent the original of such document is not in the English language, such document shall be delivered with a certified English translation thereof. In the event of any conflict between the English translation and the original text of any document, the English translation shall prevail unless the original text is a statutory instrument, legal process or any other document of a similar type or a notice, demand or other communication from Hermes or in relation to the Hermes Cover.

14.19 Waiver of Immunity. The Borrower, in respect of itself, each other Credit Party, its and their process agents, and its and their properties and revenues, hereby irrevocably agrees that, to the extent that the Borrower, any other Credit Party or any of its or their properties has or may hereafter acquire any right of immunity from any legal proceedings, whether in the United Kingdom, the United States, Bermuda, the Bahamas, Germany or elsewhere, to enforce or collect upon the Credit Document Obligations of the Borrower or any other Credit Party related to or arising from the transactions contemplated by any of the Credit Documents, including, without limitation, immunity from service of process, immunity from jurisdiction or judgment of any court or tribunal, immunity from execution of a judgment, and immunity of any of its property from attachment prior to any entry of judgment, or from attachment in aid of execution upon a judgment, the Borrower, for itself and on behalf of the other Credit Parties, hereby expressly waives, to the fullest extent permissible under applicable law, any such immunity, and agrees not to assert any such right or claim in any such proceeding, whether in the United Kingdom, the United States, Bermuda, the Bahamas, Germany or elsewhere.

14.20 “Know Your Customer” Notice. Each Lender hereby notifies each Credit Party that pursuant to the requirements of the PATRIOT Act and/or other applicable laws and regulations, it is required to obtain, verify, and record information that identifies each Credit Party, which information includes the name of each Credit Party and other information that will allow such Lender to identify each Credit Party in accordance with the PATRIOT Act and/or such other applicable laws and regulations, and each Credit Party agrees to provide such information from time to time to any Lender.

14.21 Release of Liens and the Parent Guaranty; Flag Jurisdiction Transfer. (a) In the event that any Person conveys, sells, leases, assigns, transfers or otherwise disposes of all or any portion of the Collateral to a Person that is not (and is not required to become) a Credit Party in a transaction permitted by this Agreement or the Credit Documents (including pursuant to a valid waiver or consent), each Lender hereby consents to the release and hereby directs the Collateral Agent to release any Liens created by any Credit Document in respect of such Collateral, and, in the case of a disposition of all of the Equity Interests of any Credit Party (other than the Borrower) in a transaction permitted by this Agreement and as a result of which such Credit Party would not be required to guaranty the Credit Document Obligations pursuant to Sections 9.10(c) and 15, each Lender hereby consents to the release of such Credit Party’s obligations under the relevant guarantee to which it is a party. Each Lender hereby directs the Collateral Agent, and the Collateral Agent agrees, upon receipt of reasonable advance notice from the Borrower, to execute and deliver or, at the Borrower’s expense, file such documents and perform other actions reasonably necessary to release the relevant guarantee, as applicable, and the Liens when and as directed pursuant to this Section 14.21. In addition, the Collateral Agent agrees to take such actions as are reasonably requested by the Borrower and at the Borrower’s expense to terminate the Liens and security interests created by the Credit Documents when all the Credit Document Obligations (other than contingent indemnification Credit Document Obligations and expense reimbursement claims to the extent no claim therefore has been made) are paid in full and Commitments are terminated. Any representation, warranty or covenant contained in any Credit Document relating to any such Equity Interests or asset of the Borrower shall no longer be deemed to be made once such Equity Interests or asset is so conveyed, sold, leased, assigned, transferred or disposed of.

(b) In the event that the Borrower desires to implement a Flag Jurisdiction Transfer with respect to the Vessel, upon receipt of reasonable advance notice thereof from the Borrower, the Collateral Agent shall use commercially reasonably efforts to provide, or (as necessary) procure the provision of, all such reasonable assistance as any Credit Party may request from time to time in relation to (i) the Flag Jurisdiction Transfer, (ii) the related deregistration of the Vessel from its previous flag jurisdiction, and (iii) the release and discharge of the related Security Documents provided that the relevant Credit Party shall pay all documented out of pocket costs and expenses reasonably incurred by the Collateral Agent or a Secured Creditor in connection with provision of such assistance. Each Lender hereby consents, in connection with any Flag Jurisdiction Transfer and subject to the satisfaction of the requirements thereof to be satisfied by the relevant Credit Party, to (i) deregister the Vessel from its previous flag jurisdiction and (ii) release and hereby direct the Collateral Agent to release the Vessel Mortgage. Each Lender hereby directs the Collateral Agent, and the Collateral Agent agrees to execute and deliver or, at the Borrower’s expense, file such documents and perform other actions reasonably necessary to release the Vessel Mortgage when and as directed pursuant to this Section 14.21(b).

14.22 Partial Invalidity. If, at any time, any provision of the Credit Documents is or becomes illegal, invalid or unenforceable in any respect under any law of any jurisdiction, neither the legality, validity or enforceability of the remaining provisions nor the legality, validity or enforceability of such provision under the law of any other jurisdiction will in any way be affected or impaired. Any such illegal, invalid or unenforceable provision shall to the extent possible be substituted by a legal, valid and enforceable provision which reflects the intention of the parties to this Agreement.

SECTION 15. Parent Guaranty.

15.01 Guaranty and Indemnity. The Parent irrevocably and unconditionally:

(i) guarantees to each Lender Creditor punctual performance by each other Credit Party of all that Credit Party’s Credit Document Obligations under the Credit Documents; or

(ii) undertakes with each Lender Creditor that whenever another Credit Party does not pay any amount when due under or in connection with any Credit Document, the Guarantor shall immediately on demand pay that amount as if it was the principal obligor; and

(iii) agrees with each Lender Creditor that if any obligation guaranteed by it is or becomes unenforceable, invalid or illegal, it will, as an independent and primary obligation, indemnify that Lender Creditor immediately on demand against any cost, loss or liability it incurs as a result of a Credit Party not paying any amount which would, but for such unenforceability, invalidity or illegality, have been payable by it under any Credit Document on the date when it would have been due. The amount payable by the Guarantor under this indemnity will not exceed the amount it would have had to pay under this Section 15 if the amount claimed had been recoverable on the basis of a guarantee.

15.02 Continuing Guaranty. This guarantee is a continuing guarantee and will extend to the ultimate balance of sums payable by any Credit Party under the Credit Documents, regardless of any intermediate payment or discharge in whole or in part.

15.03 Reinstatement. If any discharge, release or arrangement (whether in respect of the obligations of any Credit Party or any security for those obligations or otherwise) is made by a Lender Creditor in whole or in part on the basis of any payment, security or other disposition which is avoided or must be restored in insolvency, liquidation, administration or otherwise, without limitation, then the liability of the Guarantor under this Section 15 will continue or be reinstated as if the discharge, release or arrangement had not occurred.

15.04 Waiver of Defenses. The obligations of the Guarantor under this Section 15 will not be affected by an act, omission, matter or thing which, but for this Section 15, would reduce, release or prejudice any of its obligations under this Section 15 (without limitation and whether or not known to it or any Lender Creditor) including:

(i) any time, waiver or consent granted to, or composition with, any Credit Party or other person;

(ii) the release of any other Credit Party or any other person under the terms of any composition or arrangement with any creditor of any member of the NCLC Group;

(iii) the taking, variation, compromise, exchange, renewal or release of, or refusal or neglect to perfect, take up or enforce, any rights against, or security over assets of, any Credit Party or other person or any non-presentation or non-observance of any formality or other requirement in respect of any instrument or any failure to realize the full value of any security;

(iv) any incapacity or lack of power, authority or legal personality of or dissolution or change in the members or status of a Credit Party or any other person;

(v) any amendment, novation, supplement, extension restatement (however fundamental and whether or not more onerous) or replacement of a Credit Document or any other document or security including, without limitation, any change in the purpose of, any extension of or increase in any facility or the addition of any new facility under any Credit Document or other document or security;

(vi) any unenforceability, illegality or invalidity of any obligation of any person under any Credit Document or any other document or security; or

(vii) any insolvency or similar proceedings.

15.05 Guarantor Intent. Without prejudice to the generality of Section 15.04, the Guarantor expressly confirms that it intends that this guarantee shall extend from time to time to any (however fundamental) variation, increase, extension or addition of or to any of the Credit Documents and/or any facility or amount made available under any of the Credit Documents for the purposes of or in connection with any of the following: business acquisitions of any nature; increasing working capital; enabling investor distributions to be made; carrying out restructurings; refinancing existing facilities; refinancing any other indebtedness; making facilities available to new borrowers; any other variation or extension of the purposes for which any such facility or amount might be made available from time to time; and any fees, costs and/or expenses associated with any of the foregoing.

15.06 Immediate Recourse. The Guarantor waives any right it may have of first requiring any Credit Party (or any trustee or agent on its behalf) to proceed against or enforce any other rights or security or claim payment from any person before claiming from the Guarantor under this Section 15. This waiver applies irrespective of any law or any provision of a Credit Document to the contrary.

15.07 Appropriations. Until all amounts which may be or become payable by the Credit Parties under or in connection with the Credit Documents have been irrevocably paid in full, each Lender Creditor (or any trustee or agent on its behalf) may:

(i) refrain from applying or enforcing any other moneys, security or rights held or received by that Lender Creditor (or any trustee or agent on its behalf) in respect of those amounts, or apply and enforce the same in such manner and order as it sees fit (whether against those amounts or otherwise) and the Guarantor shall not be entitled to the benefit of the same; and

(ii) hold in an interest-bearing suspense account any moneys received from the Guarantor or on account of the Guarantor’s liability under this Section 15.

15.08 Deferral of Guarantor’s Rights. Until all amounts which may be or become payable by the Credit Parties under or in connection with the Credit Documents have been irrevocably paid in full and unless the Facility Agent otherwise directs, the Guarantor will not exercise any rights which it may have by reason of performance by it of its obligations under the Credit Documents or by reason of any amount being payable, or liability arising, under this Section 15:

(i) to be indemnified by a Credit Party;

(ii) to claim any contribution from any other guarantor of any Credit Party’s obligations under the Credit Documents;

(iii) to take the benefit (in whole or in part and whether by way of subrogation or otherwise) of any rights of the Lender Creditors under the Credit Documents or of any other guarantee or security taken pursuant to, or in connection with, the Credit Documents by any Lender Creditor;

(iv) to bring legal or other proceedings for an order requiring any Credit Party to make any payment, or perform any obligation, in respect of which the Guarantor has given a guarantee, undertaking or indemnity under Section 15.01;

(v) to exercise any right of set-off against any Credit Party; and/or

(vi) to claim or prove as a creditor of any Credit Party in competition with any Lender Creditor.

If the Guarantor receives any benefit, payment or distribution in relation to such rights it shall hold that benefit, payment or distribution to the extent necessary to enable all amounts which may be or become payable to the Lender Creditors by the Credit Parties under or in connection with the Credit Documents to be repaid in full on trust for the Lender Creditors and shall promptly pay or transfer the same to the Facility Agent or as the Facility Agent may direct for application in accordance with Section 4.

15.09 Additional Security. This guarantee is in addition to and is not in any way prejudiced by any other guarantee or security now or subsequently held by any Credit Party.

* * *

IN WITNESS WHEREOF, the parties hereto have caused their duly authorized officers to execute and deliver this Agreement as a deed on the date first above written.

Signed as a deed for and on behalf of NCL CORPORATION LTD., a Bermuda company, as Parent and Guarantor, by [full name of person signing], being a person who, in accordance with the laws of that territory, is acting under the authority of the company under a power of attorney dated [            ], 2010.

By:	/s/ Authorized Signatory
Title:

Authorized signatory

Signed as a deed and delivered on behalf of BREAKAWAY TWO, LTD., a Bermuda company, as Borrower, by [full name of person signing], being a person who, in accordance with the laws of that territory, is acting under the authority of the company under a power of attorney dated [            ], 2010.

By:	/s/ Authorized Signatory
Title:

Authorized signatory

Signed as a deed and delivered on behalf of KFW IPEX-BANK GMBH, a bank organized under the laws of Germany, Individually and as Facility Agent, Collateral Agent, a Joint Lead Arranger and CIRR Agent, by [full name of persons signing], being a person who, in accordance with the laws of that territory, is acting under the authority of the bank.

By:	/s/ Authorized Signatory
Title:

By:	/s/ Authorized Signatory
Title:

Authorized signatories

Signed as a deed and delivered on behalf of NORDEA BANK NORGE ASA, a bank organized under the laws of Norway, Individually and as Documentation Agent and as a Joint Lead Arranger, by [full name of persons signing], being a person who, in accordance with the laws of that territory, is acting under the authority of the bank.

By:	/s/ Authorized Signatory
Title:

By:	/s/ Authorized Signatory
Title:

Authorized signatories

Signed as a deed and delivered on behalf of DnB NOR BANK ASA, a bank organized under the laws of Norway, Individually and as a Joint Lead Arranger, by [full name of persons signing], being a person who, in accordance with the laws of that territory, is acting under the authority of the bank.

By:	/s/ Authorized Signatory
Title:

By:	/s/ Authorized Signatory
Title:

Authorized signatories

Signed as a deed and delivered on behalf of DEUTSCHE SCHIFFSBANK AKTIENGESELLSCHAFT, a bank organized under the laws of Germany, Individually and as a Joint Lead Arranger, by [full name of persons signing], being a person who, in accordance with the laws of that territory, is acting under the authority of the bank.

By:	/s/ Authorized Signatory
Title:

By:	/s/ Authorized Signatory
Title:

Authorized signatories

Signed as a deed and delivered on behalf of HSBC BANK PLC, a bank organized under the laws of England, Individually and as a Joint Lead Arranger, by [full name of persons signing], being a person who, in accordance with the laws of that territory, is acting under the authority of the bank.

By:	/s/ Authorized Signatory
Title:

By:	/s/ Authorized Signatory
Title:

Authorized signatories

Signed as a deed and delivered on behalf of COMMERZBANK AKTIENGESELLSCHAFT, a bank organized under the laws of Germany, as Hermes Agent, by [full name of persons signing], being a person who, in accordance with the laws of that territory, is acting under the authority of the bank.

By:	/s/ Authorized Signatory
Title:

By:	/s/ Authorized Signatory
Title:

Authorized signatories

Signed as a deed and delivered on behalf of KFW, a public credit institution established under the laws of Germany, Individually and as CIRR Agent, by [full name of persons signing], being a person who, in accordance with the laws of that territory, is acting under the authority of the public credit institution.

By:	/s/ Authorized Signatory
Title:

By:	/s/ Authorized Signatory
Title:

Authorized signatories

SCHEDULE 1.01(a)

COMMITMENTS

Lender	Commitments
Deutsche Schiffsbank Aktiengesellschaft	[*]
DnB NOR Bank ASA	[*]
HSBC Bank plc	[*]
KfW IPEX-Bank GmbH	[*]
Nordea Bank Norge ASA	[*]
Total	€529,846,154

SCHEDULE 1.01 (b)

MANDATORY COSTS

1.	The Mandatory Cost is an addition to the interest rate to compensate Lenders for the cost of compliance with (a) the requirements of the Bank of England and/or the Financial Services Authority (or, in either case, any other authority which replaces all or any of its functions) or (b) the requirements of the European Central Bank.

2.	On each Payment Date (or as soon as possible thereafter) the Facility Agent shall calculate, as a percentage rate, a rate (the “Additional Cost Rate”) for each Lender, in accordance with the paragraphs set out below. The Mandatory Cost will be calculated by the Facility Agent as a weighted average of the Lenders’ Additional Cost Rates (weighted in proportion to the percentage participation of each Lender in the relevant Loan) and will be expressed as a percentage rate per annum.

3.	The Additional Cost Rate for any Lender lending from a Facility Office in a Participating Member State will be the percentage notified by that Lender to the Facility Agent. This percentage will be certified by that Lender in its notice to the Facility Agent to be its reasonable determination of the cost (expressed as a percentage of that Lender’s participation in all Loans made from that Facility Office) of complying with the minimum reserve requirements of the European Central Bank in respect of loans made from that Facility Office.

4.	The Additional Cost Rate for any Lender lending from a Facility Office in the United Kingdom will be calculated by the Facility Agent as follows:

in relation to a sterling Loan:

[*] per cent per annum

in relation to a Loan in any currency other than sterling:

[*] per cent per annum.

Where:

A	is the percentage of Eligible Liabilities (assuming these to be in excess of any stated minimum) which that Lender is from time to time required to maintain as an interest free cash ratio deposit with the Bank of England to comply with cash ratio requirements.

B	is the percentage rate of interest (excluding the Applicable Margin, the CIRR Rate and the Mandatory Cost) and, if the Loan is an Unpaid Sum, the additional rate of interest specified in paragraph (b) of Section 2.06 payable on the Loan.

C	is the percentage (if any) of Eligible Liabilities which that Lender is required from time to time to maintain as interest bearing Special Deposits with the Bank of England.

D	is the percentage rate per annum payable by the Bank of England to the Facility Agent on interest bearing Special Deposits.

E	is designed to compensate Lenders for amounts payable under the Fees Rules and is calculated by the Facility Agent as being the average of the most recent rates of charge supplied by the Reference Banks to the Facility Agent pursuant to paragraph 7 below and expressed in pounds per £1,000,000.

5.	For the purposes of this Schedule:

“Eligible Liabilities” and “Special Deposits” have the meanings given to them from time to time under or pursuant to the Bank of England Act 1998 or (as may be appropriate) by the Bank of England;

“Fees Rules” means the rules on periodic fees contained in the Financial Services Authority Fees Manual or such other law or regulation as may be in force from time to time in respect of the payment of fees for the acceptance of deposits;

“Fee Tariffs” means the fee tariffs specified in the Fees Rules under Column 1 of the activity group A.1 Deposit acceptors (ignoring any minimum fee or zero rated fee required pursuant to the Fees Rules but taking into account any applicable discount rate);

“Participating Member State” means any member state of the European Communities that adopts or has adopted the euro as its lawful currency in accordance with legislation of the European Community relating to Economic and Monetary Union.

“Tariff Base” has the meaning given to it in, and will be calculated in accordance with, the Fees Rules; and

“Unpaid Sum” means any sum due and payable but unpaid by any Credit Party under the Credit Documents.

6.	In application of the above formulae, A, B, C and D will be included in the formulae as percentages (i.e. 5 per cent. will be included in the formula as 5 and not as 0.05). A negative result obtained by subtracting D from B shall be taken as zero. The resulting figures shall be rounded to four decimal places.

7.	If requested by the Facility Agent, each Reference Bank shall, as soon as practicable after publication by the Financial Services Authority, supply to the Facility Agent, the rate of charge payable by that Reference Bank to the Financial Services Authority pursuant to the Fees Rules in respect of the relevant financial year of the Financial Services Authority (calculated for this purpose by that Reference Bank as being the average of the Fee Tariffs applicable to that Reference Bank for that financial year) and expressed in pounds per £1,000,000 of the Tariff Base of that Reference Bank.

8.	Each Lender shall supply any information required by the Facility Agent for the purpose of calculating its Additional Cost Rate. In particular, but without limitation, each Lender shall supply the following information on or prior to the date on which it becomes a Lender:

a)	the jurisdiction of its Facility Office; and

b)	any other information that the Facility Agent may reasonably require for such purpose.

Each Lender shall promptly notify the Facility Agent of any change to the information provided by it pursuant to this paragraph.

9.	The percentages of each Lender for the purpose of A and C above and the rates of charge of each Reference Bank for the purpose of E above shall be determined by the Facility Agent based upon the information supplied to it pursuant to paragraphs 7 and 8 above and on the assumption that, unless a Lender notifies the Facility Agent to the contrary, each Lender’s obligations in relation to cash ratio deposits and Special Deposits are the same as those of a typical bank from its jurisdiction of incorporation with a Facility Office in the same jurisdiction as its Facility Office.

10.	The Facility Agent shall have no liability to any person if such determination results in an Additional Cost Rate which over or under compensates any Lender and shall be entitled to assume that the information provided by any Lender or Reference Bank pursuant to paragraphs 3, 7 and 8 above is true and correct in all respects.

11.	The Facility Agent shall distribute the additional amounts received as a result of the Mandatory Cost to the Lenders on the basis of the Additional Cost Rate for each Lender based on the information provided by each Lender and each Reference Bank pursuant to paragraphs 3, 7 and 8 above.

12.	Any determination by the Facility Agent pursuant to this Schedule in relation to a formula, the Mandatory Cost, an Additional Cost Rate or any amount payable to a Lender shall, in the absence of manifest error, be conclusive and binding on all parties to the Credit Agreement.

13.	The Facility Agent may from time to time, after consultation with the Parent and the Lenders, determine and notify to all parties to the Credit Agreement any amendments which are required to be made to this Schedule in order to comply with any change in law, regulation or any requirements from time to time imposed by the Bank of England, the Financial Services Authority or the European Central Bank (or, in any case, any other authority which replaces all or any of its functions) and any such determination shall, in the absence of manifest error, be conclusive and binding on all parties to the Credit Agreement.

SCHEDULE 5.07

NOTICES, ACKNOWLEDGMENTS AND CONSENTS

Notices

1. Notice of Assignment of the Construction Contract for Breakaway Two, Ltd. in the form of Part 1 of Schedule 1 to the Assignment of Contracts shall be delivered to the Yard.

2. Notice of Assignment of Refund Guarantees for Breakaway Two, Ltd. in the form of either (x) Part 2 of Schedule 1 to the Assignment of Contracts or (y) Schedule 1 to the Assignment of KfW Refund Guarantees, as applicable, shall be delivered to the applicable issuer of Refund Guarantees in respect of the Refund Guarantee(s) issued on or prior to the Initial Borrowing Date.

Financing Statements

1. UCC-1 shall be filed with the Florida Secured Transaction Registry naming Breakaway Two, Ltd. as Debtor and KfW IPEX-Bank GmbH in its capacity as Collateral Agent, as Secured Party.

SCHEDULE 5.10

INITIAL BORROWING DATE OPINIONS

1.	Pursuant to Section 5.10(a) and subject to the assumptions, qualifications and definitions set forth in such opinion, O’Melveny & Myers, Counsel to the Credit Parties opine as follows (capitalized terms have the meanings ascribed to them in such opinion):

(a)	The Transaction Documents provide that they are to be governed by English law. To the extent that the Transaction Documents are governed by English law or the law of any other jurisdiction, we express no opinion as to those laws or their applicability to matters covered by this opinion, nor do we express any opinion as to whether or not New York law is applicable to the Transaction Documents. However, we are of the opinion that if the Transaction Documents were governed by the laws of the state of New York (without reference to New York choice of law principles that would result in the application of the laws of another jurisdiction), the execution and delivery by each Credit Party of each Transaction Document to which it is a party do not, and each Credit Party’s performance of its obligations under each Transaction Document to which it is a party will not, violate, breach, or constitute a default, or result in the creation or imposition of any lien, charge or encumbrance (other than the liens, charges or encumbrances under the Transaction Documents) upon any of the assets of such Credit Party or give any other party thereto the right to accelerate under, any existing obligation or restriction on such Credit Party under any other agreement (the “Other Agreements”) listed in Schedule I to the Officer’s Certificate. If any Other Agreement is governed by the laws of a jurisdiction other than the state of New York, we have assumed such Other Agreement would be interpreted in accordance with its plain meaning, except that technical terms would mean what lawyers generally understand them to mean for agreements governed by the laws of the state of New York. We express no opinion with respect to any provision of any Other Agreement to the extent that an opinion with respect to such provision would require making any financial, accounting or mathematical calculation or determination.

2.	Pursuant to Section 5.10(b) and subject to the assumptions, qualifications and definitions set forth in such opinion, Bermudan Counsel to the Credit Parties opine as follows (capitalized terms have the meanings ascribed to them in such opinion):

(a)	Each of the Companies is duly incorporated with limited liability and is existing and in good standing under the laws of Bermuda (meaning that it has not failed to make any filing with any Bermuda governmental authority or to pay any Bermuda government fee or tax which might make it liable to be struck off the Register of Companies and thereby cease to exist under the laws of Bermuda).

(b)	The entering into of the relevant Opinion Documents and the execution and delivery of the relevant Opinion Documents by each of the Companies and the performance by each of the Companies of its obligations thereunder:

(i)	are within its corporate powers and have been duly authorised; and

(ii)	will not conflict with the memorandum of association or bye-laws of such Company or violate or result in the breach of any Bermuda law or regulation.

(c)	Each of the English Law Documents has been duly executed by the Companies party thereto and constitutes legal, valid and binding obligations of such Companies, enforceable in Bermuda in accordance with its terms.

(d)	The Bermuda Law Document has been duly executed by NCLI, constitutes legal, valid and binding obligations of NCLI and creates a valid security interest, enforceable in Bermuda in accordance with its terms.

(e)	Based solely on the Company Searches, there are no notices to the Registrar of the passing of a resolution of members or creditors to wind up any of the Companies and no notice appointing a liquidator or receiver has been provided to the Registrar.

(f)	No authorisation, consent, approval, license, qualification or formal exemption from, or any filing, declaration or registration with any court, governmental or municipal authority or other public body of Bermuda is required in connection with the execution and delivery of the Opinion Documents, the performance by each of the Companies of its obligations under the relevant Opinion Documents, the enforceability or admissibility in evidence of the Opinion Documents.

(g)	It is not necessary or desirable to ensure the enforceability in Bermuda of the Opinion Documents that they be registered in any register kept by, or filed with, any governmental or municipal authority or other public or regulatory body in Bermuda. However, on the basis that each of the Security Documents creates a charge over assets of the relevant Companies, it is desirable, in order to ensure the priority in Bermuda of the charge created, that such document be registered in the Register of Charges in accordance with Section 55 of the Act. On registration, to the extent that Bermuda law governs the priority of a charge, such charge will have priority in Bermuda over any unregistered charges, and over any subsequently registered charges, in respect of the property subject to such charge. A registration fee will be payable in respect of the registration.

(h)	The Opinion Documents will not be subject to ad valorem stamp duty, registration, recording, filing or other fees, duties or taxes in Bermuda and no such fees, duties or taxes are payable in Bermuda in connection with the execution, delivery or performance of the Opinion Documents.

(i)	The choice of the English Laws as the governing law of the English Law Documents is a valid choice of law and the submission by the Companies to the exclusive jurisdiction of the English Courts is valid and binding upon the Companies and would be recognised and given effect to in any action brought before a court of competent jurisdiction in Bermuda, except for those laws:

(i)	which such court considers to be procedural in nature;

(ii)	which are revenue or penal laws; or

(iii)	the application of which would be inconsistent with public policy, as such term is interpreted under the laws of Bermuda.

(j)	The payment obligations of the Companies under the Opinion Documents are direct, general and unconditional obligations of such Company and rank at least pari passu with all other present or future unsecured and unsubordinated indebtedness of such Company other than indebtedness which is preferred by virtue of any provision of the laws of Bermuda of general application.

(k)	None of the Companies nor any of their respective assets are entitled to immunity from suit, execution, attachment of legal process under the laws of Bermuda, whether characterised as sovereign immunity or otherwise from any legal action or proceeding in Bermuda (which shall include, without limitation, suit, attachment prior to judgment, execution or other enforcement).

(l)	No Bermuda taxes are imposed by withholding or otherwise on any payment to be made by any of the Companies under the relevant Opinion Documents or are imposed on or by virtue of the execution or delivery by the Companies of the Opinion Documents or any document or instrument to be executed or delivered under the Opinion Documents.

(m)	The courts of Bermuda will recognise as a valid judgment any final and conclusive judgment obtained against the Companies by any party to the English Law Documents based upon such document in the English Courts under which a sum of money is payable (other than a sum of money payable in respect of taxes or other charges of a like nature or in respect of a fine or other penalty or multiple damages as defined in the Protection of Trading Interests Act 1981) and such a judgment will be enforced by the Supreme Court of Bermuda under The Judgments (Reciprocal Enforcement) Act 1958 (the “1958 Act”) without re-examination of the merits of the case provided that:

(i)	the judgment is final and conclusive notwithstanding that an appeal may be pending against it or that it may still be subject to an appeal in the relevant jurisdiction;

(ii)	the judgment has not been given on appeal from a court which is not a superior court; and

(iii)	the judgment is duly registered in the Supreme Court of Bermuda in circumstances in which its registration is not liable thereafter to be set aside.

(n)	Under Section 3 of the 1958 Act, the registration of the judgment of the English Courts in the Supreme Court of Bermuda involves the conversion of the judgment debt into Bermuda Dollars at the date of such court’s judgment. However, the Bermuda Monetary Authority has indicated that its present policy is to give the consent necessary for the Bermuda dollar award made by the Supreme Court of Bermuda to be converted into external currency. No stamp duty or similar or other tax or duty is payable in Bermuda on the enforcement of a foreign judgment. Court fees will be payable in connection with proceedings for enforcement.

(o)	No party to the Opinion Documents will be deemed to be resident, domiciled, carrying on business or subject to taxation in Bermuda by reason only of the negotiation, preparation, execution, performance, enforcement of, and or receipt of any payment due from the Companies under the relevant Opinion Documents.

(p)	It is not necessary under the laws of Bermuda:

(i)	in order to enable any party to enforce its rights under the Opinion Documents; or

(ii)	by reason of the execution, delivery and performance of the Opinion Documents by the parties thereto,

that such persons should be licensed, qualified or otherwise entitled to carry on business in Bermuda.

3.	Pursuant to Section 5.10(c) and subject to the assumptions, qualifications and definitions set forth in such opinion, English Counsel to the Documentation Agent for the benefit of the Joint Lead Arrangers opine as follows (capitalized terms have the meanings ascribed to them in such opinion):

(a)	the obligations expressed to be assumed by each of the Borrower and the Parent in the Credit Documents to which it is a party constitute its valid, legally binding and enforceable obligations;

(b)	there is no requirement under English law for the consent or authorisation of, or the filing, recording or enrolment of any documents with, any court or other authority in England and Wales to be obtained or made in order to ensure the legality, validity, enforceability or admissibility in evidence of the Credit Documents;

(c)	English courts of competent jurisdiction will give effect to the choice of English law as the proper law of the Credit Documents and will regard express submission by the Borrower and the Parent to the jurisdiction contained in the Credit Documents as sufficient to confer jurisdiction upon them over proceedings within the scope of the submission;

(d)	no stamp duty or similar tax is payable in the United Kingdom in respect of the execution or delivery of the Credit Documents;

(e)	neither the Construction Contract nor the Original Refund Guarantee contains any restrictions which prevent them from being assigned to, or charged in favour of, the Collateral Agent; and

(f)	each Vessel 1 Assignment Agreement is effective to create valid security interests in favour of the Collateral Agent.

4.	Pursuant to Section 5.10(d) and subject to the assumptions, qualifications and definitions set forth in such opinion, German Counsel to the Documentation Agent for the benefit of the Joint Lead Arrangers opine as follows (capitalized terms have the meanings ascribed to them in such opinion):

The Declaration of Guarantee constitutes a valid and legally binding guarantee of the Federal Republic of Germany towards [—] subject to the specific provisions set out in the Declaration of Guarantee and subject to the applicable General Terms and Conditions and Guidelines.

5.	Pursuant to Section 5.10(e) and subject to the assumptions, qualifications and definitions set forth in such opinion, Florida Counsel to the Credit Parties opine as follows (capitalized terms have the meanings ascribed to them in such opinion):

To the extent that a security interest in the Collateral can be perfected by filing a UCC-1 financing statement in the State of Florida, perfection would occur by filing such financing statement with the office described in Annex 2 to such opinion. Note that, if the debtor purporting to grant such security interest changes the location of its chief executive office to another location, the effectiveness of the Financing Statements will cease on the expiration of four months after such change or, if earlier, when perfection would have otherwise ceased, unless such security interest becomes perfected under the law of such other location prior to such expiration.

SCHEDULE 6.10

MATERIAL LITIGATION

None.

SCHEDULE 7.05

DELIVERY DATE OPINIONS

1.	Pursuant to Section 7.05(a) and subject to the assumptions, qualifications and definitions set forth in such opinion, English Counsel to the Documentation Agent for the benefit of the Joint Lead Arrangers opine as follows (capitalized terms have the meanings ascribed to them in such opinion):

(a)	the obligations expressed to be assumed by the Borrower in the Opinion Documents constitute its valid, legally binding and enforceable obligations;

(b)	there is no requirement under English law for the consent or authorisation of, or the filing, recording or enrolment of any documents with, any court or other authority in England and Wales to be obtained or made in order to ensure the legality, validity, enforceability or admissibility in evidence of the Opinion Documents;

(c)	English courts of competent jurisdiction will give effect to the choice of English law as the proper law of the Opinion Documents and will regard express submission by the Borrower to the jurisdiction contained in the Opinion Documents as sufficient to confer jurisdiction upon them over proceedings within the scope of the submission;

(d)	no stamp duty or similar tax is payable in the United Kingdom in respect of the execution or delivery of the Opinion Documents; and

(e)	each Assignment Agreement is effective to create valid security interests in favour of the Collateral Agent.

2.	Pursuant to Section 7.05(b) and subject to the assumptions, qualifications and definitions set forth in such opinion, O’Melveny & Myers, Counsel to the Credit Parties opine as follows (capitalized terms have the meanings ascribed to them in such opinion):

(a)

The Transaction Documents provide that they are to be governed by English law. To the extent that the Transaction Documents are governed by English law or the law of any other jurisdiction, we express no opinion as to those laws or their applicability to matters covered by this opinion, nor do we express any opinion as to whether or not New York law is applicable to the Transaction Documents. However, we are of the opinion that if the Transaction Documents were governed by the laws of the state of New York (without reference to New York choice of law principles that would result in the application of the laws of another jurisdiction), the execution and delivery by each Credit Party of each Transaction Document to which it is a party do not, and each Credit Party’s performance of its obligations under each Transaction Document to which it is a party will not, violate, breach, or constitute a default, or result in the creation or imposition of any lien, charge or encumbrance (other than the liens, charges or encumbrances under the Transaction Documents) upon any of the assets of such Credit Party or give any other party thereto the right to accelerate under, any existing obligation or restriction on such Credit Party under any other agreement (the “Other Agreements”) listed in Schedule I to the Officer’s Certificate. If any Other Agreement is governed by the laws of a jurisdiction other than the state of New York, we have assumed such Other Agreement would be interpreted in accordance with its plain meaning, except that technical terms would mean what lawyers generally understand them to mean for agreements governed by the laws of the state of New York. We express no opinion with respect to any provision of any Other Agreement to the extent that an opinion with respect to such provision would require making any financial, accounting or mathematical calculation or determination.

3.	Pursuant to Section 7.05(c) and subject to the assumptions, qualifications and definitions set forth in such opinion, Bahamian Counsel to the Credit Parties opine as follows (capitalized terms have the meanings ascribed to them in such opinion):

(a)	Under the laws of the Bahamas the Borrower is the registered owner of record of sixty-four sixty-fourth shares, being the whole thereof of the [insert vessel name] and the Vessel Mortgage constitutes the valid and legally binding act of the Borrower and the Vessel Mortgage is enforceable in accordance with its terms, and further, the Vessel Mortgage creates in favour of the Mortgagee a valid and effective first priority legal mortgage over the [insert vessel name] and there are no other charges, mortgages or encumbrances on record with respect thereto. It should be noted that maritime liens as set out in Section 281 of The Merchant Shipping Act of The Bahamas have priority over mortgages even if such liens are incurred after a mortgage has been registered.

(b)	No further registration authorization, approval or consent or other official action in The Bahamas is necessary to render any of the Documents or the security respectively created thereby valid, perfected and enforceable.

(c)	All filing, registration and recording fees required under the laws of The Bahamas in connection with the Vessel Mortgage and other fees necessary to ensure the validity, effectiveness and priority of any liens, charges and encumbrances created under the Vessel Mortgage have been paid.

(d)	The courts of The Bahamas will recognize as a valid judgment and enforce any final, conclusive and enforceable judgment obtained against a mortgagor in a United Kingdom court without re-examination of the merits of the case subject to registration of the judgment under the provisions of the Reciprocal Enforcements of Judgments Act of the Bahamas.

(e)	The Vessel Mortgage constitutes the legal, valid and binding obligations of the Borrower and is enforceable in accordance with its terms.

(f)	No consents, authorizations or other approvals are required from any governmental or other authority of The Bahamas for the execution, delivery or performance of any of the Documents by any of the parties thereto or the consummation of the transactions contemplated therein.

(g)	Neither the execution nor delivery of the Documents by the Borrower, nor the performance of its obligations under the Documents, will contravene any existing applicable law or regulation of The Bahamas.

(h)	The Borrower is not entitled or required under any existing applicable law or regulation of The Bahamas to make any withholding or deduction in respect of any tax or otherwise from any payment which it is or may be required to make under the Documents (or any of them) and other than the fees paid in connection with the registration of the Vessel Mortgage no tax, impost, duty or registration fee is payable on any of the Documents in The Bahamas save for registration fees on the Vessel Mortgage.

(i)	Other than the fees paid in connection with the registration of the Vessel Mortgage, no stamp or registration duty or similar taxes or charges are payable in The Bahamas in respect of the Documents.

(j)	Under the laws of The Bahamas, the Mortgagee will not be deemed to be resident, domiciled or carrying on any commercial activity in The Bahamas or subject to any tax of The Bahamas as a result of its entry into the Documents or the performance of any of the transactions contemplated thereby. It is not necessary for the Mortgagee to be authorized or qualified to carry on business in The Bahamas or establish a place of business in The Bahamas for the entry into or performance of the Documents.

(k)	It is not necessary or advisable to take any further action in the future in order to preserve the security interests referred to above or the priority thereof in connection with the Vessel Mortgage.

4.	Pursuant to Section 7.05(d) and subject to the assumptions, qualifications and definitions set forth in such opinion, Bermudan Counsel to the Credit Parties opine as follows (capitalized terms have the meanings ascribed to them in such opinion):

(a)	Each of the Companies is duly incorporated with limited liability and is existing and in good standing under the laws of Bermuda (meaning that it has not failed to make any filing with any Bermuda governmental authority or to pay any Bermuda government fee or tax which might make it liable to be struck off the Register of Companies and thereby cease to exist under the laws of Bermuda).

(b)	The entering into of the relevant Opinion Documents and the execution and delivery of the relevant Opinion Documents by each of the Companies and the performance by each of the Companies of its obligations thereunder:

(i)	are within its corporate powers and have been duly authorised; and

(ii)	will not conflict with the memorandum of association or bye-laws of such Company or violate or result in the breach of any Bermuda law or regulation.

(c)	The relevant Opinion Documents have been duly executed by each of the Companies and constitute legal, valid and binding obligations of each of the Companies, enforceable in Bermuda in accordance with its terms.

(d)	Based solely on the Litigation Searches, there are no judgments against, nor legal or governmental actions or proceedings pending in Bermuda to which any of the Companies is subject.

(e)	Based solely on the Company Searches, there are no notices to the Registrar of the passing of a resolution of members or creditors to wind up any of the Companies and no notice appointing a liquidator or receiver has been provided to the Registrar.

(f)	No authorisation, consent, approval, license, qualification or formal exemption from, or any filing, declaration or registration with any court, governmental or municipal authority or other public body of Bermuda is required in connection with the execution and delivery of the Opinion Documents, the performance by each of the Companies of its obligations under the relevant Opinion Documents, the enforceability or admissibility in evidence of the Opinion Documents.

(g)	It is not necessary or desirable to ensure the enforceability in Bermuda of the Opinion Documents that they be registered in any register kept by, or filed with, any governmental or municipal authority or other public or regulatory body in Bermuda. However, on the basis that each of the Security Documents creates a charge over assets of the relevant Companies, it is desirable, in order to ensure the priority in Bermuda of the charge created, that such document be registered in the Register of Charges in accordance with Section 55 of the Act. On registration, to the extent that Bermuda law governs the priority of a charge, such charge will have priority in Bermuda over any unregistered charges, and over any subsequently registered charges, in respect of the property subject to such charge. A registration fee will be payable in respect of the registration.

(h)	The Opinion Documents will not be subject to ad valorem stamp duty, registration, recording, filing or other fees, duties or taxes in Bermuda and no such fees, duties or taxes are payable in Bermuda in connection with the execution, delivery or performance of the Opinion Documents.

(i)	The choice of the English Laws as the governing law of the English Law Documents is a valid choice of law and the submission by each of the Companies to the exclusive jurisdiction of the English Courts is valid and binding upon them and would be recognised and given effect to in any action brought before a court of competent jurisdiction in Bermuda, except for those laws:

(i)	which such court considers to be procedural in nature;

(ii)	which are revenue or penal laws; or

(iii)	the application of which would be inconsistent with public policy, as such term is interpreted under the laws of Bermuda.

(j)	The choice of the Bahamian Laws as the governing law of the Bahamian Law Document is a valid choice of law and the submission by the Borrower to the jurisdiction of the Bahamian Courts is valid and binding upon the Borrower and would be recognised and given effect to in any action brought before a court of competent jurisdiction in Bermuda, except for those laws:

(i)	which such court considers to be procedural in nature;

(ii)	which are revenue or penal laws; or

(iii)	the application of which would be inconsistent with public policy, as such term is interpreted under the laws of Bermuda.

(k)	The payment obligations of the Companies under the Opinion Documents are direct, general and unconditional obligations of such Company and rank at least pari passu with all other present or future unsecured and unsubordinated indebtedness of such Company other than indebtedness which is preferred by virtue of any provision of the laws of Bermuda of general application.

(l)	None of the Companies nor any of their respective assets are entitled to immunity from suit, execution, attachment of legal process under the laws of Bermuda, whether characterised as sovereign immunity or otherwise from any legal action or proceeding in Bermuda (which shall include, without limitation, suit, attachment prior to judgment, execution or other enforcement).

(m)	No Bermuda taxes are imposed by withholding or otherwise on any payment to be made by any of the Companies under the relevant Opinion Documents or are imposed on or by virtue of the execution or delivery by the Companies of the Opinion Documents or any document or instrument to be executed or delivered under the Opinion Documents.

(n)	The courts of Bermuda will recognise as a valid judgment any final and conclusive judgment obtained against the Borrower by any party to the English Law Documents based upon such document in the English Courts under which a sum of money is payable (other than a sum of money payable in respect of taxes or other charges of a like nature or in respect of a fine or other penalty or multiple damages as defined in the Protection of Trading Interests Act 1981 (the “1981 Act”)) and such a judgment will be enforced by the Supreme Court of Bermuda under The Judgments (Reciprocal Enforcement) Act 1958 (the “1958 Act”) without re-examination of the merits of the case provided that:

(i)	the judgment is final and conclusive notwithstanding that an appeal may be pending against it or that it may still be subject to an appeal in the relevant jurisdiction;

(ii)	the judgment has not been given on appeal from a court which is not a superior court; and

(iii)	the judgment is duly registered in the Supreme Court of Bermuda in circumstances in which its registration is not liable thereafter to be set aside.

(o)	The courts of Bermuda will recognise as a valid judgment any final and conclusive judgment obtained against the Borrower by any party to the Bahamian Law Document based upon such documents in the Bahamian Courts under which a sum of money is payable (other than a sum of money payable in respect of taxes or other charges of a like nature or in respect of a fine or other penalty or multiple damages as defined in 1981 Act) and such a judgment will be enforced by the Supreme Court of Bermuda under the 1958 Act without re-examination of the merits of the case provided that:

(i)	the judgment is final and conclusive notwithstanding that an appeal may be pending against it or that it may still be subject to an appeal in the relevant jurisdiction;

(ii)	the judgment has not been given on appeal from a court which is not a superior court; and

(iii)	the judgment is duly registered in the Supreme Court of Bermuda in circumstances in which its registration is not liable thereafter to be set aside.

(p)	Under Section 3 of the 1958 Act, the registration of the judgment of any of the courts referred to in paragraphs 14 to 15 in the Supreme Court of Bermuda involves the conversion of the judgment debt into Bermuda Dollars at the date of such court’s judgment. However, the Bermuda Monetary Authority has indicated that its present policy is to give the consent necessary for the Bermuda dollar award made by the Supreme Court of Bermuda to be converted into external currency. No stamp duty or similar or other tax or duty is payable in Bermuda on the enforcement of a foreign judgment. Court fees will be payable in connection with proceedings for enforcement.

(q)	No party to the Opinion Documents will be deemed to be resident, domiciled, carrying on business or subject to taxation in Bermuda by reason only of the negotiation, preparation, execution, performance, enforcement of, and or receipt of any payment due from the Companies under the relevant Opinion Documents.

(r)	It is not necessary under the laws of Bermuda:

(i)	in order to enable any party to enforce its rights under the Opinion Documents; or

(ii)	by reason of the execution, delivery and performance of the Opinion Documents by the parties thereto,

that such persons should be licensed, qualified or otherwise entitled to carry on business in Bermuda.

SCHEDULE 8.03

EXISTING AGREEMENTS

None.

SCHEDULE 8.12

CAPITALIZATION

Credit Party	Owner	Type of Shares	Number of Shares Owned	Percent of Outstanding Shares Owned
Breakaway Two, Ltd.	NCL International, Ltd.	Ordinary	12,000	100%
NCL International, Ltd.	Arrasas Limited	Ordinary	12,000	100%
Arrasas Limited	NCL Corporation Ltd.	Common	997,218,181	100%

SCHEDULE 8.13

SUBSIDIARIES

Name of Subsidiary	Direct Owner(s)	Percent(%) Ownership	Jurisdiction of Organization
Arrasas Limited	NCL Corporation Ltd.	100	Isle of Man
Breakaway One, Ltd.	NCL International, Ltd.	100	Bermuda
Breakaway Two, Ltd.	NCL International, Ltd.	100	Bermuda
Maritime Investment, LLC	NCL America Holdings, LLC	100	Delaware
NCL America Holdings, LLC	Arrasas Limited	100	Delaware
NCL America LLC	NCL America Holdings, LLC	100	Delaware
NCL (Bahamas) Ltd.	NCL International, Ltd.	100	Bermuda
NCL Cruises Ltd.	NCL Holding ASA	100	Bermuda
NCL Holding ASA[1]	Arrasas Limited	100	Norway
NCL International, Ltd.	Arrasas Limited	100	Bermuda
Norwegian Dawn Limited	NCL International, Ltd.	100	Isle of Man
Norwegian Epic, Ltd.	NCL International, Ltd.	100	Bermuda
Norwegian Gem, Ltd.	NCL International, Ltd.	100	Bermuda
Norwegian Jewel Limited	NCL International, Ltd.	100	Isle of Man
Norwegian Pearl, Ltd.	NCL International, Ltd.	100	Bermuda
Norwegian Spirit, Ltd.	NCL International, Ltd.	100	Bermuda
Norwegian Star Limited	NCL International, Ltd.	100	Isle of Man
Norwegian Sun Limited	NCL International, Ltd.	100	Bermuda
Polynesian Adventure Tours, LLC	NCL America Holdings, LLC	100	Hawaii
PAT Tours, LLC	NCL America Holdings, LLC	100	Delaware
Pride of America Ship Holding, LLC	NCL America Holdings, LLC	100	Delaware
Pride of Hawaii, LLC	NCL America Holdings, LLC	100	Delaware

[1]	This company is under voluntary liquidation.

SCHEDULE 8.19

VESSEL

N/A

SCHEDULE 8.21

APPROVED CLASSIFICATION SOCIETIES

American Bureau of Shipping

Nippon Kaiji Kyokai

Germanischer Lloyd

Lloyd’s Register of Shipping

Bureau Veritas

Det Norske Veritas

SCHEDULE 9.03

REQUIRED INSURANCE

1. For the purpose of this Schedule 9.03, the following terms shall have the meanings ascribed to them as follows:

“Compulsory Acquisition Compensation” shall mean all moneys or other compensation whatsoever payable by reason of the compulsory acquisition of the Vessel other than by requisition for hire;

“Insurances” shall mean all policies and contracts of the insurance and entries of the Vessel in a protection and indemnity or war risks association which are effected in respect of the Vessel, its freight, disbursements, profits or otherwise and all benefits, including all claims and returns of premiums thereunder and shall also include all Compulsory Acquisition Compensation;

“Security Period” shall mean that period from the Delivery Date until the date on which all Loans shall have been fully paid, satisfied and extinguished.

“Total Loss” shall mean any actual or constructive or arranged or agreed or compromised total loss or compulsory acquisition of the Vessel (excluding any requisition for hire).

2. From the Delivery Date of the Vessel, the Borrower shall insure the Vessel, or procure that the Vessel is insured, in its name and keep the Vessel and procure that the Vessel is kept insured on an agreed value basis for an amount in Dollars approved by the Collateral Agent, provided that:

(a) the insured value of the Vessel shall at all times be equal to or greater than its fair market value,

(b) the insured value of the Vessel shall be equal to or greater than [*] of the then applicable Total Commitment, and

(c) the hull and machinery insured value for the Vessel shall at all times be equal to no less than [*] of the total insured value of the Vessel and no more than [*] of the total insured value of the Vessel shall consist of hull interest and freight interest insurance through internationally recognized independent first class insurance companies, underwriters, war risks and protection and indemnity associations reasonably acceptable to the Collateral Agent in each instance on terms and conditions approved by the Collateral Agent (with such approval not to be unreasonably withheld) including as to deductibles but at least in respect of:

(1) marine risks including all risks customarily and usually covered by first-class and prudent shipowners in the London insurance markets under English marine policies, or the Norwegian Plan or Collateral Agent-approved policies containing the ordinary conditions applicable to similar vessels;

(2) war risks including the Missing Vessel Clause, terrorism, piracy and confiscation, and, should Institute War and Strike Clauses, Hulls Conditions prevail, the London Blocking and Trapping Addendum and war risks (protection and indemnity) with a separate limit and in excess of the amount for war risks (hull);

(3) excess risks that is to say the proportion of claims for general average and salvage charges and under the running down clause not recoverable in consequence of the value at which the Vessel is assessed for the purpose of such claims exceeding the insured value;

(4) protection and indemnity risks with full standard coverage and up to the highest limit of liability available (for oil pollution risk the highest limit currently available is [*] for pollution risk and this to be increased if requested by the Collateral Agent and the increase is possible in accordance with the standard protection and indemnity cover for vessels of its type and is compatible with prudent insurance practice for first class cruise shipowners or operators in waters where the Vessel trades from time to time during the Security Period;

(5) when and while the Vessel is laid-up, in lieu of hull insurance, normal port risks;

(6) such other risks as the Collateral Agent may from time to time reasonably require;

and in any event in respect of those risks and at those levels covered by first class and prudent owners and/or financiers in the international market in respect of similar tonnage, provided that if any of such insurances are also effected in the name of any other person (other than the Borrower or the Collateral Agent) such person shall if so required by the Collateral Agent execute a first priority assignment and/or transfer of its interest in such insurances in favor of the Collateral Agent in similar terms mutatis mutandis to the relevant Assignment of Insurances.

3. The Collateral Agent at the cost of the Borrower or the Parent shall take out, in each case, for an amount in Dollars approved by the Collateral Agent but not being, collectively, less than [*] of the then applicable Total Commitment, mortgagee interest insurance and mortgagee additional perils insurance on such conditions as the Collateral Agent may reasonably require, the Parent and the Borrower having no interest or entitlement in respect of such policies; the Collateral Agent undertakes to use its reasonable endeavors to match the premium level that the Borrower or the Parent would have paid if they had arranged such cover on such conditions (as demonstrated to the reasonable satisfaction of the Collateral Agent).

4. If the Vessel shall trade in the United States of America and/or the Exclusive Economic Zone of the United States of America (the “EEZ”) as such term is defined in the US Oil Pollution Act 1990 (“OPA”), the Borrower shall comply strictly with the requirements of OPA and any similar legislation which may from time to time be enacted in any jurisdiction in which the Vessel presently trades or may or will trade at any time during the existence of the Vessel Mortgage and in particular before such trade is commenced and during the entire period during which such trade is carried on the Borrower shall:

(i) pay any additional premiums required to maintain protection and indemnity cover for oil pollution up to the limit available to it for the Vessel in the market;

(ii) make all such quarterly or other voyage declarations as may from time to time be required by the Vessel’s protection and indemnity association and to comply with all obligations in order to maintain such cover, and promptly to deliver to the Collateral Agent copies of such declarations;

(iii) submit the Vessel to such additional periodic, classification, structural or other surveys which may be required by the Vessel’s protection and indemnity insurers to maintain cover for such trade and promptly to deliver to the Collateral Agent copies of reports made in respect of such surveys;

(iv) implement any recommendations contained in the reports issued following the surveys referred to in sub-clause (iii) above within the time limit specified therein and provide evidence satisfactory to the Collateral Agent that the protection and indemnity insurers are satisfied that this has been done;

(v) in particular strictly comply with the requirements of any applicable law, convention, regulation, proclamation or order with regard to financial responsibility for liabilities imposed on the Borrower or the Vessel with respect to pollution by any state or nation or political subdivision thereof, including but not limited to OPA, and provide the Collateral Agent on demand with such information or evidence as it may reasonably require of such compliance;

(vi) procure that the protection and indemnity insurances do not contain a clause excluding the Vessel from trading in waters of the United States of America and the EEZ or any other provision analogous thereto and provide the Collateral Agent with evidence that this is so; and

(vii) strictly comply with any operational or structural regulations issued from time to time by any relevant authorities under OPA so that at all times the Vessel falls within the provisions which limit strict liability under OPA for oil pollution.

5. The Borrower shall give notice forthwith of any assignment and/or transfer of its interest in the Insurances to the relevant brokers, insurance companies, underwriters and/or associations in the form reasonably approved by the Collateral Agent.

6. The Borrower shall execute and deliver all such documents and do all such things as may be necessary to confer upon the Collateral Agent legal title to the Insurances in respect of the Vessel and to procure that the interest of the Collateral Agent is at all times filed with all slips, cover notes, policies and certificates of entry and to procure (a) that a loss payable clause in the form reasonably approved by the Collateral Agent and exceeding [*] shall be filed with all the hull, machinery and equipment and war risks policies in respect of the Vessel and (b) that a loss payable clause in the form reasonably approved by the Collateral Agent and exceeding [*] shall be endorsed upon the protection and indemnity certificates of entry in respect of the Vessel.

7. At the Borrower’s expense the Borrower will cause such insurance broker and the P & I club or association providing P & I insurance to agree to advise the Collateral Agent by telex or telecopier confirmed by letter of any expiration, termination, alteration or cancellation of any policy, any default in the payment of any premium and of any other act or omission on the part of the Borrower of which it has knowledge and which might invalidate or render unenforceable, in whole or in part, any insurance on the Vessel, and to provide an opportunity of paying any such unpaid premium or call, such right being exercisable by the Collateral Agent on a vessel by vessel and not on a fleet basis. In addition, the Borrower or the Parent shall promptly provide the Collateral Agent with any information which the Collateral Agent reasonably requests for the purpose of obtaining or preparing any report from an independent marine insurance consultant as to the adequacy of the insurances effected or proposed to be effected in accordance with the provisions contained herein as of the date hereof or in connection with any renewal thereof, and the Borrower or the Parent shall upon demand indemnify the Collateral Agent in respect of all reasonable fees and other expenses incurred by or for the account of the Collateral Agent in connection with any such report; provided the Collateral Agent shall be entitled to such indemnity only for one such report during any period of twelve months.

8. The Borrower shall procure that each of the relevant brokers and associations furnish the Collateral Agent with a letter of undertaking in such usual form as may be reasonably required by the Collateral Agent and waives any lien for premiums or calls except in relation to premiums or calls attributable to the Vessel.

9. The Borrower shall punctually pay all premiums, calls, contributions or other sums payable in respect of the Insurances on the Vessel and to produce all relevant receipts when so required by the Collateral Agent;

10. The Borrower shall renew each of the Insurances on the Vessel at least [*] Business Days before the expiry thereof and give immediate notice to the Collateral Agent of such renewal and procure that the relevant brokers or associations shall promptly confirm in writing to the Collateral Agent that such renewal is effected, it being understood by the Borrower that any failure to renew the Insurances on the Vessel at least [*] Business Days before the expiry thereof or to give or procure the relevant notices of such renewal shall constitute an Event of Default.

11. The Borrower shall arrange for the execution of such guarantees as may from time to time be required by any protection and indemnity and/or war risks association.

12. The Borrower shall furnish to the Collateral Agent from time to time on request with full information about all Insurances maintained on the Vessel and the names of the offices, companies, underwriters, associations or clubs with which such Insurances are placed.

13. The Borrower shall not agree to any variation in the terms of any of the Insurances on the Vessel without the prior approval of the Collateral Agent (which approval shall not be unreasonably withheld) (save in circumstances where the variation is imposed by the insurers or reinsurers without requiring the Borrower’s consent, in which case the Borrower shall notify the Collateral Agent of such variation in a timely manner) nor do any act or voluntarily suffer or permit any act to be done whereby any Insurances shall or may be rendered invalid, void, voidable, suspended, defeated or unenforceable and not to suffer or permit the Vessel to engage in any voyage nor to carry any cargo not permitted under any of the Insurances without first obtaining the consent of the insurers or reinsurers concerned and complying with such requirements as to payment of extra premiums or otherwise as the insurers or reinsurers may impose. If a variation in the terms of the Insurances is imposed as aforesaid and in the absolute opinion of the Collateral Agent its interest in the Insurances is thereby materially adversely affected and/or the proceeds of the Insurances payable to the Collateral Agent would be adversely affected, the Borrower undertakes promptly to make such changes to the Insurances, or such alternative Insurance arrangements, provided that such alternative Insurance arrangements are available in the insurance market to the Borrower at that time, as the Collateral Agent shall reasonably require.

14. The Borrower shall not, without the prior written consent of the Collateral Agent, settle, compromise or abandon any claim in respect of any of the Insurances on the Vessel other than a claim of less than [*] or the equivalent in any other currency and not being a claim arising out of a Total Loss.

15. The Borrower shall promptly furnish the Collateral Agent with full information regarding any casualties or other accidents or damage to the Vessel involving an amount in excess of [*].

16. The Borrower shall apply or ensure the appliance of all such sums receivable in respect of the Insurances on the Vessel for the purpose of making good the loss and fully repairing all damage in respect whereof the insurance moneys shall have been received.

17. In the event of the Borrower defaulting in insuring and keeping insured its Vessel as hereinbefore provided then the Collateral Agent may (but shall not be bound to) insure the Vessel or enter the Vessel in such manner and to such extent as the Collateral Agent in its discretion thinks fit and in such case all the cost of effecting and maintaining such Insurance together with interest thereon shall be paid on demand by the Borrower to the Collateral Agent.

SCHEDULE 10.01

EXISTING LIENS

None.

SCHEDULE 14.03 A

CREDIT PARTY ADDRESSES

If to any Credit Party:

7665 Corporation Center Drive

Miami, Florida 33126

United States of America

Attn: Chief Financial Officer and General Counsel

With copies to:

Apollo Management, L.P.

9 West 57th Street

New York, NY 10019

Attn: Steve Martinez

Tel. No.: (212) 515-3200

Fax No.: (212) 515-3288

and

O’Melveny & Myers LLP

7 Times Square

New York, NY 10036

Attn: Brad Finkelstein

Tel. No.: (212) 326-2000

Fax No.: (212) 326-2600

SCHEDULE 14.03 B

LENDER ADDRESSES

INSTITUTIONS	ADDRESSES

DEUTSCHE SCHIFFSBANK AKTIENGESELLSCHAFT	Domstrasse 18 D - 20095 Hamburg Attn.: Marcus Weber / Anne Randewig Telephone: +49 40 3769 -9646 / -9647 Facsimile: +49 40 3769 -9649 e-mail: marcus.weber@commerzbank.com anne.randewig@commerzbank.com

DNB NOR BANK ASA	Stranden 21 N-0021 Oslo, Norway Attn: Amra Koluder / Solveig N. Knoff Telephone: +47 22 94 91 17 / 22 94 96 63 Facsimile: +47 22 48 28 94 e-mail: amra.koluder@dnbnor.no solveig.knoff@dnbnor.no

HSBC BANK PLC	8 Canada Square London E14 5HQ Attn: Alan P. Marshall (FC1354) Fax no: +44 207 992 4428 e-mail: alan.p.marshall@hsbcib.com

KFW IPEX-BANK GMBH

Palmengartenstrasse 5-9

60325 Frankfurt am Main

Germany

Telephone: +49 69 7431 4649 / 4037

Fax: +49 69 7431 4466 / 2944

Attn: Ms Claudia Wenzel /

          Mr Christian Schweiger

email: claudia.wenzel@kfw.de /

            christian.schweiger@kfw.de

NORDEA BANK NORGE ASA	Middelthunsgate 17, P.O. Box 1166 Sentrum NO-0107 Oslo, Norway Attn: Arne Berglund Telephone: (47) 22 484193 Facsimile: (47) 22 486668 e-mail: arne.berglund@nordea.com

EXHIBIT A

FORM OF NOTICE OF BORROWING

[Date]

KfW IPEX-Bank GmbH,

    as Facility Agent for the Lenders party

    to the Credit Agreement

    referred to below

Palmengartenstrasse 5-9

60325 Frankfurt am Main

Germany

Attention: [            ]

Ladies and Gentlemen:

The undersigned, BREAKAWAY TWO, LTD., a Bermuda company (the “Borrower”), refers to the Credit Agreement, dated as of [            ], 2010 (as amended, restated, novated, modified and/or supplemented from time to time, the “Credit Agreement”, unless otherwise defined herein, capitalized terms defined therein being used herein as therein defined), among NCL CORPORATION LTD., a Bermuda company (the “Parent”), the Borrower, the Lenders from time to time party thereto, you, as Facility Agent, Collateral Agent under the Security Documents and as CIRR Agent, NORDEA BANK NORGE ASA, as Documentation Agent, COMMERZBANK AKTIENGESELLSCHAFT, as Hermes Agent, and the other parties thereto and hereby gives you notice, irrevocably, pursuant to Section 2.03 of the Credit Agreement, that the Borrower hereby requests a Borrowing under the Credit Agreement, and in that connection sets forth below the information relating to such Borrowing (the “Proposed Borrowing”) as required by Section 2.03 of the Credit Agreement:

(i) The Business Day of the Proposed Borrowing is ____________ (the “Proposed Borrowing Date”).1

(ii) The portion of the Total Commitments to be utilized on the Proposed Borrowing Date (the “Proposed Utilized Commitments”) is €___________.

[1]

Shall be a Business Day at least three Business Days after the date hereof, provided that (in each case) any such notice shall be deemed to have been given on a certain day only if given before 11:00 a.m. (Frankfurt time) on such day (unless such 11:00 a.m. deadline is waived in the case of the Initial Proposed Borrowing Date).

Exhibit A

(iii) The Parent and/or the Borrower [have] [have not] entered into Earmarked Foreign Exchange Arrangements with respect to the amount required to be paid to Hermes and/or the Yard on the Proposed Borrowing Date [and the Dollar Equivalent of the aggregate principal amount of the Proposed Utilized Commitments is [            ]].2

(iv) The proceeds of the Proposed Borrowing shall be deposited in the following accounts:

Bank and Account No.	Account Name		Amount to be Disbursed (indicate Dollars or Euros)[3]
[ ]	[	]	[	]

(v) [Attached hereto as Annex A is evidence of the Earmarked Foreign Exchange Arrangements referred to in clause (iv) above.]

In connection with the Proposed Borrowing, the Borrower hereby certifies as follows:

(i) As of the Proposed Borrowing Date, all conditions and requirements under the Construction Contract required to be satisfied on such Proposed Borrowing Date have been satisfied, other than those that are not materially adverse to the Lenders.

(ii) Both on the date hereof and as of the Proposed Borrowing Date, the representations and warranties made by each Credit Party in or pursuant to the Credit Documents are true and correct in all material respects, on and as of such Proposed Borrowing Date as if made on and as of such Proposed Borrowing Date, unless stated to relate to a specific earlier date, in which case such representations and warranties were true and correct in all material respects as of such earlier date.

(iii) Both on the date hereof and as of the Proposed Borrowing Date after giving effect to the Proposed Borrowing, no Default or Event of Default is or will be continuing.

[2]	Dollar Equivalent to be included if the Borrower has entered into Earmarked Foreign Exchange Arrangements.

[3]	Euro disbursement only available if the Parent and/or the Borrower have not entered into Earmarked Foreign Exchange Arrangements.

Exhibit A

Very truly yours, BREAKAWAY TWO, LTD.

By:
Name: Title:

Annex A

Evidence of Earmarked Foreign Exchange Arrangements

[See attached.]

Aon BankAssure Insurance Services

EXHIBIT B-1

[*]: THE CONFIDENTIAL PORTION HAS BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE COMMISSION.

[[*] – – 10 pages]

EXHIBIT B- 2

Form of Exhibit B- 2

[Letterhead of Insurance Broker]

To:

KFW IPEX-Bank GmbH, as Collateral Agent,

Palmengartenstrasse 5-9

60325 Frankfurt am Main

Germany

Attn: Claudia Wenzel/ Christian Schweiger

Copy to:

Nordea Bank Norge ASA

DnB Nor Bank ASA

Deutsche Schiffsbank AG

HSBC Bank plc

From:

[Insert name of Insurance Broker]

Date: [—], 20[—]

Dear Sirs,

1. This Certificate is delivered pursuant to Section 7.02 of the Credit Agreement dated as of [—], 2010 and made among Breakaway Two, Ltd, as Borrower, NCL Corporation Ltd. (“NCLC”) as Parent, the Lender Creditors from time to time party thereto and KFW IPEX-Bank GmbH, as Facility Agent, Collateral Agent and CIRR Agent (as the same may be amended, restated, or otherwise modified from time to time, the “Credit Agreement”).

Capitalized terms used and not otherwise defined in this Certificate shall have the meanings assigned to such terms in the Credit Agreement.

2. We hereby certify to you that, with respect to the Vessel, on and as of the date of this Certificate:

(i) the insurance cover referred to below is placed and maintained with such insurance companies and/or underwriters and/or clubs, in such amounts, against such risks, and in such form, as are customarily insured against by similarly situated insureds for the protection of the Facility Agent, the Collateral Agent, the CIRR Agent and/or the Lender Creditors as mortgagees of the Vessel; and

(ii) the insurance cover referred to in this Certificate conforms with the Required Insurances including (without limitation) hull and machinery, war risks, loss of hire (if applicable) and protection and indemnity insurance set forth in Schedule 9.03 of the Credit Agreement.

1

3. The insurance cover referred to in paragraph 2(i) above comprises [Insert description of the insurances maintained on the Vessel.].

Yours truly,

For and on behalf of [Insert name of Insurance Broker]

2

EXHIBIT C

[*]: THE CONFIDENTIAL PORTION HAS BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE COMMISSION.

Dated [•] 2010

KFW IPEX-BANK GMBH

(as Facility Agent)

KFW

(as CIRR Mandatary)

THE BANKS AND INSTITUTIONS

listed in Appendix 2

(as Lenders)

INTERACTION AGREEMENT

in relation to an Export Credit Facility Agreement

dated 17 November 2010

Hull No. S.692 at Meyer Werft GmbH

Papenburg, Germany

Contents

Clause		Page

1	Definitions and interpretation	1

2	KfW IPEX-Bank GmbH as agent	2

3	Advance, interest, repayment, prepayment, disbursement and netting	3

4	Additional security	4

5	Miscellaneous	4

6	Counterparts and governing law	6

Appendix 1 Forms of Refinancing Agreement		9

Appendix 2 The Banks		10

THIS INTERACTION AGREEMENT is made on [—] 2010

BETWEEN:

(1)	KFW IPEX-BANK GMBH, acting through its office at Palmengartenstrasse 5-9, 60325 Frankfurt am Main, Germany acting as facility agent (in that capacity the “Facility Agent” and “CIRR Agent”); and

(2)	KFW, represented by KFW IPEX-BANK GMBH, acting through its office at Palmengartenstrasse 5-9, 60325 Frankfurt am Main, Germany (the “CIRR Mandatary”); and

(3)	THE BANKS AND INSTITUTIONS listed in Appendix 2 (the “Lenders” and any one of them a “Lender”).

WHEREAS this Interaction Agreement (the “Agreement”) is supplemental to:

(A)	a credit agreement dated 17 November 2010 relating to the financing of provisional hull number S.692 at Meyer Werft GmbH, Papenburg, Germany made between (among others) (a) the Borrower, (b) the Parent, (c) the Lenders, (d) the Facility Agent, (e) the CIRR Agent, (f) the Collateral Agent, (g) the Documentation Agent and (h) the Hermes Agent pursuant to which the Lenders will make available to the Borrower a multi-draw term loan credit facility in an aggregate principal amount of up to €529,846,154 (the “Loans”) to finance in part the acquisition of provisional hull no S.692 at the yard of Meyer Werft GmbH and related fees (the “Credit Agreement”);

(B)	the refinancing agreements dated the date hereof relating to the Commitments of the Lenders entered into between CIRR Mandatary and each Bank (as defined below) in the forms attached as Appendix 1 hereto (each a “Refinancing Agreement” and together the “Refinancing Agreements”);

(C)	the CIRR General Terms and Conditions as set out in Annex 2 to each Refinancing Agreement; and

(D)	the Hermes Cover.

1	Definitions and interpretation

1.1	Terms used in the Credit Agreement have the same meaning in this Agreement unless otherwise defined herein.

1.2	The following terms have the following meanings when used in this Agreement:

“Bank” refers to each Lender both in its capacity as a Lender under the Credit Agreement and as the Bank under the relevant Refinancing Agreement.

“KfW Rate” means the interest rate payable to the CIRR Mandatary under the Refinancing Agreements.

“Lender” refers to a party both in its capacity as Lender under the Credit Agreement and as a Bank under a Refinancing Agreement.

“Refinancing Loan” means the loan made by the CIRR Mandatary to a Bank pursuant to the Refinancing Agreement to which that Bank is a party.

1.3	In this Agreement:

1.3.1	words denoting the plural number include the singular and vice versa;

1.3.2	words denoting persons include corporations, partnerships, associations of persons (whether incorporated or not) or governmental or quasi-governmental bodies or authorities and vice versa;

1.3.3	references to Recitals, Clauses, Sections and Appendices are references to recitals, clauses of, sections to and appendices to this Agreement;

1.3.4	references to this Agreement include the Recitals and the Appendices;

1.3.5	the headings and contents page(s) are for the purpose of reference only, have no legal or other significance, and shall be ignored in the interpretation of this Agreement;

1.3.6	references to any document (including, without limitation, to all or any of the Credit Documents) are, unless the context otherwise requires, references to that document as amended, supplemented, novated or replaced from time to time;

1.3.7	references to statutes or provisions of statutes are references to those statutes, or those provisions, as from time to time amended, replaced or re-enacted;

1.3.8	references to any Lender, Bank or Secured Creditor include its successors, permitted transferees and permitted assignees; and

1.3.9	references to times of day are to Frankfurt am Main time;

1.4	This Agreement operates to amend and supplement the Refinancing Agreement in accordance with its terms and in the event of any inconsistency between (i) the terms of the Refinancing Agreement and the CIRR General Terms and Conditions incorporated therein and (ii) this Agreement, the terms of this Agreement will prevail.

2	KfW IPEX-Bank GmbH as agent

2.1	The CIRR Mandatary and all Banks agree that the Facility Agent will act as the agent of the Banks for the purposes of all Refinancing Agreements in relation to the following matters:

2.1.1	confirmation to the CIRR Mandatary of the fulfilment of conditions precedent in relation to the delivery of a Drawdown Notice, under section 5.1 of each Refinancing Agreement;

2.1.2	making disclosures to the CIRR Mandatary of circumstances pertaining to the Loans, its proper repayment or collateralisation available on a regular basis as required under sections 8.2 and 9.1 of each Refinancing Agreement. The Facility Agent will however only disclose such information that is available to it;

2

2.1.3	notification of all amendments and addenda to the Credit Agreement under section 9.2 of each Refinancing Agreement; and

2.1.4	immediately to report if, by the conclusion of each Refinancing Agreement, there are material changes or additions to the information given at the time of the application for an interest make-up commitment as required under section 9.1 of the CIRR General Terms and Conditions.

The CIRR Mandatary agrees to accept performance by the Facility Agent as the agent and assistant of the Banks, as applicable according to Clause 2.1 above, as aforesaid to the CIRR Mandatary as full performance of all Banks' obligations under the relevant sections of the Refinancing Agreements.

2.2	The Facility Agent further agrees to act as agent or assistant of each Bank, as applicable according to Clause 2.1 above, in its capacity as the Facility Agent, to notify the Parent and the Borrower of the conclusion of each Refinancing Agreement with the CIRR Mandatary.

2.3	The Banks, the CIRR Mandatary and the Facility Agent agree in relation to section 4.2 of each Refinancing Agreement that the Facility Agent has been appointed as the Facility Agent on behalf of all Banks and in such capacity will discharge the responsibilities of all Banks under section 4.2 of each Refinancing Agreement and further agree that the Facility Agent will discharge those responsibilities for itself and all Banks if it acts in accordance with the customary standards and duties of facility agents in high value syndicated loan transactions.

3	Advance, interest, repayment, prepayment, disbursement and netting

3.1	Notwithstanding the provisions of section 5.3 of each Refinancing Agreement and section 2 of the Credit Agreement, the CIRR Mandatary agrees that the amount to be advanced by way of each Refinancing Loan under each Refinancing Agreement, will be advanced to the Facility Agent as the Facility Agent for and on behalf of each Bank by no later than 12.00 p.m. (Frankfurt time) on the day it is advanced and the parties to this Agreement agree that the loan as funded by the relevant Refinancing Agreement will be advanced by the Facility Agent to the Borrower in accordance with section 2 of the Credit Agreement.

3.2	The CIRR Mandatary and each Lender agree that the distribution by the Facility Agent to the Lenders of payments of interest on the Loan by the Borrower and payments of interest on its Refinancing Loan by each Lender will be made on a net basis so that on each date for the payment of interest under the Credit Agreement the following payments will be made in discharge of the said payment obligations:

3.2.1	the Borrower will pay to the Facility Agent for the account of the Lenders an amount equal to the interest due on the outstanding Loan;

3.2.2	the Facility Agent will distribute to the Lenders according to their respective pro rata shares out of the payment received from the Borrower an amount equal to the Applicable Margin plus Mandatary Costs (if any) then payable on the outstanding Loan minus the sum of the refinancing mark-up and the risk margin set out in sections 2.2.11, 7.6 of each Refinancing Agreement; and

3

3.2.3	the Facility Agent will pay to the CIRR Mandatary out of the payment received from the Borrower an amount equal to interest at the KfW Rate then payable on the Refinancing Loans.

3.3	The Facility Agent agrees to pay to the CIRR Mandatary on behalf of each Lender all amounts received by the Facility Agent in respect of repayments of principal of the Loan, on the due date for payment to the CIRR Mandatary of repayments of the Refinancing Loans under the Refinancing Agreements and the Lenders irrevocably authorize the Facility Agent to make such payments. The Facility Agent agrees to provide notice to each Lender upon each payment to the CIRR Mandatary under this Clause 3.3. The Facility Agent agrees to provide notice to each Lender upon each payment to the CIRR Mandatary under this Clause 3.3.

3.4	The parties hereto agree that any disbursements under the Refinancing Agreements will be made directly from the CIRR Mandatary to the Facility Agent for the purpose of disbursement to the Borrower, to the Yard or to Hermes, as applicable.

3.5	The Facility Agent agrees to pay to the CIRR Mandatary on behalf of each Lender all amounts received by the Facility Agent in respect of the Commitment Commission or other fees according to sections 2.08, 2.09, 3, 4.04, 14.01 and 14.05 of the Credit Agreement and section 6.4 of the relevant Refinancing Agreement.

4	Additional security

The CIRR Mandatary agrees that it shall only be entitled to call for additional security in respect of any Refinancing Loan pursuant to section 8 of the relevant Refinancing Agreement if the relevant Bank's long term issuer rating in foreign currencies falls below A- (Standard & Poor's) or A3 (Moody's) or comparable rating of an internationally recognised rating agency. In the event that the CIRR Mandatary calls for additional security in such circumstances and appropriate security is not provided then the CIRR Mandatary will have the right to exercise its rights to terminate such Refinancing Agreement pursuant to section 10.1 thereof.

5	Miscellaneous

5.1	No party may assign its rights under this Agreement other than together with an assignment of its rights under and in accordance with the Credit Agreement.

5.2	All Banks except for Deutsche Schiffsbank Aktiengesellschaft agree that KfW IPEX-Bank GmbH shall be released from the restrictions of § 181 BGB (Bürgerliches Gesetzbuch; German Civil Code) in respect of this Agreement. In an event of conflict under § 181 BGB (Bürgerliches Gesetzbuch; German Civil Code) Deutsche Schiffsbank Aktiengesellschaft will give the approval with regard to the relevant act or legal transaction (Rechtsgeschäft) of KfW IPEX-Bank GmbH subsequently (nachträgliche Zustimmung, (Genehmigung) § 184 para. 1 BGB (Bürgerliches Gesetzbuch; German Civil Code)).

5.3	The parties agree that clause 11 a) of each Refinancing Agreement will not apply to the Credit Agreement under which Breakaway One Ltd. is the Borrower.

4

5.4	The parties agree that should at any time, any provisions of this Agreement be or become void (nichtig), invalid or due to any reason ineffective (unwirksam) this will indisputably (unwiderlegbar) not affect the validity or effectiveness of the remaining provisions and this Agreement will remain valid and effective, save for the void, invalid or ineffective provisions, without any party having to argue (darlegen) and prove (beweisen) the parties' intent to uphold this Agreement even without the void, invalid or ineffective provisions.

The void, invalid or ineffective provisions shall be deemed replaced by such valid and effective provisions that in legal and economic terms comes closest to what the parties intended or would have intended in accordance with the purpose of this Agreement if they had considered the point at the time of conclusion of this Agreement.

5.5	No failure to exercise, nor any delay in exercising, on the part of any party, any right or remedy under this Agreement shall operate as a waiver, nor shall any single or partial exercise of any right or remedy prevent any further or other exercise or the exercise of any other right or remedy. The rights and remedies provided in this Agreement are cumulative and not exclusive of any rights or remedies provided by law.

5.6	Every notice, request, demand or other communication under this Agreement shall:

5.6.1	be in writing delivered personally or by first-class prepaid letter (airmail if available) or facsimile (confirmed in the case of facsimile by first-class prepaid letter sent within twenty-four (24) hours of despatch of the facsimile but so that the non-receipt of such confirmation shall not affect in any way the validity of the facsimile in question);

5.6.2	be deemed to have been received, subject as otherwise provided in this Agreement, if delivered personally, when delivered or in the case of a first class prepaid letter, five (5) Business Days after it has been put in the post, in the case of a facsimile at the time of despatch with electronic or other confirmation of receipt (provided that if the date of despatch is not a business day in the country of the addressee, it shall be deemed to have been received at the opening of business on the next such business day) or if by electronic mail in accordance with Clause 8.6; and

5.6.3	be sent:

(1)	if to be sent to the Facility Agent, at:

KfW IPEX-Bank GmbH

Palmengartenstrasse 5-9

60325 Frankfurt am Main

Germany

Attn:         Claudia Wenzel and Christian Schweiger

Tel No:     (49) 69 7431 2625 / 4037

Fax No:     (49) 69 7431 2944

5

(2)	if to be sent to a Bank, to it at its address and facsimile number set forth in Appendix 2;

(3)	if to be sent to the CIRR Mandatary, at:

KfW IPEX-Bank GmbH

Palmengartenstrasse 5-9

60325 Frankfurt am Main

Germany

Attn:         Markus Kristen and Anja Demisch

Tel No:     (49) 69 7431 4687 / 3621,

Fax No:     (49) 69 7431 2944

or to such other address and facsimile number as is notified by one party to the other parties under this Agreement by not less than five (5) Business Days' written notice.

5.7	Any:

5.7.1	communication to be made in connection with this Agreement may be made by electronic mail or other electronic means, if the relevant parties:

(a)	agree that, unless and until notified to the contrary, this is to be an accepted form of communication;

(b)	notify each other in writing of their electronic mail address and/or any other information required to enable the sending and receipt of information by that means; and

(c)	notify each other of any change to their address or any other such information supplied by them; and

5.7.2	electronic communication made between any parties hereunder will be effective only when actually received in readable form and acknowledged by the recipient (it being understood that any system generated responses do not constitute an acknowledgement) and only if it is addressed in such a manner as the recipient shall specify for this purpose.

5.8	No Lender may assign its rights under this Agreement other than together with an assignment of its rights under and in accordance with the Credit Agreement.

6	Counterparts and governing law

6.1	This Agreement may be executed in counterparts which, when taken together, shall constitute one and the same instrument.

6.2	This Agreement and all claims arising in connection with it are governed by, and are to be construed in accordance with, the laws of the Federal Republic of Germany.

6

6.3	The courts of Frankfurt am Main shall have jurisdiction in respect to all disputes out of or relating to this Agreement.

IN WITNESS of which the parties to this Agreement have executed this Agreement the day and year first before written.

SIGNED by	)

duly authorised for and on behalf of	)
KFW IPEX-BANK GMBH	)
(as the Facility Agent))
in the presence of:	)

SIGNED by	)

duly authorised for and on behalf of	)
KfW IPEX-BANK GMBH,	)
duly authorised for and on behalf of KFW	)
(as the CIRR Mandatary))
in the presence of:	)

SIGNED by	)

duly authorised for and on behalf of	)
DEUTSCHE SCHIFFSBANK	)
AKTIENGESELLSCHAFT	)
(as Lender))
in the presence of:	)

7

SIGNED by	)

duly authorised for and on behalf of	)
DnB NOR BANK ASA	)
(as Lender))
in the presence of:	)

SIGNED by	)

duly authorised for and on behalf of	)
HSBC BANK PLC	)
(as Lender))
in the presence of:	)

SIGNED by	)

duly authorised for and on behalf of	)
NORDEA BANK NORGE ASA	)
(as Lender))
in the presence of:	)

8

Appendix 1

Forms of Refinancing Agreement

9

Appendix 2

The Banks

[*]

10

EXHIBIT D

FORM OF SECRETARY’S CERTIFICATE

OF

CREDIT PARTIES

[                    ], 2010

The undersigned Secretary of each of the entities listed on Schedule I hereto (each, a “Credit Party”) does hereby certify the following to KfW IPEX-Bank GmbH (“KfW IPEX”), as Facility Agent in connection with the Credit Agreement, dated as of [                    ], 2010, among NCL Corporation Ltd., Breakaway Two, Ltd., as Borrower, the Lenders from time to time party thereto, KfW IPEX, as Facility Agent, as Collateral Agent under the Security Documents and as CIRR Agent, Nordea Bank Norge ASA, as Documentation Agent and Commerzbank Aktiengesellschaft, as Hermes Agent (as the same may be amended, restated, or otherwise modified from time to time, the “Credit Agreement”). All capitalized terms used in this certificate shall have the meanings assigned to them in the Credit Agreement, unless otherwise defined in this certificate.

1. Attached hereto as Exhibit A is a true and complete copy of minutes or resolutions duly adopted by the board of directors (or equivalent) of each Credit Party authorizing, among other things, the execution, delivery and performance of the Credit Documents to which such Credit Party is a party, and such minutes or resolutions (or equivalent) have not since their adoption been in any way modified, rescinded, revoked or amended in whole or in part, in any respect, and are in full force and effect on the date hereof.

2. Attached hereto as Exhibit B is a true, correct and complete copy of the certificate of incorporation and by-laws or equivalent organizational documents of each Credit Party, each of which is as of the date hereof in full force and effect.

3. The persons whose names appear on Exhibit C hereto are, as of the date hereof, duly elected or appointed, as applicable, qualified, and acting officers or directors of each Credit Party, holding the offices or directorships set forth beside their names, and are authorized to execute and deliver the Credit Documents on behalf of such Credit Party, and the signature appearing next to each name is the genuine signature of such officer or director.

4. On the date hereof, the representations and warranties contained in the Credit Agreement and in the other Credit Documents are true and correct in all material respects with the same effect as though such representations and warranties had been made on the date hereof, both before and after giving effect to the incurrence of Loans on the date hereof and the application of the proceeds thereof, unless stated to relate to a specific earlier date, in which case such representations and warranties were true and correct in all material respects as of such earlier date.

5. On the date hereof, no Default or Event of Default has occurred and is continuing or would result from the Borrowing to occur on the date hereof or from the application of the proceeds thereof.

6. There is no proceeding for the dissolution or liquidation of any Credit Party or threatening any Credit Party’s existence.

IN WITNESS WHEREOF, each of the Credit Parties has caused this Secretary’s Certificate to be executed and delivered by its duly authorized representative as of the date first set forth above.

NCL CORPORATION LTD. NCL INTERNATIONAL, LTD. BREAKAWAY TWO, LTD.

By:
Name:	Daniel S. Farkas
Title:	Secretary

I, Kevin M. Sheehan, President and Chief Executive Officer of NCL Corporation Ltd., NCL International, Ltd. and Breakaway Two, Ltd. hereby certify that Daniel S. Farkas is the duly elected or appointed, as applicable, and qualified Secretary of NCL Corporation Ltd., NCL International, Ltd. and Breakaway Two, Ltd. and that the signature appearing above is his genuine signature.

IN WITNESS WHEREOF, I have hereunto signed my name as of the date first set forth above.

Name: Title:	Kevin M. Sheehan President and Chief Executive Officer

Schedule I

Credit Parties

NCL Corporation Ltd.

NCL International, Ltd.

Breakaway Two, Ltd.

Exhibit A

Resolutions

Exhibit B

Organizational Documents

Exhibit C

Incumbency

NCL Corporation Ltd.

NCL International, Ltd.

Breakaway Two, Ltd.

Daniel S. Farkas	Senior Vice President General Counsel Secretary

Kevin M. Sheehan	President Chief Executive Officer

EXHIBIT E

FORM OF TRANSFER CERTIFICATE

To:	[ ] as Facility Agent and [ ] as Hermes Agent

From:	[The Existing Lender] (the “Existing Lender”) and [The New Lender] (the “New Lender”)

Dated:

Breakaway Two, Ltd. – €529,846,154 Credit Agreement

dated [                    ] (the “Credit Agreement”)

1.	We refer to the Credit Agreement and to the Intercreditor Agreement (as defined in the Credit Agreement). This agreement (the “Agreement”) shall take effect as a Transfer Certificate for the purpose of the Credit Agreement. Terms defined in the Credit Agreement have the same meaning in this Agreement unless given a different meaning in this Agreement.

2.	We refer to Section 13.06 (Procedure and Conditions for Transfer) of the Credit Agreement:

(a)	The Existing Lender and the New Lender agree to the Existing Lender transferring to the New Lender by novation all or part of the Existing Lender’s Commitment, rights and obligations referred to in the Schedule attached hereto in accordance with Section 13.06 (Procedure and Conditions for Transfer).

(b)	The proposed date of transfer is [ ].

(c)	The Notice Office and address, fax number and attention details for notices of the New Lender for the purposes of Section 14.03 (Notices) are set out in the Schedule attached hereto.

3.	On the date of the transfer the New Lender becomes:

(a)	Party to the relevant Credit Documents (other than the Intercreditor Agreement and the Security Trust Deed) as a Lender; and

(b)	Party to the Intercreditor Agreement as an ECF Lender; and

(c)	Party to the Security Trust Deed as a Secured Creditor[.][; and]

(d)	[Party to the Interaction Agreement.][1]

4.	The New Lender expressly acknowledges the limitations on the Existing Lender’s obligations set out in paragraph (c) of Section 13.04 (Limitation of responsibility of Existing Lenders).

[1]	Applicable to any New Lender that elects to become a Refinanced Bank.

EXHIBIT E 2

5.	We refer to Clause 9.2 (Change to the Lenders) of the Intercreditor Agreement and Clause 8.2 (Changes of Secured Creditor) of the Security Trust Deed

(a)	In consideration of the New Lender being accepted as an ECF Lender for the purposes of the Intercreditor Agreement (and as defined therein), the New Lender confirms that, as from the date of transfer, it intends to be party to the Intercreditor Agreement as an ECF Lender, and undertakes to perform all the obligations expressed in the Intercreditor Agreement to be assumed by an ECF Lender and agrees that it shall be bound by all the provisions of the Intercreditor Agreement, as if it had been an original party to the Intercreditor Agreement.

(b)	In consideration of the New Lender being accepted as a Secured Creditor for the purposes of the Security Trust Deed (and as defined therein), the New Lender confirms that, as from the date of the transfer, it intends to be party to the Security Trust Deed as a Secured Creditor, and undertakes to perform all the obligations expressed in the Security Trust Deed to be assumed by a Secured Creditor and agrees that it shall be bound by all the provisions of the Security Trust Deed, as if it had been an original party to the Security Trust Deed.

6.	We refer to Section 13.01(c) (Assignments and Transfers by the Lenders) of the Credit Agreement. Each New Lender, by executing this Assignment, confirms, for the avoidance of doubt, that the Facility Agent has authority to execute on its behalf any amendment or waiver that has been approved by or on behalf of the Required Lenders in accordance with the Credit Agreement on or prior to the date on which the transfer becomes effective in accordance the Credit Agreement and that it is bound by that decision to the same extent as the Existing Lender would have been had it remained a Lender.

7.	This Agreement may be executed in any number of counterparts and this has the same effect as if the signatures on the counterparts were on a single copy of this Agreement.

8.	This Agreement takes effect as a deed.

9.	This Agreement has been entered into on the date stated at the beginning of this Agreement.

10.	This Agreement and any non-contractual obligations arising out of or in connection with it shall be governed by, and construed in accordance with English law.

Note:	The execution of this Transfer Certificate may not transfer a proportionate share of the Existing Lender’s interest in the Collateral in all jurisdictions. It is the responsibility of the New Lender to ascertain whether any other documents or other formalities are required to perfect a transfer of such a share in the Existing Lender’s Collateral in any jurisdiction and, if so, to arrange for execution of those documents and completion of those formalities.

EXHIBIT E

THE SCHEDULE

Commitment/rights and obligations to be transferred

[insert relevant details]

[Notice Office address, fax number and attention details for notices and account details for payments]

EXHIBIT E

SIGNATORIES

[Existing Lender]

Executed as a deed by [name of Existing Lender], acting by [name of director]:

[Signature of Director]
Director

[Signature of Director]
Director

[New Lender]Executed as a deed by [name of New Lender], acting by [name of director]:

[Signature of Director]
Director

[Signature of Director]
Director

This Agreement is accepted as a Transfer Certificate for the purposes of the Credit Agreement by the Facility Agent and by the Hermes Agent, and the date of the transfer is confirmed as [ ].

EXHIBIT E 5

Signature of this Agreement by the Facility Agent constitutes confirmation by the Facility Agent of receipt of notice of the transfer referred to in this Agreement, which notice the Facility Agent receives on behalf of each Lender Creditor.

[Facility Agent]

Executed as a deed by [Facility Agent], acting by [name of director]:

[Signature of Director]
Director

[Signature of Director]
Director

[Hermes Agent]

Executed as a deed by [Hermes Agent], acting by [name of director]:

[Signature of Director]
Director

[Signature of Director]
[Hermes Agent]

[NCL Corporation Ltd.]2

[Signed as a deed by [NCL Corporation Ltd.], a

company incorporated in Bermuda, by [full name(s)

of person(s) signing], being [a] person[s] who, in

accordance with the laws of that territory, [is][are]

acting under the authority of the company.

[2]	To be signed by the Company only if the transfer is pursuant to section 13.01(a)(ii)

EXHIBIT E 6

[Signature of Director]
Authorised [signatory] [signatories]]

EXHIBIT F

SHARE CHARGE

relating to shares in

BREAKAWAY TWO, LTD.

Dated              December 2010

(1)	NCL INTERNATIONAL, LTD.

(2)	KFW IPEX-BANK GMBH

milner house

I8 parliament street

p.o. box hm 1561

hamilton hm fx

bermuda

telephone: (441) 295-4630

fax: (441) 292-7880

website: www.chw.com

©	copyright cox hallett wilkinson

Share Charge

DATE              December 2010

PARTIES

(1)	NCL INTERNATIONAL, LTD., a company organised and existing under the laws of Bermuda, having its registered office at Milner House, 18 Parliament Street, Hamilton HM 12 (the “Chargor”); and

(2)	KFW IPEX-BANK GMBH, a company incorporated under the laws of Germany whose business address is at 5-9, 60325 Frankfurt am Main, Germany, as collateral agent for the Secured Creditors (as defined below) (the “Collateral Agent”).

INTRODUCTION

(A)	By a credit agreement dated 18 November 2010 (as may be modified, supplemented, novated or amended from time to time, the “Credit Agreement”) and made between, among others, (i) the Borrower (as defined below), (ii) various parties defined therein as lenders (the “Lenders”) and (iii) the Collateral Agent, the Lenders agreed, among other things, to make available to the Borrower, upon the terms and conditions set forth therein, a multi-draw term loan credit facility of up to €529,846,154 (the “Facility”).

(B)	By one or more Interest Rate Protection Agreements or Other Hedging Agreements (each as defined in the Credit Agreement) entered into from time to time and by, among others, the Borrower and/or NCL Corporation Ltd. and one or more Lenders or any affiliate thereof, the financial institutions party to such agreements shall have provided interest rate, foreign exchange or other derivative arrangements to the Borrower and/or NCL Corporation Ltd.

(C)	At the date of this Charge, 12,000 ordinary shares of the Borrower are legally and beneficially owned by the Chargor (the “Issued Shares”).

Share Charge

(D)	It is one of the conditions precedent to the Lenders advancing or continuing to advance the Facility, or any part thereof, to the Borrower under the Credit Agreement that the Chargor enters into this Charge.

DEFINITIONS

(1)	In this Charge, unless contrary to or inconsistent with the context:

Borrower	means Breakaway Two, Ltd., a company incorporated and existing under the laws of Bermuda;

Dollar and US$	means the lawful currency of the United States of America;

Event of Default	means any event specified as such in section 11 of the Credit Agreement;

Lender Creditors	means the Lenders and each Agent under the Credit Agreement;

Lien	means a charge, mortgage, hypothecation, title retention, pledge, lien, security interest or other encumbrance, whether fixed or floating and howsoever created or arising;

Other Creditors	means any Lender or any affiliate thereof and their successors, transferees and assignees if any (even if such Lender subsequently ceases to be a Lender under the Credit Agreement for any reason), together with such Lender’s or affiliate’s successors, transferees and assignees, with which the Parent and/or the Borrower enters into any Interest Rate Protection Agreements or Other Hedging Agreements from time to time;

Secured Creditors	means collectively (i) the Lender Creditors and (ii) the Other Creditors;

Secured Obligations	has the meaning ascribed thereto in the Credit Agreement;

Share Charge

Security Assets	has the meaning set out in clause 1(a);

Security Period	means the period commencing on the date of this Charge and ending on the date upon which the Collateral Agent has informed the Chargor that all the Secured Obligations have been irrevocably discharged in full; and

Shares	means the Issued Shares and the Additional Shares (as defined in clause 1(a)(ii)).

INTERPRETATION

(2)	In this Charge unless contrary to or inconsistent with the context:

(a)	capitalised terms used herein (and not otherwise defined herein) shall have the meaning ascribed thereto in the Credit Agreement;

(b)	words (including, without limitation, defined terms) importing:

(i)	the singular include the plural and vice versa; and

(ii)	any gender includes all genders;

(c)	a reference to a party or person includes a reference to that party or person and its successors, transferees, substitutes (including, but not limited to, any party or person taking by novation), executors, administrators and assignees;

(d)	the word “person” includes an individual, any entity having separate legal personality under the laws governing its formation, partnerships and trusts (whether or not having separate legal personality), companies, corporations, unincorporated organisations and any government, department or agency thereof;

(e)	a reference to any thing or any matter (including, but not limited to, the Secured Obligations, any other amount and the Security Assets) is a reference to the whole and any part of it;

Share Charge

(f)	a reference to this Charge, or any other document includes any variation, novation or replacement of or supplement to any of them from time to time;

(g)	a reference to a clause or Schedule means a reference to a clause or Schedule of this Charge;

(h)	where any clause contains sub-clauses, paragraphs or sub-paragraphs, each sub-clause, paragraph and sub-paragraph however called may be read and construed separately and independently of each other;

(i)	a reference (whether specific or general) to a statute or to any other legislation includes any code, ordinance or other law, and any regulation, rule or bye-law or other instrument made under it, and all official directives (if any) and all amendments, consolidations, re-enactments or substitutions of any of them from time to time;

(j)	a reference to a document includes any deed, agreement in writing, or any certificate, notice, instrument or other document of any kind;

(k)	“writing” and related expressions includes all means of reproducing words in a tangible and permanently visible form;

(l)	any agreement, undertaking, acknowledgment, condition or other term that is made or given by the Chargor is deemed to be a covenant in favour of and for the benefit of the Lender;

(m)	headings are inserted for guidance only and do not affect the interpretation of this Charge; and

(n)	an Event of Default is “subsisting” until it has been waived in writing by, or remedied to the satisfaction of, the Collateral Agent.

OPERATIVE PROVISIONS

1.	Charge

Share Charge

As a continuing security for the Secured Obligations, the Chargor, as legal and beneficial owner, hereby:

(a)	charges and agrees to charge in favour of the Collateral Agent, all of its right, title and interest in and to the following property (collectively the “Security Assets”) as a first fixed security for the Secured Obligations:

(i)	the Issued Shares and any interest it has in the entries on the books of any financial intermediary pertaining to such Issued Shares, and all cash, warrants, rights, instruments and other property or proceeds from time to time received, receivable or otherwise distributed in respect or in exchange for any or all of such Issued Shares;

(ii)	all additional shares of, and all securities convertible into and warrants, options and other rights to purchase or otherwise acquire, stock, shares or other securities of the Borrower acquired by it in any manner during the Security Period (which shares and securities shall be deemed to be part of the Shares) or any other rights and any interest in the entries on the books of any financial intermediary pertaining to such additional shares (all such shares, securities, warrants, options, rights, certificates, instruments and interests collectively being “Additional Shares”) and all cash, warrants, rights, instruments and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such Additional Shares;

(iii)	all dividends or interest paid or payable by the Company after the date of and during the continuance of an Event of Default on all or any of the Shares; and

(iv)

to the extent not covered by paragraphs (i) through (iii) above, all proceeds of any or all of the foregoing Security Assets. For the purposes of this Charge, the term “proceeds” includes whatever is receivable or received when the Security

Share Charge

Assets or proceeds are sold, exchanged, collected or otherwise disposed of, whether such disposition is voluntary or involuntary; and

(b)	undertakes to deposit forthwith with the Collateral Agent, and in such manner as the Collateral Agent may direct the following:

(i)	all share certificates in respect of the Issued Shares;

(ii)	a duly executed undated share transfer form in respect of the Issued Shares in favour of the Collateral Agent or its nominee;

(iii)	an undertaking from the Company to register transfers of the Shares to the Collateral Agent or its nominee (in the form set out in Schedule 1); and

(iv)	an irrevocable proxy from the Chargor to the Collateral Agent entitling the Collateral Agent to vote in respect of the Shares and exercise all other rights, powers and privileges and remedies to which a holder of shares would be entitled (in the form set out in Schedule 2); and

(c)	undertakes to deliver, or cause to be delivered, to the Collateral Agent promptly following the issue of any Additional Shares held by the Chargor at any time after the date hereof, the items listed in clauses 1(b)(i) and (ii) in respect of all such Additional Shares, provided that, upon irrevocable payment in full in Dollars of the Secured Obligations, the Collateral Agent will, at the request and expense of the Chargor, release to the Chargor all the rights, title and interest of the Collateral Agent in or to the Security Assets.

2.	Preservation of Security

2.1

The security constituted by this Charge shall be continuing and not satisfied by an intermediate payment or satisfaction of the whole or any part of the Secured Obligations but shall secure the ultimate balance of the Secured Obligations. The security hereby given shall be in addition to any other Lien now or hereafter held by the Collateral Agent for all or any of the Secured

Share Charge

Obligations, and the Collateral Agent’s rights under this Charge shall not be postponed, lessened or otherwise prejudicially affected or merged in any other such security.

2.2	The obligations of the Chargor hereunder and the security constituted by this Charge shall not be affected by any act, omission or circumstances which but for this provision might operate to release or otherwise exonerate the Chargor from its obligations hereunder or affect such obligations including without limitation and whether or not known to either of the Chargor or the Collateral Agent:

(a)	any time or indulgence granted to any person including the Company, or the Chargor;

(b)	the variation, extension, compromise, renewal or release of, or refusal or neglect to perfect or enforce any terms of this Charge; and

(c)	any irregularity, invalidity or unenforceability of any obligations of the Chargor under this Charge or any present or future law or order of any government authority (whether of right or in fact) purporting to reduce or otherwise affect any of such obligations under this Charge which shall be construed accordingly as if there were no such irregularity, unenforceability, invalidity, law or order provided that any such construction shall not cause the Chargor to be in breach or contravention of any applicable law or order.

2.3	Where any discharge (whether in respect of this Charge or otherwise) is made in whole or in part or any arrangement is made on the faith of any payment, security or other disposition which is avoided or must be repaid on bankruptcy, liquidation or otherwise without limitation, the security constituted by this Charge and the liability of the Chargor under this Charge shall continue as if there had been no such discharge or arrangement.

3.	Warranties and Undertakings

3.1	The Chargor hereby warrants and represents to the Collateral Agent that:

Share Charge

(a)	it is the legal and registered owner of the Issued Shares and, if and when acquired, the Additional Shares and it has not transferred, assigned, charged or in any way encumbered the whole or any part of the Security Assets;

(b)	the Issued Shares constitute all of the issued and outstanding shares in the share capital of the Company at the date of this Charge;

(c)	the Issued Shares have been duly authorised, validly issued and are fully paid and non-assessable;

(d)	neither the Chargor nor the Company has granted any options or other rights of any nature in respect of the Issued Shares, or any other shares in the share capital of the Company to any third party;

(e)	it is authorised in every respect to make this Charge and its obligations hereunder constitutes its legal, valid and binding obligations enforceable against it in accordance with its terms; and

(f)	this Charge, when duly registered, will create a valid security interest in the Security Assets securing the payment of the Secured Obligations and, following execution of this Charge, all filings and other actions necessary or reasonably desirable to perfect such security interest will be duly made or taken.

3.2	The Chargor hereby undertakes to the Collateral Agent that during the Security Period:

(a)	it will remain the legal and registered owner of the Issued Shares and, if and when acquired, the Additional Shares and will not transfer, assign, charge or otherwise encumber hereafter, the whole or any part of the Security Assets to anyone other than the Collateral Agent, unless with the prior written approval of the Collateral Agent, which approval may be arbitrarily withheld unless (i) such transfer does not violate the terms of the Security Documents and (ii) any such transferee charges the Security Assets pursuant to an agreement which, in the opinion of the Collateral Agent, grants security to the Collateral Agent equivalent to this Charge; and

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(b)	it shall exercise its powers as a Chargor of the Company to procure that the Company will not issue new shares or classes of shares or register the transfer of shares without the prior written approval of the Collateral Agent.

3.3	Upon the Collateral Agent being satisfied that the Secured Obligations have been unconditionally and irrevocably paid and discharged in full, and following a written request therefor from the Chargor, the Collateral Agent will, subject to being indemnified to its reasonable satisfaction for the costs and expenses incurred by the Collateral Agent in connection therewith, release the security constituted by this Charge and forthwith return to the Chargor any and all share certificates representing the Security Assets.

4.	Registration

The Chargor hereby authorises the Collateral Agent at any time after the occurrence and during the continuance of an Event of Default to arrange for the Security Assets to be registered (if required by the Collateral Agent to perfect or ensure the priority of the Collateral Agent’s security therein) and (under the powers of realisation herein conferred) to transfer or cause the Security Assets to be transferred to and registered in the name of the Collateral Agent or in the name of any purchasers or transferees from, or nominees of, the Collateral Agent and the Chargor undertakes from time to time to execute and sign all transfers, powers of attorney and other documents which the Collateral Agent may reasonably require for perfecting its title to any of the Security Assets or for vesting the same in its title to any of the Security Assets or for vesting the same in it or in its nominees or in any purchasers or transferees of or from it.

5.	Powers

The Collateral Agent may on notice to the Chargor at any time after the occurrence and during the continuance of an Event of Default exercise at its discretion (in the name of any Chargor or otherwise) and without any further consent or authority on the part of the Chargor in respect of any of the Security Assets, any voting rights and any powers or rights which may be exercised by

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the Collateral Agent or by the person or persons in whose name or names the Security Assets are registered or who is the holder thereof under the terms thereof or otherwise including, but without limitation, all the powers given to trustees under the laws of Bermuda in respect of securities or property subject to a trust; provided that upon the taking of any such action the Collateral Agent will immediately give notice to the Chargor and that in the absence of any such notice, the Chargor may and shall continue to exercise any and all rights with respect to the Security Assets, subject always to the terms hereof.

6.	Voting of Shares

The Collateral Agent hereby acknowledges that until an Event of Default shall have occurred and be continuing, the Chargor shall be entitled to (a) vote or cause to be voted any and all of the Security Assets and (b) give or cause to be given consents, waivers and ratifications in respect thereof, provided, however, that no vote shall be cast or consent, waiver or ratification given or taken which would be inconsistent with any of the provisions of this Charge or would jeopardise the exercise by the Collateral Agent of its rights under this Charge. All such rights of the Chargor to vote or cause to be voted and to give or cause to be given consents, waivers and ratifications shall cease automatically, where an Event of Default occurs and is continuing.

7.	Enforcement of Security

Upon, at any time after the occurrence of, and during the continuance of an Event of Default the Collateral Agent shall be entitled to put into force and exercise immediately, without further notice to the Chargor (without prejudice to the notice of default under section 11 of the Credit Agreement), as and when it may see fit, any and every power possessed by it by virtue of this Charge and, in particular (without prejudice to the generality of the foregoing):

(a)	may solely and exclusively exercise all voting and/or consensual powers pertaining to the Security Assets or any part thereof and may exercise such powers in such manner as the Collateral Agent may think fit;

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(b)	may remove the then existing directors and officers (with or without cause) by dating and presenting the undated, signed letters of resignation delivered pursuant to this Charge;

(c)	may receive and retain all dividends, interest or other monies or assets accruing on or in respect of the Security Assets or any part thereof, such dividends, interest or other monies or assets to be held by the Collateral Agent, until applied in the manner described in clause 7(g), as additional security charged under and subject to the terms of this Charge and any such dividends, interest or other monies or assets received by the Chargor after such time shall be held in trust by the Chargor for the Collateral Agent and paid or transferred to the Collateral Agent on demand;

(d)	may sell, transfer, grant options over or otherwise dispose of the Security Assets or any part thereof at such place and in such manner and at such price or prices as the Collateral Agent may deem fit subject to and in accordance with the prior authorisation and consent of the Bermuda Monetary Authority in so far as the sale, transfer, grant or option or disposal concern the Shares, and thereupon the Collateral Agent shall have the right to deliver, assign and transfer in accordance therewith the Security Assets so sold, transferred, granted options over or otherwise disposed of;

(e)	the Collateral Agent shall not be obliged to make any enquiry as to the nature or sufficiency of any payment received by it under this Charge or to make any claim or to take any action to collect any monies assigned by this Charge or to enforce any rights or benefits assigned to the Collateral Agent by this Charge or to which the Collateral Agent may at any time be entitled hereunder;

(f)

upon any sale of the Security Assets or any part thereof by the Collateral Agent the purchaser shall not be bound to see or enquire whether the Collateral Agent’s power of sale has become exercisable in the manner provided in this Charge and the sale shall be deemed to be within the power of the Collateral Agent, and the receipt of the Collateral Agent for the purchase money shall effectively discharge the purchaser who shall not be

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concerned with the manner of application of the proceeds of sale or be in any way answerable therefor provided that the purchaser purchases the Security Assets in an arm’s-length transaction;

(g)	all monies received by the Collateral Agent pursuant to this Charge shall be held by it upon trust and shall be applied by it in accordance with section 4.05 of the Credit Agreement;

(h)	neither the Collateral Agent nor its agents, managers, officers, employees, delegates and advisers shall be liable for any claim, demand, liability, loss, damage, cost or expense incurred or arising in connection with the exercise or purported exercise of any rights, powers and discretions hereunder in the absence of gross negligence or dishonesty;

(i)	the Collateral Agent shall not by reason of the taking of possession of the whole or any part of the Security Assets or any part thereof be liable to account as mortgagee-in-possession or for anything except actual receipts or be liable for any loss upon realisation or for any default of omission for which a mortgagee-in-possession might be liable; and

(j)	the powers provided in this Charge are cumulative with and not exclusive of powers provided by law or equity independently of this Charge.

8.	Receiver

8.1	In addition to the powers conferred in this Charge, at any time after the security hereby created shall become enforceable, the Collateral Agent may appoint in writing a receiver or a receiver and manager (herein the “Receiver”) of all or any part of the Security Assets and may remove the Receiver so appointed and appoint another in his stead and may from time to time fix the remuneration of the Receiver. The power to appoint a Receiver over all the Security Assets may be exercised whether or not a Receiver has already been appointed over part of it.

8.2	Subject to any specific limitations in the terms of appointment, a Receiver shall have the powers conferred on receivers by law or equity in addition to all the Collateral Agent’s powers

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including, but not limited to, any one or more of the powers in clause 7 each of which is to be construed as if a reference to the Collateral Agent includes a reference to the Receiver.

8.3	Neither the Collateral Agent nor any of its agents, officers, employees, managers, delegates and advisers shall be responsible for misconduct or negligence on the part of the Receiver.

9.	Procedure for Private Sale

Without prejudice to the generality of clause 7, in the event that the Collateral Agent determines in its discretion to sell the Security Assets in one or more private sales:

(a)	the Collateral Agent may sell the Security Assets or any part thereof in one or more parcels;

(b)	the Collateral Agent may sell for cash, on credit or for future delivery, at such time or times and at such price or prices and upon such other terms as the Collateral Agent may deem commercially reasonable;

(c)	the Collateral Agent may in its discretion establish a reserve price for the Security Assets or any part thereof;

(d)	the Collateral Agent shall not be obligated to make any sale regardless of any offer to sell which the Collateral Agent may have made;

(e)	the Collateral Agent may postpone or cancel the sale, modify the terms and conditions of the sale, withdraw Security Assets from the sale at any time, including by announcement at the time and place fixed for the sale, and such sale may, without further notice, be made at the time and place to which it was so adjourned;

(f)

the Chargor unconditionally waives any claims against the Collateral Agent arising by reason of the fact that the price of which any Security Assets may have been sold at such a private sale was less than the price which might have been attained at a public sale, even if the Collateral Agent accepts the first offer received and does not offer such

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Security Assets to more than one offeree provided that the purchaser purchases the Security Assets for value in an arms-length transaction; and

(g)	the Chargor unconditionally agrees that the Collateral Agent may acquire the Security Assets or sell them to an affiliate subject to and in accordance with the prior authorisation and consent of the Bermuda Monetary Authority in so far as the sale, transfer, grant or option or disposal concern the Shares.

10.	Indemnities

10.1	The Chargor will indemnify and save harmless the Collateral Agent and each agent or attorney appointed under or pursuant to this Charge from and against any and all expenses, claims, liabilities, losses, taxes, costs, duties, fees and charges suffered, incurred or made by the Collateral Agent or such agent or attorney (the “Liabilities”):

(a)	in the exercise or purported exercise of any rights, powers or discretions vested in them pursuant to this Charge;

(b)	in the preservation or enforcement of the Collateral Agent’s rights under this Charge or the priority thereof; or

(c)	on the release of any part of the Security Assets from the security created by this Charge,

except where such Liabilities shall be found by a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of the Collateral Agent or such agent or attorney, and the Collateral Agent or such agent or attorney may retain and pay all sums in respect of the same out of money received under the powers conferred by this Charge. All amounts recoverable by the Collateral Agent or such agent or attorney or any of them shall be recoverable on a full indemnity basis.

10.2

If, under any applicable law or regulation, and whether pursuant to a judgment being made or registered against the Chargor or the bankruptcy or liquidation of the Chargor or for any other reason any payment under or in connection with this Charge is made or falls to be satisfied in a

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currency (the “Payment Currency”) other than the currency in which such payment is due under or in connection with this Charge (the “Contractual Currency”) then to the extent that the amount of such payment actually received by the Collateral Agent when converted into the Contractual Currency at the rate of exchange, falls short of the amount due under or in connection with this Charge, the Chargor, as a separate and independent obligation, shall indemnify and hold harmless the Collateral Agent against the amount of such shortfall. For the purposes of this clause 10.2 “rate of exchange” means the rate at which the Collateral Agent is able on or about the date of such payment to purchase the Contractual Currency with the Payment Currency and shall take into account any premium payable to third parties and other costs of exchange with respect thereto.

11.	Expenses

The Chargor shall pay to the Collateral Agent on demand all costs, fees and expenses (including, but not limited to, legal fees and expenses) and taxes thereon incurred by the Collateral Agent or for which the Collateral Agent may become liable in connection with:

(a)	the negotiation, preparation and execution of this Charge;

(b)	the preserving or enforcing of, or attempting to preserve or enforce, any of the rights under this Charge or the priority hereof;

(c)	any variation of, or amendment or supplement to, any of the terms of this Charge; and/or

(d)	any consent or waiver required from the Collateral Agent in relation to this Charge, and in any case referred to in clauses 11(c) and 11(d) regardless of whether the same is actually implemented, completed or granted, as the case may be.

12.	Further Assurance

The Chargor further agrees that at any time and from time to time, upon the written request of the Collateral Agent, it will promptly and duly execute and deliver any and all such further instruments and documents as the Collateral Agent acting reasonably may deem necessary, desirable or appropriate for the purpose of obtaining the full benefit of this Charge and of the rights and powers herein granted.

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13.	Protection of Purchaser

No purchaser or other person dealing with the Collateral Agent or any Receiver or with its or his attorneys shall be concerned to enquire (a) whether any power exercised or purported to be exercised by it, him or them has become exercisable, (b) whether any money remains due on the security hereby created, (c) as to the propriety and regularity of any of its, his or their actions or (d) as to the application of any money paid to him, it or them. In the absence of mala fides on the part of such purchaser or other person, such dealings shall be deemed so far as regards the safety and protection of such purchaser or other person to be within the powers hereby conferred and to be valid accordingly.

14.	Delegation

The Collateral Agent may at its expense at any time employ agents, managers, employees, advisers, attorneys and others on such terms as it sees fit for any of the purposes set out herein.

15.	Liability of Collateral Agent

The Collateral Agent and any Receiver shall not be liable for any losses arising in connection with the exercise or purported exercise of any of their rights, powers and discretions in good faith hereunder.

16.	Release

Under no circumstances shall the Collateral Agent be deemed to assume any responsibility for or obligation or duty, with respect to any part of all of the Security Assets or this Charge of any nature or kind or any matter or proceeding arising out of or related thereto but the same shall be at the Chargor’s sole risk at all times. The Collateral Agent shall not be required to take any action of any kind to collect, preserve or protect its or any Chargor’s rights in the Security Assets or against other parties thereto.

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17.	Notice

17.1	Any notice, certificate, consent, determination or other communication required or permitted to be given or made under this Charge will be in writing and will be effectively given and made if (a) delivered personally, (b) sent by prepaid courier service or mail or (c) sent prepaid by fax or other similar means of electronic communication, in each case to the applicable address set out below:

(i)	if to the Chargor, to:

NCL International, Ltd.

Milner House

18 Parliament Street

Hamilton HM 12

Attention: Company Secretary

Fax:	441 292-7880

(ii)	if to the Collateral Agent, to:

KfW IPEX-Bank GmbH

Palmengarten Str. 5-9

60325 Frankfurt am Main

Germany

Attention: X5a3 - Risk Management - Collateral

Fax: 49 69 7431 2944

17.2

Any such communication so given or made will be deemed to have been given or made and to have been received on the day of delivery if delivered, or on the day of faxing or sending by other means of recorded electronic communication, provided that such day in either event is a

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business day and the communication is so delivered, faxed or sent prior to 11.00a.m. (New York time) on such day. Otherwise, such communication will be deemed to have been given and made and to have been received on the next following business day. Any such communication sent by mail will be deemed to have been given and made and to have been received on the third business day following the mailing thereof; provided however that no such communication will be mailed during any actual or apprehended disruption of postal services. Any such communication given or made in any other manner will be deemed to have been given or made and to have been received only upon actual receipt.

17.3	Any party may from time to time change its address for notice in the same manner as set out above.

18.	Enurement

This Charge shall be binding upon the Chargor and its administrators, successors, transferees and permitted assignees, and enure to the benefit of the Collateral Agent’s executors, administrators, successors, transferees and permitted assignees.

19.	Counterparts

This Charge may be executed in several counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same Charge.

20.	Governing Law

This Charge shall be governed by and construed in accordance with the laws of Bermuda.

21.	Jurisdiction

21.1	The parties irrevocably agree that the courts of Bermuda are to have jurisdiction to settle any disputes which may arise out of or in connection with this Charge and that accordingly any suit, action or proceeding arising out of or in connection with this Charge (in this clause referred to as “Proceedings”) may be brought in such courts.

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21.2	Nothing contained in this clause shall limit the right of the Collateral Agent to take Proceedings against the Chargor in any other court of competent jurisdiction, nor shall the taking of Proceedings in one or more jurisdictions preclude the taking of Proceedings in any other jurisdiction, whether concurrently or not.

21.3	The Chargor irrevocably waives (and irrevocably agrees not to raise) any objection which it may have now or subsequently to the laying of the venue of any Proceedings in any such court as is referred to in this clause any claim that any such Proceedings have been brought in an inconvenient forum and further irrevocably agrees that a judgment in any Proceedings brought in any such court as is referred to in this clause shall be conclusive and binding upon the Chargor and may be enforced in the courts of any other jurisdiction.

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IN WITNESS WHEREOF the parties hereto have caused this Charge to be duly executed with the intent that is shall constitute a deed under Bermuda law the day and year first above written.

ATTESTATIONS

Each attorney executing this Charge states that he or she has not notice of revocation or suspension of his or her power of attorney.

Signed as a deed by	)
on behalf of	)
NCL INTERNATIONAL, LTD.	)
pursuant to a power of attorney	)
dated 12 November 2010)		Attorney-in-fact

Signed as a deed by	)
on behalf of	)
KFW IPEX-BANK GMBH	)
pursuant to a power of attorney	)
dated 10 December 2010)		Attorney-in-fact

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Schedule 1

Form of Undertaking

We, Breakaway Two, Ltd. (the “Company”), hereby irrevocably UNDERTAKE and COVENANT with the KfW IPEX-Bank GmbH (the “Transferee”) to register all transfers of Shares (as defined in the Charge (as defined below)) submitted to the Company for registration by the Transferee on enforcement of the share charge dated December 2010 between NCL International, Ltd. and the Transferee (the “Charge”) as soon as practical following the submission of such duly completed transfers accompanied by evidence of any required consent of the Bermuda Monetary Authority to such transfers.

This Undertaking is given pursuant to clause 1(b)(iii) of the Charge.

EXECUTED AS A DEED on this              day of December 2010.

Each attorney executing this Form of Undertaking states that he or she has not notice of revocation or suspension of his or her power of attorney.

Signed as a deed by	)
on behalf of	)
Breakaway Two, Ltd.	)
pursuant to a power of attorney	)
dated 12 November 2010)		Attorney-in-fact

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Schedule 2

Form of Irrevocable Proxy

WHEREAS:

(A)	NCL International, Ltd. (the “Chargor”) and the KfW IPEX-Bank GmbH (the “Collateral Agent”) have entered into a share charge (the “Charge”) dated December 2010.

(B)	Pursuant to the Charge, the Chargor has granted a charge in favour of the Collateral Agent over all the shares in the capital of Breakaway Two, Ltd. (the “Company”) from time to time registered in the name of the Chargor (the “Shares”).

(C)	In furtherance of clause 1(b)(iv) of the Charge, this proxy constitutes an irrevocable proxy and is granted with an interest, namely arising under the Charge.

NOW THIS DEED witnesses as follows:

1.	The Chargor hereby constitutes and appoints the Collateral Agent, acting through its duly authorised officers, to be proxy to vote the Shares on its behalf at any general meeting of the Company and any adjournments thereof and, on its behalf, to consent to short notice of any such meeting and execute any unanimous written resolution of the shareholders of the Company.

2.	The Chargor hereby declares that this proxy shall be irrevocable until such time as it has been released from its Secured Obligations (as defined in the Charge) and that it constitutes a power coupled with an interest.

IN WITNESS whereof the Chargor has executed this irrevocable proxy as a deed this              day of December 2010.

Each attorney executing this Form of Irrevocable Proxy states that he or she has not notice of revocation or suspension of his or her power of attorney.

Signed as a deed by	)
on behalf of	)
NCL INTERNATIONAL, LTD.	)
pursuant to a power of attorney	)
dated 12 November 2010)		Attorney-in-fact

EXHIBIT G

FORM OF

ASSIGNMENT OF EARNINGS

[VESSEL]

IMO Number [NUMBER]

THIS EARNINGS ASSIGNMENT (the “Assignment”), dated [DATE], is given by BREAKAWAY TWO, LTD. a Bermuda company with its registered office at Milner House, 18 Parliament Street, Hamilton HM12, Bermuda (the “Assignor”), in favor of KFW IPEX-BANK GMBH, as Collateral Agent (as defined below) under the Credit Agreement referred to below (the “Assignee”) on behalf of each Lender Creditor (as defined below) and each other Secured Creditor (as defined below). Except as otherwise defined herein, capitalized terms used herein and defined in the Credit Agreement (as defined below) shall be used herein as so defined.

RECITALS

A. The Assignor is the sole owner of the [Bahamian]1 flag vessel [VESSEL], IMO Number [NUMBER] (the “Vessel”).

B. The Assignor, as borrower has entered into a Credit Agreement, dated as of [                    ] (as the same may be amended, supplemented, novated or otherwise modified from time to time, the “Credit Agreement”) with NCL Corporation Ltd., a Bermuda company (the “Parent”), the Lenders from time to time party thereto (which Lenders as of the date hereof are Deutsche Schiffsbank Aktiengesellschaft (an affiliate of Commerzbank Aktiengesellschaft), DnB NOR Bank ASA, HSBC Bank plc, KfW IPEX-Bank GmbH, and Nordea Bank Norge ASA), the Assignee, as facility agent (in such capacity, the “Facility Agent”), collateral agent under the Security Documents (in such capacity, the “Collateral Agent”) and as CIRR agent, Commerzbank Aktiengesellschaft, as Hermes agent, Nordea Bank Norge ASA, as documentation agent and the other parties from time to time party thereto, providing for the making of Loans to the Assignor in the principal amount of up to the Dollar Equivalent of Five Hundred and Twenty-Nine Million Eight Hundred and Forty-Six Thousand One Hundred Fifty-Four Euros (€529,846,154) (the Lenders, the Collateral Agent and the other Agents, collectively, the “Lender Creditors”).

C. The Assignor and/or the Parent may at any time and from time to time enter into, and/or, in the case of the Parent, guarantee the obligations of the Assignor under, one or more Interest Rate Protection Agreements or Other Hedging Agreements with one or more Lenders or any Affiliate thereof (each such Lender or Affiliate, even if the respective Lender subsequently ceases to be a Lender under the Credit Agreement for any reason, together with such Lender’s or Affiliate’s successors, transferees and assignees, if any, collectively, the “Other Creditors” and, together with the Lender Creditors, the “Secured Creditors”).

D. It is a condition to the obligation of the Lenders to advancing funds to the Assignor under the Credit Agreement that the Assignor enters into this Assignment as security for (x) the Credit Document Obligations and (y) the Other Obligations.

[1]	If Vessel is not flagged in the Bahamas, appropriate adjustments will be made to this document.

Exhibit G

NOW, THEREFORE, the parties hereto agree as follows:

The Assignor agrees to pay to the Secured Creditors all moneys owed to them and to perform all its Credit Document Obligations and Other Obligations as and when the same shall be due for payment or performance.

Section 1. As security for the Credit Document Obligations and the Other Obligations, the Assignor, with full title guarantee, hereby grants, conveys, assigns, transfers, mortgages and pledges absolutely and unconditionally to the Assignee, and unto the Assignee’s successors, transferees and assignees, all its right, title, interest, claim and demand in and to, and hereby also grants unto the Assignee a security interest in and to (the following clauses (i) through (v), collectively, the “Earnings Collateral”) (i) the earnings of the Vessel, including, but not limited to, all freight, hire and passage moneys, proceeds of off-hire insurance, any other moneys earned and to be earned, due or to become due, or paid or payable to, or for the account of, the Assignor, of whatsoever nature, arising out of or as a result of the ownership, use, operation or management by the Assignor or its agents of the Vessel, (ii) all moneys and claims for moneys due and to become due to the Assignor under and all claims for damages arising out of the breach (or payments for variation or termination) of any charter, or contract relating to or under which is employed the Vessel, any and all other present and future charter parties, contracts of affreightment, and operations of every kind whatsoever of the Vessel, and in and to any and all claims and causes of action for money, loss or damages that may now and hereafter accrue or belong to the Assignor, its successors, transferees or assignees, arising out of or in any way connected with the present or future ownership, use, operation or management of the Vessel or arising out of or in any way connected with the Vessel, (iii) if the Vessel is employed on terms whereby any money falling within clauses (i) or (ii) above are pooled or shared with any other Person, that proportion of the net receipts of the pooling or sharing arrangements which is attributable to the Vessel, (iv) all moneys and claims for moneys due and to become due to the Assignor, and all claims for damages, in respect of the actual or constructive total loss of or requisition of use of or title to the Vessel, (v) all moneys and claims for moneys due in respect of demurrage or detention, and (vi) any proceeds of any of the foregoing.

Section 2. Anything herein contained to the contrary notwithstanding, the Assignee, or its respective successors, transferees and assignees, shall have no obligation or liability under any agreement, including any charter or contract of affreightment by reason of or arising out of this Assignment, or out of any Charter Assignment (as defined below) made pursuant to Section 5 hereof, and the Assignee, its respective successors, transferees and assignees, shall not be required or obligated in any manner to perform or fulfill any obligations of the Assignor under or pursuant to any agreement, including any charter or contract of affreightment, or to make any payment or to make any inquiry as to the nature or sufficiency of any payment received by the Assignee or to present or file any claim, or to take any other action to collect or enforce the payment of any amounts which may have been assigned to it or to which it may be entitled hereunder at any time or times.

Section 3. The Assignor hereby constitutes the Assignee, its successors, transferees and assignees, its true and lawful attorney-in-fact, irrevocably, with full power, in the name of the Assignor or otherwise, upon the occurrence and continuance of an Event of Default, to ask, require, demand, receive, compound and give acquittance for any and all moneys and claims for moneys due and to become due, property and rights hereby assigned, to endorse any checks or other instruments or orders in connection therewith and to file any document or to take any action or institute any proceedings which the Assignee and its successors, transferees and assignees may reasonably deem necessary or advisable in the premises.

Exhibit G

Section 4. The powers and authorities granted to the Assignee and its successors, transferees or assignees herein have been given for valuable consideration and are hereby declared to be irrevocable.

Section 5. The Assignor hereby agrees that at any time and from time to time, upon entering into any (a) charter or similar contract that has as of the execution date of such charter or similar contract a remaining term of 13 months or greater (including any renewal option) and (b) demise or bareboat charter of the Vessel with another member of the NCLC Group, it will promptly and duly execute and deliver to and in favor of the Assignee at the cost and expense of the Assignor a Charter Assignment in respect of such charter to the Assignee substantially in the form attached as Exhibit A hereto (the “Charter Assignment”) and it will promptly execute and deliver any and all such further instruments and documents as the Assignee, and its successors, transferees or assignees, may reasonably require in order to obtain the full benefits of this Assignment, the Charter Assignment and of the rights and powers herein and therein granted. The Assignor covenants to use commercially reasonable efforts to obtain the consent of the charterer under said charter to the Charter Assignment pursuant to the terms of the Charter Assignment or in other form and substance reasonably satisfactory to the Assignee.

Section 6. The Assignor warrants and represents that it has not assigned or pledged or otherwise granted a security interest in the rights, title and interest assigned hereunder to anyone other than the Assignee. The Assignor hereby covenants that, without the prior written consent thereto of the Assignee, so long as this Assignment shall remain in effect, other than in respect of Permitted Liens, it will not assign or pledge or otherwise grant a security interest in the whole or any part of the rights, title and interest hereby assigned to anyone other than the Assignee, and it will not take or omit to take any action, the taking or omission of which might result in an alteration or impairment of this Assignment, or of any of the rights created by this Assignment.

Section 7. The Assignor hereby appoints the Assignee as its attorney-in-fact to file any financing statements or continuation statements under the Uniform Commercial Code or papers of similar purpose or effect in respect of this Assignment.

Section 8. The Assignor agrees that at any time and from time to time, upon the written request of the Assignee, the Assignor will promptly and duly execute and deliver any and all further instruments and documents as the Assignee may reasonably deem necessary in obtaining the full benefits of this Assignment.

Section 9. THIS ASSIGNMENT AND ANY NON-CONTRACTUAL OBLIGATIONS ARISING OUT OF OR IN CONNECTION WITH IT ARE GOVERNED BY ENGLISH LAW. ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT MAY BE BROUGHT IN THE COURTS OF ENGLAND, AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT, THE ASSIGNOR HEREBY IRREVOCABLY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE JURISDICTION OF THE AFORESAID COURTS. THE ASSIGNOR HEREBY FURTHER IRREVOCABLY WAIVES (TO THE FULLEST EXTENT POSSIBLE) ANY CLAIM THAT ANY SUCH COURT LACKS PERSONAL JURISDICTION OVER SUCH ASSIGNOR, AND AGREES NOT TO PLEAD OR CLAIM IN ANY LEGAL ACTION OR PROCEEDING

Exhibit G

WITH RESPECT TO THIS AGREEMENT BROUGHT IN ANY OF THE AFORESAID COURTS THAT ANY SUCH COURT LACKS PERSONAL JURISDICTION OVER SUCH ASSIGNOR. THE ASSIGNOR HEREBY IRREVOCABLY WAIVES (TO THE FULLEST EXTENT POSSIBLE) ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY OF THE AFORESAID ACTIONS OR PROCEEDINGS ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT TO WHICH SUCH ASSIGNOR IS A PARTY BROUGHT IN THE COURTS REFERRED TO IN THIS SECTION 9 AND HEREBY FURTHER IRREVOCABLY WAIVES (TO THE FULLEST EXTENT POSSIBLE) AND AGREES NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT SUCH ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

Section 10. Any notice, demand or other communication to be given under or for the purposes of this Assignment shall be made as provided in Section 14.03 of the Credit Agreement.

Section 11. This Assignment may be executed in any number of counterparts each of which shall be an original, but all such counterparts shall together constitute one and the same instrument.

Section 12. Upon the satisfaction in full of the due and owing Obligations and Other Obligations, the Assignee will reassign all rights and interest of every kind of the Assignor to, in or in connection with the Earnings Collateral in respect of the Vessel assigned to the Assignee hereunder.

Section 13. This Assignment shall not be amended and/or varied except by agreement in writing signed by the parties hereto.

[THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

Exhibit G

IN WITNESS WHEREOF, the Assignor and the Assignee have duly executed this instrument on the day and year first above written.

Signed as a deed and delivered on behalf of BREAKAWAY TWO, LTD., a Bermuda company, as Assignor, by [full name of person signing], being a person who, in accordance with the laws of that territory is acting under the authority of the company

By:
Name:
Title:

Signed as a deed and delivered on behalf of KFW IPEX-BANK GMBH., a bank organized under the laws of Germany, as Assignee, by [full name of person signing], being a person who, in accordance with the laws of that territory is acting under the authority of the bank

By:
Name:
Title:

Exhibit A to

Earnings Assignment

[Form of]

CHARTER ASSIGNMENT

No. ___

[VESSEL]

IMO Number [NUMBER]

BREAKAWAY TWO, LTD., a Bermuda company (the “Assignor”), refers to an Assignment of Earnings, dated [DATE] (the “Earnings Assignment”), given by the Assignor in favor of KFW IPEX-BANK GMBH, as Collateral Agent (the “Assignee”), under the Credit Agreement (as defined in the Earnings Assignment), wherein the Assignor agreed to enter into a Charter Assignment in the event the Assignor entered into any (a) charter or similar contract that has as of the execution date of such charter or similar contract a remaining term of 13 months or greater (including any renewal option) and (b) demise or bareboat charter of the Vessel with another member of the NCLC Group (as defined in the Credit Agreement).

The Assignor represents that it has entered into a charter dated [DATE OF TIME CHARTER PARTY] between the Assignor and [CHARTERER] (the “Charterer”), a true and complete copy of which is attached hereto (the “Charter”), and agrees that Section 1 of the Earnings Assignment is hereby amended to add to the description of collateral contained in said Section all of the Assignor’s right, title and interest in and to the Charter, all earnings and freights thereunder, and all amounts due the Assignor thereunder, and the Assignor, with full title guarantee, does hereby grant, convey, assign, transfer, mortgage and pledge to the Assignee, and to the Assignee’s successors, transferees and assignees, all its right, title, interest, claim and demand in and to, and hereby does also grant unto the Assignee, a security interest in and to, the Charter and all claims for damages arising out of the breach of and rights to terminate the Charter, and any proceeds of any of the foregoing.

The Assignor hereby warrants that the Assignor will promptly give notice to the Charterer of the Earnings Assignment as provided by Section 5 of the Earnings Assignment in the form attached hereto as Annex I and the Assignor will use commercially reasonable efforts to obtain the consent of the Charterer as evidenced by the execution by the Charterer of the Charterer’s Consent and Agreement in the form attached hereto as Annex II.

The Assignor reconfirms that the Earnings Assignment including all of the rights and liabilities, covenants and obligations therein remains in full force and effect.

Terms used herein and not otherwise defined herein are used as defined in, or by reference in, the Earnings Assignment.

The Assignor hereby agrees that so long as this Charter Assignment is in effect it will not terminate said Charter, or amend, modify, supplement, or waive any material term of said Charter in a manner adverse to the Assignee, in each case without first obtaining the written consent of the Assignee therefor. The Assignor hereby agrees to notify the Assignee in writing of any arbitration.

No notice, request or demand under the Charter, shall be valid as against the Assignee unless and until a copy thereof is furnished to the Assignee.

Exhibit A to

EARNINGS ASSIGNMENT

THIS ASSIGNMENT AND ANY NON-CONTRACTUAL OBLIGATIONS ARISING OUT OF OR IN CONNECTION WITH IT ARE GOVERNED BY ENGLISH LAW. ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT MAY BE BROUGHT IN THE COURTS OF ENGLAND, AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT, THE ASSIGNOR HEREBY IRREVOCABLY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE JURISDICTION OF THE AFORESAID COURTS. THE ASSIGNOR HEREBY FURTHER IRREVOCABLY WAIVES (TO THE FULLEST EXTENT POSSIBLE) ANY CLAIM THAT ANY SUCH COURT LACKS PERSONAL JURISDICTION OVER SUCH ASSIGNOR, AND AGREES NOT TO PLEAD OR CLAIM IN ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT BROUGHT IN ANY OF THE AFORESAID COURTS THAT ANY SUCH COURT LACKS PERSONAL JURISDICTION OVER SUCH ASSIGNOR. THE ASSIGNOR HEREBY IRREVOCABLY WAIVES (TO THE FULLEST EXTENT POSSIBLE) ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY OF THE AFORESAID ACTIONS OR PROCEEDINGS ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT TO WHICH SUCH ASSIGNOR IS A PARTY BROUGHT IN THE COURTS REFERRED TO IN THIS SECTION 9 AND HEREBY FURTHER IRREVOCABLY WAIVES (TO THE FULLEST EXTENT POSSIBLE) AND AGREES NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT SUCH ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

Any notice, demand or other communication to be given under or for the purposes of this Assignment shall be made as provided in the Earnings Assignment.

This Assignment may be executed in any number of counterparts each of which shall be an original, but all such counterparts shall together constitute one and the same instrument.

Upon the satisfaction in full of the due and owing Obligations and Other Obligations (under and as defined in the Credit Agreement referenced in the Earnings Assignment), the Assignee will reassign all rights and interest of every kind of the Assignor to, in or in connection with the Earnings Collateral in respect of the Vessel assigned to the Assignee hereunder.

[THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the Assignor and the Assignee have caused this Charter Assignment No. ___ to be duly executed [and delivered as a deed] this ____ day of __________________.

Signed as a deed and delivered on behalf of BREAKAWAY TWO, LTD., a Bermuda company, as Assignor, by [full name of person signing], being a person who, in accordance with the laws of that territory is acting under the authority of the company

By:
Name:
Title:

Signed as a deed and delivered on behalf of KFW IPEX-BANK GMBH., a bank organized under the laws of Germany, as Assignee, by [full name of person signing], being a person who, in accordance with the laws of that territory is acting under the authority of the bank

By:
Name:
Title:

Annex I to

Exhibit A to

EARNINGS ASSIGNMENT

[Form of]

NOTICE OF ASSIGNMENT OF CHARTER

No. ___

[VESSEL]

IMO Number [NUMBER]

The undersigned, BREAKAWAY TWO, LTD., as owner (the “Owner”) of the Bahamian Vessel [VESSEL NAME], hereby gives you notice (this “Notice”) that by a Charter Assignment dated [DATE] entered into by us in favor of KFW IPEX-BANK GMBH, as collateral agent (hereinafter called the “Assignee”), and an Earnings Assignment dated [DATE] (as the same may be amended, supplemented, novated or otherwise modified from time to time), the Owner has assigned all its right, title, interest claim and demand in and to, the time charter-party [DATE OF TIME CHARTER PARTY] between the Owner and you (the “Charter”), including, but not limited to, all earnings and freight thereunder, and all amounts due to the Owner thereunder, and further, the Owner has granted a security interest in and to the Charter and all claims for damages arising out of the breach of and rights to terminate the Charter, and any proceeds of any of the foregoing.

The Owner remains liable to perform all its duties and obligations under the Charter and the Assignee is under no obligation of any kind under the Charter nor under any liability whatsoever in the event of any failure by the Owner to perform its obligations.

Dated:

BREAKAWAY TWO, LTD., as Owner

By:
Name:
Title:

Annex II to

Exhibit A to

EARNINGS ASSIGNMENT

[Form of]

CHARTERER’S ACKNOWLEDGMENT, CONSENT AND AGREEMENT

No. __

[VESSEL]

IMO Number [NUMBER]

The undersigned, charterer of the [COUNTRY] flag vessel [VESSEL] pursuant to a time charter-party dated [DATE OF TIME CHARTER PARTY] between BREAKAWAY TWO, LTD., as owner (the “Assignor”) and the undersigned (the “Charter”), does hereby acknowledge receipt of a notice of the assignment by the Assignor of all the Assignor’s right, title and interest in and to the Charter to KFW IPEX-BANK GMBH, as Collateral Agent (the “Assignee”), pursuant to a Charter Assignment dated [DATE] and an Earnings Assignment dated [DATE] (as the same may be amended, supplemented, novated or otherwise modified from time to time, the “Assignment”), consents to such assignment, and agrees that, after being notified by the Assignee that an Event of Default (as defined in the Credit Agreement) exists and is continuing, it will pay all moneys due and to become due under the Charter, without setoff or deduction for any claim not arising under the Charter, and notwithstanding the existence of a default or event of default by the Assignor under the Charter, direct to the Assignee or such account specified by the Assignee at such address as the Assignee shall request the undersigned in writing until the Event of Default no longer exists.

The undersigned agrees that it shall look solely to the Assignor for performance of the Charter and that the Assignee shall have no obligation or liability under or pursuant to the Charter arising out of the Assignment, nor shall the Assignee be required or obligated in any manner to perform or fulfill any obligations of the Assignor under or pursuant to the Charter. Notwithstanding the foregoing, if in the sole opinion of the Assignee an Event of Default under the Credit Agreement (as defined in or by reference in the Assignment) shall have occurred and be continuing, the undersigned agrees that the Assignee shall have the right, but not the obligation, to perform all of the Assignor’s obligations under the Charter as though named therein as owner.

The undersigned agrees that it shall not seek the recovery of any payment actually made by it to the Assignee pursuant to this Charterer’s Consent and Agreement once such payment has been made. This provision shall not be construed to relieve the Assignor of any liability to the Charterer.

The undersigned hereby waives the right to assert against the Assignee, as assignee of the Assignor, any claim, defense, counterclaim or setoff that it could assert against the Assignor under the Charter.

The undersigned agrees to execute and deliver, or cause to be executed and delivered, upon the written request of the Assignee any and all such further instruments and documents as the Assignee may deem desirable for the purpose of obtaining the full benefits of the Assignment and of the rights and power herein granted.

Annex II to

Exhibit A to

EARNINGS ASSIGNMENT

The undersigned hereby agrees that so long as the Assignment is in effect it will not amend, modify, supplement, or alter any material term of the Charter in a manner adverse to the Assignee, in each case without first obtaining the written consent of the Assignee therefor.

The undersigned hereby confirms that the Charter is a legal, valid and binding obligation, enforceable against it in accordance with its terms, and that neither it nor, to the best of its knowledge, the Assignor is in default under its terms.

We also confirm that we have received no notice of any previous assignment of, or other third party right affecting, all or any part of the Earnings and we undertake that, if required to do so in writing by the Assignee after the occurrence of an Event of Default, we will immediately deliver up possession of the Vessel to or to the order of the Assignee (or, if the Vessel is not then in port and free of cargo, as soon as she has completed the voyage on which she is then engaged and discharged any cargo then on board) free of the Charter but without prejudice to any rights which we may have against the Assignor under or pursuant to the Charter.

Dated: _______________

[CHARTERER], as Charterer

By:
Name:
Title:

EXHIBIT H

[*]: THE CONFIDENTIAL PORTION HAS BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE COMMISSION.

FORM OF

ASSIGNMENT OF INSURANCES

[VESSEL NAME]

IMO Number [NUMBER]

[DATE]

BREAKAWAY TWO, LTD., a Bermuda company with its registered office as of the date hereof at Milner House, 18 Parliament Street, Hamilton HM12, Bermuda (the “Assignor”), as sole owner of the [Bahamian]1 flag vessel [VESSEL NAME], IMO Number [NUMBER] (the “Vessel”) in consideration of the Secured Creditors referred to below entering into the transactions described in the Credit Agreement (as defined below), as security for the Obligations and for one Euro (€1) lawful money of the European Union, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, has assigned, transferred and set over, and by this instrument and with full title guarantee does assign, transfer and set over absolutely and unconditionally to KFW IPEX-BANK GMBH, as Collateral Agent (as defined below) (hereinafter called the “Assignee”) on behalf of each Lender Creditor (as defined below) and each other Secured Creditor (as defined below), and to the Assignee’s successors, transferees and assignees, as such to it and its successors’, transferees’ and assignees’ own proper use and benefit, and does hereby grant to the Assignee a security interest in, all right, title and interest of the Assignor under, in and to (i) all insurances in respect of the Vessel, whether now or hereafter to be effected, and all renewals of or replacements for the same, (ii) all claims, returns of premium and other moneys and claims for moneys due and to become due under said insurance or in respect of said insurance, and (iii) all other rights of the Assignor under or in respect of said insurance, including proceeds (the above clauses (i), (ii) and (iii) collectively called the “Insurance Collateral”).

Terms used herein and not otherwise defined herein are used as defined in the Credit Agreement, dated as of [                    ] (as the same may be amended, supplemented, novated or otherwise modified from time to time, the “Credit Agreement”) among NCL Corporation Ltd., a Bermuda company (the “Parent”), the Assignor, as borrower, the Lenders from time to time party thereto (which Lenders as of the date hereof are Deutsche Schiffsbank Aktiengesellschaft (an affiliate of Commerzbank Aktiengesellschaft), DnB NOR Bank ASA, HSBC Bank plc, KfW IPEX-Bank GmbH, and Nordea Bank Norge ASA), the Assignee, as facility agent (in such capacity, the “Facility Agent”), as collateral agent under the Security Documents (in such capacity, the “Collateral Agent”) and as CIRR agent, Commerzbank Aktiengesellschaft, as Hermes agent, Nordea Bank Norge ASA, as documentation agent and the other parties from time to time party thereto, providing for the making of Loans to the Assignor in the principal amount of up to the Dollar Equivalent of Five Hundred and Twenty-Nine Million Eight Hundred and Forty-Six Thousand One Hundred and Fifty-Four Euros (€529,846,154) (the Lenders, the Collateral Agent and the other Agents, collectively, the “Lender Creditors”).

[1]	If Vessel is not flagged in the Bahamas, appropriate adjustments will be made to this document.

Exhibit H

The Assignor is a wholly-owned subsidiary of the Parent. The Parent and/or the Assignor may at any time and from time to time enter into, and/or, in the case of Parent, guarantee the obligations of the Assignor under, one or more Interest Rate Protection Agreements or Other Hedging Agreements with one or more Lenders or any Affiliate thereof (each such Lender or Affiliate, even if the respective Lender subsequently ceases to be a Lender under the Credit Agreement for any reason, together with such Lender’s or Affiliate’s successors, transferees and assignees, if any, collectively, the “Other Creditors” and, together with the Lender Creditors, the “Secured Creditors”).

This Assignment of Insurances (the “Assignment”) is given as security for all amounts due and to become due to the Secured Creditors under the Credit Documents, Interest Rate Protection Agreements and Other Hedging Agreements.

The Assignor agrees to pay to the Secured Creditors all moneys owed to them and to perform all its Credit Document Obligations and Other Obligations as and when the same shall be due for payment or performance.

It is expressly agreed that anything herein contained to the contrary notwithstanding, the Assignor shall remain liable under said insurances to perform all of the obligations assumed by it thereunder, and the Assignee shall have no obligation or liability under said insurances by reason of or arising out of this instrument of assignment nor shall the Assignee be required or obligated in any manner to perform or fulfill any obligations of the Assignor under or pursuant to said insurances or to make any payment or to make any inquiry as to the nature or sufficiency of any payment received by it or to present or file any claim, or to take any other action to collect or enforce the payment of any amounts which may have been assigned to it or to which it may be entitled hereunder at any time or times.

The Assignor does hereby constitute the Assignee, its successors, transferees and assignees, the Assignor’s true and lawful attorney-in-fact, irrevocably, with full power (in the name of such Assignor or otherwise), upon the occurrence and continuance of an Event of Default or an Event of Loss to ask, require, demand, receive, compound and give acquittance for any and all moneys and claims for moneys due and to become due under or arising out of said insurances, to endorse any checks or other instruments or orders in connection therewith and to file any claims or to take any action or institute any proceedings which the Assignee may deem to be necessary or advisable in the premises.

The Assignor hereby covenants and agrees to procure that notice of this Assignment shall be duly given to all underwriters, substantially in the form hereto attached as Exhibit A, and that where the consent of any underwriter is required pursuant to any of the insurances assigned hereby that it shall use commercially reasonable efforts to obtain such consent and evidence thereof shall be given to the Assignee, or, in the alternative, that in the case of protection and indemnity coverage the Assignee shall use commercially reasonable efforts to obtain a letter of undertaking by the underwriters, and that there shall be duly endorsed upon all slips, cover notes, policies, certificates of entry or other instruments issued or to be issued in connection with the insurances assigned hereby such clauses as to loss payees as the Assignee may require or approve. In all cases, unless otherwise agreed in writing by the Assignee, such slips, cover notes, notices, certificates of entry or other instruments shall provide that there will be no recourse against the Assignee for payment of premiums, calls or assessments.

Exhibit H

The Assignor agrees that at any time and from time to time, upon the written request of the Assignee, the Assignor will promptly and duly execute and deliver any and all such further instruments and documents as the Assignee may reasonably deem desirable in obtaining the full benefits of this Assignment and of the rights and powers herein granted.

The Assignor does hereby warrant and represent that it has not assigned or pledged, and hereby covenants that, without the prior written consent thereto of the Assignee, so long as this instrument of assignment shall remain in effect, other than in respect of Permitted Liens, it will not assign or pledge the whole or any part of the right, title and interest hereby assigned to anyone other than the Assignee, its successors, transferees and assignees, and it will not take or omit to take any action, the taking or omission of which might result in an alteration or impairment of said insurances, of this Assignment or of any of the rights created by said insurances or this Assignment.

All notices or other communications which are required to be made to the Assignee hereunder shall be made by postage prepaid letter or telecopy confirmed by postage prepaid letter to:

KfW IPEX-Bank GmbH

Palmengartenstrasse 5-9

60325 Frankfurt am Main

Germany

Telephone: +49 69 7431 4649 / 4037

Fax: +49 69 7431 4466 / 2944

Attn: Mr Stephan Pueschel /

          Mr Christian Schweiger

or at such other address as may have been furnished in writing by the Assignee.

Any payments made pursuant to the terms hereof shall be made to such account as may, from time to time, be designated by the Assignee or as the Assignee may otherwise instruct.

THIS ASSIGNMENT AND THE NON-CONTRACTUAL OBLIGATIONS ARISING OUT OF OR IN CONNECTION WITH IT ARE GOVERNED BY THE LAW OF ENGLAND. ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT MAY BE BROUGHT IN THE ENGLISH COURTS, AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT, THE ASSIGNOR HEREBY IRREVOCABLY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE JURISDICTION OF THE AFORESAID COURTS. THE ASSIGNOR HEREBY FURTHER IRREVOCABLY WAIVES (TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW) ANY CLAIM THAT ANY SUCH COURT LACKS PERSONAL JURISDICTION OVER SUCH ASSIGNOR, AND AGREES NOT TO PLEAD OR CLAIM IN ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT BROUGHT IN ANY OF THE AFORESAID COURTS THAT ANY SUCH COURT LACKS PERSONAL JURISDICTION OVER SUCH ASSIGNOR. THE ASSIGNOR HEREBY IRREVOCABLY WAIVES (TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW) ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY OF THE AFORESAID ACTIONS OR PROCEEDINGS ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT TO WHICH IT IS A PARTY BROUGHT IN THE COURTS REFERRED TO

Exhibit H

ABOVE AND HEREBY FURTHER IRREVOCABLY WAIVES (TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW) AND AGREES NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT SUCH ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

This Assignment shall not be amended and/or varied except by agreement in writing signed by the parties hereto.

This Assignment may be executed in any number of counterparts each of which shall be an original, but such counterparts shall together constitute one and the same instrument.

[REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

Exhibit H

IN WITNESS WHEREOF, the Assignor and the Assignee have duly executed this instrument on the day and year first above written.

Signed as a deed and delivered on behalf of BREAKAWAY TWO, LTD., a Bermuda company, as Assignor, by [full name of person signing], being a person who, in accordance with the laws of that territory is acting under the authority of the company

By:
Name:
Title:

Signed as a deed and delivered on behalf of KFW IPEX-BANK GMBH., a bank organized under the laws of Germany, as Assignee, by [full name of person signing], being a person who, in accordance with the laws of that territory is acting under the authority of the bank

By:
Name:
Title:

EXHIBIT A

to

Insurance Assignment

NOTICE OF ASSIGNMENT

The undersigned, BREAKAWAY TWO, LTD., as owner (the “Owner”) of the Bahamian Vessel [VESSEL NAME], hereby gives you notice (this “Notice”) that by an Insurance Assignment dated [DATE] entered into by us in favor of KFW IPEX-BANK GMBH, as collateral agent (hereinafter called the “Assignee”), there has been assigned by us to the Assignee all insurances effected and to be effected in respect thereof including the insurances constituted by the policy whereon this Notice is endorsed. This Notice and the applicable loss payable clauses in the form hereto attached as Annex I are to be endorsed on all policies and certificates of entry evidencing such insurance.

Dated:

BREAKAWAY TWO, LTD., as Owner

By
Name:
Title:

ANNEX I

to Notice of Insurance Assignment

FORM OF LOSS PAYABLE CLAUSES

Hull and War Risks

Loss, if any, payable to KFW IPEX-BANK GMBH, as Collateral Agent (the “Mortgagee”), for distribution by the Mortgagee to itself as Collateral Agent and to BREAKAWAY TWO, LTD., as owner (the “Owner”) of the Bahamian Vessel [VESSEL NAME], as their respective interests may appear, or order, except that, unless underwriters have been otherwise instructed by notice in writing from the Mortgagee following the occurrence and continuation of an Event of Default (as defined in the Credit Agreement, dated as of [DATE], among the Owner, NCL Corporation Ltd., as parent, the Mortgagee, the lenders from time to time party thereto and the other parties from time to time party thereto), in the case of any loss involving any damage to the Vessel or liability of the Vessel, the underwriters may pay directly for the repair, salvage, liability or other charges involved or, if the Owner shall have first fully repaired the damage and paid the cost thereof, or discharged the liability or paid all of the salvage or other charges, then the underwriters may pay the Owner as reimbursements therefore; provided, however, that if such damage involves a loss in excess of [*] or its equivalent the underwriters shall not make such payment without first obtaining the written consent thereto of the Mortgagee.

In the event of an actual or constructive total loss or a compromise or arranged total loss or requisition of title, all insurance payments therefor shall be paid to the Mortgagee, for distribution by it in accordance with the terms of the Deed of Covenants, dated as of [DATE] entered into by the Owner in favor of the Mortgagee.

Protection and Indemnity

Loss, if any, payable to KFW IPEX-BANK GMBH, as Collateral Agent (the “Mortgagee”), for distribution by the Mortgagee to itself as Collateral Agent and BREAKAWAY TWO, LTD., Owner, as their respective interests may appear, or order, except that, unless and until the underwriters have been otherwise instructed by notice in writing from the Mortgagee following the occurrence and continuation of a Default, an Event of Default or an Event of Loss (in each case as defined in the Credit Agreement), any loss may be paid directly to the person to whom the liability covered by this insurance has been incurred, or to the Owner to reimburse it for any loss, damage or expenses incurred by it and covered by this insurance.

EXHIBIT I

[*]: THE CONFIDENTIAL PORTION HAS BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE COMMISSION.

FORM OF

DEED OF COVENANTS

ON [BAHAMIAN]1 FLAG VESSEL

[VESSEL]

OFFICIAL NO. [OFFICIAL NUMBER]

executed by

BREAKAWAY TWO, LTD.,

as Owner

in favor of

KFW IPEX-BANK GMBH,

as Collateral Agent and Mortgagee

[DATE]

[1]	If Vessel is not flagged in the Bahamas, appropriate changes will be made to this document.

(i)

EXHIBIT I

DEED OF COVENANTS

DEED OF COVENANTS (as amended, modified, restated and/or supplemented from time to time, this “Deed”), dated as of [                    ], between BREAKAWAY TWO, LTD. a Bermuda company having its registered office as of the date hereof at [                    ] (the “Owner”) and KFW IPEX-BANK GMBH, as Collateral Agent and Security Trustee for and on behalf of the Secured Creditors pursuant to the Security Trust Deed (the “Mortgagee”, which expression shall include its successors, transferees and permitted assignees).

WHEREAS:

(A) The Owner is the absolute and unencumbered owner of all the shares of and in the motor vessel “[                    ]” registered under the [Bahamian flag at the port of Nassau] with Official Number [                    ].

(B) NCL Corporation Ltd., a Bermuda corporation (the “Parent”), the Owner, as borrower, each Lender from time to time party thereto (which Lenders as of the date hereof are Deutsche Schiffsbank Aktiengesellschaft (an affiliate of Commerzbank Aktiengesellschaft), DnB NOR Bank ASA, HSBC Bank plc, KfW IPEX-Bank GmbH, and Nordea Bank Norge ASA), the Mortgagee, as facility agent (in such capacity, the “Facility Agent”), as collateral agent and security trustee under the Security Documents (in such capacity, the “Collateral Agent”) and as CIRR agent, Commerzbank Aktiengesellschaft, as Hermes agent, Nordea Bank Norge ASA, as documentation agent and the other parties from time to time party thereto, have entered into a Credit Agreement, dated as of [                    ], 2010, (as the same may be amended, supplemented, refinanced, replaced, novated or otherwise modified from time to time, the “Credit Agreement”), providing for the making of Loans to the Owner in the principal amount of up to the Dollar Equivalent of Five Hundred Twenty-Nine Million Eight Hundred and Forty-Six Thousand One Hundred and Fifty-Four Euros (€529,846,154) (the Lenders, the Collateral Agent and the other Agents, in their capacity as such, collectively, the “Lender Creditors”).

(C) The Parent and/or the Owner may at any time and from time to time enter into one or more Secured Hedging Agreements (as hereinafter defined) with one or more Other Creditors (as defined herein). The estimated aggregate notional amount of the liabilities of the Parent and/or Owner under the Secured Hedging Agreements entered into with respect to the Loans (as defined in the Credit Agreement) (and/or the Commitments (as defined in the Credit Agreement)) is a principal amount of up to the Dollar Equivalent of Fifty-Eight Million Two Hundred and Eighty-Three Thousand Seventy-Six Euro and Ninety-Four cents (€58,283,076.94).

(D) The Parent has guaranteed the Credit Document Obligations of the Owner under the Credit Agreement pursuant to Section 15 of the Credit Agreement (the “Parent Guarantee”).

(E) There has contemporaneously with the execution of this Deed been executed by the Owner in favor of the Mortgagee a first priority Bahamian statutory mortgage over all the shares in the said vessel (the “Mortgage”).

(F) It is intended that the Mortgage and this Deed shall together stand as security for the payment of the Secured Obligations (as defined below) and the performance and observance of and compliance with the covenants, terms and conditions contained in any of the Secured Debt Documents (as hereinafter defined).

Exhibit I

NOW THIS DEED WITNESSETH AND IT IS HEREBY AGREED as follows:

1. Definitions and Construction.

Section 1.1 In this Deed unless the context otherwise requires any term defined in the preamble or recitals hereto has the meaning ascribed to it therein; in addition, terms and expressions not defined herein but whose meanings are defined in the Credit Agreement shall unless the context otherwise requires have the meanings set out therein and:

“Collateral” means all property (whether real or personal) with respect to which any security interests have been granted (or purported to be granted) pursuant to any Security Document, including, without limitation, all Share Charge Collateral, all Earnings and Insurance Collateral, the Construction Risk Insurance, the Vessel, the Refund Guarantees, the Construction Contract and all cash and Cash Equivalents at any time delivered as collateral thereunder or as collateral required under the Credit Agreement.

“Compulsory Acquisition” means requisition for title or other compulsory acquisition of the Vessel including its capture, seizure, confiscation or expropriation but excluding any requisition for hire.

“Compulsory Acquisition Compensation” means all moneys or other compensation whatsoever payable by reason of the Compulsory Acquisition of the Vessel other than by requisition for hire.

“Credit Agreement” has the meaning provided in the Recitals hereto.

“Credit Document Obligations” means, except to the extent consisting of obligations, liabilities or indebtedness with respect to Interest Rate Protection Agreements or Other Hedging Agreements, the full and prompt payment when due (whether at the stated maturity, by acceleration or otherwise) of all obligations, liabilities and indebtedness (including, without limitation, principal, premium, interest, fees and indemnities (including, without limitation, all interest that accrues after the commencement of any case, proceeding or other action relating to the bankruptcy, insolvency, reorganization or similar proceeding of the Owner or any other Credit Party at the rate provided for in the respective documentation, whether or not a claim for post-petition interest is allowed in any such proceeding)) of each Credit Party to the Lender Creditors (provided, in respect of the Lender Creditors which are Lenders, such aforementioned obligations, liabilities and indebtedness shall arise only for such Lenders (in such capacity) in respect of Loans and/or Commitments), whether now existing or hereafter incurred under, arising out of, or in connection with the Credit Agreement and the other Credit Documents to which such Credit Party is a party (including, in the case of each Credit Party that is a Guarantor, all such obligations, liabilities and indebtedness of such Credit Party under the Parent Guarantee) and the due performance and compliance by such Credit Party with all of the terms, conditions and agreements contained in the Credit Documents.

“Credit Party” means the Owner, the Parent and each Subsidiary of the Parent that owns a direct interest in the Owner.

Exhibit I

“Default Rate” means the rate of interest set out in Section 2.06 of the Credit Agreement.

“Document of Compliance” means a document issued to a vessel operator as evidence of its compliance with the requirements of the ISM Code.

“Earnings” means (i) the earnings of the Vessel, including, but not limited to, all freight, hire and passage moneys, proceeds of off-hire insurance, any other moneys earned and to be earned, due or to become due, or paid or payable to, or for the account of, the Owner, of whatsoever nature, arising out of or as a result of the ownership, use, operation or management by the Owner or its agents of the Vessel, (ii) all moneys and claims for moneys due and to become due to the Owner under and all claims for damages arising out of the breach (or payments for variation or termination) of any charter, or contract relating to or under which is employed the Vessel, any and all other present and future charter parties, contracts of affreightment, and operations of every kind whatsoever of the Vessel, and in and to any and all claims and causes of action for money, loss or damages that may now and hereafter accrue or belong to the Owner, its successors, transferees or assignees, arising out of or in any way connected with the present or future ownership, use, operation or management of the Vessel or arising out of or in any way connected with the Vessel, (iii) if the Vessel is employed on terms whereby any money falling within clauses (i) or (ii) above are pooled or shared with any other Person, that proportion of the net receipts of the pooling or sharing arrangements which is attributable to the Vessel, (iv) all moneys and claims for moneys due and to become due to the Owner, and all claims for damages, in respect of the actual or constructive total loss of or requisition of use of or title to the Vessel, (v) all moneys and claims for moneys due in respect of demurrage or detention, and (vi) any proceeds of any of the foregoing.

“Event of Default” means an “Event of Default’ under and as defined in the Credit Agreement.

“Insurances” means all policies and contracts of insurance and entries of the Vessel in a protection and indemnity or war risks association which are effected in respect of the Vessel, its freights, disbursements, profits or otherwise and all benefits, including all claims and returns of premiums thereunder and shall also include all Compulsory Acquisition Compensation.

“Interest Rate Protection Agreement” means any interest rate swap agreement, interest rate cap agreement, interest collar agreement, interest rate hedging agreement, interest rate floor agreement or other similar agreement or arrangement entered into between a Lender or its Affiliate, or a Lead Arranger or its Affiliate, and the Parent and/or the Owner in relation to the Credit Document Obligations of the Owner under the Credit Agreement.

“ISM Code” means in relation to its application to the Owner and the Vessel and its operation:

(a) ‘The International Management Code for the Safe Operation of Ships and for Pollution Prevention’, currently known or referred to as the ‘ISM Code’, adopted by the Assembly of the International Maritime Organization by Resolution A.741(18) on 4 November 1993 and incorporated on 19 May 1994 into Chapter IX of the International Convention for the Safety of Life at Sea 1974 (SOLAS 1974); and

Exhibit I

(b) all further applicable resolutions, circulars, codes, guidelines, regulations and recommendations which are now or in the future issued by or on behalf of the International Maritime Organization or any other entity with responsibility for implementing the ISM Code, including without limitation, the ‘Guidelines on implementation or administering of the International Safety Management (ISM) Code by Administrations’ produced by the International Maritime Organization pursuant to Resolution A.788(19) adopted on 25 November 1995, as the same may be amended, supplemented or replaced from time to time.

“ISM Responsible Person” means the person from time to time so designated by the Owner for the purposes of the ISM Code.

“ISM SMS” means the safety management system which is required to be developed, implemented and maintained under the ISM Code.

“ISPS Code” means the International Ship and Port Facility Security Code constituted pursuant to resolution A.924(22) of the International Maritime Organisation (“IMO”) adopted by a Diplomatic conference of the IMO on Maritime Security on 13 December 2002 and now set out in Chapter XI-2 of the Safety of Life at Sea Convention (SOLAS) 1974 (as amended) to take effect on July 1, 2004.

“ISSC” means an international ship security certificate issued for a vessel under the ISPS Code.

“Lender Creditors” has the meaning provided in the Recitals hereto.

“Mortgage” has the meaning provided in the Recitals hereto.

“Mortgaged Premises” includes:

(a)	the Vessel; and

(b)	the Compulsory Acquisition Compensation.

“person” includes any body of persons.

“Other Creditors” means any Lender or any Affiliate thereof and their successors, transferees and assignees if any (even if such Lender subsequently ceases to be a Lender under the Credit Agreement for any reason), together with such Lender’s or Affiliate’s successors, transferees and assignees, with which the Parent and/or the Owner enters into any Interest Rate Protection Agreements or Other Hedging Agreements from time to time.

“Other Hedging Agreement” means any foreign exchange contracts, currency swap agreements, commodity agreements or other similar agreements or arrangements entered into between a Lender or its Affiliate, or a Joint Lead Arranger or its Affiliates, and the Parent and/or the Owner in relation to the Credit Document Obligations of the Owner under the Credit Agreement and designed to protect against the fluctuations in currency or commodity values.

Exhibit I

“Process Agent” means EC3 Services Limited of 51 Eastcheap, London, England, EC3M 1JP.

“Receiver” means any administrative receiver, a receiver and manager of any other receiver (whether appointed pursuant to this Deed, pursuant to any statute, by a court or otherwise) of all or any part of the Vessel.

“Safety Management Certificate” means a document issued to a vessel as evidence that the vessel operator and its shipboard management operate in accordance with an approved Safety Management System.

“Safety Management System” means a structured and documented system enabling the personnel of a vessel operator to implement effectively the safety and environmental protection policy of such vessel operator.

“Secured Creditors” means, collectively, (i) the Lender Creditors and (ii) the Other Creditors.

“Secured Debt Document” means the Credit Agreement and the other Credit Documents (as defined in the Credit Agreement).

“Secured Hedging Agreements” means (i) any Interest Rate Protection Agreement and (ii) any Other Hedging Agreements.

“Secured Obligations” means (i) the Credit Document Obligations, (ii) the Other Obligations, (iii) any and all sums advanced by the Collateral Agent in order to preserve the Collateral or preserve its security interest in the Collateral, (iv) in the event of any proceeding for the collection or enforcement of any indebtedness, obligations or liabilities of the Credit Parties referred to in clauses (i) and (ii) above, after an Event of Default shall have occurred and be continuing, the reasonable expenses of retaking, holding, preparing for sale or lease, selling or otherwise disposing of or realizing on the Collateral, or of any exercise by the Collateral Agent of its rights hereunder, together with reasonable attorneys’ fees and court costs, and (v) all amounts paid by any Secured Creditor as to which such Secured Creditor has the right to reimbursement under the Security Documents.

“Security Period” means the period beginning on the date hereof and ending on the date on which all amounts outstanding under the Secured Debt Documents are finally paid and repaid in full, all letters of credit issued thereunder are terminated and all commitments thereunder are terminated.

“Security Trust Deed” means the Security Trust Deed executed by, inter alia, the Owner, the Parent, the Collateral Agent, the Original Secured Creditors (as defined therein) and the Original ECF Hedging Creditors (as defined therein), and shall be substantially in the form of Exhibit P or otherwise reasonably acceptable to the Facility Agent.

“Total Loss” means any actual or constructive or arranged or agreed or compromised total loss or Compulsory Acquisition of the Vessel (excluding any requisition for hire).

“Vessel” means the motor vessel more particularly described in Recital (A) and includes any share or interest therein and its engines, machinery, boats, tackle, outfit, spare gear, fuel, consumable or other stores, belongings and appurtenances whether on board or ashore and whether now owned or hereafter acquired.

Exhibit I

Section 1.2 In Section 5.1:

“excess risks” means the proportion of claims for general average and salvage charges and under the ordinary running down clause not recoverable in consequence of the value at which a vessel is assessed for the purpose of such claims exceeding its insured value;

“protection and indemnity risks” means the usual risks covered by an English protection and indemnity association including without limitation pollution risks (whether relating to oil or otherwise howsoever) and the proportion not recoverable in case of collision under the ordinary running down clause; and

“war risks” includes the risks of mines and all risks excluded from the standard form of English marine policy by the free of capture and seizure clause.

Section 1.3 In the Mortgage, (i) references to “interest” mean interest covenanted to be paid in accordance with Sections 2.1, 7, 8 and 9; (ii) references to “principal” mean all other sums of money for the time being comprised in the Secured Obligations; and (iii) the expression “all sums for the time being due on this security” means the whole of the Secured Obligations.

Section 1.4 In this Deed:

1.4.1 words denoting the plural number include the singular and vice versa;

1.4.2 references to Recitals and Sections are references to recitals and sections of this Deed;

1.4.3 references to this Deed include the Recitals;

1.4.4 the headings and contents page(s) are for the purpose of reference only, have no legal or other significance, and shall be ignored in the interpretation of this Deed;

1.4.5 references to any document (including, without limitation, to all or any of the Secured Debt Documents) are, unless the context otherwise requires, references to that document as amended, supplemented, novated or replaced from time to time; and

1.4.6 references to statutes or provisions of statutes are references to those statutes, or those provisions, as from time to time amended, replaced or re- enacted.

2. Owner’s Covenant to Pay.

Section 2.1 Pursuant to the Secured Debt Documents and in consideration of the premises, the Owner covenants with the Mortgagee:

2.1.1 to satisfy the Secured Obligations at the times and in the manner specified in the relevant Secured Debt Documents;

Exhibit I

2.1.2 to pay interest on the Secured Obligations at the rate, at the times and in the manner specified in the Secured Debt Documents, as applicable;

2.1.3 to pay interest at the Default Rate on any sum or sums payable under this Deed which is not paid on the due date;

2.1.4 to pay each and every other sum of money that may be or become owing to the Secured Creditors under the terms of the Secured Debt Documents or any of them at the times and in the manner specified therein; and

2.1.5 to pay and discharge when due and payable, from time to time, all taxes, assessments, governmental charges, fines and penalties lawfully imposed on the Vessel or any income therefrom.

Section 2.2 The holder of the relevant Secured Obligations and the Owner may agree in writing to vary the date or dates for repayment of principal or interest in respect of such Secured Obligations and/or vary the terms of the relevant Secured Debt Documents without reference to the Owner and without adversely affecting or diminishing the security conferred by the Secured Debt Documents executed by the Owner.

3. Mortgage.

Section 3.1 By way of security for the payment of the Secured Obligations and the performance and observance of and compliance with the covenants, terms and conditions contained in any of the Secured Debt Documents, the Owner with full title guarantee hereby mortgages and charges to and in favor of the Mortgagee all its interest, present and future, in the Mortgaged Premises (which, the Owner hereby warrants to be free at the date hereof from any other charge or encumbrance whatsoever).

Section 3.2 It is declared and agreed that this Deed and the Mortgage shall be held by the Mortgagee as a continuing security for the payment of the Secured Obligations and that the security so created shall not be satisfied by any intermediate payment or satisfaction of any part of the amount hereby and thereby secured and that the security so created shall be in addition to and shall not in any way be prejudiced or affected by any collateral or other security now or hereafter held by the Mortgagee and/or the Secured Creditors for all or any part of the moneys hereby and thereby secured and that every power and remedy given to the Mortgagee hereunder shall be an addition to and not a limitation of any and every other power or remedy vested in the Mortgagee and/or the Secured Creditors under any of the other Secured Debt Documents and that all the powers so vested in the Mortgagee and/or the Secured Creditors may be exercised from time to time and as often as the Secured Creditors may deem expedient.

Section 3.3 The Owner will cause the Mortgage to be duly registered in the New York office of the Bahamas Maritime Authority and will otherwise comply with and satisfy all of the provisions of applicable laws of the Commonwealth of the Bahamas in order to establish and maintain the Mortgage as a first priority mortgage thereunder upon the Vessel and upon all renewals, replacements and improvements made in or to the same for the amount of the indebtedness hereby secured.

Exhibit I

4. Owner’s Covenants.

Section 4.1 The Owner covenants and agrees with the Mortgagee as follows:

4.1.1 it is and will remain a company duly constituted, validly existing and in good standing under the laws of Bermuda;

4.1.2 it lawfully owns and is lawfully possessed of all the shares in the Vessel free from any lien or encumbrance whatsoever except for this Deed, the Mortgage and any Permitted Lien and will warrant and defend the title and possession thereto and to every part thereof for the benefit of the Mortgagee against the claims and demands of all other persons whomsoever;

4.1.3 it will perform, observe and comply with the covenants, terms and obligations and conditions on its part to be performed, observed and complied with contained or implied in the Secured Debt Documents;

4.1.4 it will place, and at all times and places will retain a properly certified copy of this Deed and the Mortgage on board the Vessel with her papers and will cause such certified copy and the Vessel’s marine document to be exhibited to any and all person having business therewith which might give rise to any lien thereon other than liens for crew’s wages and salvage, and to any representative of the Mortgagee;

The Owner will place and keep prominently displayed in the chart room and in the Master’s cabin on the Vessel a framed printed notice in plain type reading as follows:

NOTICE OF MORTGAGE

THIS VESSEL IS OWNED BY BREAKAWAY TWO, LTD., AND IS SUBJECT TO A FIRST PRIORITY MORTGAGE IN FAVOR OF KFW IPEX-BANK GMBH, AS COLLATERAL AGENT/MORTGAGEE UNDER AUTHORITY OF THE MERCHANT SHIPPING ACT OF THE STATUTE LAWS OF THE BAHAMAS, CHAPTER 268, AS AMENDED. UNDER THE TERMS OF SAID MORTGAGE, NEITHER THE OWNER, ANY CHARTERER, THE MASTER OF THE VESSEL, NOR ANY OTHER PERSON HAS ANY RIGHT, POWER OR AUTHORITY TO CREATE, INCUR OR PERMIT TO BE PLACED OR IMPOSED UPON THE VESSEL, ANY ENCUMBRANCES WHATSOEVER OR ANY OTHER LIEN WHATSOEVER OTHER THAN FOR CREW’S WAGES AND SALVAGE.

4.1.5 it will do and permit to be done each and every act or thing whatsoever which the Mortgagee may require to be done for the purpose of enforcing the Mortgagee’s rights hereunder and allow the Mortgagee to use the Owner’s name as may be required for that purpose.

4.1.6 it will not create or permit to subsist any Lien on the whole or any part of the Vessel except for Liens created with the prior consent of the Mortgagee or Permitted Liens; and

4.1.7 if a libel, arrest, complaint or similar process be filed against the Vessel or the Vessel be otherwise attached, levied upon or taken into custody or detained by virtue of any proceeding in any court or tribunal or by any Government, or other authority, the Owner will

Exhibit I

promptly notify the Mortgagee thereof by telex, or telefax confirmed by letter, at the address, as specified in this Deed, and within [*] days will cause the Vessel to be released and all liens thereon other than the Mortgage to be discharged, will cause a certificate of discharge to be recorded in the case of any recording of a notice of claim of lien, and will promptly notify the Mortgagee thereof in the manner aforesaid. The Owner will notify the Mortgagee within [*] hours of any average or salvage incurred by the Vessel.

5. Owner’s Covenants as to Insurance.

Section 5.1 The Owner covenants with the Mortgagee and undertakes throughout the Security Period:

5.1.1 to insure the Vessel, or procure that the Vessel is insured, in its name and keep the Vessel and procure that the Vessel is kept insured on an agreed value basis for an amount in Dollars approved by the Mortgagee, provided that at all times:

(a) the insured value of the Vessel shall at all times be equal to or greater than its fair market value,

(b) the insured value of the Vessel shall be equal to or greater than [*] of the then applicable Total Commitment,

(c) the hull and machinery insurance for the Vessel shall at all times be equal to no less than [*] of the total insured value of such Vessel and [*] of the total insured value of the Vessel shall consist of hull interest and freight interest insurance;

through internationally recognized independent first class insurance companies, underwriters, war risks and protection and indemnity associations reasonably acceptable to the Mortgagee in each instance on terms and conditions approved by the Mortgagee (with such approval not to be unreasonably withheld) including as to deductibles but at least in respect of:

(a) marine risks including all risks customarily and usually covered by first-class and prudent shipowners in the London insurance markets under English marine policies, or the Norwegian Plan or Mortgagee-approved policies containing the ordinary conditions applicable to similar vessels;

(b) war risks including the Missing Vessel Clause, terrorism, piracy and confiscation and, should institute War and Strike Clauses, Hulls Conditions prevail, the London Blocking and Trapping Addendum and war risks (protection and indemnity) with a separate limit and in excess of the amount for war risks (hull);

(c) excess risks that is to say the proportion of claims for general average and salvage charges and under the running down clause not recoverable in consequence of the value at which the Vessel is assessed for the purpose of such claims exceeding the insured value;

(d) protection and indemnity risks with full standard coverage and up to the highest limit of liability available (for oil pollution risk the highest limit currently available is [*] for pollution risk and this to be increased if requested by the

Exhibit I

Mortgagee and the increase is possible in accordance with the standard protection and indemnity cover for vessels of its type and is compatible with prudent insurance practice for first class cruise shipowners or operators in waters where the Vessel trades from time to time during the Security Period;

(e) when and while the Vessel is laid-up, in lieu of hull insurance, normal port risks;

(f) such other risks as the Mortgagee may from time to time reasonably require;

and in any event in respect of those risks and at those levels covered by first class and prudent owners and/or financiers in the international market in respect of similar tonnage, provided that if any of such insurances are also effected in the name of any other person (other than the Owner or the Mortgagee) such person shall if so required by the Mortgagee execute a first priority assignment a of its interest in such insurances in favor of the Mortgagee in similar terms mutatis mutandis to the relevant Assignment of Insurances;

5.1.2 the Mortgagee at the cost of the Owner or the Parent shall take out, in each case, for an amount in Dollars approved by the Mortgagee but not being, collectively, less than [*] of the sum of the then applicable Total Commitment, mortgagee interest insurance and mortgagee additional perils insurance on such conditions as the Mortgagee may reasonably require, the Parent and the Owner having no interest or entitlement in respect of such policies; the Mortgagee undertakes to use its reasonable endeavors to match the premium level that the Owner or the Parent would have paid if they had arranged such cover on such conditions (as demonstrated to the reasonable satisfaction of the Mortgagee);

5.1.3 if the Vessel shall trade in the United States of America and/or the Exclusive Economic Zone of the United States of America (the “EEZ”) as such term is defined in the US Oil Pollution Act 1990 (“OPA”), the Owner shall comply strictly with the requirements of OPA and any similar legislation which may from time to time be enacted in any jurisdiction in which the Vessel presently trades or may or will trade at any time during the existence of the Mortgage and in particular before such trade is commenced and during the entire period during which such trade is carried on the Owner shall:

(a) pay any additional premiums required to maintain protection and indemnity cover for oil pollution up to the limit available to it for the Vessel in the market;

(b) make all such quarterly or other voyage declarations as may from time to time be required by the Vessel’s protection and indemnity association and to comply with all obligations in order to maintain such cover, and promptly to deliver to the Mortgagee copies of such declarations;

(c) submit the Vessel to such additional periodic, classification, structural or other surveys which may be required by the Vessel’s protection and indemnity insurers to maintain cover for such trade and promptly to deliver to the Mortgagee copies of reports made in respect of such surveys;

Exhibit I

(d) implement any recommendations contained in the reports issued following the surveys referred to in sub-clause (c) above within the time limit specified therein and provide evidence satisfactory to the Mortgagee that the protection and indemnity insurers are satisfied that this has been done;

(e) in particular strictly comply with the requirements of any applicable law, convention, regulation, proclamation or order with regard to financial responsibility for liabilities imposed on the Owner or the Vessel with respect to pollution by any state or nation or political subdivision thereof, including but not limited to OPA, and provide the Mortgagee on demand with such information or evidence as it may reasonably require of such compliance;

(f) procure that the protection and indemnity insurances do not contain a clause excluding the Vessel from trading in waters of the United States of America and the EEZ or any other provision analogous thereto and provide the Mortgagee with evidence that this is so; and

(g) strictly comply with any operational or structural regulations issued from time to time by any relevant authorities under OPA so that at all times the Vessel falls within the provisions which limit strict liability under OPA for oil pollution;

5.1.4 to give notice forthwith of any assignment of its interest in the Insurances to the relevant brokers, insurance companies, underwriters and/or associations in the form reasonably approved by the Mortgagee;

5.1.5 to execute and deliver all such documents and do all such things as may be necessary to confer upon the Mortgagee legal title to the Insurances in respect of the Vessel and to procure that the interest of the Mortgagee is at all times filed with all slips, cover notes, policies and certificates of entry and to procure (a) that a loss payable clause in the form reasonably approved by the Mortgagee and exceeding [*] shall be filed with all the hull, machinery and equipment and war risks policies in respect of the Vessel and (b) that a loss payable clause in the form reasonably approved by the Mortgagee and exceeding [*] shall be endorsed upon the protection and indemnity certificates of entry in respect of the Vessel;

5.1.6 at the Owner’s expense the Owner will cause such insurance brokers and the P & I club or association providing P & I insurance to agree to advise the Mortgagee by telex or telecopier confirmed by letter of any expiration, termination, alteration or cancellation of any policy, any default in the payment of any premium and of any other act or omission on the part of the Owner of which it has knowledge and which might invalidate or render unenforceable, in whole or in part, any insurance on the Vessel, and to provide an opportunity of paying any such unpaid premium or call, such right being exercisable by the Mortgagee on a vessel by vessel and not on a fleet basis. In addition, the Owner or the Parent shall promptly provide the Mortgagee with any information which the Mortgagee reasonably requests for the purpose of obtaining or preparing any report from an independent marine insurance consultant as to the adequacy of the insurances effected or proposed to be effected in accordance with the provisions contained herein as of the date hereof or in connection with any renewal thereof, and the Owner or the Parent shall upon demand indemnify the Mortgagee in respect of all reasonable fees and other expenses incurred by or for the account of the Mortgagee in connection with any such report; provided the Mortgagee shall be entitled to such indemnity only for one such report during any period of [*] months;

Exhibit I

5.1.7 to procure that each of the relevant brokers and associations furnish the Mortgagee with a letter of undertaking in such usual form as may be reasonably required by the Mortgagee and waives any lien for premiums or calls except in relation to premiums or calls attributable to the Vessel;

5.1.8 to punctually pay all premiums, calls, contributions or other sums payable in respect of the Insurances on the Vessel and to produce all relevant receipts when so required by the Mortgagee;

5.1.9 to renew each of the Insurances on the Vessel at least [*] Business Days before the expiry thereof and give immediate notice to the Mortgagee of such renewal and procure that the relevant brokers or associations shall promptly confirm in writing to the Mortgagee that such renewal is effected, it being understood by the Owner that any failure to renew the Insurances on the Vessel at least [*] Business Days before the expiry thereof or to give or procure the relevant notices of such renewal shall constitute an Event of Default;

5.1.10 to arrange for the execution of such guarantees as may from time to time be required by any protection and indemnity and/or war risks association;

5.1.11 to furnish to the Mortgagee from time to time on request with full information about all Insurances maintained on the Vessel and the names of the offices, companies, underwriters, associations or clubs with which such Insurances are placed;

5.1.12 not to agree to any variation in the terms of any of the Insurances on the Vessel without the prior approval of the Mortgagee (which approval shall not be unreasonably withheld) (save in circumstances where the variation is imposed by the insurers or reinsurers without requiring the Owner’s consent in which case the Owner shall notify the Mortgagee of such variation in a timely manner) nor do any act or voluntarily suffer or permit any act to be done whereby any Insurances shall or may be rendered invalid, void, voidable, suspended, defeated or unenforceable and not to suffer or permit the Vessel to engage in any voyage nor to carry any cargo not permitted under any of the Insurances without first obtaining the consent of the insurers or reinsurers concerned and complying with such requirements as to payment of extra premiums or otherwise as the insurers or reinsurers may impose. If a variation in the terms of the Insurances is imposed as aforesaid and in the absolute opinion of the Mortgagee its interest in the Insurances is thereby materially adversely affected and/or the proceeds of the Insurances payable to the Mortgagee would be adversely affected, the Owner undertakes promptly to make such changes to the Insurances, or such alternative Insurance arrangements, provided that such alternative Insurance arrangements are available in the insurance market to the Owner at that time, as the Mortgagee shall reasonably require;

5.1.13 not, without the prior written consent of the Mortgagee, settle, compromise or abandon any claim in respect of any of the Insurances on the Vessel other than a claim of less than [*] or the equivalent in any other currency and not being a claim arising out of a Total Loss;

5.1.14 promptly furnish the Mortgagee with full information regarding any casualties or other accidents or damage to the Vessel involving an amount in excess of [*];

Exhibit I

5.1.15 to apply or ensure the appliance of all such sums receivable in respect of the Insurances on the Vessel for the purpose of making good the loss and fully repairing all damage in respect whereof the insurance moneys shall have been received; and

5.1.16 that in the event of the Owner defaulting in insuring and keeping insured the Vessel as hereinbefore provided then the Mortgagee may (but shall not be bound to) insure the Vessel or enter the Vessel in such manner and to such extent as the Mortgagee in its discretion thinks fit and in such case all the cost of effecting and maintaining such insurance together with interest thereon shall be paid on demand by the Owner to the Mortgagee.

6. Owner’s Covenants as to Operation and Maintenance

Section 6.1 The Owner covenants with the Mortgagee and undertakes throughout the Security Period at the Owner’s own expense that it will in respect of the Vessel:

6.1.1 keep it in a good and efficient state of repair so as to maintain it to the highest classification available for a vessel of its age and type free of all recommendations and qualifications with Det Norske Veritas or another classification society listed on Schedule 7.21 of the Credit Agreement (or another internationally recognized classification society reasonably acceptable to the Facility Agent). On the date hereof and annually thereafter, it will furnish to the Mortgagee a statement by such classification society that such classification is maintained. It will comply with all recommendations, regulations and requirements (statutory or otherwise) from time to time applicable to the Vessel and shall have on board as and when required thereby valid certificates showing compliance therewith and shall procure that all repairs to or replacements of any damaged, worn or lost parts or equipment are carried out (both as regards workmanship and quality of materials) so as not to diminish the value or class of the Vessel. It will not make any materially adverse modifications or alterations to the Vessel or any part thereof without the prior consent of the Mortgagee;

6.1.2 submit it to continuous survey in respect of its machinery and hull and such other surveys as may be required for classification purposes and, if so required by the Mortgagee, supply to the Mortgagee copies in English of the survey reports;

6.1.3 permit surveyors or agents appointed by the Mortgagee to board the Vessel at all reasonable times to inspect its condition or satisfy themselves as to repairs proposed or already carried out and afford all proper facilities for such inspections;

6.1.4 comply, or procure that the relevant Manager will comply, with the ISM Code or any replacement of the ISM Code and in particular, without prejudice to the generality of the foregoing, as and when required to do so by the ISM Code and at all times thereafter:

(a) hold, or procure that the relevant Manager holds, a valid Document of Compliance duly issued to the Owner or the relevant Manager (as the case may be) pursuant to the ISM Code and a valid Safety Management Certificate duly issued to the Vessel pursuant to the ISM Code;

(b) provide the Mortgagee with copies of any such Document of Compliance and Safety Management Certificate as soon as the same are issued; and

Exhibit I

(c) keep, or procure that there is kept, on board the Vessel a copy of any such Document of Compliance and the original of any such Safety Management Certificate;

6.1.5 not employ the Vessel or permit its employment in any trade or business which is forbidden by any applicable law or is otherwise illicit or in carrying illicit or prohibited goods or in any manner whatsoever which may render it liable to condemnation in a prize court or to destruction, seizure or confiscation or that may expose the Vessel to penalties. In the event of hostilities in any part of the world (whether war be declared or not) it will not employ the Vessel or permit its employment in carrying any contraband goods;

6.1.6 not (i) cause or permit the Vessel to be operated in any manner contrary to law, (ii) abandon the Vessel in a foreign port, (iii) engage in any unlawful trade or violate any law or carry any cargo that will expose the Vessel to penalty, forfeiture or capture, and (iv) do, or suffer or permit to be done, anything which can or may injuriously affect the registration of the Vessel under the laws and regulations of the Commonwealth of the Bahamas and will at all times keep the Vessel duly documented thereunder.

6.1.7 promptly provide the Mortgagee with:

(a) all information which the Mortgagee may reasonably require regarding the Vessel, its employment, earnings, position and engagements;

(b) particulars of all towages and salvages; and

(c) copies of all charters and other contracts for its employment and otherwise concerning it;

6.1.8 notify the Mortgagee forthwith upon:

(a) any claim for material breach of the ISM Code or the ISPS Code being made against the Owner, an ISM Responsible Person or the manager of the Vessel in connection with the Vessel; or

(b) any other matter, event or incident, actual or which will or could lead to the material non-compliance with the ISM Code or the ISPS Code;

and keep the Mortgagee advised in writing on a regular basis and in such detail as the Mortgagee shall require, of the Owner’s and Vessel manager’s response to the items referred to in subclauses (a) and (b) above;

6.1.9 give notice to the Mortgagee promptly and in reasonable detail upon any Credit Party becoming aware of:

(a) accidents to the Vessel involving repairs the cost of which will or is likely to exceed [*];

(b) the Vessel becoming or being likely to become a Total Loss or a Compulsory Acquisition;

Exhibit I

(c) any recommendation or requirement made by any insurer or classification society or by any competent authority which is not complied with within any time limit relating thereto;

(d) any writ served against or any arrest of the Vessel or the exercise of any lien or purported lien on the Vessel, its Earnings or Insurances;

(e) the occurrence of any Event of Default;

(f) the Vessel ceasing to be registered as a Bahamian vessel or anything which is done or not done whereby such registration may be imperiled;

(g) it becoming impossible or unlawful for it to fulfill any of its obligations under the Secured Debt Documents; and

(h) anything done or permitted or not done in respect of the Vessel by any person which is likely to imperil the security created by the Secured Debt Documents;

6.1.10 promptly pay and discharge all debts, damages and liabilities, taxes, assessments, charges, fines, penalties, tolls, dues and other outgoings in respect of the Vessel and keep proper books of account in respect thereof provided always that the Owner shall not be obliged to compromise any debts, damages and liabilities as aforesaid which are being contested in good faith subject always that full details of any such contested debt, damage or liability which, either individually or in aggregate exceeds [*] shall forthwith be provided to the Mortgagee. As and when the Mortgagee may so require it will make such books available for inspection on behalf of the Mortgagee and provide evidence satisfactory to the Mortgagee that the wages and allotments and the insurance and pension contributions of the master and crew are being regularly paid, that all deductions of crew’s wages in respect of any tax liability are being properly accounted for and that the master has no claim for disbursements other than those incurred in the ordinary course of trading on the voyage then in progress or completed prior to such inspection;

6.1.11 maintain the type of the Vessel as at the date hereof and not put the Vessel into the possession of any person without the prior consent of the Mortgagee for the purpose of work being done on it in an amount exceeding or likely to exceed [*] unless such person shall first have given to the Mortgagee a written undertaking addressed to the Mortgagee in terms reasonably satisfactory to the Mortgagee agreeing not to exercise a lien on the Vessel or its Earnings for the cost of such work or for any other reason;

6.1.12 promptly pay and discharge all liabilities which have given rise, or may give rise, to liens or claims enforceable against the Vessel under the laws of all countries to whose jurisdiction the Vessel may from time to time be subject provided always that the Owner shall not be obliged to compromise any liabilities as aforesaid which are being contested in good faith subject always that full details of any such contested liabilities which, either individually or in aggregate, exceed [*] shall be forthwith provided to the Mortgagee. If the Vessel is arrested or detained for any reason it will procure the Vessel’s immediate release by providing bail or taking such other steps as the circumstances may require;

Exhibit I

6.1.13 give to the Mortgagee at such times as it may from time to time require a certificate, duly signed on the Owner’s behalf as to the amount of any debts, damages and liabilities relating to the Vessel and, if so required by any Secured Debt Document or this Deed, forthwith discharge such debts, damages and liabilities to the Mortgagee’s satisfaction;

6.1.14 not transfer or change the flag of documentation or home port of the Vessel except to the extent permitted by Section 9.13 of the Credit Agreement;

6.1.15 where the Vessel trades in the territorial waters of the United States of America, take all reasonable precautions to prevent any infringements of the Anti-Drug Abuse Act of 1986 of the United States of America (as the same may be amended and/or re-enacted from time to time hereafter) or any similar legislation applicable to the Vessel in any other jurisdiction in which the Vessel shall trade (a “Relevant Jurisdiction”) and, for this purpose shall (inter alia) enter into a “Carrier Initiative Agreement” with the United States’ Bureau of Customs and Border Protection (if such is possible) or into voluntary arrangements made under the Customs-Trade Partnership Against Terrorism of the United States of America (if such is possible and appropriate to cruise vessels) and procure that the same (or a similar agreement or arrangement in a Relevant Jurisdiction) is maintained in full force and effect and its obligations thereunder performed by it in respect of the Vessel throughout any period of United States of America (including coastal waters over which it claims jurisdiction) or Relevant Jurisdiction related trading;

6.1.16 not enter into:

(a) any pooling agreement or other arrangement for the sharing of any of the Earnings or the expenses of the Vessel; or

(b) any (x) demise or bareboat charter other than a demise or bareboat charter of the Vessel made with another member of the NCLC Group or (y) charter or other form of deployment of the Vessel to a charterer that is not a member of the NCLC group (A) which, with the exercise of any options for extension, could be for a period longer than 13 months or (B) which is other than at or about market rate at the time when the charter or deployment is fixed, unless, in each case, the Owner procures (or in the case of clause (y) uses commercially reasonable efforts to procure) that (i) each of the Owner and the charterer assigns the benefit of any such charter to the Mortgagee, (ii) each of the Owner and the charterer assigns its interest in the insurances in respect of the Vessel to the Mortgagee, and (iii) the charterer agrees to subordinate its interests in the Vessel to the interests of the Mortgagee, all on terms and conditions reasonably acceptable to the Mortgagee;

6.1.17 except with the prior consent of the Mortgagee (not to be unreasonably withheld), not:

(a) permit any person other than the relevant Manager to be the manager of, including providing crewing services to, the Vessel;

(b) permit any amendment to be made to the terms of the management agreement in respect of the Vessel that is materially adverse to the Mortgagee, provided that the amendment does not imperil the security to be provided pursuant to the Secured Debt Documents or adversely affect the ability of any Credit Party to perform its obligations under the Secured Debt Documents; or

Exhibit I

(c) permit the Vessel to be employed other than within the NCL Group or NCL America brand (as applicable); and

6.1.18 to comply in relation to the Vessel with the ISPS Code or any replacement of the ISPS Code and in particular, without limitation:

(a) to procure that the Vessel and the company responsible for the Vessel’s compliance with the ISPS Code comply with the ISPS Code;

(b) to maintain for the Vessel throughout the Security Period a valid and current ISSC; and

(c) to provide the Mortgagee with a copy of any such ISSC as soon as the same is issued.

7. Expenses.

Section 7.1 The Owner undertakes to pay to the Mortgagee on demand all reasonable and documented moneys whatsoever which the Mortgagee shall or may expend be put to or become liable for in or about the protection, maintenance or enforcement of the security created by this Deed and the other Secured Debt Documents or in or about the exercise by the Mortgagee of any of the powers vested in it under this Deed or under any of the other Secured Debt Documents and to pay interest thereon at the Default Rate from the date of demand until the date of actual receipt (whether before or after any relevant judgment).

Section 7.2 The Owner undertakes to pay on demand to the Mortgagee (or as it may direct) the amount of all investigation and legal expenses of any kind whatsoever, stamp duties (if any), registration fees and any other charges incurred by the Mortgagee in connection with the preparation, completion and registration of the Secured Debt Documents or otherwise in connection with the Secured Obligations and the security therefor.

8. Protection and Maintenance of Security.

Section 8.1 The Mortgagee shall without prejudice to its other rights and powers hereunder be entitled (but not bound) at any time and as often as may be necessary to take any such action as it may in its absolute discretion think fit for the purpose of protecting the security created by this Deed and the other Secured Debt Documents and each and every reasonable and documented expense or liability so incurred by the Mortgagee in or about the protection of the security shall be repayable to it by the Owner on demand together with interest thereon at the Default Rate from the date of demand until the date of actual receipt whether before or after any relevant judgment.

Section 8.2 The total amount of the direct and contingent obligations secured by the Mortgage is Five Hundred Eighty-Eight Million One Hundred and Twenty-Nine Thousand Two Hundred and Thirty Euros and Ninety-Four cents (€588,129,230.94) plus interest and performance of mortgage covenants.

Exhibit I

Section 8.3 Without prejudice to the generality of the foregoing:

8.3.1 if the provisions of Section 5.1 or any of them are not complied with the Mortgagee shall be at liberty to effect and thereafter to maintain all such insurances upon the Vessel as it in its discretion may think fit;

8.3.2 if the provisions of Sections 6.1.1 and 6.1.3 or any of them are not complied with the Mortgagee shall be at liberty to arrange for the carrying out of such repairs and/or surveys as it deems expedient or necessary;

8.3.3 if the provisions of Section 6.1.8 or any of them are not complied with the Mortgagee shall be at liberty to pay and discharge all such debts, damages and liabilities, taxes, assessments, charges, fines, penalties, tolls, dues and other outgoings as are therein mentioned and/or take any such measures as it deems expedient or necessary for the purpose of securing the release of the Vessel; and

8.3.4 if the Mortgagee receives notice of any security created or arising after the date of this Deed in respect of the Vessel (other than a Permitted Lien) or makes demand of the Owner for payment of any or all of the Secured Obligations in accordance with the Secured Debt Documents:

(a) the Mortgagee may open a new account or accounts in respect of any or all of the Secured Obligations (and if it does not do so it shall be treated as if it had done so at the time it received such notice or made such demand); and

(b) thereafter any amounts paid by the Owner to the Mortgagee in respect of the Secured Obligations, or realised or recovered by the Mortgagee under this Deed, shall be credited (or be treated as having been credited) to a new account and not as having been applied in or towards payment of all or any of the Secured Obligations and each and every expense or liability so incurred by the Mortgagee shall be recoverable from the Owner as provided in Section 7.1 together with interest thereon at the Default Rate.

9. Enforcement of Rights

Section 9.1 Upon the occurrence and during the continuance of an Event of Default the Mortgagee shall become forthwith entitled as and when it may see fit to put into force and to exercise all the powers possessed by it as mortgagee and chargee of the Mortgaged Premises and in particular:

9.1.1 to take possession of the Vessel;

9.1.2 to require that all policies, contracts and other records relating to the Insurances (including details of and correspondence concerning outstanding claims) be forthwith delivered to such brokers as the Mortgagee may nominate;

Exhibit I

9.1.3 to collect, recover, compromise and give a good discharge for all claims then outstanding or thereafter arising under the Insurances or any of them and to take over or institute (if necessary using the name of the Owner) all such proceedings in connection therewith as the Mortgagee in its absolute discretion may think fit and to permit the brokers through whom collection or recovery is effected to charge the usual brokerage therefor;

9.1.4 to discharge, compound, release or compromise claims in respect of the Vessel which have given or may give rise to any charge or lien on the Vessel or which are or may be enforceable by proceedings against the Vessel;

9.1.5 to sell the Vessel or any share therein with or without prior notice to the Owner and with or without the benefit of any charterparty by public auction or private contract at home or abroad and upon such terms as the Mortgagee in its absolute discretion may determine with power to postpone any such sale and without being answerable for any loss occasioned by such sale or resulting from postponement thereof;

9.1.6 pending sale of the Vessel, to manage, insure, maintain and repair the Vessel and to employ or lay up the Vessel in such manner and for such period as the Mortgagee in its absolute discretion may deem expedient and for the purposes aforesaid the Mortgagee shall be entitled to do all acts and things incidental or conducive thereto and in particular to enter into such arrangements respecting the Vessel, its insurance, management, maintenance, repair and employment in all respects as if the Mortgagee were the owners of the Vessel and without being responsible for any loss thereby incurred;

9.1.7 to recover from the Owner on demand any such losses as may be incurred by the Mortgagee in or about the exercise of the power vested in the Mortgagee under Section 9.1.6; and/or

9.1.8 to recover from the Owner on demand all expenses, payments and disbursements incurred by the Mortgagee in or about or incidental to the exercise by it of any of the powers aforesaid together with interest thereon at the Default Rate, provided always that upon any sale of the Vessel or any share therein by the Mortgagee pursuant to Section 9.1.5 the purchaser shall not be bound to see or enquire whether the Mortgagee’s power of sale has arisen in the manner herein provided and the sale shall be deemed to be within the power of the Mortgagee and the receipt of the Mortgagee for the purchase money shall effectively discharge the purchaser who shall not be concerned with the manner or application of the proceeds of sale or be in any way answerable therefor.

10. Application of Moneys. All moneys received by the Mortgagee in respect of:

Section 10.1 sale by the Mortgagee of the Vessel or any share therein;

Section 10.2 recovery under the Insurances; or

Section 10.3 Compulsory Acquisition Compensation;

shall be applied by it in accordance with Section 4.05 of the Credit Agreement.

Exhibit I

11. Receivers.

Section 11.1 At any time after the occurrence and during the continuation of an Event of Default, or if the Owner requests it to do so, the Mortgagee may by a written instrument and without notice to the Owner appoint one or more suitably experienced and reputable persons as Receiver of all or any part of the Vessel, each such person being entitled to act individually as well as jointly and being for all purposes the agent of the Owner.

Section 11.2 The appointment of a Receiver pursuant to Section 11.1 shall be deemed to be subject to the following provisions:

11.2.1 the Receiver shall be the agent of the Owner, and the Owner alone shall be responsible for his acts, defaults and payment of remuneration;

11.2.2 the Receiver shall be entitled to remuneration for services at a rate to be determined by the Mortgagee (acting reasonably) from time to time on the basis of charging from time to time adopted by him or his firm (without being limited to the maximum rate specified by the Law of Property Act 1925);

11.2.3 any Receiver shall have and be entitled to exercise all the rights, powers and remedies conferred upon the Mortgagee by this Deed and by applicable law with respect to the Vessel and/or the Mortgage (including, without limitation, all of the powers and rights of a legal and beneficial owner and the power to do or omit to do anything which the Owner itself could do or omit to do); and

11.2.4 any Receiver shall have the power to do all things (including bringing or defending proceedings in the name or on behalf of the Owner) which seem to the Receiver to be incidental or conducive to (a) any of the functions, powers, authorities or discretions conferred on or vested in such Receiver or (b) the exercise of the Mortgage.

Sections 109(6) and 109(8) of the Law of Property Act 1925 shall not apply in relation to any Receiver appointed pursuant to Section 11.1.

In addition to the powers conferred on the Mortgagee by this Deed, each Receiver appointed pursuant to Section 11.1 shall have in relation to the Vessel (i) all the powers conferred by the Law of Property Act 1925 (as extended by this Deed) on a Receiver appointed under that Act and (ii) (whether or not such Receiver is an administrative receiver) all the powers of an administrative receiver set out in Schedule 1 to the Insolvency Act 1986.

12. No Waiver. No delay or omission of the Mortgagee to exercise any right or power vested in it under the Secured Debt Documents or any of them shall impair such right or power or be construed as a waiver of or as acquiescence in any default by the Owner and in the event of the Mortgagee at any time agreeing to waive any such right or power such waiver shall be revocable by the Mortgagee at any time and the right or power shall thenceforth be again exercisable as though there had been no such waiver.

13. Power of Delegation. The Mortgagee shall be entitled at any time and as often as may be expedient to delegate all or any of the powers and discretions vested in it by the Secured Debt Documents or any of them (including the power vested in it by virtue of Section 14) in such manner upon such terms and to such persons as the Mortgagee in its absolute discretion may think fit.

Exhibit I

14. Power of Attorney.

Section 14.1 The Owner hereby irrevocably appoints the Mortgagee as its Attorney for the duration of the Security Period for the purpose of doing in its name all acts which the Owner itself could do in relation to the Vessel; provided, however, that such power shall not be exercisable by or on behalf of the Mortgagee until payment of the Secured Obligations shall have been demanded under Section 9.

Section 14.2 The exercise of such power by or on behalf of the Mortgagee shall not put any person dealing with the Mortgagee upon any enquiry as to whether payment of the Secured Obligations has been demanded, such person shall not be in any way affected by notice that payment of the Secured Obligations has not been so demanded and the exercise by the Mortgagee of such power shall be conclusive evidence to such person of the Mortgagee’s right to exercise the same nor shall such person be in any way affected by any total or partial discharge of liabilities or variation of terms which is effected by or connected with any bankruptcy, liquidation, arrangement or other procedure under the insolvency laws of any country.

15. Further Assurance. The Owner hereby further undertakes at its own expense to execute, sign, perfect, do and (if required) register every such further assurance document, act or thing as in the opinion of the Mortgagee may be necessary or desirable for the purpose of more effectually mortgaging and charging the Mortgaged Premises or perfecting the security constituted thereby.

16. Assignment. The Mortgagee may not resign, assign or transfer in its capacity as security trustee, except in accordance with the terms of the Security Trust Deed.

17. Waiver of Rights as Surety.

Section 17.1 The rights of the Mortgagee under the Mortgage and/or this Deed, the security constituted by the Mortgage and/or this Deed and the warranties, covenants, obligations and undertakings of the Owner contained in the Mortgage and/or, this Deed shall not in any way be discharged, impaired or otherwise affected by:

17.1.1 any forbearance (whether as to payment or otherwise) or any time or other indulgence granted to any other party to any one or more of the Secured Debt Documents under or in connection with any of the Secured Debt Documents;

17.1.2 any amendment or variation of any of the Secured Debt Documents;

17.1.3 any failure of any of the Secured Debt Documents to be legal, valid, binding and enforceable in relation to any Credit Party for any reason whatsoever;

17.1.4 the winding-up or dissolution of any Credit Party,

17.1.5 the release (whether in whole or in part) of, or the entering into of any compromise or composition with, any Credit Party; or

17.1.6 any other act, omission, thing or circumstance which would or might, but for this provision, operate to discharge, impair or otherwise affect the same.

Exhibit I

Section 17.2 Until the Secured Obligations have been unconditionally and irrevocably paid and discharged in full, all commitments under the Secured Debt Documents have been terminated and all letters of credit issued thereunder have been terminated the Owner shall not by virtue of any payment made hereunder or under the Mortgage on account of the Secured Obligations or by virtue of any enforcement by the Mortgagee of its rights under, or the security constituted by, the Mortgage and/or this Deed or by virtue of any relationship between or transaction involving, the Owner and any Credit Party:

17.2.1 exercise any rights of subrogation in relation to any rights, security or moneys held or received or receivable by the Mortgagee or any other person; or

17.2.2 exercise any right of contribution from any Credit Party under any one or more of the Secured Debt Documents; or

17.2.3 exercise any right of set-off or counterclaim against any Credit Party; or

17.2.4 receive, claim or have the benefit of any payment, distribution, security or indemnity from any Credit Party; or

17.2.5 unless so directed by the Mortgagee (when the Owner will prove in accordance with such directions), claim as a creditor of any Credit Party in competition with the Mortgagee,

and the Owner shall hold in trust for the Mortgagee and forthwith pay or transfer (as appropriate) to the Mortgagee any such payment (including an amount equal to any such set-off), distribution or benefit of such security, indemnity or claim in fact received by it.

Section 17.3 The Owner’s liabilities under this Deed shall not be in any way affected by any total or partial discharge of liabilities or variation of terms which is effected by or connected with any bankruptcy, liquidation, arrangement or other procedure under the insolvency laws of any country.

18. No Obligations Imposed on Mortgagee. Without prejudice to paragraph 10 of Schedule 1 of the Merchant Shipping Act 1995, the Owner shall remain liable to perform all obligations connected with the Mortgaged Premises and the Mortgagee shall not, in any circumstances, have or incur any obligation of any kind in connection with the Mortgaged Premises.

19. Law of Property Act 1925 not applicable. The Owner hereby waives the entitlement conferred by section 93 of the Law of Property Act 1925 and agrees that section 103 of that Act shall not apply to the security created by the Mortgage and this Deed.

20. No Liability of Mortgagee. The Mortgagee shall not be obliged to check the nature or sufficiency of any payment received by it or him under the Mortgage or this Deed or to preserve, exercise or enforce any right forming part of, or relating to, any item of the Mortgaged Premises.

Exhibit I

21. No Requirement to Commence Proceedings. The Mortgagee will not need to commence any proceedings under, or enforce any lien created by the Secured Debt Documents before commencing proceedings under, or enforcing any lien created by, the Mortgage or this Deed.

22. No Restriction on Other Rights. Nothing in the Mortgage or this Deed shall be taken to exclude or restrict any power, right or remedy which the Mortgagee or any other Credit Party may at any time have under:

(a) any other Secured Debt Document; or

(b) the law of any country or territory the courts of which have or claim any jurisdiction in respect of the Owner, the Vessel or any other item of the Mortgaged Premises.

23. Exercise of Other Rights. The Mortgagee may exercise any right under the Mortgage and this Deed before it or any other Credit Party has exercised any right referred to in Section 22(a) or (b) above.

24. Settlement or Discharge Conditional. Any settlement or discharge under the Mortgage and this Deed (or either of them) between the Mortgagee or any other Credit Party and the Owner shall be conditional upon no security or payment to the Mortgagee or any other Credit Party by the Owner or any other person being set aside, adjusted or ordered to be repaid, whether under any insolvency law or otherwise.

25. Severability of Provisions. If any provision of this Deed is or subsequently becomes void, unenforceable or illegal, that shall not affect the validity, enforceability or legality of the other provisions of this Deed or of the provisions of any other Secured Debt Document.

26. Notices.

Section 26.1 Each communication to be made hereunder shall unless otherwise stated, be made in writing by telefax or letter.

Section 26.2 Any notice, demand, communication or document to be made or delivered by the Mortgagee to the Owner pursuant to this Deed shall (unless the Owner has by fifteen (15) days’ written notice to the Mortgagee specified another address) be made or delivered to the Owner at c/o 7665 Corporate Center Drive, Miami, Florida 33126, United States of America (marked for the attention of the Chief Financial Officer, telefax no +1 305 436 4140, and the Legal Department, telefax no +1 305 436 4117) (but one (1) copy shall suffice) and shall be deemed to have been made or delivered (in the case of any communication made by telefax) when transmission of such telefax communication has been completed or (in the case of any communication made by letter) when left at that address or (as the case may be) five (5) days after being deposited in the post postage prepaid in an envelope addressed to it at that address; provided that any communication or document to be made or delivered to the Mortgagee shall be effective only when received by the Mortgagee and then only if the same is expressly marked for the attention of the department or officer specified by the Mortgagee for this purpose from time to time.

Exhibit I

Section 26.3 Each communication and document made or delivered by one (1) party to another party or parties pursuant to this Deed shall be in the English language or accompanied by a translation thereof into English certified (by an officer of the person making or delivering the same) as being a true and accurate translation thereof.

27. GOVERNING LAW; SUBMISSION TO JURISDICTION; VENUE.

Section 27.1 This Deed and any non-contractual obligations arising out of or in connection with it shall be governed by and construed in accordance with the Laws of England and for the exclusive benefit of the Mortgagee the Owner hereby irrevocably submits to the jurisdiction of the High Courts of Justice in England. Such submission shall not limit the right of the Mortgagee to commence any proceedings relating to this Deed (in addition or alternatively) in any other jurisdiction which the Mortgagee deem fit.

Section 27.2 For the purpose of any legal proceedings arising out of or in connection with the Mortgage and/or this Deed the Owner irrevocably appoints the Process Agent as its agent to accept service on its behalf without prejudice to any other lawful means of service.

Section 27.3 THE OWNER HEREBY IRREVOCABLY WAIVES ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY OF THE AFORESAID ACTIONS OR PROCEEDINGS ARISING OUT OF OR IN CONNECTION DEED BROUGHT IN THE COURTS REFERRED TO IN SECTION 27.1 ABOVE AND HEREBY FURTHER IRREVOCABLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

* * *

Exhibit I

IN WITNESS WHEREOF, the Owner and the Mortgagee have caused this Deed to be duly executed by each of their authorized representatives the day and year first above written.

Signed as a deed and delivered on behalf of BREAKAWAY TWO, LTD., a Bermuda company, as Owner, by [full name of person signing], being a person who, in accordance with the laws of that territory is acting under the authority of the company

BREAKAWAY TWO, LTD.

By:
Name:
Title:

Signed as a deed and delivered on behalf of KFW IPEX-BANK GMBH., a bank organized under the laws of Germany, as Mortgagee, by [full name of person signing], being a person who, in accordance with the laws of that territory is acting under the authority of the bank

By:
Name:
Title:

Exhibit I

[ACKNOWLEDGMENT

STATE         )

: SS:

COUNTY OF         )

On this [            ] day of [DATE], before me personally appeared [NAME], known to me to be the person who executed the foregoing instrument, who, being by me duly sworn did depose and say that he resides at _______________________, _____________; that he is [TITLE] of BREAKAWAY TWO, LTD., the Bermuda company described in and which executed the foregoing instrument; that he signed his name pursuant to authority granted to him by BREAKAWAY TWO, LTD.; and that he further acknowledged that said instrument is the act and deed of BREAKAWAY TWO, LTD.

Notary Public]

[FOR USE IN THE COMMONWEALTH OF THE BAHAMAS]

EXHIBIT J

[*]: THE CONFIDENTIAL PORTION HAS BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE COMMISSION.

Dated [—] 2010

HULL NO. S. 692

ASSIGNMENT OF CONTRACTS

between

BREAKAWAY TWO, LTD.

as Borrower

and

KFW IPEX-BANK GMBH

as Collateral Agent

White & Case LLP

5 Old Broad Street

London EC2N 1DW

White & Case LLP

5 Old Broad Street

London EC2N 1DW

THIS ASSIGNMENT is dated [—] 2010

BETWEEN:

(1)	BREAKAWAY TWO, LTD., a Bermuda company with its registered office as of the date hereof at Milner House, 18 Parliament Street, Hamilton HM12, Bermuda (the “Borrower”); and

(2)	KFW IPEX-BANK GMBH, as collateral agent for and on behalf of the Secured Creditors (the “Collateral Agent”, which expression includes any person which is for the time being a collateral agent for the Secured Creditors for the purposes of this Assignment).

RECITALS

(A)	The Lenders are willing to make a loan facility available to the Borrower on the terms and subject to the conditions set out in the Credit Agreement, on condition that the Borrower enters into this Assignment as security for its obligations and Liabilities as Borrower under or in relation to the Credit Documents.

(B)	The Board of Directors of the Borrower is satisfied that the Borrower is entering into this Assignment for the purposes of its business and that its doing so benefits the Borrower.

(C)	The Borrower and the Collateral Agent intend this Assignment to take effect as a deed.

(D)	The Collateral Agent holds the benefit of this Assignment on trust for itself and for the Secured Creditors on the terms of the Credit Agreement, the Security Trust Deed and the Intercreditor Agreement.

1.	INTERPRETATION

1.1	Definitions

In this Assignment the following terms have the meanings given to them in this Clause.

“Acknowledgment of Assignment” means a duly completed acknowledgement of assignment in the form set out in the relevant Part of Schedule 2 (Forms of Acknowledgement of Assignment) being:

(a)	Part 1, in the case of the Construction Contract;

(b)	Part 2, in the case of the Refund Guarantees; and

(c)	Part 3, in the case of the Construction Risks Insurance Policies; and

or in each case in such other form as may be approved by the Collateral Agent.

“Agreed Rate” means the rate specified in section 2.06(b) and 2.06(c) (Interest) of the Credit Agreement.

“Assigned Rights” means the Borrower’s rights, title, interest and benefits in, to and in respect of the Contracts.

“Construction Contract” means the construction contract dated 24 September 2010 between the Borrower, the Parent and the Shipbuilder in relation to the design, engineering, building, launching, equipping and outfitting of the Vessel (as defined in the Credit Agreement).

“Construction Risks Insurance Policies” any and all insurance policies from time to time issued for the benefit of the Shipbuilder and the Borrower in connection with the construction of the Vessel under the Construction Contract.

“Contracts” means each of the:

(a)	the Construction Contract;

(b)	the Refund Guarantees; and

(c)	the Construction Risks Insurance Policies.

“Credit Agreement” means the €529,846,154 credit agreement dated on or about the date hereof between, inter alia, the Parent, the Borrower, the Joint Lead Arrangers (as defined therein), the Lenders (as defined therein), the Collateral Agent, Nordea Bank Norge ASA as documentation agent and Commerzbank AG as Hermes Agent.

“Credit Agreement Obligations” means “Credit Document Obligations” as defined in the Credit Agreement.

“Event of Default” means an “Event of Default” as defined in the Credit Agreement.

“Intercreditor Agreement” means the intercreditor deed dated on or about the date hereof between, inter alia, the Borrower, the Lenders, the collateral agent under the Jade Credit Facility, the collateral agent under the Jewel Credit Facility and the Collateral Agent.

“Lender Creditors” means the Agents and the Lenders.

“Liability” means any liability for the payment of money, whether in respect of principal, interest or otherwise, whether actual or contingent, whether owed jointly or severally and whether owed as principal or surety or in any other capacity.

“Notice of Assignment” means a duly completed notice of assignment in the form set out in the relevant Part of Schedule 1 (Forms of Notice of Assignment) being:

(a)	Part 1, in the case of the Construction Contract;

(b)	Part 2, in the case of each Refund Guarantees;

(c)	Part 3, in the case of the Construction Risks Insurance Policies;

or in each case such other form as may be approved by the Collateral Agent.

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“Other Creditors” means each Lender or any affiliate thereof with which the Borrower and/or the Parent may at any time and from time to time after the date hereof enter into, or guaranty the obligations of one or more of its Subsidiaries under one or more Interest Rate Protection Agreements or Other Hedging Agreements (even if the respective Lender subsequently ceases to be a Lender under the Credit Agreement for any reason), together with such Lender’s or affiliate’s successors and assigns, if any.

“Other Vessel 2 Assignment of Contracts” means the assignment agreement dated on or about the date hereof between the Borrower, and the Collateral Agent as security trustee on behalf of the Term Loan Creditors (as defined in the Intercreditor Agreement) in respect of the Refund Guarantees, the Construction Contract and the Construction Risks Insurance Policies.

“Parent” means NCL Corporation Ltd., a Bermuda company.

“Receiver” means a receiver and manager or any other receiver (whether appointed pursuant to this Assignment, pursuant to any statute, by a court or otherwise) of any of the Assigned Rights.

“Refund Guarantees” means any and all refund guarantees from time to time issued in favour of the Borrower to secure certain obligations of the Shipbuilder under the Construction Contract other than any refund guarantees issued by KfW IPEX-Bank GmbH acting in its capacity as a refund guarantor.

“Secured Creditors” means the Lender Creditors and the Other Creditors.

“Secured Obligations” means the Credit Agreement Obligations and the Other Obligations.

“Security” means the security created by this Assignment.

“Security Period” means the period beginning on the date of this Assignment and ending on the date upon which the Collateral Agent is satisfied that:

(a)	none of the Secured Creditors is under any obligation (whether actual or contingent) to make advances or provide other financial accommodation to the Borrower under any of the Credit Documents; and

(b)	all Secured Obligations have been unconditionally and irrevocably paid and discharged in full (other than (i) contingent liabilities for which no claim has been made and (ii) indemnities, expense reimbursements or any other contingent liabilities that expressly survive the termination of the Credit Agreement).

“Security Trust Deed” means the security trust deed dated on or about the date hereof between, inter alia, the Collateral Agent as security trustee, the Facility Agent and the Lenders.

“Shipbuilder” means Meyer Werft GmbH.

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1.2	Continuing Event of Default

An Event of Default shall be regarded as continuing if (a) the circumstances constituting such event continue and (b) such Event of Default has not been waived in accordance with the terms of the Credit Documents.

1.3	Defined Terms

Unless this Assignment provides otherwise, a term which is defined (or expressed to be subject to a particular construction) in the Credit Agreement or in the Intercreditor Agreement shall have the same meaning (or be subject to the same construction) in this Assignment.

1.4	References to Agreements

Unless otherwise stated, any reference in this Assignment to any agreement or document (including any reference to this Assignment or any other Credit Document) shall be construed as a reference to:

(a)	such agreement or document as amended, varied, novated or supplemented from time to time;

(b)	any other agreement or document whereby such agreement or document is so amended, varied, novated or supplemented; and

(c)	any other agreement or document entered into pursuant to or in accordance with such agreement or document.

1.5	Certificates

A certificate of any Secured Creditor as to the amount of any Secured Obligation owed to it shall be prima facie evidence of the existence and amount of such Secured Obligation.

1.6	Statutes

Any reference in this Assignment to a statute or statutory provision shall, unless the contrary is indicated, be construed as a reference to such statute or statutory provision as the same shall have been or may be amended or re-enacted.

1.7	Implied Covenants

The following provisions of the Law of Property (Miscellaneous Provisions) Act 1994 will not apply to Clause 3.1 (Assignment) or Clause 3.2 (Notice of Assignment):

(a)	the words “other than any charges, encumbrances or rights which that person does not and could not reasonably be expected to know about” in Section 3(1);

(b)	the words “except to the extent that” and all the words thereafter in Section 3(2); and

(c)	Section 6(2).

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1.8	Third Party Rights

It is intended that with the consent of the Collateral Agent each of the other Secured Creditors shall be able to enforce the provisions of Clause 16.4 (Currency Indemnity) (which can be amended with the consent of the Collateral Agent but without the consent of the other Secured Creditors), but otherwise a person which is not a party to this Assignment shall have no rights to enforce the provisions of this Assignment other than those it would have had if the Contracts (Rights of Third Parties) Act 1999 had not come into effect.

1.9	Clause and Schedule Headings

Clause and Schedule headings are for ease of reference only and shall not affect the construction of this Assignment.

1.10	Intercreditor

This Assignment is subject to the terms of the Intercreditor Agreement.

2.	COVENANT TO PAY

2.1	Covenant to Pay

The Borrower agrees that promptly on demand of the Collateral Agent it will pay to the Collateral Agent any Secured Obligation which is due but unpaid.

2.2	Interest

Any Secured Obligation which is owed by the Borrower under this Assignment and is not paid when due shall bear interest at the Agreed Rate from the due date until the date on which such Secured Obligation is unconditionally and irrevocably paid in full and such interest shall accrue from day to day (after as well as before judgment) and be payable by the Borrower on demand of the Collateral Agent.

3.	LEGAL ASSIGNMENT

3.1	Assignment

The Borrower hereby assigns with full title guarantee the Assigned Rights to the Collateral Agent to hold the same on behalf of the Secured Creditors on the terms set out in the Security Trust Deed as security for the payment and discharge of the Secured Obligations.

3.2	Non-Assignable Rights

The Borrower declares that to the extent that any right, title, interest or benefit described in Clause 3.1 (Assignment) is for any reason not effectively assigned pursuant to Clause 3.1 (Assignment) for whatever reason, it shall:

(a)	hold the benefit of the same on trust for the Collateral Agent as security for the payment and discharge of the Secured Obligations; and

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(b)	promptly upon becoming aware of the same, notify the Collateral Agent of the same and the reasons therefore and thereafter take such steps as the Collateral Agent may reasonably require to remove such prohibition or other reason for such incapacity.

3.3	Notice of Assignment

(a)	As soon as practicable after the execution of this Assignment, the Borrower shall deliver to each party to the Contracts as of the date hereof, a Notice of Assignment and if the Collateral Agent so requests the Borrower shall countersign such Notice of Assignment.

(b)	As soon as practicable after the execution of any Refund Guarantee or Construction Risks Insurance Policy entered into after the date of this Assignment, the Borrower shall deliver to each refund guarantor or broker (as applicable), a Notice of Assignment in respect of such Refund Guarantee or Construction Risks Insurance Policy (as applicable).

3.4	Acknowledgment of Assignment

The Borrower shall use commercially reasonable efforts to procure that as soon as practicable after each other party to the Contracts receives a Notice of Assignment, such other party shall deliver to the Collateral Agent an Acknowledgment of Assignment in substantially the form attached hereto or otherwise reasonably acceptable to the Collateral Agent.

4.	THE CONTRACT

4.1	No Dealings with the Contract

(a)	The Borrower acknowledges that at all times during the Security Period and other than as expressly set out below, it shall not (nor shall it be entitled to):

(i)	receive (A) any refunds, payments or damages payable as a consequence of the repudiation or termination of the Construction Contract, (B) during the continuance of an Event of Default, any other sums from time to time payable to the Borrower under or in respect of the Construction Contract or (C) any payments under or in respect of the Refund Guarantees;

(ii)	agree to any waiver or amendment of or supplement to the terms of the Refund Guarantees other than where the prior written consent is given by the Joint Lead Arrangers (not to be unreasonably withheld) to such waiver, amendment or supplement;

(iii)

agree to any waiver or amendment of or supplement to the terms of any Construction Risks Insurance Policy other than any waiver, amendment or supplement (A) of a technical nature or (B) agreed to be necessary by the insured parties under the Construction Risks Insurance Policy to reflect the prevailing circumstances, provided that in each case, the prior written consent of the Collateral Agent shall be

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required for any such amendment, waiver or supplement that (x) is materially adverse to the interests of the Collateral Agent in the Security or the Assigned Rights or (y) adversely affects the ability of the Borrower to perform its obligations under the Credit Documents;

(iv)	terminate, or allow to be terminated, any Refund Guarantee other than where an equivalent replacement Refund Guarantee is entered into by the Borrower on or prior to such termination or where the prior written consent is given by the Facility Agent (not to be unreasonably withheld) to such termination;

(v)	terminate, or allow to be terminated, any Construction Risks Insurance Policy other than where an equivalent replacement Construction Risks Insurance Policy is entered into by the Borrower on or prior to such termination or where the prior written consent is given by the Facility Agent (not to be unreasonably withheld) to such termination; or

(vi)	assign, charge or dispose of the Contracts or any of the Assigned Rights (other than pursuant to the Other Vessel 2 Assignment of Contracts).

(b)	Notwithstanding anything to the contrary herein, the Borrower may make amendments, modifications or changes to any term or provision of the Construction Contract other than material amendments, modifications or changes to any term or provision of the Construction Contract that would change (i) the purpose of the Vessel or (ii) the Initial Construction Price in excess of [*] in the aggregate, in each case unless such amendment, modification or change is approved in advance by the Facility Agent and same could not reasonably be expected to be adverse to the interests of the Lenders or the Hermes Cover.

(c)	The Borrower acknowledges that at all times during the Security Period any payments under or in respect of the Construction Risks Insurance Policies shall be made in accordance with the Loss Payable Clause set out in the Annex to Part 3 (Form of Notice of Assignment to the Broker) of Schedule 1 (Forms of Notice of Assignment).

4.2	Performance of Obligations

The Borrower shall take, or cause to be taken, all steps reasonably required by the Collateral Agent to preserve or protect its interests and the interests of the Collateral Agent in the Contracts and shall diligently pursue any remedies available to it in respect of any breaches or claims of any party in connection with any of the Contracts which are necessary to preserve, protect and enforce the interests of the Collateral Agent in the Contracts.

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5.	CONTINUING SECURITY

5.1	Continuing and Independent Security

This Assignment shall constitute and be continuing security which shall not be released or discharged by any intermediate payment or settlement of all or any of the Secured Obligations, shall continue in full force and effect until the end of the Security Period and is in addition to and independent of, and shall not prejudice or merge with, any other security (or any right of set-off) which the Collateral Agent may have at any time for the Secured Obligations or any of them.

5.2	New Accounts

If the Collateral Agent receives notice of any security created or arising during the Security Period in respect of the Contracts or any of the Assigned Rights (other than pursuant to the Other Vessel 2 Assignment of Contracts), or following the occurrence and during the continuation of an Event of Default makes demand of the Parent or the Borrower for payment of any or all of the Secured Obligations:

(a)	the Collateral Agent may open a new account or accounts in respect of any or all of the Secured Obligations (and if it does not do so it shall be treated as if it had done so at the time it received such notice or made such demand); and

(b)	thereafter any amounts paid by the Parent or the Borrower to the Collateral Agent in respect of the Secured Obligations, or realised or recovered by the Collateral Agent under this Assignment, shall be credited (or be treated as having been credited) to a new account and not as having been applied in or towards payment of all or any of the Secured Obligations.

5.3	Avoidance of Payments

Where any release, discharge or other arrangement in respect of any Secured Obligation or any security the Collateral Agent may have for such Secured Obligation is given or made in reliance on any payment or other disposition which is avoided or must be repaid in an insolvency, liquidation or otherwise, and whether or not the Collateral Agent has conceded or compromised any claim that any such payment or other disposition will or should be avoided or repaid, this Assignment and the Security shall continue as if such release, discharge or other arrangement had not been given or made.

5.4	Immediate Recourse

Neither the Collateral Agent nor any other Secured Creditor shall be obliged before exercising any of the rights conferred on it or them by this Assignment or by law to seek to recover amounts due from the Parent or to exercise or enforce any other rights or security it or they may have or hold in respect of the Secured Obligations.

5.5	Waiver of Defences

Neither the obligations of the Borrower under this Assignment nor the Security and the rights, powers and remedies conferred on the Collateral Agent by this Assignment or by law, shall be discharged, impaired or otherwise affected by:

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(a)	the winding-up, dissolution, administration or reorganisation of the Borrower or any other person or any change in the status, function, control or ownership of the Borrower or any such person;

(b)	any of the Secured Obligations or any other security held by the Collateral Agent in respect thereof being or becoming illegal, invalid, unenforceable or ineffective in any respect;

(c)	any time or other indulgence being granted or agreed to with the Borrower or any other person in respect of the Secured Obligations or any of them or in respect of any other security held by the Collateral Agent in respect thereof;

(d)	any amendment to, or any variation, waiver or release of, the Secured Obligations or any of them or any other security, guarantee or indemnity held by the Collateral Agent in respect thereof;

(e)	any total or partial failure to take or perfect any security proposed to be taken in respect of the Secured Obligations or any of them;

(f)	any total or partial failure to realise the value of, or any release, discharge, exchange or substitution of, any other security, guarantee or indemnity held by the Collateral Agent in respect of the Secured Obligations or any of them; or

(g)	any other act, event or omission which might operate to discharge, impair or otherwise affect the obligations of the Borrower under this Assignment, the Security or any of the rights, powers and remedies conferred on the Collateral Agent by this Assignment or by law.

5.6	Appropriation

Neither the Collateral Agent nor any other Secured Creditor shall be obliged to apply any sums held or received by it in respect of the Secured Obligations in or towards payment of the Secured Obligations and any such sum shall be held by or paid to the Collateral Agent for application pursuant to the terms of this Assignment, until the earlier of:

(a)	the date on which such monies are sufficient to satisfy the Secured Obligations in full and any money so applied could not be the subject of any clawback or similar circumstance; and

(b)	the date on which the Security has been enforced in full and all other remedies that the Collateral Agent may have under or in connection with the Credit Documents in all relevant jurisdictions have been exhausted.

6.	REPRESENTATIONS AND WARRANTIES

The Borrower makes the representations and warranties set out in Clauses 6.1 (Entity Status) to 6.8 (Contract Terms). The Borrower acknowledges that the Collateral Agent has entered into this Assignment in reliance on those representations and warranties.

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6.1	Entity Status

The Borrower (i) is a Person duly organized, constituted and validly existing (or the functional equivalent) under the laws of the jurisdiction of its formation, has the capacity to sue and be sued in its own name and the power to own and charge its assets and carry on its business as it is now being conducted and (ii) is duly qualified and is authorized to do business and is in good standing (or the functional equivalent) in each jurisdiction where the ownership, leasing or operation of its property or the conduct of its business requires such qualifications except for failures to be so qualified or authorized or in good standing which, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

6.2	Power and Authority

The Borrower has the power to enter into and perform this Assignment and the transactions contemplated hereby and has taken all necessary action to authorize the entry into and performance of this Assignment and such transactions. This Assignment constitutes legal, valid and binding obligations of the Borrower enforceable in accordance with its terms and in entering into this Assignment and borrowing the Loans, the Borrower is acting on its own account.

6.3	Form of Documentation

This Assignment is in proper legal form (under the laws of England, the Bahamas, Bermuda and each other jurisdiction where the Vessel is flagged or where the Borrower is domiciled) for the enforcement thereof under such laws. To ensure the legality, validity, enforceability or admissibility in evidence of this Assignment in England, the Bahamas and/or Bermuda it is not necessary that this Assignment be filed or recorded with any court or other authority in England, the Bahamas and Bermuda, except as have been made, or will be made, in accordance with Section 5, 6, 7 and 8 of the Credit Agreement, as applicable.

6.4	No Deductions or Withholdings

All amounts payable by the Borrower hereunder may be made free and clear of and without deduction or withholding for or on account of any Taxation in the Borrower’s jurisdiction.

6.5	No Filing or Stamp Taxes

It is not necessary that this Assignment be filed, recorded or enrolled with any court or other authority in England (or any other applicable jurisdiction) except as have been made or will be made in accordance with the Credit Agreement, or that any stamp, registration or similar tax be paid on or in relation to this Assignment save (i) to the extent that it may be regarded as constituting a charge over book debts and thus as registrable under the Companies Act 2006 and (ii) recording taxes which have been or will be paid as and to the extent due.

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6.6	No Adverse Interests

Subject only to the Security and as otherwise contemplated under the Intercreditor Agreement and the Credit Agreement, no person other than the Borrower has any legal or beneficial interest (or any right to claim any such interest) in the Assigned Rights or any part thereof and the Borrower has not received notice of any such claim.

6.7	No Disposals

Save as permitted by the Credit Agreement, this Assignment or the Intercreditor Agreement, it has not transferred, mortgaged, charged or otherwise disposed of (or agreed to transfer, charge or otherwise dispose of), whether by way of security or otherwise, the benefit of all or any of the Assigned Rights.

6.8	Contract Terms

The terms of the Contracts do not restrict or otherwise limit its right to transfer, charge or assign any of the Assigned Rights pursuant to this Assignment.

6.9	Repetition

The representations and warranties set out in this Clause 6:

(a)	shall survive the execution of each Credit Document and each Borrowing under the Credit Agreement; and

(b)	are made on the date of this Assignment and are deemed to be repeated on each date during the Security Period with reference to the facts and circumstances then existing.

7.	UNDERTAKINGS

7.1	Authorisations

The Borrower shall obtain, comply with the terms of and do all that is necessary to maintain in full force and effect all authorisations, approvals, licences and consents required in or by the laws of England and any other applicable jurisdiction to enable it lawfully to enter into and perform its obligations under this Assignment and to ensure the legality, validity, enforceability or admissibility in evidence in England and any other applicable jurisdiction of this Assignment.

7.2	No Action

The Borrower shall not take any action which would cause any of the representations made in Clause 6 (Representations and Warranties) to be untrue in any material respect at any time during the Security Period.

7.3	Notification of Misrepresentation

The Borrower shall notify the Collateral Agent of the occurrence of any event which results in or may reasonably be expected to result in any of the representations made in Clause 6 (Representations and Warranties) being untrue in any material respect when made or when deemed to be repeated.

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7.4	Information

(a)	The Borrower shall provide the Collateral Agent with such reports and other information regarding the Contracts as the Collateral Agent may from time to time reasonably request.

(b)	Following the Initial Borrowing Date, the Borrower shall, as soon as reasonably practicable after an additional Refund Guarantee has been issued, deliver a supplement to Schedule 3 (Details of Refund Guarantees) to the Collateral Agent with updated information relating to such Refund Guarantee.

7.5	Delivery of Cash

Following the occurrence and during the continuation of an Event of Default, the Borrower shall promptly deliver all cash, proceeds, cheques, drafts, orders and other instruments for the payment of money received on account of any of the Contracts in the form received (properly endorsed, but without recourse, for collection where required) to the Collateral Agent and shall not commingle any such collections or proceeds with its other funds or property and shall hold the same upon an express trust for and on behalf of the Collateral Agent until delivered.

7.6	Delivery of Notices

The Borrower shall promptly deliver a copy of any notice or other correspondence received by it in connection with any of the Contracts to the Collateral Agent if such notice or correspondence has had or could reasonably be expected to have a material adverse effect on the value of such Contract.

8.	FURTHER ASSURANCE

The Borrower shall from time to time and at its own expense give all such assurances and do all such things as the Collateral Agent may reasonably require or consider desirable to enable the Collateral Agent to perfect, preserve or protect the security created or intended to be created by this Assignment or to exercise any of the rights conferred on it by this Assignment or by law and to that intent the Borrower shall execute all such instruments, deeds and agreements and give all such notices and directions as the Collateral Agent may consider necessary.

9.	ENFORCEMENT OF SECURITY

9.1	Security Enforceable

The Security shall become immediately enforceable if an Event of Default has occurred and is continuing.

9.2	Enforcement

Following the occurrence and during the continuation of an Event of Default, the Collateral Agent may in its absolute discretion enforce all or any part of the Security and exercise any of the rights conferred on it by this Assignment or by law at such times and in such manner as it thinks fit.

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9.3	Power of Sale

Following the occurrence and during the continuation of an Event of Default, the Collateral Agent may (without notice to the Borrower) sell or otherwise dispose of the Assigned Rights and shall be entitled to apply the proceeds of such sale or other disposal in paying the costs of such sale or disposal and thereafter in or towards the discharge of the Secured Obligations or otherwise as provided for in this Assignment.

9.4	Statutory Powers

For the purposes of all powers implied by statute the Secured Obligations shall be deemed to have become due and payable on the date of this Assignment.

9.5	Law of Property Act

Sections 93 and 103 of the Law of Property Act 1925 shall not apply to this Assignment or to any exercise by the Collateral Agent of its right to consolidate mortgages or its power of sale.

9.6	Realisation Accounts

If the Collateral Agent enforces the Security (whether by appointment of a Receiver or otherwise), the Collateral Agent may open and maintain with such financial institutions as it thinks fit one or more realisation accounts and pay any moneys it holds or receives under or pursuant to this Assignment into any such realisation account pending the application of such moneys pursuant to Clause 11 (Application of Proceeds).

10.	RECEIVERS

10.1	Appointment of Receivers

At any time after the occurrence and during the continuation of an Event of Default, or if the Borrower requests it to do so, the Collateral Agent may by a written instrument and without notice to the Borrower appoint one or more persons as Receiver of all or any part of the Assigned Rights, each such person being entitled to act individually as well as jointly and being for all purposes the agent of the Borrower.

10.2	Powers of a Receiver

In addition to the powers conferred on the Collateral Agent by this Assignment, each Receiver appointed pursuant to Clause 10.1 (Appointment of Receivers) shall have in relation to the Assigned Rights in respect of which such Receiver was appointed all the powers conferred by the Law of Property Act 1925 (as extended by this Assignment) on a Receiver appointed under that Act.

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11.	APPLICATION OF PROCEEDS

11.1	Any moneys held or received by the Collateral Agent under this Assignment shall be applied by the Collateral Agent in or towards the discharge of the Secured Obligations in accordance with the provisions of the Intercreditor Agreement or, following the termination thereof, in accordance with the provisions of the Credit Agreement.

12.	POWER OF ATTORNEY

12.1	Appointment

By way of security for the performance of its obligations under this Assignment, the Borrower hereby irrevocably appoints each of the Collateral Agent and its delegates and sub-delegates to be its attorney acting severally (or jointly with any other such attorney or attorneys) and on its behalf and in its name or otherwise to do any and every thing which the Borrower is obliged to do under the terms of this Assignment or which such attorney considers necessary or desirable in order to enable the Collateral Agent or such attorney to exercise the rights conferred on it by this Assignment or by law.

12.2	Ratification

The Borrower hereby ratifies and confirms and agrees to ratify and confirm whatever any attorney appointed under this Assignment shall do in its capacity as such.

13.	RELEASE OF THE SECURITY

After the end of the Security Period or otherwise in accordance with Section 14.21 (Release of Liens and the Parent Guaranty; Flag Jurisdiction Transfer) of the Credit Agreement, the Collateral Agent shall, at the request and cost of the Borrower, execute all such documents and do all such other things as may be required to release the Security, in each case without recourse to or any representation or warranty by or from the Collateral Agent.

14.	PAYMENTS

14.1	Grossing Up

All payments by the Borrower under this Assignment shall be made without any deductions and free and clear of, and without deduction for or on account of, tax except, in the latter case, to the extent that the Borrower is required by law to make payment subject to tax. If any tax or amounts in respect of tax must be deducted, or any other deductions must be made, from any amounts payable or paid by the Borrower, or paid or payable by the Collateral Agent to any Secured Creditor, under this Assignment, the Borrower shall pay such additional amounts as may be necessary to ensure that the relevant Secured Creditor receives a net amount equal to the full amount which it would have received had payment not been made subject to tax.

14.2	Payments without Set-off

Any payment made by the Borrower under this Assignment shall be made free and clear of and without any deduction for or on account of any set-off or counterclaim.

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14.3	Manner of Payment

Each payment made by the Borrower under this Assignment shall be paid in the manner in which payments are to be made by the Borrower under the Credit Agreement.

15.	WAIVERS AND REMEDIES

No failure by the Collateral Agent to exercise, nor any delay by the Collateral Agent in exercising, any right or remedy under this Assignment shall operate as a waiver thereof nor shall any single or partial exercise of any such right or remedy prevent any further or other exercise thereof or the exercise of any other such right or remedy.

16.	ADDITIONAL PROVISIONS

16.1	Partial Invalidity

If at any time any provision of this Assignment is or becomes illegal, invalid or unenforceable in any respect or any of the Security is or becomes ineffective in any respect under the law of any jurisdiction, such illegality, invalidity, unenforceability or ineffectiveness shall not affect:

(a)	the legality, validity or enforceability of the remaining provisions of this Assignment or the effectiveness in any other respect of the Security under such law; or

(b)	the legality, validity or enforceability of such provision or the effectiveness of the Security under the law of any other jurisdiction.

16.2	Potentially Avoided Payments

If the Collateral Agent determines that an amount paid to a Secured Creditor under any Credit Document is being avoided or otherwise set aside on the liquidation or administration of the person by whom such amount was paid, then for the purposes of this Assignment, such amount shall be regarded as not having been paid.

16.3	Currency Conversion

If necessary to apply any sum held or received by the Collateral Agent in or towards payment of the Secured Obligations, the Collateral Agent may purchase an amount in another currency and the rate of exchange to be applied shall be that at which, at such time as it considers appropriate, the Collateral Agent is able to effect such purchase.

16.4	Currency Indemnity

If for the purposes of obtaining judgment in any court it is necessary to convert a sum due from the Borrower hereunder in the currency expressed to be payable herein (the “specified currency”) into another currency, the parties hereto agree, to the fullest extent that they may effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures the Collateral Agent could purchase the specified currency with such other currency on the Business Day preceding that on which final judgment is given. The obligations of the Borrower in

15

respect of any sum due to the Collateral Agent hereunder shall, notwithstanding any judgment in a currency other than the specified currency, be discharged only to the extent that on the Business Day following receipt by the Collateral Agent of any sum adjudged to be so due in such other currency the Collateral Agent may in accordance with normal banking procedures purchase the specified currency with such other currency; if the amount of the specified currency so purchased is less than the sum originally due to the Collateral Agent in the specified currency, the Borrower agrees, to the fullest extent that it may effectively do so, as a separate obligation and notwithstanding any such judgment, to indemnify the Collateral Agent against such loss, and if the amount of the specified currency so purchased exceeds the sum originally due to the Collateral Agent in the specified currency, the Collateral Agent agrees to remit such excess to the Borrower.

16.5	Rights Cumulative

The rights and remedies provided by this Assignment are cumulative and not exclusive of any rights or remedies provided by law.

16.6	Collateral Agent in Possession

The Collateral Agent shall not by reason of its taking any action permitted by this Assignment or its taking possession of all or any of the Assigned Rights be liable to account as mortgagee in possession or, other than as expressly stated in the Security Trust Deed, be liable for any loss on realisation or for any default or omission for which a mortgagee in possession might be liable.

17.	ASSIGNMENT

17.1	The Borrower’s Rights

The rights of the Borrower under this Assignment are not assignable or transferable and the Borrower agrees that it will not purport to assign all or any such rights except as provided under the Credit Agreement.

17.2	The Collateral Agent’s Rights

(a)	The rights of the Collateral Agent under this Assignment are assignable in whole or in part without the consent of the Borrower except as provided under the Credit Agreement.

(b)	The Collateral Agent may not resign except in accordance with the terms of the Security Trust Deed.

18.	NOTICES

18.1	Communications in Writing

Each communication to be made under this Assignment shall be made in writing and, unless otherwise stated, may be made by fax, electronic mail or letter.

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18.2	Contact Details

For the purposes of any notice, request, demand or any communication sent in accordance with Clause 18.1 (Communications in writing) the contact details of each of the parties are as follows:

(a)	to the Collateral Agent:

Palmengartenstrasse 5-9

60325 Frankfurt am Main

Germany

Attention: Ship Finance, X2a4, Claudia Wenzel

Fax: +49 69 7431 2944

E-mail: claudia.wenzel@kfw.de

(b)	to the Borrower:

7665 Corporation Center Drive

Miami, Florida 33126

USA

Attention: Chief Financial Officer and General Counsel

Fax: +1 305-436-4117

E-mail: dfarkas@ncl.com

             hflanders@ncl.com

with copies to:

Apollo Management, L.P.

9 West 57th Street

New York, New York 10019

Attention: Steve Martinez

Fax: +1 212-515-3288

Email: martinez@apollolp.com

and

O’Melveny & Myers LLP

7 Times Square

New York, New York 10036

Attention: Brad J. Finkelstein

Fax: +1 212-326-2061

Email: bfinkelstein@omm.com

or to such other address and/or number as is notified in writing by a party to the other parties under this Assignment.

18.3	Delivery of Notices

All notices and other communications provided for hereunder shall be in writing (including telexed, telegraphic, telecopier or electronic (unless and until notified to

17

the contrary) communication) and mailed, telexed, telecopied, delivered or electronic mailed at the address specified in Clause 18.2 (Contact Details); provided that, with respect to all notices and other communication made by electronic mail or other electronic means, the Collateral Agent and the Borrower agree that they (x) shall notify each other in writing of their electronic mail address and/or any other information required to enable the sending and receipt of information by that means and (y) shall notify each other of any change to their address or any other such information supplied by them. All such notices and communications shall, (i) when mailed, be effective three Business Days after being deposited in the mails, prepaid and properly addressed for delivery, (ii) when sent by overnight courier, be effective one Business Day after delivery to the overnight courier prepaid and properly addressed for delivery on such next Business Day, (iii) when sent by telex or telecopier, be effective when sent by telex or telecopier, except that notices and communications to the Collateral Agent shall not be effective until received by the Collateral Agent, or (iv) when electronic mailed, be effective only when actually received in readable form and in the case of any electronic communication made by the Borrower to the Collateral Agent, only if it is addressed in such a manner as the Collateral Agent shall specify for this purpose.

19.	GOVERNING LAW

(a)	This Assignment and any non-contractual obligations arising out of or in connection with it shall be governed by and construed in accordance with English law.

(b)	The courts of England have exclusive jurisdiction to settle any dispute arising out of or in connection with this Assignment (including a dispute relating to the existence, validity or termination of this Assignment or any non-contractual obligation arising out of or in connection with this Assignment ) (a “Dispute”). The parties hereto agree that the courts of England are the most appropriate and convenient courts to settle disputes and accordingly no party hereto will argue to the contrary. This Clause 19 is for the benefit of the Collateral Agent on behalf of the Secured Creditors. As a result, it shall not be prevented from taking proceedings relating to a dispute in any other courts with jurisdiction. To the extent allowed by law, the Collateral Agent may take concurrent proceedings in any number of jurisdictions.

(c)	Without prejudice to any other mode of service allowed under any relevant law, the Borrower: (i) irrevocably appoints EC3 Services Limited at 51 Eastcheap, London, England, EC3M 1JP as its agent for service of process in relation to any proceedings before the English courts in connection with any credit document and (ii) agrees that failure by an agent for service of process to notify the relevant credit party of the process will not invalidate the proceedings concerned. If any person appointed as an agent for service of process is unable for any reason to act as agent for service of process, the Borrower must immediately (and in any event within five days of such event taking place) appoint another agent on terms acceptable to the Collateral Agent. Failing this, the Collateral Agent may appoint another agent for this purpose.

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(d)	Each party to this Assignment expressly agrees and consents to the provisions of this Clause 19.

20.	COUNTERPARTS AND EFFECTIVENESS

20.1	Counterparts

This Assignment may be executed in counterparts and such counterparts taken together shall constitute one and the same instrument.

20.2	Effectiveness

This Assignment shall take effect and be delivered as a deed on the date on which it is stated to be made.

IN WITNESS WHEREOF this Assignment has been executed as a deed by the Borrower and the Collateral Agent.

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SCHEDULE 1

FORMS OF NOTICE OF ASSIGNMENT

Part 1

FORM OF NOTICE OF ASSIGNMENT TO THE SHIPBUILDER

To:	Meyer Werft GmbH

Industriegebiet Süd

D-26871 Papenburg

Germany

Cc:	KfW IPEX-Bank GmbH as Collateral Agent

Palmengartenstrasse 5-9

60325 Frankfurt am Main

Germany

Attention: Ship Finance, X2a4, Claudia Wenzel

Fax: +49 69 7431 2944

E-mail: claudia.wenzel@kfw.de

Date: [—]

Dear Sirs

We hereby give you notice that pursuant to an assignment agreement dated [—] (the “Assignment”) and made between Breakaway Two, Ltd. (the “Borrower”) and KfW IPEX-Bank GmbH as Collateral Agent (the “Collateral Agent”), the Borrower has assigned to the Collateral Agent a first priority assignment of all of its rights, title, interests and benefits in, to or in respect of the construction contract dated 24 September 2010 between the Borrower and you, as shipbuilder in relation to the design, engineering, building, launching, equipping and outfitting of the passenger cruise ship (the “Ship”) with provisional hull number 692 (the “Construction Contract”).

With effect from your receipt of this notice we hereby give you notice that:

(a)	subject to paragraph (b), all refunds, payments or damages payable to the Borrower as a consequence of the repudiation or termination of the Construction Contraction should be made to the Collateral Agent or to its order as it may specify in writing from time to time;

(b)	following an Event of Default (as defined in the €529,846,154 credit agreement dated on or about the date hereof between, inter alia, NCL Corporation Ltd., the Borrower, the Joint Lead Arrangers (as defined therein), the Lenders (as defined therein), KfW IPEX-Bank GmbH as the Collateral Agent and Facility Agent (the “Facility Agent”), Nordea Bank Norge ASA as documentation agent and Commerzbank AG as Hermes Agent (the “Credit Agreement”)), written notice of which Event of Default has been delivered to you by the Collateral Agent, all payments to be made to the Borrower under or arising from the Construction Contract should be made to the Collateral Agent or to its order as it may specify in writing from time to time;

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(c)	following an Event of Default, all remedies of the Borrower provided for in the Construction Contract or available at law or in equity shall be exercisable by the Collateral Agent;

(d)	following an Event of Default, all rights of the Borrower to compel performance of the Construction Contract shall be exercisable by the Collateral Agent;

(e)	all rights, title, interests and benefits whatsoever accruing to or for the benefit of the Borrower arising from the Construction Contract are assigned to the Collateral Agent and are subject to the provisions of the Intercreditor Agreement (as defined in the Assignment referenced above);

(f)	the Borrower may make amendments, modifications or changes to any term or provision of the Construction Contract other than material amendments, modifications or changes to any term or provision of the Construction Contract that would change (i) the purpose of the Vessel or (ii) the initial construction price of the Vessel (i.e., €615,000,000) in excess of [*] in the aggregate, in each case unless such amendment, modification or change is approved in advance by the Facility Agent and same could not reasonably be expected to be adverse to the interests of the Lenders or the Hermes Cover (as referenced in the Assignment);

(g)	the Collateral Agent has agreed that the Borrower may exercise all of its rights and powers under and in respect of the Construction Contract (including without limitation, the right to superintend the construction of the Ship and to propose and agree modifications (as referred to in the Construction Contract) and to accept or reject the Ship and to take and accept delivery of and title to the Ship) unless and until the Collateral Agent notifies you in writing that an Event of Default (as referred to in the Assignment) has occurred. Upon giving such notice, the Collateral Agent may exercise such rights and powers (to the exclusion of the Borrower) to the extent stated in that notice and without you being under any duty or obligation to verify or make any enquiry as to whether such (or any) Event of Default has occurred;

(h)	the Borrower has irrevocably appointed the Collateral Agent to be its attorney, upon the occurrence of and during the continuance of an Event of Default, to do (amongst other things) things which the Borrower could do in relation to the Construction Contract. Accordingly, the Borrower authorises and instructs you to comply with the terms of any written notice or instructions which you may receive from the Collateral Agent from time to time in connection with the Construction Contract without further authority or enquiry by you from the Borrower; and

(i)	the Borrower remains liable to perform all its duties and obligations under the Construction Contract and the Collateral Agent is under no obligation of any kind under the Construction Contract nor under any liability whatsoever in the event of any failure by the Borrower to perform its obligations.

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You are hereby authorised and instructed, without requiring further approval from the Borrower, to provide the Collateral Agent with such information relating to the Construction Contract as it may from time to time reasonably request and to send copies of any notices issued by you under the Construction Contract which have had or would reasonably be expected to have a material adverse effect on the value of the Construction Contract or the Ship, to the Collateral Agent as well as to the Borrower.

This notice of assignment shall terminate, and be of no further force and effect, upon termination of the Assignment (as notified to you by the Collateral Agent).

Please acknowledge receipt of this notice by signing and dating the acknowledgment set out on the enclosed copy and returning it to the Collateral Agent.

Yours faithfully

For and on behalf of BREAKAWAY TWO, LTD.

22

Part 2

FORM OF NOTICE OF ASSIGNMENT TO THE REFUND GUARANTOR

To:	[Refund Guarantor]

Cc:	KfW IPEX-Bank GmbH as Collateral Agent

Palmengartenstrasse 5-9

60325 Frankfurt am Main

Germany

Attention: Ship Finance, X2a4, Claudia Wenzel

Fax: +49 69 7431 2944

E-mail: claudia.wenzel@kfw.de

Date: [—]

Dear Sirs

We hereby give you notice that pursuant to an assignment agreement dated [—] (the “Assignment”) and made between Breakaway Two, Ltd. (the “Borrower”) and KfW IPEX-Bank GmbH as Collateral Agent (the “Collateral Agent”), the Borrower has assigned to the Collateral Agent a first priority assignment of all of its rights, title, interests and benefits in, to or in respect of the refund guarantee dated [—] and issued by you as refund guarantor in favour of the Borrower pursuant to which you guarantee certain refund obligations of Meyer Werft GmbH, as shipbuilder under the Construction Contract (as defined in the Assignment) (the “Refund Guarantee”), including all monies which may be payable under or in respect of the Refund Guarantee.

With effect from your receipt of this notice we hereby give you notice that:

(a)	all payments to be made to the Borrower under or arising from the Refund Guarantee should be made to the Collateral Agent or to its order as it may specify in writing from time to time;

(b)	following an Event of Default (as defined in the €529,846,154 credit agreement dated on or about the date hereof between, inter alia, NCL Corporation Ltd., the Borrower, the Joint Lead Arrangers (as defined therein), the Lenders (as defined therein), the Collateral Agent, Nordea Bank Norge ASA as documentation agent and Commerzbank AG as Hermes Agent (the “Credit Agreement”)), written notice of which Event of Default has been delivered to you by the Collateral Agent, all remedies of the Borrower provided for in the Refund Guarantee or available at law or in equity shall be exercisable by the Collateral Agent;

23

(c)	following an Event of Default, all rights of the Borrower to compel performance of the Refund Guarantee shall be exercisable by the Collateral Agent;

(d)	all rights, title, interests and benefits whatsoever accruing to or for the benefit of the Borrower arising from the Refund Guarantee are assigned to the Collateral Agent and are subject to the provisions of the Intercreditor Agreement (as defined in the Assignment referenced above);

(e)	the Borrower has agreed not to agree to any waiver or amendment of or supplement to the terms of the Refund Guarantee other than where the prior written consent is given by the Joint Lead Arrangers (not to be unreasonably withheld) to such waiver, amendment or supplement;

(f)	the Borrower has agreed not to terminate, or allow to be terminated, any Refund Guarantee other than where a replacement Refund Guarantee is issued to the Borrower which meets the Borrower’s requirements under the Construction Contract on or prior to such termination or where the prior written consent is given by the Facility Agent (as defined in the Credit Agreement) to such termination;

(g)	the Collateral Agent has agreed that the Borrower may exercise all of its rights and powers under and in respect of the Refund Guarantee except to the extent that the Collateral Agent notifies you in writing that an Event of Default (as referred to in the Assignment) has occurred. Upon giving such notice, the Collateral Agent may exercise such rights and powers (to the exclusion of the Borrower) (including, without limitation, making a demand under the Refund Guarantee) to the extent stated in that notice and without you being under any duty or obligation to verify or make any enquiry as to whether such (or any) Event of Default has occurred;

(h)	the Borrower has irrevocably appointed the Collateral Agent to be its attorney, upon the occurrence of and during the continuance of an Event of Default, to do (amongst other things) things which the Borrower could do in relation to the Refund Guarantee. Accordingly, the Borrower authorises and instructs you to comply with the terms of any written notice or instructions which you may receive from the Collateral Agent from time to time in connection with the Refund Guarantee without further authority or enquiry by you from the Borrower; and

(i)	the Borrower remains liable to perform all its duties and obligations under the Refund Guarantee and the Collateral Agent is under no obligation of any kind under the Refund Guarantee nor under any liability whatsoever in the event of any failure by the Borrower to perform its obligations.

You are hereby authorised and instructed, without requiring further approval from the Borrower, to provide the Collateral Agent with such information relating to the Refund Guarantee as it may from time to time reasonably request and to send copies of all notices issued by you under the Refund Guarantee which have had or would reasonably be expected to have a material adverse effect on the value of the Refund Guarantee, to the Collateral Agent as well as to the Borrower.

This notice of assignment shall terminate, and be of no further force and effect, upon termination of the Assignment (as notified to you by the Collateral Agent).

24

Please acknowledge receipt of this notice by signing and dating the acknowledgment set out on the enclosed copy and returning it to the Collateral Agent.

Yours faithfully

For and on behalf of BREAKAWAY TWO, LTD.

25

Part 3

FORM OF NOTICE OF ASSIGNMENT TO THE BROKER

(for attachment by way of endorsement to the Policy)

To:	[Broker]

Cc:	KfW IPEX-Bank GmbH as Collateral Agent

Palmengartenstrasse 5-9

60325 Frankfurt am Main

Germany

Attention: Ship Finance, X2a4, Claudia Wenzel

Fax: +49 69 7431 2944

E-mail: claudia.wenzel@kfw.de

Date: [—]

Dear Sir/Madam

We hereby give you notice that pursuant to an assignment agreement dated [—] (the “Assignment”) and made between Breakaway Two, Ltd. (the “Borrower”) and KfW IPEX-Bank GmbH as Collateral Agent (the “Collateral Agent”), the Borrower has assigned to the Collateral Agent a first priority assignment of all of its rights, title, interests and benefits in, to or in respect of construction risks insurance policy dated [—] issued for the benefit of Meyer Werft GmbH (the “Yard”) and the Borrower in connection with the post-panamax luxury passenger cruise vessel with approximately 143,500 gt and the provisional hull number S.692 to be constructed by the Yard (the “Construction Risks Insurance Policy”), including all monies which may be payable to the Borrower under or in respect of the Construction Risks Insurance Policy.

With effect from your receipt of this notice we hereby give you notice that:

(a)	all payments to be made to the Borrower under or arising from the Construction Risks Insurance Policy should be made in accordance with the terms of the Loss Payable Clause set out in the Annex 1 (Loss Payable Clause) to this Notice;

(b)	following an Event of Default, all remedies of the Borrower provided for in the Construction Risks Insurance Policy or available at law or in equity shall be exercisable by the Collateral Agent;

(c)	following an Event of Default, all rights of the Borrower to compel performance of the Construction Risks Insurance Policy shall be exercisable by the Collateral Agent;

(d)	all rights, title, interests and benefits whatsoever accruing to or for the benefit of the Borrower arising from the Construction Risks Insurance Policy are assigned to the Collateral Agent and are subject to the provisions of the Intercreditor Agreement (as defined in the Assignment referenced above);

26

(e)	the Borrower has agreed that no waiver or amendment of or supplement to the terms of the Construction Risks Insurance Policy may be made other than any waiver, amendment or supplement (A) of a technical nature or (B) agreed to be necessary by the insured parties under the Construction Risks Insurance Policy to reflect the prevailing circumstances, provided that in each case, the prior written consent of the Collateral Agent shall be required for any such amendment, waiver or supplement that (x) is materially adverse to the interests of the Collateral Agent in the Security or the Assigned Rights or (y) adversely affects the ability of the Borrower to perform its obligations under the Credit Documents (as defined in the €529,846,154 credit agreement dated on or about the date hereof between, inter alia, NCL Corporation Ltd., the Borrower, the Joint Lead Arrangers (as defined therein), the Lenders (as defined therein), KfW IPEX-Bank GmbH as Collateral Agent and as Facility Agent (the “Facility Agent”), Nordea Bank Norge ASA as documentation agent and Commerzbank AG as Hermes Agent).

(f)	the Borrower has agreed not to terminate, or allow to be terminated, any Construction Risks Insurance Policy other than where an equivalent replacement Construction Risks Insurance Policy is issued in favour of the Yard and the Borrower on or prior to such termination or where the prior written consent is given by the Facility Agent to such termination;

(g)	the Collateral Agent has agreed that the Borrower may exercise all of its rights and powers under and in respect of the Construction Risks Insurance Policy except that to the extent that the Collateral Agent notifies you in writing that an Event of Default has occurred. Upon giving such notice, the Collateral Agent may exercise such rights and powers (to the exclusion of the Borrower) to the extent stated in that notice and without you being under any duty or obligation to verify or make any enquiry as to whether such (or any) Event of Default has occurred;

(h)	the Borrower has irrevocably appointed the Collateral Agent to be its attorney, upon the occurrence of and during the continuance of an Event of Default, to do (amongst other things) things which the Borrower could do in relation to the Construction Risks Insurance Policy. Accordingly, the Borrower authorises and instructs you to comply with the terms of any written notice or instructions which you may receive from the Collateral Agent from time to time in connection with the Construction Risks Insurance Policy without further authority or enquiry by you from the Borrower; and

(i)	the Borrower remains liable to perform all its duties and obligations (if any) under the Construction Risks Insurance Policy and the Collateral Agent is under no obligation of any kind under the Construction Risks Insurance Policy nor under any liability whatsoever in the event of any failure by the Borrower to perform its obligations.

You are hereby authorised and instructed, without requiring further approval from the Borrower, to provide the Collateral Agent with such information relating to the Construction Risks Insurance Policy as it may from time to time reasonably request and to send copies of all notices issued by you under the Construction Risks Insurance Policy which have had or would reasonably be expected to have a material adverse effect on the value of the Construction Risks Insurance Policy, to the Collateral Agent as well as to the Borrower.

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This notice of assignment shall terminate, and be of no further force and effect, upon termination of the Assignment (as notified to you by the Collateral Agent).

Please acknowledge receipt of this notice by signing and dating the acknowledgment set out on the enclosed copy and returning it to the Collateral Agent.

Yours faithfully

For and on behalf of BREAKAWAY TWO, LTD.

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ANNEX 1

LOSS PAYABLE CLAUSE

It is noted that by a first legal assignment in writing dated 20[—] BREAKAWAY TWO, LTD., the buyer (“Buyer”) of the vessel presently under construction by Meyer Werft GmBH, Papenburg Germany (“Builder”) with hull number [—] has assigned to KFW IPEX-BANK GMBH of [—] (“Assignee”) all the Buyer’s interests in any claims proceeds in this policy and its benefits therein including all such claims of whatsoever nature as the Buyer may have hereunder.

All sums payable to the Buyer under this policy shall be paid to the Buyer unless and until underwriters have been otherwise instructed by notice in writing from the Assignee following the occurrence and continuation of an Event of Default, as defined in the Credit Agreement dated as of [—] and made among and between the Buyer, NCL Corporation Ltd., as the Buyer’s parent, the Assignee, the lenders from time to time party thereto and the other parties from time to time party thereto.

All sums payable to the Builder under this policy shall be payable to the Builder, subject to any notice of assignment of the Builder’s interests in this policy.

29

SCHEDULE 2

FORMS OF ACKNOWLEDGMENT OF ASSIGNMENT

Part 1

FORM OF ACKNOWLEDGMENT OF ASSIGNMENT FROM THE SHIPBUILDER

[To be printed only on copy of the Notice of Assignment given]

To:	KfW IPEX-Bank GmbH as Collateral Agent

Palmengartenstrasse 5-9

60325 Frankfurt am Main

Germany

Attention: Ship Finance, X2a4, Claudia Wenzel

Fax: +49 69 7431 2944

E-mail: claudia.wenzel@kfw.de

Date: [—]

Dear Sirs

We acknowledge receipt of a notice in the terms set out above (the “Notice”). We accept the instructions and authorisations contained in the Notice, we undertake to act in accordance with and comply with the terms of the Notice and we confirm that (other than in respect of junior liens held by the Collateral Agent as security trustee on behalf of certain “term loan creditors” in respect of the Construction Contract) we have not received notice of any other assignments or charges of or over any of the Borrower’s rights, title, interests and benefits in, to or in respect of the Construction Contract and that we will comply with the terms of the Notice.

We also confirm that the Construction Contract is in full force and effect in accordance with its terms. We further agree and confirm that we acknowledge that we shall not challenge the effectiveness of the Assignment (as defined in the Notice; capitalized terms used herein have the meanings ascribed thereto in the Notice or the Assignment, as applicable) with respect to the Construction Contract.

Yours faithfully

For and on behalf of Meyer Werft GmbH as Shipbuilder

By:

Date:

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Part 2

FORM OF ACKNOWLEDGMENT OF ASSIGNMENT FROM THE REFUND

GUARANTOR

[To be printed only on copy of the Notice of Assignment given]

To:	KfW IPEX-Bank GmbH as Collateral Agent

Palmengartenstrasse 5-9

60325 Frankfurt am Main

Germany

Attention: Ship Finance, X2a4, Claudia Wenzel

Fax: +49 69 7431 2944

E-mail: claudia.wenzel@kfw.de

Date: [—]

Dear Sirs

We acknowledge receipt of a notice in the terms set out above (the “Notice”). We accept the instructions and authorisations contained in the Notice, we undertake to act in accordance with and comply with the terms of the Notice and we confirm that (other than in respect of junior liens held by the Collateral Agent as security trustee on behalf of certain “term loan creditors” in respect of the Refund Guarantee) we have not received notice of any other assignments or charges of or over any of the Borrower’s rights, title, interests and benefits in, to or in respect of the Refund Guarantee and that we will comply with the terms of the Notice.

We further agree and confirm that we acknowledge that we shall not challenge the effectiveness of the Assignment (as defined in the Notice; capitalized terms used herein have the meanings ascribed thereto in the Notice or the Assignment, as applicable).

Yours faithfully

For and on behalf of [the Refund Guarantor] as Refund Guarantor

By:

Date:

31

Part 3

FORM OF ACKNOWLEDGMENT OF ASSIGNMENT FROM THE BROKER

[To be printed only on copy of the Notice of Assignment given]

To:	KfW IPEX-Bank GmbH as Collateral Agent

Palmengartenstrasse 5-9

60325 Frankfurt am Main

Germany

Attention: Ship Finance, X2a4, Claudia Wenzel

Fax: +49 69 7431 2944

E-mail: claudia.wenzel@kfw.de

Date: [—]

HULL NO. S. 692 (the “Vessel”)

BREAKAWAY TWO, LTD. (the “Borrower”)

Dear Sirs

We acknowledge receipt of a notice in the terms set out above (the “Notice”). We accept the instructions and authorisations contained in the Notice, we undertake to act in accordance with and comply with the terms of the Notice and we confirm that (i) (other than in respect of junior liens held by the Collateral Agent as security trustee on behalf of certain “term loan creditors” in respect of the Construction Risks Insurance Policy) we have not received notice of any other assignments or charges of or over any of the Borrower’s rights, title, interests and benefits in, to or in respect of the Construction Risks Insurance Policy, (ii) we will comply with the terms of the Notice and (iii) we have effected insurances for the benefit of Meyer Werft GmbH (the “Yard”) and the Borrower as set out in Annex 1 attached.

Pursuant to instructions received from the Yard and/or its authorised managers or agents and in consideration of you and the Borrower approving us as the appointed brokers in connection with the insurances covered by this letter, we hereby undertake:

1.	to hold the insurance slips or contracts, the policies when issued, and any renewals of such policies or any policies substituted therefor with your consent as may be arranged through ourselves and the benefit of the insurances thereunder to your order in accordance with the terms of the Loss Payable Clause set out in Annex 2; and

2.	to arrange for the said Loss Payable Clause to be included on the policies when issued; and

3.	to have endorsed on each and every policy as and when the same is issued a Notice of Assignment to Underwriters in the form of Annex 3 hereto dated and signed by the Borrower and acknowledged by underwriters in accordance with market practice; and

32

4.	to advise you promptly if we cease to be the appointed brokers in connection with the insurances covered by this letter or in the event of any material changes of which we are aware affecting such insurances; and

5.	following a written application received from you not later than one month before expiry of these insurances to notify you within fourteen days of the receipt of such application in the event of our not having received notice of renewal instructions from the Yard and/or its authorised managers or agents, and in the event of our receiving instructions to renew to advise you promptly of the details thereof; and

6.	to forward to you promptly any notices of cancellation that we receive from underwriters; and

7.	following a written application from you to advise you promptly of the premium payment situation where such premium is paid or payable through our intermediary; and

8.	not to challenge the effectiveness of the assignment to the Collateral Agent of the insurances constituted by this policy; and

9.	not to revoke, modify or change the terms of the Loss Payable Clause or the undertakings made herein without the written consent of the Collateral Agent.

If and where we are responsible for the payment of premium to underwriters, our above undertakings are given subject to our lien on the policies for premiums and subject to our right of cancellation on default in payment of such premiums but we undertake not to exercise such rights of cancellation without giving you ten days notice in writing either by letter or electronically transmitted message and a reasonable opportunity for you to pay any premiums outstanding.

It is understood and agreed that the operation of any automatic termination of cover, cancellation or amendment provisions contained in the policy conditions shall override any undertakings given by us as brokers.

Notwithstanding the terms of the said Loss Payable Clause and the Notice, unless and until we receive written notice from you to the contrary, we shall be empowered to arrange for a collision and/or salvage guarantee to be given in the event of bail being required in order to prevent the arrest of the Vessel or to secure the release of the Vessel from arrest following a casualty. Where a guarantee has been given as aforesaid and the guarantor has paid any sum under the guarantee in respect of such claim, there shall be payable directly to the guarantor out of the proceeds of the said policies a sum equal to the sum so paid.

This undertaking shall be governed by and construed in accordance with English law and any disputes arising out of or in any way connected with this undertaking shall be submitted to the exclusive jurisdiction of the English courts.

This undertaking is subject to all claims and returns of premiums being collected through us as brokers.

33

Yours faithfully

For and on behalf of [the Broker] as [Broker]

By:

Date:

34

ANNEX 1

DETAILS OF INSURANCES

35

ANNEX 2

LOSS PAYABLE CLAUSE

It is noted that by a first legal assignment in writing dated 20[—] BREAKAWAY TWO, LTD., the buyer (“Buyer”) of the vessel presently under construction by Meyer Werft GmBH, Papenburg Germany (“Builder”) with hull number [—] has assigned to KFW IPEX-BANK GMBH of [—] (“Assignee”) all the Buyer’s interests in any claims proceeds in this policy and its benefits therein including all such claims of whatsoever nature as the Buyer may have hereunder.

All sums payable to the Buyer under this policy shall be paid to the Buyer unless and until underwriters have been otherwise instructed by notice in writing from the Assignee following the occurrence and continuation of an Event of Default, as defined in the Credit Agreement dated as of [—] and made among and between the Buyer, NCL Corporation Ltd., as the Buyer’s parent, the Assignee, the lenders from time to time party thereto and the other parties from time to time party thereto.

All sums payable to the Builder under this policy shall be payable to the Builder, subject to any notice of assignment of the Builder’s interests in this policy.

36

ANNEX 3

NOTICE OF ASSIGNMENT TO UNDERWRITERS

(for attachment by way of endorsement to the Policy)

To:	[Underwriter]

Cc:	KfW IPEX-Bank GmbH as Collateral Agent

Palmengartenstrasse 5-9

60325 Frankfurt am Main

Germany

Attention: Ship Finance, X2a4, Claudia Wenzel

Fax: +49 69 7431 2944

E-mail: claudia.wenzel@kfw.de

Date: [—]

Dear Sir/Madam

We hereby give you notice that pursuant to an assignment agreement dated [—] (the “Assignment”) and made between Breakaway Two, Ltd. (the “Borrower”) and KfW IPEX-Bank GmbH as Collateral Agent (the “Collateral Agent”), the Borrower has assigned to the Collateral Agent a first priority assignment of all of its rights, title, interests and benefits in, to or in respect of construction risks insurance policy dated [—] issued for the benefit of Meyer Werft GmbH (the “Yard”) and the Borrower in connection with the post-panamax luxury passenger cruise vessel with approximately 143,500 gt and the provisional hull number S.692 to be constructed by the Yard (the “Construction Risks Insurance Policy”), including all monies which may be payable to the Borrower under or in respect of the Construction Risks Insurance Policy.

With effect from your receipt of this notice we hereby give you notice that:

(a)	all payments to be made to the Borrower under or arising from the Construction Risks Insurance Policy should be made in accordance with the terms of the Loss Payable Clause set out in the Annex 1 (Loss Payable Clause) to this Notice;

(b)	following an Event of Default, all remedies of the Borrower provided for in the Construction Risks Insurance Policy or available at law or in equity shall be exercisable by the Collateral Agent;

(c)	following an Event of Default, all rights of the Borrower to compel performance of the Construction Risks Insurance Policy shall be exercisable by the Collateral Agent;

(d)	all rights, title, interests and benefits whatsoever accruing to or for the benefit of the Borrower arising from the Construction Risks Insurance Policy are assigned to the Collateral Agent and are subject to the provisions of the Intercreditor Agreement (as defined in the Assignment referenced above);

37

(e)	the Borrower has agreed that no waiver or amendment of or supplement to the terms of the Construction Risks Insurance Policy may be made other than any waiver, amendment or supplement (A) of a technical nature or (B) agreed to be necessary by the insured parties under the Construction Risks Insurance Policy to reflect the prevailing circumstances, provided that in each case, the prior written consent of the Collateral Agent shall be required for any such amendment, waiver or supplement that (x) is materially adverse to the interests of the Collateral Agent in the Security or the Assigned Rights or (y) adversely affects the ability of the Borrower to perform its obligations under the Credit Documents (as defined in the €529,846,154 credit agreement dated on or about the date hereof between, inter alia, NCL Corporation Ltd., the Borrower, the Joint Lead Arrangers (as defined therein), the Lenders (as defined therein), KfW IPEX-Bank GmbH as Collateral Agent and as Facility Agent (the “Facility Agent”), Nordea Bank Norge ASA as documentation agent and Commerzbank AG as Hermes Agent).

(f)	the Borrower has agreed not to terminate, or allow to be terminated, any Construction Risks Insurance Policy other than where an equivalent replacement Construction Risks Insurance Policy is issued in favour of the Yard and the Borrower on or prior to such termination or where the prior written consent is given by the Facility Agent to such termination;

(g)	the Collateral Agent has agreed that the Borrower may exercise all of its rights and powers under and in respect of the Construction Risks Insurance Policy except that to the extent that the Collateral Agent notifies you in writing that an Event of Default has occurred. Upon giving such notice, the Collateral Agent may exercise such rights and powers (to the exclusion of the Borrower) to the extent stated in that notice and without you being under any duty or obligation to verify or make any enquiry as to whether such (or any) Event of Default has occurred;

(h)	the Borrower has irrevocably appointed the Collateral Agent to be its attorney, upon the occurrence of and during the continuance of an Event of Default, to do (amongst other things) things which the Borrower could do in relation to the Construction Risks Insurance Policy. Accordingly, the Borrower authorises and instructs you to comply with the terms of any written notice or instructions which you may receive from the Collateral Agent from time to time in connection with the Construction Risks Insurance Policy without further authority or enquiry by you from the Borrower; and

(i)	the Borrower remains liable to perform all its duties and obligations (if any) under the Construction Risks Insurance Policy and the Collateral Agent is under no obligation of any kind under the Construction Risks Insurance Policy nor under any liability whatsoever in the event of any failure by the Borrower to perform its obligations.

You are hereby authorised and instructed, without requiring further approval from the Borrower, to provide the Collateral Agent with such information relating to the Construction Risks Insurance Policy as it may from time to time reasonably request and to send copies of all notices issued by you under the Construction Risks Insurance Policy which have had or would reasonably be expected to have a material adverse effect on the value of the Construction Risks Insurance Policy, to the Collateral Agent as well as to the Borrower.

This notice of assignment shall terminate, and be of no further force and effect, upon termination of the Assignment (as notified to you by the Collateral Agent).

38

Please acknowledge receipt of this notice by signing and dating the acknowledgment set out on the enclosed copy and returning it to the Collateral Agent.

Yours faithfully

For and on behalf of BREAKAWAY TWO, LTD.

39

SCHEDULE 3

DETAILS OF REFUND GUARANTEES

[Name of Issuer]	[Date of Refund Guarantee	]

40

SIGNATORIES

Signed as a deed on behalf of BREAKAWAY TWO, LTD, a company incorporated in Bermuda, by [full name(s) of person(s) signing], being [a] person[s] who, in accordance with the laws of that territory, [is][are] acting under the authority of the company

Authorised [signatory] [signatories]

Signed as a deed on behalf of KFW IPEX-BANK GMBH, a company incorporated in Germany, by [full name(s) of person(s) signing], being [a] person[s] who, in accordance with the laws of that territory, [is][are] acting under the authority of the company

Authorised [signatory] [signatories]

41

EXHIBIT K

FORM OF SOLVENCY CERTIFICATE

[            ], 2010

This Solvency Certificate is delivered pursuant to Section 6.10 of the Credit Agreement, dated as of [            ], 2010, among NCL Corporation Ltd., a Bermuda company (the “Parent”), Breakaway Two, Ltd., a Bermuda company (the “Borrower”), the Lenders from time to time party thereto, KfW IPEX-Bank GmbH, as Facility Agent, Collateral Agent under the Security Documents and CIRR Agent, Nordea Bank Norge ASA, as Documentation Agent, Commerzbank Aktiengesellschaft, as Hermes Agent and the other parties thereto (as the same may be amended, restated, novated or otherwise modified from time to time, the “Credit Agreement”). Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement.

The undersigned, a senior financial officer of the Parent, hereby certifies to the Facility Agent and each of the Lenders, solely in such capacity and on behalf of the Parent as follows:

1. I am a senior financial officer of the Parent. I am familiar with the Transaction, and have reviewed the financial statements referred to in Section 8.05 of the Credit Agreement and other such documents and made such investigations as I have deemed relevant for the purposes of this Solvency Certificate.

2. On and as of the date hereof, immediately after giving effect to the transactions under the Credit Agreement (including, without limitation, the incurrence of all the financing contemplated with respect thereto and to the purchase of the Vessel), the Parent and its Subsidiaries taken as a whole (i) are not insolvent and will not be rendered insolvent by the Indebtedness incurred in connection with the transactions under the Credit Agreement (including, without limitation, the incurrence of all the financing contemplated with respect thereto and to the purchase of the Vessel); (ii) will not have unreasonably small capital with which to conduct the business in which they are respectively engaged as such businesses are now conducted and are proposed to be conducted following the Borrowing Date to occur on or about the date hereof; and (iii) have not incurred debts beyond their ability pay such debts and liabilities, direct, subordinated, contingent or otherwise, as such debts and liabilities become absolute, matured, or otherwise become payable.

This Solvency Certificate is being delivered by the undersigned officer only in his capacity as a senior financial officer of the Parent and not individually and the undersigned shall have no personal liability to the Agents or the Lenders with respect thereto.

IN WITNESS WHEREOF, the undersigned has executed this Solvency Certificate on the date first set forth above.

NCL CORPORATION LTD.

By:
Title:

EXHIBIT L

FORM OF ASSIGNMENT AGREEMENT

To:	[ ] as Facility Agent and [ ], [ ] as Hermes Agent, [ ] as Parent, for and on behalf of the Borrower

From:	[the Existing Lender] (the “Existing Lender”) and [the New Lender] (the “New Lender”)

Dated:

Breakaway Two, Ltd. – €529,846,154 Credit Agreement

dated [                    ] (the “Credit Agreement”)

1.	We refer to the Credit Agreement and to the Intercreditor Agreement (as defined in the Credit Agreement). This agreement (the “Agreement”) shall take effect as an Assignment Agreement for the purpose of the Credit Agreement. Terms defined in the Credit Agreement have the same meaning in this Agreement unless given a different meaning in this Agreement.

2.	We refer to section 13.07 (Procedure and Conditions for Assignment) of the Credit Agreement:

(a)	The Existing Lender assigns absolutely to the New Lender all the rights of the Existing Lender under the Credit Agreement, the other Credit Documents and in respect of the Collateral which correspond to that portion of the Existing Lender’s Commitments and participations in Borrowings under the Credit Agreement as specified in the Schedule attached hereto.

(b)	The Existing Lender is released from all the obligations of the Existing Lender which correspond to that portion of the Existing Lender’s Commitments and participations in Borrowings under the Credit Agreement specified in the Schedule attached hereto.

(c)	The New Lender becomes a Party as a Lender and is bound by obligations equivalent to those from which the Existing Lender is released under paragraph (b) above.

3.	The proposed date of the assignment is [ ].

4.	On the date of the assignment the New Lender becomes:

(a)	Party to the relevant Credit Documents (other than the Intercreditor Agreement and the Security Trust Deed) as a Lender; and

(b)	Party to the Intercreditor Agreement as an ECF Lender; and

(c)	Party to the Security Trust Deed as a Secured Creditor[.][; and]

EXHIBIT L 2

(d)	[Party to the Interaction Agreement.][1]

5.	The Notice Office and address, fax number and attention details for notices of the New Lender for the purposes of Section 14.03 (Notices) are set out in the Schedule.

6.	The New Lender expressly acknowledges the limitations on the Existing Lender’s obligations set out in paragraph (c) of Section 13.04 (Limitation of Responsibility of Existing Lenders).

7.	We refer to Clause 9.2 (Change to the Parties) of the Intercreditor Agreement and Clause 8.2 (Changes of Secured Creditor) in the Security Trust Deed.

(a)	In consideration of the New Lender being accepted as an ECF Lender for the purposes of the Intercreditor Agreement (and as defined therein), the New Lender confirms that, as from the date of assignment, it intends to be party to the Intercreditor Agreement as an ECF Lender, and undertakes to perform all the obligations expressed in the Intercreditor Agreement to be assumed by an ECF Lender and agrees that it shall be bound by all the provisions of the Intercreditor Agreement, as if it had been an original party to the Intercreditor Agreement.

(b)	In consideration of the New Lender being accepted as a Secured Creditor for the purposes of the Security Trust Deed (and as defined therein), the New Lender confirms that, as from the date of the assignment, it intends to be party to the Security Trust Deed as a Secured Creditor, and undertakes to perform all the obligations expressed in the Security Trust Deed to be assumed by a Secured Creditor and agrees that it shall be bound by all the provisions of the Security Trust Deed, as if it had been an original party to the Security Trust Deed.

8.	This Agreement acts as notice to the Facility Agent (on behalf of each Lender Creditor) and, upon delivery in accordance with section 13.08 (Copy of Transfer Certificate or Assignment Agreement to Parent), to the Parent (on behalf of the Borrower) of the assignment referred to in this Agreement.

9.	We refer to Section 13.01(c) (Assignments and Transfers by the Lenders) of the Credit Agreement. Each New Lender, by executing this Assignment, confirms, for the avoidance of doubt, that the Facility Agent has authority to execute on its behalf any amendment or waiver that has been approved by or on behalf of the Required Lenders in accordance with the Credit Agreement on or prior to the date on which the assignment becomes effective in accordance the Credit Agreement and that it is bound by that decision to the same extent as the Existing Lender would have been had it remained a Lender.

[1]	Applicable to any New Lender that elects to become a Refinanced Bank

EXHIBIT L 3

10.	This Agreement may be executed in any number of counterparts and this has the same effect as if the signatures on the counterparts were on a single copy of this Agreement.

11.	This Agreement and any non-contractual obligations arising out of or in connection with it are governed by English law.

12.	This Agreement takes effect as a deed.

13.	This Agreement has been entered into on the date stated at the beginning of this Agreement.

Note:	The execution of this Assignment Agreement may not assign a proportionate share of the Existing Lender’s interest in the Collateral in all jurisdictions. It is the responsibility of the New Lender to ascertain whether any other documents or other formalities are required to perfect an assignment of such a share in the Existing Lender’s Collateral in any jurisdiction and, if so, to arrange for execution of those documents and completion of those formalities.

EXHIBIT L 4

THE SCHEDULE

Commitment/rights and obligations to be transferred by assignment, release and accession

[insert relevant details]

[Notice Office address, fax number and attention details for notices and account details for payments]

EXHIBIT L

SIGNATORIES

[Existing Lender]

Executed as a deed by [name of Existing Lender], acting by [name of director]:

[Signature of Director]
Director

[Signature of Director]
Director

[New Lender]Executed as a deed by [name of New Lender], acting by [name of director]:

[Signature of Director]
Director

[Signature of Director]
Director

This Agreement is accepted as an Assignment Agreement for the purposes of the Credit Agreement by the Facility Agent and by the Hermes Agent, and the date of the assignment is confirmed as [    ].

EXHIBIT L 6

Signature of this Agreement by the Facility Agent constitutes confirmation by the Facility Agent of receipt of notice of the assignment referred to in this Agreement, which notice the Facility Agent receives on behalf of each Lender Creditor.

[Facility Agent]

Executed as a deed by [Facility Agent], acting by [name of director]:

[Signature of Director]
Director

[Signature of Director]
Director

[Hermes Agent]

Executed as a deed by [Hermes Agent], acting by [name of director]:

[Signature of Director]
Director

[Signature of Director]
Director

EXHIBIT L 7

[NCL Corporation Ltd.][2]

[Signed as a deed by [NCL Corporation Ltd.], a company incorporated in Bermuda, by [full name(s) of person(s) signing], being [a] person[s] who, in accordance with the laws of that territory, [is][are] acting under the authority of the company.

Signature(s)

Authorised [signatory] [signatories]]

[2]	To be signed by the Company only if the assignment is pursuant to section 13.01(a)(ii)

EXHIBIT M

[*]: THE CONFIDENTIAL PORTION HAS BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE COMMISSION.

FORM OF COMPLIANCE CERTIFICATE

This Compliance Certificate (this “Certificate”) is delivered to you on behalf of the Company (as hereinafter defined) pursuant to Section 9.01(f) of the Credit Agreement, dated as of [            ], 2010 (as amended, supplemented, restated, novated or modified from time to time, the “Credit Agreement”), among NCL Corporation Ltd., a Bermuda company (the “Company”), Breakaway Two, Ltd., a Bermuda company (the “Borrower”), the Lenders from time to time party thereto, Nordea Bank Norge ASA, as Documentation Agent, KfW IPEX-Bank GmbH as Facility Agent, Collateral Agent and CIRR Agent (in such capacity, the “CIRR Agent”), Commerzbank Aktiengesellschaft, as Hermes Agent, and the other parties thereto. Capitalized terms defined in the Credit Agreement and not otherwise defined herein are used herein as therein defined.

1. I am a duly elected, qualified and acting senior financial officer of the Company.

2. I have reviewed and am familiar with the contents of this Certificate. I am providing this Certificate solely in my capacity as an officer of the Company. The matters set forth herein are true to the best of my knowledge after diligent inquiry.

3. I have reviewed the terms of the Credit Agreement and the other Credit Documents and have made or caused to be made under my supervision, a review in reasonable detail of the transactions and financial condition of the Company during the accounting period covered by the financial statements true and correct copies of which are attached hereto as ANNEX 1 (the “Financial Statements”). The Financial Statements have been prepared in accordance with the requirements of the Credit Agreement.

4. Attached hereto as ANNEX 2 are the computations showing (in reasonable detail) compliance with the covenants specified therein. All such computations are true and correct.

[5. On the date hereof, no Default or Event of Default has occurred and is continuing.]1

[1]	If any Default or Event of Default exists, include a description thereof, specifying the nature and extent thereof (in reasonable detail).

Exhibit M

IN WITNESS WHEREOF, I have executed this Certificate on behalf of the Company this              day of             .

NCL CORPORATION LTD.

By
Name:
Title:

ANNEX 1 to

Compliance Certificate

CONSOLIDATED FINANCIAL STATEMENTS

ANNEX 2 to

Compliance Certificate

COMPLIANCE WORKSHEET

The calculations described herein is as of                  ,          (the “Computation Date”) and pertains to the period from                  ,              to                  ,              (the “Test Period”).

Part A. Free Liquidity

1. Aggregate Cash Balance on the Computation Date.	$

2.      Commitments under the Credit Agreement or other amounts available on the Computation Date for drawing under the revolving or other credit facilities of the NCLC Group, which remain undrawn, could be drawn for general working capital purposes or other general corporate purposes and would not, if drawn, be repayable within six months.

$

3. Item 1 plus Item 2	$

4. Is Item 3 equal to or greater than [*] pursuant to Section 10.06 of the Credit Agreement?	YES/NO

Part B. Total Net Funded Debt to Total Capitalization

1. Indebtedness for Borrowed Money of the NCLC Group on the Computation Date.	$

2. The amount of any Indebtedness for Borrowed Money of any person which is not a member of the NCLC Group but which is guaranteed by a member of the NCLC Group on the Computation Date.	$

3. Cash Balance on the Computation Date.	$

4. Item 1 plus Item 2 minus Item 3[2]	$

5. Total Capitalization on the Computation Date	$

6. Total Net Funded Debt to Total Capitalization Ratio (Item 4:Item 5) on the Computation Date.	: 1.00

[2]

Any Commitments under the Credit Agreement and other amounts available for drawing under other revolving or other credit facilities of the NCLC Group which remain undrawn shall not be counted as cash or indebtedness for the purposes of this calculation.

Exhibit M

7. The maximum Total Net Funded Debt to Total Capitalization Ratio pursuant to Section 10.07 of the Credit Agreement:	[*]

Part C. Collateral Maintenance

1. Outstanding principal amount of Loans on the Computation Date.	$

2. Vessel Value.	$

3. Minimum Vessel Value for the Vessel permitted pursuant to Section 10.08 of the Credit Agreement.	Item 1 multiplied by [*]

4. Is Item 2 equal to or greater than Item 3 pursuant to Section 10.08 of the Credit Agreement?	YES/NO

Part D. Consolidated EBITDA to Consolidated Debt Service

1. Consolidated Net Income from the Parent’s operations for the Test Period.	$

2.      Aggregate amounts deducted in determining Consolidated Net Income for the Test Period in respect of gains and losses from the sale of assets or reserves relating thereto, Consolidated Interest Expense, depreciation and amortization, impairment charges and any other non-cash charges and deferred income tax expense for the Test Period.

$

3. Item 1 plus Item 2	$

4. Consolidated Debt Service for the Test Period.	$

5. Consolidated EBITDA to Consolidated Debt Service Ratio (Item 3:Item 4) on the Computation Date.	: 1.00

6. The minimum Consolidated EBITDA to Consolidated Debt Service Ratio pursuant to Section 10.09 of the Credit Agreement:	[*]

7. Aggregate Cash Balance on the Computation Date.	$

Exhibit M

8.      Commitments under the Credit Agreement or other amounts available on the Computation Date for drawing under the revolving or other credit facilities of the NCLC Group, which remain undrawn, could be drawn for general working capital purposes or other general corporate purposes and would not, if drawn, be repayable within six months.

$

9. Item 7 plus Item 8	$

10.    Is (x) Item 9 for the NCLC Group equal to or greater than [*] at all times during the period of four consecutive fiscal quarters ending at the end of the Test Period or (y) Item 5 greater than or equal to Item 6 pursuant to Section 10.09 of the Credit Agreement?

YES/NO

EXHIBIT N

Dated [—] 2010

FORM OF INTERCREDITOR DEED

between

KFW IPEX-BANK GMBH

as ECF Facility Agent, the Jade Facility Agent and the Jewel Facility Agent

The ECF Lenders

The Jade Lenders

The Jewel Lenders

BREAKAWAY TWO, LTD.

as Debtor

KFW IPEX-BANK GMBH

acting as Collateral Agent

DEUTSCHE SCHIFFSBANK AKTIENGESELLSCHAFT

acting as Delegate Collateral Agent

and others

White & Case LLP

5 Old Broad Street

London EC2N 1DW

EXHIBIT N

(i)

This INTERCREDITOR DEED (the “Deed”) is dated [•] 2010 and made between:

(1)	KFW IPEX-BANK GMBH as ECF Facility Agent, as Jade Facility Agent and Jewel Facility Agent;

(2)	THE FINANCIAL INSTITUTIONS named on the signing pages as ECF Lenders (the “Original ECF Lenders”);

(3)	THE FINANCIAL INSTITUTIONS named on the signing pages as Jade Lenders (the “Original Jade Lenders”);

(4)	THE FINANCIAL INSTITUTIONS named on the signing pages as Jewel Lenders (the “Original Jewel Lenders”);

(5)	BREAKAWAY TWO, LTD. (the “Debtor”);

(6)	KFW IPEX-BANK GMBH in its capacity as security trustee for (a) the ECF Creditors pursuant to the declaration of trust made in the ECF 2 Security Trust Deed, (b) the Jade Creditors pursuant to the declaration of trust made in the Jade Security Trust Deed and (c) the Jewel Creditors pursuant to the declaration of trust made in the Jewel Security Trust Deed (the “Collateral Agent”); and

(7)	DEUTSCHE SCHIFFSBANK AKTIENGESELLSCHAFT in its capacity as security trustee for (a) the ECF Creditors pursuant to the declaration of trust made in the ECF 2 Security Trust Deed, (b) the Jade Creditors pursuant to the declaration of trust made in the Jade Security Trust Deed and (c) the Jewel Creditors pursuant to the declaration of trust made in the Jewel Security Trust Deed (the “Delegate Collateral Agent”).

NOW THIS DEED WITNESSES as follows:

1.	DEFINITIONS AND INTERPRETATION

1.1	Definitions

In this Deed:

“Agents” means the ECF Facility Agent and the Term Loan Facility Agents.

“Business Day” shall mean any day except Saturday, Sunday and any day which shall be in New York, London, Frankfurt am Main or Norway a legal holiday or a day on which banking institutions are authorized or required by law or other government action to close.

“Creditor” means the Agents, the ECF Creditors and the Term Loan Creditors.

“Creditor Accession Undertaking” means an undertaking substantially in the form set out in Schedule 3 (Form of Creditor Accession Undertaking).

“Debt Document” means each of this Deed, the Hedging Agreements, the ECF Credit Documents, the Term Loan Credit Documents, the ECF Security Documents, the Term Loan Security Documents and any other document designated as such by the Collateral Agent and the Parent.

“Delegate” means any delegate, agent, attorney or co trustee appointed by the Collateral Agent, including the Delegate Collateral Agent.

“ECF 2 Security Trust Deed” means the security trust deed dated on or about the date hereof between, inter alia, the Debtor, the Collateral Agent and the Delegate Collateral Agent as security trustees, the Facility Agent and the ECF Creditors.

“ECF Credit Agreement” means the €529,846,154 credit agreement between the Parent, the Debtor, the ECF Lenders and others dated on or about the date of this Deed.

“ECF Credit Documents” means the “Credit Documents” under and as defined in the ECF Credit Agreement.

“ECF Creditors” means the ECF Facility Agent, the Collateral Agent in its capacity as such under the ECF Credit Documents, the Delegate Collateral Agent in its capacity as such under the ECF Credit Documents, the ECF Lenders and the ECF Hedging Creditors.

“ECF Discharge Date” means the first date on which all the ECF Indebtedness and the ECF Hedging Indebtedness, whether in respect of principal, interest, costs or otherwise and whether present, future, actual or contingent (other than (i) contingent liabilities for which no claim has been made and (ii) indemnities, expense reimbursements or any other contingent liabilities that expressly survive the termination of the ECF Credit Agreement), has been fully and finally discharged to the satisfaction of the ECF Facility Agent, whether or not as the result of an enforcement, and none of the ECF Creditors are under any further obligation to provide financial accommodation to either the Parent or the Debtor under the Debt Documents.

“ECF Facility Agent” means the “Facility Agent” under and as defined in the ECF Credit Agreement.

“ECF Hedging Agreements” means any ECF Interest Rate Protection Agreement and any ECF Other Hedging Agreement to the extent secured by the ECF Loan Collateral.

“ECF Hedging Creditors” means each ECF Lender or affiliate thereof that may at any time and from time to time enter into one or more ECF Hedging Agreements and which becomes a Party to this Deed pursuant to Clause 9.4 (Creditor Accession Undertaking), even if the respective ECF Lender subsequently ceases to be an ECF Lender under the ECF Credit Agreement for any reason, together with such ECF Lender’s or affiliate’s successors and assigns, if any.

“ECF Hedging Indebtedness” means the aggregate amount of indebtedness owed from time to time by the Debtor or the Parent to the ECF Hedging Creditors under or pursuant to the ECF Hedging Agreements, whether in respect of principal, interest, costs or otherwise and whether present, future, actual or contingent.

3

“ECF Indebtedness” means the aggregate amount of indebtedness owed from time to time by the Debtor to the ECF Lenders under or pursuant to any of the ECF Credit Documents, whether in respect of principal, interest, costs or otherwise and whether present, future, actual or contingent.

“ECF Interest Rate Protection Agreement” means any “Interest Rate Protection Agreement” under and as defined in the ECF Credit Agreement.

“ECF Lenders” means each Original ECF Lender and each other Lender (as defined under the ECF Credit Agreement) that becomes a Party to this Deed pursuant to Clause 9.2 (Change of Lender).

“ECF Loan Collateral” means the “Collateral” under and as defined in the ECF Credit Agreement.

“ECF Other Hedging Agreement” means any “Other Hedging Agreement” under and as defined in the ECF Credit Agreement.

“ECF Required Lenders” means the “Required Lenders” under and as defined in the ECF Credit Agreement.

“ECF Security Documents” means the documents referred to in Schedule 1.

“Event of Default” unless otherwise defined herein means an “Event of Default” under and as defined in the ECF Credit Agreement or either of the Term Loan Credit Agreements.

“Hedging Agreements” means the Term Loan Hedging Agreements and the ECF Hedging Agreements.

“Jade Credit Facility” means the €126,075,000 delayed-draw term loan facility, dated on or about the date hereof, among inter alia, Pride of Hawaii, LLC, as borrower, the Parent, the lenders from time to time party thereto, KfW IPEX-Bank GmbH as facility agent and the Collateral Agent.

“Jade Creditors” means the Jade Lenders and the Jade Hedging Creditors.

“Jade Facility Agent” means the “Facility Agent” under and as defined in the Jade Credit Facility.

“Jade Hedging Creditors” means each “Other Creditor” under and as defined in the Jade Credit Facility that becomes a Party to this Deed pursuant to Clause 9.4 (Creditor Accession Undertaking).

“Jade Interest Rate Protection Agreement” means any “Interest Rate Protection Agreement” under and as defined in the Jade Credit Facility.

“Jade Lenders” means each Original Jade Lender and each other Lender (as defined under the Jade Credit Facility) that becomes a Party to this Deed pursuant to Clause 9.2 (Change of Lender).

4

“Jade Other Hedging Agreement” means any “Other Hedging Agreement” under as defined in the Jade Credit Facility.

“Jade Security Trust Deed” means the “Security Trust Deed” under and as defined in the Jade Credit Facility.

“Jewel Credit Facility” means the €126,075,000 delayed-draw term loan facility, dated on or about the date hereof, among inter alia, Norwegian Jewel Limited as borrower, the Parent, the lenders from time to time party thereto, KfW IPEX-Bank GmbH as facility agent and the Collateral Agent.

“Jewel Creditors” means the Jewel Lenders and the Jewel Hedging Creditors.

“Jewel Facility Agent” means the “Facility Agent” under and as defined in the Jewel Credit Facility.

“Jewel Hedging Creditors” means each “Other Creditor” under and as defined in the Jewel Credit Facility, that becomes a Party to this Deed pursuant to Clause 9.4 (Creditor Accession Undertaking).

“Jewel Interest Rate Protection Agreement” means any “Interest Rate Protection Agreement” under and as defined in the Jewel Credit Facility.

“Jewel Lenders” means each “Original Jewel Lender” and each other “Lender” under and as defined under the Jewel Credit Facility that becomes a Party to this Deed pursuant to Clause 9.2 (Change of Lender).

“Jewel Other Hedging Agreement” means any “Other Hedging Agreement” under and as defined in the Jewel Credit Facility.

“Jewel Security Trust Deed” means the “Security Trust Deed” under and as defined in the Jewel Credit Facility.

“NCLC Group” means the “NCLC Group” under and as defined in the ECF Credit Agreement.

“Parent” means NCL Corporation Ltd.

“Party” means each party to this Deed, from time to time.

“Payment” means, in respect of any liabilities or obligations of the Debtor to the Secured Parties, a payment, prepayment, repayment, redemption, defeasance or discharge of those liabilities or obligations.

“Primary Creditors” means the ECF Creditors, the Term Loan Creditors, the ECF Hedging Creditors and the Term Loan Hedging Creditors.

“Receiver” means a receiver or receiver and manager or administrative receiver of the whole or any part of the assets which are expressed to be the subject of the Shared Security.

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“Secured Parties” means the Collateral Agent, any Receiver or Delegate and each of the Agents and the Primary Creditors from time to time but, in the case of each Agent or Primary Creditor, only if it is a Party to this Deed or has become a Party pursuant to the provisions of Clause 9 (Changes to the Parties).

“Security” means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), preference, priority or other security agreement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement, any financing or similar statement or notice filed under the UCC or any other similar recording or notice statute, and any lease having substantially the same effect as any of the foregoing); provided that in no event shall an operating lease be deemed to constitute Security.

“Security Documents” means the Term Loan Security Documents and the ECF Security Documents.

“Shared Security” means the assets which are expressed to be the subject of the Security created or evidenced or expressed to be created or evidenced under or pursuant to the Security Documents.

“Subsidiaries” means “Subsidiaries” under and as defined in the ECF Credit Agreement.

“Term Loan Collateral” means (i) the “Collateral” under and as defined in the Jade Credit Facility and (ii) the “Collateral” under and as defined in the Jewel Credit Facility.

“Term Loan Credit Agreements” means the Jade Credit Facility and the Jewel Credit Facility.

“Term Loan Credit Documents” means each of the “Credit Documents” under and as defined in each of the Term Loan Credit Agreements.

“Term Loan Creditors” means the Term Loan Facility Agents, the Collateral Agent in its capacity as such under the Term Loan Credit Documents, the Delegate Collateral Agent in its capacity as such under the Term Loan Credit Documents, the Term Loan Lenders and the Term Loan Hedging Creditors.

“Term Loan Facility Agents” means the Jewel Facility Agent and the Jade Facility Agent.

“Term Loan Hedging Agreements” means any Jade Interest Rate Protection Agreement, any Jewel Interest Rate Protection Agreement, any Jade Other Hedging Agreement and any Jewel Other Hedging Agreement to the extent secured by the Term Loan Collateral.

“Term Loan Hedging Creditors” means the Jade Hedging Creditors and the Jewel Hedging Creditors.

“Term Loan Hedging Indebtedness” means the aggregate amount of indebtedness owed from time to time by Norwegian Jewel Limited, Pride of Hawaii, LLC or the Parent to the Term Loan Hedging Creditors under or pursuant to the Term Loan Hedging Agreements, whether in respect of principal, interest, costs or otherwise and whether present, future, actual or contingent.

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“Term Loan Indebtedness” means the aggregate amount of indebtedness owed from time to time by Norwegian Jewel Limited or Pride of Hawaii, LLC to the Term Loan Creditors under or pursuant to the Term Loan Credit Documents, whether in respect of principal, interest, costs or otherwise and whether present, future, actual or contingent.

“Term Loan Lenders” means the Jade Lenders and the Jewel Lenders.

“Term Loan Required Lenders” means in respect of each of the Term Loan Credit Agreements, the meaning given to the term “Required Lenders” in each of those Term Loan Credit Agreements.

“Term Loan Security Documents” means the documents referred to in Schedule 2.

“UCC” means the Uniform Commercial Code as from time to time in effect in the relevant jurisdiction.

1.2	References

In this Deed:

(a)	words denoting the plural number include the singular and vice versa;

(b)	words denoting persons include corporations, partnerships, associations of persons (whether incorporated or not) or governmental or quasi-governmental bodies or authorities and vice versa;

(c)	references to Clauses are references to clauses of this Deed;

(d)	the headings and contents page(s) are for the purpose of reference only, have no legal or other significance, and shall be ignored in the interpretation of this Deed;

(e)	references to any document are, unless the context otherwise requires, references to that document as amended, supplemented, novated or replaced from time to time; and

(f)	references to any party include its successors, transferees and assignees.

2.	PRIORITY AND RANKING

The Term Loan Creditors agree that, notwithstanding (i) the date, time, method or order of grant, attachment or perfection of any of the Security Documents or (ii) the timing of delivery of any notice under any of the Security Documents, the rights, powers, discretions and remedies of the Term Loan Creditors in respect of the Term Loan Security Documents shall be subordinated to the rights, powers, discretions and remedies of any ECF Creditor in respect of the ECF Security Documents.

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3.	NOTIFICATIONS

3.1	If an Event of Default (as defined in the ECF Credit Agreement) shall occur, the ECF Facility Agent shall, as soon as is reasonably practicable after becoming aware of the same, notify the Term Loan Facility Agents of the same.

3.2	If an Event of Default (as defined in either of the Term Loan Credit Agreements) shall occur, the relevant Term Loan Facility Agent(s) shall, as soon as is reasonably practicable after becoming aware of the same, notify the ECF Facility Agent of the same.

4.	RESTRICTIONS ON ENFORCEMENT

4.1	Each of the Term Loan Creditors undertakes that prior to the ECF Discharge Date:

(a)	irrespective of its legal rights, and subject to Clause 4.2, it will not take any steps to enforce or require the enforcement of any of its rights in respect of the Shared Security under or pursuant to the Term Loan Security Documents without having first either paid to the ECF Creditors the whole of the ECF Indebtedness or obtained the prior written consent of the ECF Creditors; and

(b)	it will not contest nor attempt to contest the security constituted by, or any of the rights of the Collateral Agent, the Delegate Collateral Agent or any ECF Creditor to, the ECF Security Documents,

PROVIDED THAT nothing in this Clause 4.1 shall prevent any Term Loan Creditor from:

(i)	filing any action or proceedings necessary for preserving the validity, existence or priority of its rights, or to avoid the loss of or extinction of any of its rights;

(ii)	from demanding payment of any of the Term Loan Indebtedness; or

(iii)	supporting any proceedings arising from or relating to any enforcement action taken pursuant to the ECF Security Documents by the ECF Creditors with a view (in each case) to substantiating, preserving or protecting its interests as Term Loan Creditor, but in any such case such Term Loan Creditor shall give the earliest possible notice to the Collateral Agent of its intention to take such action and shall comply with all requirements of the Collateral Agent with respect to the preservation of the ECF Creditors’ rights in respect of the ECF Security Documents (which shall include the cessation of, or withdrawal by such Term Loan Creditor from, any proceedings in the event that the Collateral Agent so requires).

4.2	Each of the Term Loan Creditors undertakes to the ECF Creditors that it has not entered into, and will not at any time prior to the ECF Discharge Date enter into, any arrangement in respect of the Term Loan Security Documents, or any transactions related to or contemplated by the Term Loan Security Documents, as a result of which the ECF Security Documents or the security and other rights constituted and conferred on any ECF Creditor by the ECF Security Documents are, or may be, prejudiced.

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4.3	Each of the Term Loan Creditors undertakes to the ECF Creditors that it will not at any time prior to the ECF Discharge Date give any notice to any third party inconsistent with the rights and powers of the ECF Creditors under or pursuant to the ECF Security Documents. In particular, but without limitation, any notice of the assignment by the Debtor of any assets subject to the Term Loan Security Documents shall be expressed as being subject to the provisions of this Deed.

5.	MANNER OF ENFORCEMENT

5.1	Enforcement Instructions

(a)	Prior to the ECF Discharge Date, each of the Collateral Agent and the Delegate Collateral Agent may refrain from enforcing the Shared Security unless instructed otherwise by the ECF Required Lenders.

(b)	After the ECF Discharge Date, the Collateral Agent and the Delegate Collateral Agent may refrain from enforcing the Shared Security unless instructed otherwise by the Term Loan Required Lenders.

(c)	Prior to the ECF Discharge Date, subject to the Shared Security having become enforceable in accordance with its terms, the ECF Required Lenders may give or refrain from giving instructions to the Collateral Agent to enforce or refrain from enforcing all or any part of the Shared Security as they see fit.

(d)	After the ECF Discharge Date, subject to the Shared Security having become enforceable in accordance with its terms, the Term Loan Required Lenders may give or refrain from giving instructions to the Collateral Agent to enforce or refrain from enforcing all or any part of the Shared Security as they see fit.

(e)	Each of the Collateral Agent and the Delegate Collateral Agent are entitled to rely on and comply with instructions given in accordance with this Clause 5.1 (Enforcement instructions).

5.2	Co-operation

If the Collateral Agent or the Delegate Collateral Agent decide (each in its sole and absolute discretion) to exercise its rights of enforcement in relation to all or any part of the Shared Security, each of the ECF Creditors and the Term Loan Creditors agrees to co-operate fully with the Collateral Agent and/or the Delegate Collateral Agent and (where applicable) the Debtor in connection with that enforcement by (without limitation) executing all documents required by the Collateral Agent and/or the Delegate Collateral Agent.

5.3	Reasonable Notice

Each of the Collateral Agent and the Delegate Collateral Agent will give the Term Loan Facility Agents, the ECF Hedging Creditors and the Term Loan Hedging Creditors reasonable prior notice of any intended exercise of its rights of enforcement in relation to the Shared Security.

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5.4	Manner of enforcement

If all or any part of the Shared Security is being enforced by the Collateral Agent and/or the Delegate Collateral Agent, each of the Collateral Agent and the Delegate Collateral Agent shall enforce such Shared Security in such manner (including, without limitation, the selection of any administrator of the Debtor to be appointed by either of the Collateral Agent and the Delegate Collateral Agent) as the ECF Required Lenders (or following the ECF Discharge Date, the Term Loan Required Lenders) shall instruct or, in the absence of any such instructions, as each of the Collateral Agent and the Delegate Collateral Agent sees fit.

5.5	Exercise of voting rights

(a)	Each ECF Creditor and Term Loan Creditor agrees with the Collateral Agent and the Delegate Collateral Agent that it will cast its vote in any proposal put to the vote by or under the supervision of any judicial or supervisory authority in respect of any insolvency, pre-insolvency or rehabilitation or similar proceedings relating to the Debtor as instructed by the Collateral Agent and the Delegate Collateral Agent.

(b)	The Collateral Agent and the Delegate Collateral Agent shall give instructions for the purposes of paragraph (a) above as directed by the ECF Required Lenders (or following the ECF Discharge Date, the Term Loan Required Lenders).

5.6	Waiver of rights

To the extent permitted under applicable law and subject to Clause 5.4 (Manner of enforcement) and Clause 7 (Application of proceeds), each of the Secured Parties and the Debtor waives all rights it may otherwise have to require that the Shared Security be enforced in any particular order or manner or at any particular time or that any sum received or recovered from any person, or by virtue of the enforcement of any of the Shared Security be applied in any particular manner.

5.7	Duties owed

Each of the Collateral Agent and the Delegate Collateral Agent and the Debtor acknowledge that, in the event that either of the Collateral Agent and the Delegate Collateral Agent enforces or is instructed to enforce the Shared Security, the duties of the Collateral Agent and the Delegate Collateral Agent and of any Receiver or Delegate owed to the Secured Parties in respect of the method, type and timing of that enforcement or of the exploitation, management or realisation of any of that Shared Security shall be no different to or greater than the duty that is owed by each of the Collateral Agent and the Delegate Collateral Agent, Receiver or Delegate to the Debtor under general law.

5.8	Certificates in relation to ECF Indebtedness

Any certificate provided by the ECF Facility Agent as to the amount of any ECF Indebtedness owed to the ECF Lenders shall be prima facie evidence of the existence and amount of the ECF Indebtedness.

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5.9	Certificates in relation to Term Loan Indebtedness

Any certificate provided by the Term Loan Facility Agents as to the amount of any Term Loan Indebtedness owed to the relevant Term Loan Lenders under the respective Term Loan Credit Agreements shall be prima facie evidence of the existence and amount of the Term Loan Indebtedness.

6.	TURNOVER OF RECEIPTS

If at any time any Secured Party receives or recovers the proceeds of any enforcement of any Shared Security except in accordance with Clause 7 (Application of Proceeds), that Secured Party will:

(a)	in relation to receipts and recoveries not received or recovered by way of set off, hold all amounts received or recovered on trust for the Collateral Agent and promptly pay that amount to the Collateral Agent for application in accordance with the terms of this Deed; and

(b)	in relation to receipts and recoveries received or recovered by way of set off, promptly pay an amount equal to that recovery to the Collateral Agent for application in accordance with the terms of this Deed.

7.	APPLICATION OF PROCEEDS

7.1	All amounts from time to time received or recovered by the Collateral Agent in connection with the realisation or enforcement of all or any part of the Shared Security shall be held by the Collateral Agent on trust to apply them at any time as the Collateral Agent (in its discretion) sees fit, to the extent permitted by applicable law (and subject to the provisions of this Clause 7), in the following order of priority:

(a)	in discharging any sums (in respect of the Security Documents) owing to the Collateral Agent, the Delegate Collateral Agent, any Receiver or any Delegate (on a pro rata basis);

(b)	in payment of all costs and expenses incurred by any Agent or Primary Creditor in connection with any action taken at the request of the Collateral Agent (on a pro rata basis);

(c)	to the ECF Facility Agent in payment in or towards the ECF Indebtedness pursuant to Section 4.05 (Application of Proceeds) of the ECF Credit Agreement;

(d)	to each of the Term Loan Facility Agents in payment in or towards the Term Loan Indebtedness (on a pro rata basis across each of the Jewel Credit Facility and Jade Credit Facility, based on the outstanding principal amount of loans under each such facility) pursuant to Section 4.05 (Application of Proceeds) of the relevant Term Loan Credit Agreement;

(e)	in payment in or towards the ECF Hedging Indebtedness (on a pro rata basis in respect of the ECF Hedging Indebtedness owed to each ECF Hedging Creditor);

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(f)	in payment in or towards the Term Loan Hedging Indebtedness (on a pro rata basis in respect of the Term Loan Hedging Indebtedness owed to each Term Loan Hedging Creditor);

(g)	if the Debtor is not under any further actual or contingent liability (other than (i) contingent liabilities for which no claim has been made and (ii) indemnities, expense reimbursements or any other contingent liabilities that expressly survive the termination of the ECF Credit Agreement) under any ECF Credit Document, Hedging Agreement or Term Loan Credit Document, in payment to any person to whom the Collateral Agent is obliged to pay in priority to the Debtor; and

(h)	the balance, if any, in payment to the Debtor.

8.	PRESERVATION

8.1	Partial invalidity

If, at any time, any provision of this Deed is or becomes illegal, invalid or unenforceable in any respect under any law of any jurisdiction, neither the legality, validity or enforceability of the remaining provisions nor the legality, validity or enforceability of that provision under the law of any other jurisdiction will in any way be affected or impaired.

8.2	Further Assurance

8.3	If, at any time, any provision of this Deed is or becomes invalid or unenforceable in whole or in part by reason of any present or future law or any decision of any court, then from time to time the Debtor and the Term Loan Creditors will each promptly, on demand by the Collateral Agent and at the cost of the Debtor, execute and deliver to the Collateral Agent, or procure the execution and delivery to the Collateral Agent of, such further documents as in the opinion of the Collateral Agent are necessary to give effect to the terms of this Deed.

8.4	No impairment

If, at any time after its date, any provision of a Debt Document (including this Deed) is not binding on or enforceable in accordance with its terms against a person expressed to be a party to that Debt Document, neither the binding nature nor the enforceability of that provision or any other provision of that Debt Document will be impaired as against the other party(ies) to that Debt Document.

8.5	Remedies and waivers

No failure to exercise, nor any delay in exercising, on the part of any Party, any right or remedy under this Deed shall operate as a waiver, nor shall any single or partial exercise of any right or remedy prevent any further or other exercise or the exercise of any other right or remedy. The rights and remedies provided in this Deed are cumulative and not exclusive of any rights or remedies provided by law.

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8.6	Waiver of defences

The provisions of this Deed will not be affected by an act, omission, matter or thing which, but for this Clause 8.6, would reduce, release or prejudice the subordination and priorities expressed to be created by this Deed including (without limitation and whether or not known to any Party):

(a)	any time, waiver or consent granted to, or composition with, the Debtor or other person;

(b)	the release of the Debtor or any other person under the terms of any composition or arrangement with any creditor of any member of the NCLC Group;

(c)	the taking, variation, compromise, exchange, renewal or release of, or refusal or neglect to perfect, take up or enforce, any rights against, or security over assets of, the Debtor or other person or any non-presentation or non-observance of any formality or other requirement in respect of any instrument or any failure to realise the full value of any Security;

(d)	any incapacity or lack of power, authority or legal personality of or dissolution or change in the members or status of the Debtor or other person;

(e)	any amendment, novation, supplement, extension (whether of maturity or otherwise) or restatement (in each case, however fundamental and of whatsoever nature, and whether or not more onerous) or replacement of a Debt Document or any other document or security;

(f)	any unenforceability, illegality or invalidity of any obligation of any person under any Debt Document or any other document or security;

(g)	any intermediate Payment of any of the obligation or liabilities owed by the Debtor to the Primary Creditors in whole or in part; or

(h)	any insolvency or similar proceedings.

8.7	Priorities not affected

Except as otherwise provided in this Deed the priorities referred to in Clause 2 (Priority and Ranking) will:

(a)	not be affected by any reduction or increase in the principal amount secured by the Shared Security in respect of the obligations or liabilities owed by the Debtor to the Primary Creditors or by any intermediate reduction or increase in, amendment or variation to any of the Debt Documents, or by any variation or satisfaction of, any of the obligations or liabilities owed the Debtor to the Primary Creditors or any other circumstances;

(b)	apply regardless of the order in which or dates upon which this Deed and the other Debt Documents are executed or registered or notice of them is given to any person; and

(c)	secure the obligations or liabilities owed by the Debtor to the Primary Creditors in the order specified, regardless of the date upon which any of those liabilities or obligations arose or of any fluctuations in the amount of any of such outstanding liabilities or obligations.

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9.	CHANGES TO THE PARTIES

9.1	Assignments and transfers

No Party may assign any of its rights and benefits or transfer any of its rights, benefits and obligations in respect of any Debt Documents except as permitted by this Clause 9.

9.2	Change of Lender

Any ECF Lender and any Term Loan Lender may assign any of its rights and benefits or transfer by novation any of its rights, benefits and obligations in respect of this Deed if:

(a)	the assignee or transferee has executed an Assignment Agreement or Transfer Certificate (as each such term is defined in the ECF Credit Agreement or the relevant Term Loan Credit Agreement) pursuant to which, amongst other things, the assignee or transferee receives the benefit of the rights and agrees that it will perform all of the obligations which are required to be performed by a Lender under the terms of the ECF Credit Agreement or the relevant Term Loan Credit Agreement (as applicable); and

(b)	the ECF Lender or Term Loan Lender has complied with the requirements for such assignment or transfer under its ECF Credit Agreement or the relevant Term Loan Credit Agreement, as applicable.

9.3	Change of Agent

No person shall become an Agent unless at the same time, it accedes to this Deed as an Agent pursuant to Clause 9.4 (Creditor Accession Undertaking).

9.4	Creditor Accession Undertaking

(a)	Subject to Clause 9.2 (Change of Lender), any ECF Hedging Creditor, Term Loan Hedging Creditor, or Agent that wishes to become a Party to this Deed in the capacity as a Creditor may become a Party by delivering to the Collateral Agent, a duly completed and executed Creditor Accession Undertaking.

(b)	With effect from the date of acceptance by the Collateral Agent of a Creditor Accession Undertaking duly executed and delivered to the Collateral Agent by the relevant acceding party or, if later, the date specified in that Creditor Accession Undertaking:

(i)	any Party ceasing entirely to be a Creditor shall be discharged from further obligations towards the Collateral Agent and other Parties under this Deed and their respective rights against one another shall be cancelled (except in each case for those rights which arose prior to that date); and

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(ii)	as from that date, the replacement or new Creditor shall assume the same obligations and become entitled to the same rights, as if it had been an original Party to this Deed in that capacity.

9.5	Additional parties

Each of the Parties appoints the Collateral Agent to receive on its behalf each Creditor Accession Undertaking delivered to the Collateral Agent and the Collateral Agent shall, as soon as reasonably practicable after receipt by it, sign and accept the same if it appears on its face to have been completed, executed and, where applicable, delivered in the form contemplated by this Deed.

10.	POWER OF ATTORNEY

The Debtor and each Creditor irrevocably appoints the Collateral Agent and the Delegate Collateral Agent as its attorney to do anything which such person has authorised the Collateral Agent or the Delegate Collateral Agent to do under this Deed or which such person is required to do under this Deed but has failed to do for a period of five Business Days after receiving notice from Collateral Agent or the Delegate Collateral Agent requiring it to do so.

11.	AMENDMENTS

11.1	No variation or amendment to this Deed shall be valid unless in writing and signed on behalf of each of the Parties.

12.	THIRD PARTY RIGHTS

12.1	Unless expressly provided to the contrary in this Deed, a person who is not a Party has no right under the Contracts (Rights of Third Parties) Act 1999 (the “Third Parties Rights Act”) to enforce or to enjoy the benefit of any term of this Deed.

12.2	Notwithstanding any term of this Deed, the consent of any person who is not a Party is not required to rescind or vary this Deed at any time.

13.	COUNTERPARTS

This Deed may be executed in any number of counterparts and all the counterparts when executed and taken together shall constitute one and the same instrument.

14.	NOTICES

14.1	Communications in Writing

Any communication to be made under or in connection with this Deed shall be made in writing and, unless otherwise stated, may be made by fax or letter.

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14.2	Contact Details

For the purposes of any notice, request, demand or any communication sent in accordance with Clause 14.1 (Communications in writing), the contact details of each of the parties are as follows:

(a)	to the Collateral Agent:

Palmengartenstrasse 5-9,

60325 Frankfurt am Main,

Germany,

Attention: Ship Finance, X2a4, Claudia Wenzel

Fax: +49 69 7431 2944

Email: claudia.wenzel@kfw.de

(b)	to the Delegate Collateral Agent:

Domstrasse 18

D - 20095 Hamburg

Attn.: Marcus Weber / Anne Randewig

Fax: +49 40 3769 -9649

E-mail: marcus.weber@commerzbank.com

             anne.randewig@commerzbank.com

(c)	to the Agents:

Palmengartenstrasse 5-9,

60325 Frankfurt am Main,

Germany

Attention: Ship Finance, X2a4, Claudia Wenzel

Fax: +49 69 7431 2944

Email: claudia.wenzel@kfw.de

(d)	to the Credit Parties:

7665 Corporation Center Drive

Miami, Florida 33126

USA

Attention: Chief Financial Officer and General Counsel

Fax: +1 305-436-4117

E-mail: dfarkas@ncl.com

              hflanders@ncl.com

with copies to:

Apollo Management, L.P.

9 West 57th Street

New York, New York 10019

Attention: Steve Martinez

Fax: +1 212-515-3288

Email: martinez@apollolp.com

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and

O’Melveny & Myers LLP

7 Times Square

New York, New York 10036

Attention: Brad J. Finkelstein

Fax: +1 212-326-2061

Email:   bfinkelstein@omm.com,

or to such other address and/or number as is notified in writing by a party to the other parties under this Deed.

14.3	Delivery of Notices

All notices and other communications provided for hereunder shall be in writing (including telexed, telegraphic, telecopier or electronic (unless and until notified to the contrary) communication) and mailed, telexed, telecopied, delivered or electronic mailed at the address specified on Clause 14.2 (Contact Details) or in the case of the Original ECF Lenders, Original Jade Lenders and Original Jewel Lenders at the addressed identified with its name in Schedule 4 hereto; provided that, with respect to all notices and other communication made by electronic mail or other electronic means, the Parties agree that they shall notify each other in writing of their electronic mail address and/or any other information required to enable the sending and receipt of information by that means and they shall notify each other of any change to their address or any other such information supplied by them. All such notices and communications shall, (i) when mailed, be effective three Business Days after being deposited in the mails, prepaid and properly addressed for delivery, (ii) when sent by overnight courier, be effective one Business Day after delivery to the overnight courier prepaid and properly addressed for delivery on such next Business Day, (iii) when sent by telex or telecopier, be effective when sent by telex or telecopier, except that notices and communications to the Agents, the Collateral Agent and the Delegate Collateral Agent shall not be effective until received by them or (iv) when electronic mailed, be effective only when actually received in readable form and in the case of any electronic communication made by the Debtor to the Agents, the Collateral Agent or the Delegate Collateral Agent, only if it is addressed in such a manner as the Agents, the Collateral Agent or the Delegate Collateral Agent shall specify for this purpose.

15.	PERPETUITY PERIOD

15.1	The perpetuity period for each trust created by this Deed shall be one hundred and twenty five (125) years from the date of this Deed.

16.	GOVERNING LAW

This Deed and any non-contractual obligations arising out of or in connection with it are governed by English law.

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17.	ENFORCEMENT

17.1	Jurisdiction

(a)	The courts of England have exclusive jurisdiction to settle any dispute arising out of or in connection with this Deed (including a dispute relating to the existence, validity or termination of this Deed or any non-contractual obligation arising out of or in connection with this Deed) (a “Dispute”).

(b)	The Parties hereto agree that the courts of England are the most appropriate and convenient courts to settle Disputes and accordingly no Party will argue to the contrary.

(c)	This Clause 17.1 is for the benefit of the Secured Parties only. As a result, no Secured Party shall be prevented from taking proceedings relating to a Dispute in any other courts with jurisdiction. To the extent allowed by law, the Secured Parties may take concurrent proceedings in any number of jurisdictions.

17.2	Service of process

(a)	Without prejudice to any other mode of service allowed under any relevant law the Debtor (unless incorporated in England and Wales):

(i)	shall appoint a process agent as its agent for service of process in relation to any proceedings before the English courts in connection with this Deed; and

(ii)	agrees that failure by a process agent to notify the Debtor of the process will not invalidate the proceedings concerned;

(b)	If any person appointed as an agent for service of process is unable for any reason to act as agent for service of process, the Debtor must immediately (and in any event within five days of such event taking place) appoint another agent on terms acceptable to the ECF Facility Agent (or after the ECF Discharge Date, the Term Loan Facility Agents). Failing this, the ECF Facility Agent (or after the ECF Discharge Date, the Term Loan Facility Agents) may appoint another agent for this purpose.

(c)	The Debtor expressly agrees and consents to the provisions of this Clause 17 and Clause 16 (Governing Law).

IN WITNESS WHEREOF of which this Deed has been duly executed and delivered on the day and year written above.

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SCHEDULE 1

ECF SECURITY DOCUMENTS

1.	First-priority legal assignment of contracts dated on or about the date hereof in respect of the Construction Contract, certain of the Refund Guarantees and the Construction Risks Insurance (each as defined in the ECF Credit Agreement) in favour of the Collateral Agent as security trustee on behalf of the ECF Creditors (the “Vessel 2 Assignment of Contracts”).

2.	First-priority legal assignment of the refund guarantees dated on or about the date hereof in respect of certain of the Refund Guarantees issued by KfW IPEX-Bank GmbH in favour of the Delegate Collateral Agent as security trustee on behalf of the ECF Creditors (the “Vessel 2 Assignment of KfW Refund Guarantees”).

3.	The ECF 2 Security Trust Deed.

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SCHEDULE 2

TERM LOAN SECURITY DOCUMENTS

1.	Second-priority legal assignment of contracts dated on or about the date hereof in respect of the Construction Contract, certain of the Refund Guarantees and the Construction Risks Insurance (each as defined in each Term Loan Credit Agreement) in favour of the Collateral Agent as security trustee on behalf of the Term Loan Creditors (the “Term Loan Vessel 2 Assignment of Contracts”).

2.	Second-priority legal assignment of the refund guarantees dated on or about the date hereof in respect of certain of the Refund Guarantees issued by KfW IPEX-Bank GmbH in favour of the Delegate Collateral Agent as security trustee on behalf of the Term Loan Creditors (the “Term Loan Vessel 2 Assignment of KfW Refund Guarantees”).

3.	The Jade Security Trust Deed.

4.	The Jewel Security Trust Deed.

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SCHEDULE 3

FORM OF CREDITOR ACCESSION UNDERTAKING

To:	[Insert full name of current Collateral Agent and Delegate Collateral Agent] for themselves and each of the other parties to the Intercreditor Deed referred to below.

[To:	[Insert full name of current Agent] as Agent.]

From:	[Acceding Creditor/Agent]

THIS UNDERTAKING is made on [date] by [insert full name of new Creditor / Agent] (the “Acceding [Creditor / Agent]”) in relation to the intercreditor deed (the “Intercreditor Deed”) dated [•] between KfW IPEX-Bank GmbH as ECF Facility Agent and Term Loan Facility Agents, the parties named therein as ECF Lenders, the parties named therein as the Jade Lenders, the parties named therein as the Jewel Lenders, Breakaway Two, Ltd. as Debtor, KfW IPEX-Bank GmbH acting as Collateral Agent and Deutsche Schiffsbank Aktiengesellschaft as Delegate Collateral Agent.

Terms defined in the Intercreditor Deed shall, unless otherwise defined in this Undertaking, bear the same meanings when used in this Undertaking.

In consideration of the Acceding [Creditor / Agent] being accepted as a [[ECF Facility Agent/Term Loan Facility Agent / ECF Hedging Creditor / Term Loan Hedging Creditor]] for the purposes of the Intercreditor Deed, the Acceding [Creditor / Agent] confirms that, as from [date], it intends to be party to the Intercreditor Deed as a [ECF Facility Agent/Term Loan Facility Agent / ECF Hedging Creditor / Term Loan Hedging Creditor] and undertakes to perform all the obligations expressed in the Intercreditor Deed to be assumed by a [[ECF Facility Agent/Term Loan Facility Agent / ECF Hedging Creditor / Term Loan Hedging Creditor]] and agrees that it shall be bound by all the provisions of the Intercreditor Deed, as if it had been an original party to the Intercreditor Deed.

This Undertaking and any non-contractual obligations arising out of or in connection with it are governed by English law.

THIS UNDERTAKING has been entered into on the date stated above.

Acceding [Creditor / Agent]

[EXECUTED as a DEED] [insert full name of Acceding Creditor / Agent]

By:

Address:
Fax:

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Accepted by the Collateral Agent

for and on behalf of KfW IPEX-Bank GmbH

Date:

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SCHEDULE 4

ADDRESS DETAILS

DEUTSCHE SCHIFFSBANK AKTIENGESELLSCHAFT	Domstrasse 18 D - 20095 Hamburg Attn.: Marcus Weber / Anne Randewig Telephone: +49 40 3769 -9646 / -9647 Facsimile: +49 40 3769 -9649 e-mail: marcus.weber@commerzbank.com anne.randewig@commerzbank.com

DNB NOR BANK ASA	Stranden 21 N-0021 Oslo, Norway Attn: Amra Koluder / Solveig N. Knoff Telephone: +47 22 94 91 17 / 22 94 96 63 Facsimile: +47 22 48 28 94 e-mail: amra.koluder@dnbnor.no solveig.knoff@dnbnor.no

HSBC BANK PLC	8 Canada Square London E14 5HQ Attn: Alan P. Marshall (FC1354) Fax no: +44 207 992 4428 e-mail: alan.p.marshall@hsbcib.com

KFW IPEX-BANK GMBH

Palmengartenstrasse 5-9

60325 Frankfurt am Main

Germany

Telephone: +49 69 7431 4649 / 4037

Fax: +49 69 7431 4466 / 2944

Attn:    Ms Claudia Wenzel /

              Mr Christian Schweiger

email:  claudia.wenzel@kfw.de /

             christian.schweiger@kfw.de

NORDEA BANK NORGE ASA	Middelthunsgate 17, P.O. Box 1166 Sentrum NO-0107 Oslo, Norway Attn: Arne Berglund Telephone: (47) 22 484193 Facsimile: (47) 22 486668 e-mail: arne.berglund@nordea.com

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SIGNATORIES

THE ECF FACILITY AGENT

Executed as a deed by KFW IPEX-BANK

GMBH, acting by [name of director]:

[Signature of Director]
Director

[Signature of Director]
Director

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THE JADE FACILITY AGENT

Executed as a deed by KFW IPEX-BANK

GMBH, acting by [name of director]:

[Signature of Director]
Director

[Signature of Director]
Director

THE JEWEL FACILITY AGENT

Executed as a deed by KFW IPEX-BANK GMBH, acting by [name of director]:

[Signature of Director]
Director

[Signature of Director]
Director

THE ORIGINAL ECF LENDERS

Executed as a deed by DEUTSCHE SCHIFFSBANK AKTIENGESELLSCHAFT, acting by [name of director]:

[Signature of Director]
Director

[Signature of Director]
Director

Executed as a deed by DNB NOR BANK ASA, acting by [name of director]:

[Signature of Director]
Director

[Signature of Director]
Director

Executed as a deed by HSBC BANK PLC, acting by [name of director]:

[Signature of Director]
Director

[Signature of Director]
Director

Executed as a deed by KFW IPEX-BANK GMBH, acting by [name of director]:

[Signature of Director]
Director

[Signature of Director]
Director

Executed as a deed by NORDEA BANK NORGE ASA, acting by [name of director]:

[Signature of Director]
Director

[Signature of Director]
Director

THE ORIGINAL JADE LENDERS

Executed as a deed by DEUTSCHE SCHIFFSBANK AKTIENGESELLSCHAFT, acting by [name of director]:

[Signature of Director]
Director

[Signature of Director]
Director

Executed as a deed by DNB NOR BANK ASA, acting by [name of director]:

[Signature of Director]
Director

[Signature of Director]
Director

Executed as a deed by HSBC BANK PLC, acting by [name of director]:

[Signature of Director]
Director

[Signature of Director]
Director

Executed as a deed by KFW IPEX-BANK GMBH, acting by [name of director]:

[Signature of Director]
Director

[Signature of Director]
Director

Executed as a deed by NORDEA BANK NORGE ASA, acting by [name of director]:

[Signature of Director]
Director

[Signature of Director]
Director

THE ORIGINAL JEWEL LENDERS

Executed as a deed by DEUTSCHE SCHIFFSBANK AKTIENGESELLSCHAFT, acting by [name of director]:

[Signature of Director]
Director

[Signature of Director]
Director

Executed as a deed by DNB NOR BANK ASA, acting by [name of director]:

[Signature of Director]
Director

[Signature of Director]
Director

Executed as a deed by HSBC BANK PLC, acting by [name of director]:

[Signature of Director]
Director

[Signature of Director]
Director

Executed as a deed by KFW IPEX-BANK GMBH, acting by [name of director]:

[Signature of Director]
Director

[Signature of Director]
Director

Executed as a deed by NORDEA BANK NORGE ASA, acting by [name of director]:

[Signature of Director]
Director

[Signature of Director]
Director

THE DEBTOR

Signed as a deed on behalf of BREAKAWAY TWO, LTD., a company incorporated in Bermuda, by [full name(s) of person(s) signing], being [a] person[s] who, in accordance with the laws of that territory, [is][are] acting under the authority of the company

Authorised [signatory] [signatories]

THE COLLATERAL AGENT

Executed as a deed by KFW IPEX-BANK GMBH, acting by [name of director]:

[Signature of Director]
Director

[Signature of Director]
Director

EXHIBIT N

THE DELEGATE COLLATERAL AGENT

Executed as a deed by DEUTSCHE SCHIFFSBANK AKTIENGESELLSCHAFT, acting by [name of director]:

[Signature of Director]
Director

[Signature of Director]
Director

EXHIBIT O

Dated [—] 2010

HULL NO. S. 692

FORM OF

ASSIGNMENT OF MANAGEMENT AGREEMENTS

between

BREAKAWAY TWO, LTD.

as Borrower

and

KFW IPEX-BANK GMBH

as Collateral Agent

White & Case LLP

5 Old Broad Street

London EC2N 1DW

White & Case LLP

5 Old Broad Street

London EC2N 1DW

THIS ASSIGNMENT is dated [•] 2010

BETWEEN:

(1)	BREAKAWAY TWO, LTD., a Bermuda company with its registered office as of the date hereof at Milner House, 18 Parliament Street, Hamilton HM12, Bermuda (the “Borrower”); and

(2)	KFW IPEX-BANK GMBH, as collateral agent for and on behalf of the Secured Creditors (the “Collateral Agent”, which expression includes any person which is for the time being a collateral agent for the Secured Creditors for the purposes of this Assignment).

RECITALS

(A)	The Lenders are willing to make a loan facility available to the Borrower on the terms and subject to the conditions set out in the Credit Agreement, on condition that the Borrower enters into this Assignment as security for its obligations and Liabilities as Borrower under or in relation to the Credit Documents.

(B)	The Board of Directors of the Borrower is satisfied that the Borrower is entering into this Assignment for the purposes of its business and that its doing so benefits the Borrower.

(C)	The Borrower and the Collateral Agent intend this Assignment to take effect as a deed.

(D)	The Collateral Agent holds the benefit of this Assignment on trust for itself for the Secured Creditors on the terms of the Credit Agreement and the Security Trust Deed.

1. INTERPRETATION

1.1 Definitions

In this Assignment the following terms have the meanings given to them in this Clause.

“Acknowledgment of Assignment” means a duly completed acknowledgement of assignment in the form set out in Schedule 2 (Form of Acknowledgement of Assignment) or in such other form as may be approved by the Collateral Agent.

“Agreed Rate” means the rate specified in section 2.06(b) and 2.06(c) (Interest) of the Credit Agreement.

“Assigned Rights” means the Borrower’s rights, title, interest and benefits in, to and in respect of the Management Agreements.

“Credit Agreement” means the €529,846,154 credit agreement dated on or about the date hereof between, inter alia, the Parent, the Borrower, the Joint Lead Arrangers (as defined therein), the Lenders (as defined therein), the Collateral Agent, Nordea Bank Norge ASA as documentation agent and Commerzbank AG as Hermes Agent.

“Credit Agreement Obligations” means “Credit Document Obligations” as defined in the Credit Agreement.

“Event of Default” means an “Event of Default” as defined in the Credit Agreement.

“Lender Creditors” means the Agents and the Lenders.

“Liability” means any liability for the payment of money, whether in respect of principal, interest or otherwise, whether actual or contingent, whether owed jointly or severally and whether owed as principal or surety or in any other capacity.

“Management Agreements” means any agreements substantially in the form of Schedule 3 (Form of Management Agreement) or otherwise reasonably acceptable to the Facility Agent (as modified, supplemented or amended from time to time), entered into by the Borrower with the Manager or such other commercial manager and/or a technical manager with respect to the management of the Vessel, in each case which manager shall be reasonably acceptable to the Facility Agent (it being understood that NCL (Bahamas) Ltd. is acceptable).

“Manager” means the company providing commercial and technical management and crewing services for the Vessel pursuant to the Management Agreements, which is presently contemplated to be NCL (Bahamas) Ltd., a company organised and existing under the laws of Bermuda.

“Notice of Assignment” means a duly completed notice of assignment in the form set out in Schedule 1 (Form of Notice of Assignment) or in such other form as may be approved by the Collateral Agent.

“Other Creditors” means each Lender or any affiliate thereof with which the Borrower and/or the Parent may at any time and from time to time after the date hereof enter into, or guaranty the obligations of one or more of its Subsidiaries under one or more Interest Rate Protection Agreements or Other Hedging Agreements (even if the respective Lender subsequently ceases to be a Lender under the Credit Agreement for any reason), together with such Lender’s or affiliate’s successors and assigns, if any.

“Parent” means NCL Corporation Ltd., a Bermuda company.

“Receiver” means a receiver and manager or any other receiver (whether appointed pursuant to this Assignment, pursuant to any statute, by a court or otherwise) of any of the Assigned Rights.

“Secured Creditors” means the Lender Creditors and the Other Creditors.

“Secured Obligations” means the Credit Agreement Obligations and the Other Obligations.

“Security” means the security created by this Assignment.

“Security Period” means the period beginning on the date of this Assignment and ending on the date upon which the Collateral Agent is satisfied that:

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(a)	none of the Secured Creditors is under any obligation (whether actual or contingent) to make advances or provide other financial accommodation to the Borrower under any of the Credit Documents; and

(b)	all Secured Obligations have been unconditionally and irrevocably paid and discharged in full (other than (i) contingent obligations for which no claim has been made and (ii) indemnities, expense reimbursements or any other contingent liabilities that expressly survive the termination of the Credit Agreement) .

“Security Trust Deed” means the security trust deed dated on or about the date hereof between, inter alia, the Collateral Agent as security trustee, the Facility Agent and the Lenders.

1.2	Continuing Event of Default

An Event of Default shall be regarded as continuing if (a) the circumstances constituting such event continue and (b) such Event of Default has not been waived in accordance with the terms of the Credit Documents.

1.3	Defined Terms

Unless this Assignment provides otherwise, a term which is defined (or expressed to be subject to a particular construction) in the Credit Agreement shall have the same meaning (or be subject to the same construction) in this Assignment.

1.4	References to Agreements

Unless otherwise stated, any reference in this Assignment to any agreement or document (including any reference to this Assignment or any other Credit Document) shall be construed as a reference to:

(a)	such agreement or document as amended, varied, novated or supplemented from time to time;

(b)	any other agreement or document whereby such agreement or document is so amended, varied, novated or supplemented; and

(c)	any other agreement or document entered into pursuant to or in accordance with such agreement or document.

1.5	Certificates

A certificate of any Secured Creditor as to the amount of any Secured Obligation owed to it shall be prima facie evidence of the existence and amount of such Secured Obligation.

1.6	Statutes

Any reference in this Assignment to a statute or statutory provision shall, unless the contrary is indicated, be construed as a reference to such statute or statutory provision as the same shall have been or may be amended or re-enacted.

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1.7	Implied Covenants

The following provisions of the Law of Property (Miscellaneous Provisions) Act 1994 will not apply to Clause 3.1 (Assignment) or Clause 3.2 (Notice of Assignment):

(a)	the words “other than any charges, encumbrances or rights which that person does not and could not reasonably be expected to know about” in Section 3(1);

(b)	the words “except to the extent that” and all the words thereafter in Section 3(2); and

(c)	Section 6(2).

1.8	Third Party Rights

It is intended that with the consent of the Collateral Agent each of the other Secured Creditors shall be able to enforce the provisions of Clause 16.4 (Currency Indemnity) (which can be amended with the consent of the Collateral Agent but without the consent of the other Secured Creditors), but otherwise a person which is not a party to this Assignment shall have no rights to enforce the provisions of this Assignment other than those it would have had if the Contracts (Rights of Third Parties) Act 1999 had not come into effect.

1.9	Clause and Schedule Headings

Clause and Schedule headings are for ease of reference only and shall not affect the construction of this Assignment.

2.	COVENANT TO PAY

2.1	Covenant to Pay

The Borrower agrees that promptly on demand of the Collateral Agent it will pay to the Collateral Agent any Secured Obligation which is due but unpaid.

2.2	Interest

Any Secured Obligation which is owed by the Borrower under this Assignment and is not paid when due shall bear interest at the Agreed Rate from the due date until the date on which such Secured Obligation is unconditionally and irrevocably paid in full and such interest shall accrue from day to day (after as well as before judgment) and be payable by the Borrower on demand of the Collateral Agent.

3.	LEGAL ASSIGNMENT

3.1	Assignment

The Borrower hereby assigns with full title guarantee the Assigned Rights to the Collateral Agent to hold the same on behalf of the Secured Creditors on the terms set out in the Security Trust Deed as security for the payment and discharge of the Secured Obligations.

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3.2	Non-Assignable Rights

The Borrower declares that to the extent that any right, title, interest or benefit described in Clause 3.1 (Assignment) is for any reason not effectively assigned pursuant to Clause 3.1 (Assignment) for whatever reason, it shall:

(a)	hold the benefit of the same on trust for the Collateral Agent as security for the payment and discharge of the Secured Obligations; and

(b)	promptly upon becoming aware of the same, notify the Collateral Agent of the same and the reasons therefore and thereafter take such steps as the Collateral Agent may reasonably require to remove such prohibition or other reason for such incapacity.

3.3	Notice of Assignment

(a)	As soon as practicable after the execution of this Assignment, the Borrower shall deliver to each Manager under each of the Management Agreements as of the date hereof (if any), a Notice of Assignment and if the Collateral Agent so requests the Borrower shall countersign such Notice of Assignment.

(b)	As soon as practicable after the execution of any Management Agreement entered into after the date of this Assignment, the Borrower shall deliver to each Manager, a Notice of Assignment in respect of such Management Agreement.

3.4	Acknowledgment of Assignment

The Borrower shall use commercially reasonable efforts to procure that as soon as practicable after it receives a Notice of Assignment, the Manager shall deliver to the Collateral Agent an Acknowledgment of Assignment in substantially the form attached hereto or otherwise reasonably acceptable to the Collateral Agent.

4.	THE CONTRACT

4.1	No Dealings with the Management Agreements

The Borrower acknowledges that at all times during the Security Period and other than as expressly set out below, it shall not (nor shall it be entitled to):

(i)	during the continuance of an Event of Default, receive any sum from time to time payable to the Borrower under or in respect of the Management Agreements;

(ii)

agree to any waiver or amendment of or supplement to the terms of any Management Agreement other than any waiver, amendment or supplement (i) advised by the Borrower’s tax counsel, (ii) of a technical nature or (iii) deemed necessary by the parties to the Management Agreement to reflect the prevailing circumstances, provided that in each case, the prior written consent of the Collateral Agent shall be required for any such amendment, waiver or supplement that (x) is materially adverse to the interests of the Collateral Agent in the

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Security or the Assigned Rights or (y) adversely affects the ability of the Borrower to perform its obligations under the Credit Documents;

(iii)	terminate, or allow to be terminated, any Management Agreement unless replaced by a Management Agreement or Management Agreements, as the case may be, reasonably acceptable to the Facility Agent; or

(iv)	assign or charge any Management Agreement or any of the Assigned Rights.

4.2	Performance of Obligations

The Borrower shall take, or cause to be taken, all steps reasonably required by the Collateral Agent to preserve or protect its interests and the interests of the Collateral Agent in the Management Agreements and shall diligently pursue any remedies available to it in respect of any breaches or claims of any party in connection with the Management Agreements which are necessary to preserve, protect and enforce the interests of the Collateral Agent in the Management Agreements.

5.	CONTINUING SECURITY

5.1	Continuing and Independent Security

This Assignment shall constitute and be continuing security which shall not be released or discharged by any intermediate payment or settlement of all or any of the Secured Obligations, shall continue in full force and effect until the end of the Security Period and is in addition to and independent of, and shall not prejudice or merge with, any other security (or any right of set-off) which the Collateral Agent may have at any time for the Secured Obligations or any of them.

5.2	New Accounts

If the Collateral Agent receives notice of any security created or arising during the Security Period in respect of the Management Agreements or any of the Assigned Rights, or following the occurrence and during the continuation of an Event of Default makes demand of the Parent or the Borrower for payment of any or all of the Secured Obligations:

(a)	the Collateral Agent may open a new account or accounts in respect of any or all of the Secured Obligations (and if it does not do so it shall be treated as if it had done so at the time it received such notice or made such demand); and

(b)	thereafter any amounts paid by the Parent or the Borrower to the Collateral Agent in respect of the Secured Obligations, or realised or recovered by the Collateral Agent under this Assignment, shall be credited (or be treated as having been credited) to a new account and not as having been applied in or towards payment of all or any of the Secured Obligations.

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5.3	Avoidance of Payments

Where any release, discharge or other arrangement in respect of any Secured Obligation or any security the Collateral Agent may have for such Secured Obligation is given or made in reliance on any payment or other disposition which is avoided or must be repaid in an insolvency, liquidation or otherwise, and whether or not the Collateral Agent has conceded or compromised any claim that any such payment or other disposition will or should be avoided or repaid, this Assignment and the Security shall continue as if such release, discharge or other arrangement had not been given or made.

5.4	Immediate Recourse

Neither the Collateral Agent nor any other Secured Creditor shall be obliged before exercising any of the rights conferred on it or them by this Assignment or by law to seek to recover amounts due from the Parent or to exercise or enforce any other rights or security it or they may have or hold in respect of the Secured Obligations.

5.5	Waiver of Defences

Neither the obligations of the Borrower under this Assignment nor the Security and the rights, powers and remedies conferred on the Collateral Agent by this Assignment or by law, shall be discharged, impaired or otherwise affected by:

(a)	the winding-up, dissolution, administration or reorganisation of the Borrower or any other person or any change in the status, function, control or ownership of the Borrower or any such person;

(b)	any of the Secured Obligations or any other security held by the Collateral Agent in respect thereof being or becoming illegal, invalid, unenforceable or ineffective in any respect;

(c)	any time or other indulgence being granted or agreed to with the Borrower or any other person in respect of the Secured Obligations or any of them or in respect of any other security held by the Collateral Agent in respect thereof;

(d)	any amendment to, or any variation, waiver or release of, the Secured Obligations or any of them or any other security, guarantee or indemnity held by the Collateral Agent in respect thereof;

(e)	any total or partial failure to take or perfect any security proposed to be taken in respect of the Secured Obligations or any of them;

(f)	any total or partial failure to realise the value of, or any release, discharge, exchange or substitution of, any other security, guarantee or indemnity held by the Collateral Agent in respect of the Secured Obligations or any of them; or

(g)	any other act, event or omission which might operate to discharge, impair or otherwise affect the obligations of the Borrower under this Assignment, the Security or any of the rights, powers and remedies conferred on the Collateral Agent by this Assignment or by law.

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5.6	Appropriation

Neither the Collateral Agent nor any other Secured Creditor shall be obliged to apply any sums held or received by it in respect of the Secured Obligations in or towards payment of the Secured Obligations and any such sum shall be held by or paid to the Collateral Agent for application pursuant to the terms of this Assignment, until the earlier of:

(a)	the date on which such monies are sufficient to satisfy the Secured Obligations in full and any money so applied could not be the subject of any clawback or similar circumstance; and

(b)	the date on which the Security has been enforced in full and all other remedies that the Collateral Agent may have under or in connection with the Credit Documents in all relevant jurisdictions have been exhausted.

6.	REPRESENTATIONS AND WARRANTIES

The Borrower makes the representations and warranties set out in Clauses 6.1 (Entity Status) to 6.8 (Contract Terms). The Borrower acknowledges that the Collateral Agent has entered into this Assignment in reliance on those representations and warranties.

6.1	Entity Status

The Borrower (i) is a Person duly organized, constituted and validly existing (or the functional equivalent) under the laws of the jurisdiction of its formation, has the capacity to sue and be sued in its own name and the power to own and charge its assets and carry on its business as it is now being conducted and (ii) is duly qualified and is authorized to do business and is in good standing (or the functional equivalent) in each jurisdiction where the ownership, leasing or operation of its property or the conduct of its business requires such qualifications except for failures to be so qualified or authorized or in good standing which, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

6.2	Power and Authority

The Borrower has the power to enter into and perform this Assignment and the transactions contemplated hereby and has taken all necessary action to authorize the entry into and performance of this Assignment and such transactions. This Assignment constitutes legal, valid and binding obligations of the Borrower enforceable in accordance with its terms and in entering into this Assignment and borrowing the Loans, the Borrower is acting on its own account.

6.3	Form of Documentation

This Assignment is in proper legal form (under the laws of England, the Bahamas, Bermuda and each other jurisdiction where the Vessel is flagged or where the Borrower is domiciled) for the enforcement thereof under such laws. To ensure the legality, validity, enforceability or admissibility in evidence of this Assignment in England, the Bahamas and/or Bermuda it is not necessary that this Assignment be

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filed or recorded with any court or other authority in England, the Bahamas and Bermuda, except as have been made, or will be made, in accordance with Section 5, 6, 7 and 8 of the Credit Agreement, as applicable.

6.4	No Deductions or Withholdings

All amounts payable by the Borrower hereunder may be made free and clear of and without deduction or withholding for or on account of any Taxation in the Borrower’s jurisdiction.

6.5	No Filing or Stamp Taxes

It is not necessary that this Assignment be filed, recorded or enrolled with any court or other authority in England (or any other applicable jurisdiction) except as have been made or will be made in accordance with the Credit Agreement, or that any stamp, registration or similar tax be paid on or in relation to this Assignment save (i) to the extent that it may be regarded as constituting a charge over book debts and thus as registrable under the Companies Act 2006 and (ii) recording taxes which have been or will be paid as and to the extent due.

6.6	No Adverse Interests

Subject only to the Security and as otherwise contemplated under the Credit Agreement, no person other than the Borrower has any legal or beneficial interest (or any right to claim any such interest) in the Assigned Rights or any part thereof and the Borrower has not received notice of any such claim.

6.7	No Disposals

Save as permitted by the Credit Agreement or this Assignment it has not transferred, mortgaged, charged or otherwise disposed of (or agreed to transfer, charge or otherwise dispose of), whether by way of security or otherwise, the benefit of all or any of the Assigned Rights.

6.8	Contract Terms

The terms of the Management Agreements do not restrict or otherwise limit its right to transfer, charge or assign any of the Assigned Rights pursuant to this Assignment.

6.9	Repetition

The representations and warranties set out in this Clause 6:

(a)	shall survive the execution of each Credit Document and each Borrowing under the Credit Agreement; and

(b)	are made on the date of this Assignment and are deemed to be repeated on each date during the Security Period with reference to the facts and circumstances then existing.

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7.	UNDERTAKINGS

7.1	Authorisations

The Borrower shall obtain, comply with the terms of and do all that is necessary to maintain in full force and effect all authorisations, approvals, licences and consents required in or by the laws of England and any other applicable jurisdiction to enable it lawfully to enter into and perform its obligations under this Assignment and to ensure the legality, validity, enforceability or admissibility in evidence in England and any other applicable jurisdiction of this Assignment.

7.2	No Action

The Borrower shall not take any action which would cause any of the representations made in Clause 6 (Representations and Warranties) to be untrue in any material respect at any time during the Security Period.

7.3	Notification of Misrepresentation

The Borrower shall notify the Collateral Agent of the occurrence of any event which results in or may reasonably be expected to result in any of the representations made in Clause 6 (Representations and Warranties) being untrue in any material respect when made or when deemed to be repeated.

7.4	Information

The Borrower shall provide the Collateral Agent with such reports and other information regarding the Management Agreements as the Collateral Agent may from time to time reasonably request.

7.5	Delivery of Cash

Following the occurrence and during the continuation of an Event of Default, the Borrower shall promptly deliver all cash, proceeds, cheques, drafts, orders and other instruments for the payment of money received on account of any of the Management Agreements in the form received (properly endorsed, but without recourse, for collection where required) to the Collateral Agent and shall not commingle any such collections or proceeds with its other funds or property and shall hold the same upon an express trust for and on behalf of the Collateral Agent until delivered.

7.6	Delivery of Notices

The Borrower shall promptly deliver a copy of any notice or other correspondence received by it in connection with any of the Management Agreements to the Collateral Agent if such notice or correspondence has had or could reasonably be expected to have a material adverse effect on the value of such Management Agreement.

8.	FURTHER ASSURANCE

The Borrower shall from time to time and at its own expense give all such assurances and do all such things as the Collateral Agent may reasonably require or consider

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desirable to enable the Collateral Agent to perfect, preserve or protect the security created or intended to be created by this Assignment or to exercise any of the rights conferred on it by this Assignment or by law and to that intent the Borrower shall execute all such instruments, deeds and agreements and give all such notices and directions as the Collateral Agent may consider necessary.

9.	ENFORCEMENT OF SECURITY

9.1	Security Enforceable

The Security shall become immediately enforceable if an Event of Default has occurred and is continuing.

9.2	Enforcement

Following the occurrence and during the continuation of an Event of Default, the Collateral Agent may in its absolute discretion enforce all or any part of the Security and exercise any of the rights conferred on it by this Assignment or by law at such times and in such manner as it thinks fit.

9.3	Power of Sale

Following the occurrence and during the continuation of an Event of Default, the Collateral Agent may (without notice to the Borrower) sell or otherwise dispose of the Assigned Rights and shall be entitled to apply the proceeds of such sale or other disposal in paying the costs of such sale or disposal and thereafter in or towards the discharge of the Secured Obligations or otherwise as provided for in this Assignment.

9.4	Statutory Powers

For the purposes of all powers implied by statute the Secured Obligations shall be deemed to have become due and payable on the date of this Assignment.

9.5	Law of Property Act

Sections 93 and 103 of the Law of Property Act 1925 shall not apply to this Assignment or to any exercise by the Collateral Agent of its right to consolidate mortgages or its power of sale.

9.6	Realisation Accounts

If the Collateral Agent enforces the Security (whether by appointment of a Receiver or otherwise), the Collateral Agent may open and maintain with such financial institutions as it thinks fit one or more realisation accounts and pay any moneys it holds or receives under or pursuant to this Assignment into any such realisation account pending the application of such moneys pursuant to Clause 11 (Application of Proceeds).

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10.	RECEIVERS

10.1	Appointment of Receivers

At any time after the occurrence and during the continuation of an Event of Default, or if the Borrower requests it to do so, the Collateral Agent may by a written instrument and without notice to the Borrower appoint one or more persons as Receiver of all or any part of the Assigned Rights, each such person being entitled to act individually as well as jointly and being for all purposes the agent of the Borrower.

10.2	Powers of a Receiver

In addition to the powers conferred on the Collateral Agent by this Assignment, each Receiver appointed pursuant to Clause 10.1 (Appointment of Receivers) shall have in relation to the Assigned Rights in respect of which such Receiver was appointed all the powers conferred by the Law of Property Act 1925 (as extended by this Assignment) on a Receiver appointed under that Act.

11.	APPLICATION OF PROCEEDS

Any moneys held or received by the Collateral Agent under this Assignment shall be applied by the Collateral Agent in or towards the discharge of the Secured Obligations in accordance with the provisions of the Credit Agreement.

12.	POWER OF ATTORNEY

12.1	Appointment

By way of security for the performance of its obligations under this Assignment, the Borrower hereby irrevocably appoints each of the Collateral Agent and its delegates and sub-delegates to be its attorney acting severally (or jointly with any other such attorney or attorneys) and on its behalf and in its name or otherwise to do any and every thing which the Borrower is obliged to do under the terms of this Assignment or which such attorney considers necessary or desirable in order to enable the Collateral Agent or such attorney to exercise the rights conferred on it by this Assignment or by law.

12.2	Ratification

The Borrower hereby ratifies and confirms and agrees to ratify and confirm whatever any attorney appointed under this Assignment shall do in its capacity as such.

13.	RELEASE OF THE SECURITY

After the end of the Security Period or otherwise in accordance with Section 14.21 (Release of Liens and the Parent Guaranty; Flag Jurisdiction Transfer) of the Credit Agreement, the Collateral Agent shall, at the request and cost of the Borrower, execute all such documents and do all such other things as may be required to release the Security, in each case without recourse to or any representation or warranty by or from the Collateral Agent.

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14.	PAYMENTS

14.1	Grossing Up

All payments by the Borrower under this Assignment shall be made without any deductions and free and clear of, and without deduction for or on account of, tax except, in the latter case, to the extent that the Borrower is required by law to make payment subject to tax. If any tax or amounts in respect of tax must be deducted, or any other deductions must be made, from any amounts payable or paid by the Borrower, or paid or payable by the Collateral Agent to any Secured Creditor, under this Assignment, the Borrower shall pay such additional amounts as may be necessary to ensure that the relevant Secured Creditor receives a net amount equal to the full amount which it would have received had payment not been made subject to tax.

14.2	Payments without Set-off

Any payment made by the Borrower under this Assignment shall be made free and clear of and without any deduction for or on account of any set-off or counterclaim.

14.3	Manner of Payment

Each payment made by the Borrower under this Assignment shall be paid in the manner in which payments are to be made by the Borrower under the Credit Agreement.

15.	WAIVERS AND REMEDIES

No failure by the Collateral Agent to exercise, nor any delay by the Collateral Agent in exercising, any right or remedy under this Assignment shall operate as a waiver thereof nor shall any single or partial exercise of any such right or remedy prevent any further or other exercise thereof or the exercise of any other such right or remedy.

16.	ADDITIONAL PROVISIONS

16.1	Partial Invalidity

If at any time any provision of this Assignment is or becomes illegal, invalid or unenforceable in any respect or any of the Security is or becomes ineffective in any respect under the law of any jurisdiction, such illegality, invalidity, unenforceability or ineffectiveness shall not affect:

(a)	the legality, validity or enforceability of the remaining provisions of this Assignment or the effectiveness in any other respect of the Security under such law; or

(b)	the legality, validity or enforceability of such provision or the effectiveness of the Security under the law of any other jurisdiction.

16.2	Potentially Avoided Payments

If the Collateral Agent determines that an amount paid to a Secured Creditor under any Credit Document is being avoided or otherwise set aside on the liquidation or

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administration of the person by whom such amount was paid, then for the purposes of this Assignment, such amount shall be regarded as not having been paid.

16.3	Currency Conversion

If necessary to apply any sum held or received by the Collateral Agent in or towards payment of the Secured Obligations, the Collateral Agent may purchase an amount in another currency and the rate of exchange to be applied shall be that at which, at such time as it considers appropriate, the Collateral Agent is able to effect such purchase.

16.4	Currency Indemnity

If for the purposes of obtaining judgment in any court it is necessary to convert a sum due from the Borrower hereunder in the currency expressed to be payable herein (the “specified currency”) into another currency, the parties hereto agree, to the fullest extent that they may effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures the Collateral Agent could purchase the specified currency with such other currency on the Business Day preceding that on which final judgment is given. The obligations of the Borrower in respect of any sum due to the Collateral Agent hereunder shall, notwithstanding any judgment in a currency other than the specified currency, be discharged only to the extent that on the Business Day following receipt by the Collateral Agent of any sum adjudged to be so due in such other currency the Collateral Agent may in accordance with normal banking procedures purchase the specified currency with such other currency; if the amount of the specified currency so purchased is less than the sum originally due to the Collateral Agent in the specified currency, the Borrower agrees, to the fullest extent that it may effectively do so, as a separate obligation and notwithstanding any such judgment, to indemnify the Collateral Agent against such loss, and if the amount of the specified currency so purchased exceeds the sum originally due to the Collateral Agent in the specified currency, the Collateral Agent agrees to remit such excess to the Borrower.

16.5	Rights Cumulative

The rights and remedies provided by this Assignment are cumulative and not exclusive of any rights or remedies provided by law.

16.6	Collateral Agent in Possession

The Collateral Agent shall not by reason of its taking any action permitted by this Assignment or its taking possession of all or any of the Assigned Rights be liable to account as mortgagee in possession or, other than as expressly stated in the Security Trust Deed, be liable for any loss on realisation or for any default or omission for which a mortgagee in possession might be liable.

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17.	ASSIGNMENT

17.1	The Borrower’s Rights

The rights of the Borrower under this Assignment are not assignable or transferable and the Borrower agrees that it will not purport to assign all or any such rights except as provided under the Credit Agreement.

17.2	The Collateral Agent’s Rights

(a)	The rights of the Collateral Agent under this Assignment are assignable in whole or in part without the consent of the Borrower except as provided under the Credit Agreement.

(b)	The Collateral Agent may not resign except in accordance with the terms of the Security Trust Deed.

18.	NOTICES

18.1	Communications in Writing

Each communication to be made under this Assignment shall be made in writing and, unless otherwise stated, may be made by fax, electronic mail or letter.

18.2	Contact Details

For the purposes of any notice, request, demand or any communication sent in accordance with Clause 18.1 (Communications in writing) the contact details of each of the parties are as follows:

(a)	to the Collateral Agent:

Palmengartenstrasse 5-9

60325 Frankfurt am Main

Germany

Attention: Ship Finance, X2a4, Claudia Wenzel

Fax: +49 69 7431 2944

E-mail: claudia.wenzel@kfw.de

(b)	to the Borrower:

7665 Corporation Center Drive

Miami, Florida 33126

USA

Attention: Chief Financial Officer and General Counsel

Fax: +1 305-436-4117

E-mail: dfarkas@ncl.com hflanders@ncl.com

with copies to:

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Apollo Management, L.P.

9 West 57th Street New York,

New York 10019

Attention: Steve Martinez

Fax: +1 212-515-3288

Email: martinez@apollolp.com

and

O’Melveny & Myers LLP

7 Times Square

New York, New York 10036

Attention: Brad J. Finkelstein

Fax: +1 212-326-2061

Email: bfinkelstein@omm.com

or to such other address and/or number as is notified in writing by a party to the other parties under this Assignment.

18.3	Delivery of Notices

All notices and other communications provided for hereunder shall be in writing (including telexed, telegraphic, telecopier or electronic (unless and until notified to the contrary) communication) and mailed, telexed, telecopied, delivered or electronic mailed at the address specified in Clause 18.2 (Contact Details); provided that, with respect to all notices and other communication made by electronic mail or other electronic means, the Collateral Agent and the Borrower agree that they (x) shall notify each other in writing of their electronic mail address and/or any other information required to enable the sending and receipt of information by that means and (y) shall notify each other of any change to their address or any other such information supplied by them. All such notices and communications shall, (i) when mailed, be effective three Business Days after being deposited in the mails, prepaid and properly addressed for delivery, (ii) when sent by overnight courier, be effective one Business Day after delivery to the overnight courier prepaid and properly addressed for delivery on such next Business Day, (iii) when sent by telex or telecopier, be effective when sent by telex or telecopier, except that notices and communications to the Collateral Agent shall not be effective until received by the Collateral Agent, or (iv) when electronic mailed, be effective only when actually received in readable form and in the case of any electronic communication made by the Borrower to the Collateral Agent, only if it is addressed in such a manner as the Collateral Agent shall specify for this purpose.

19.	GOVERNING LAW

(a)	This Assignment and any non-contractual obligations arising out of or in connection with it shall be governed by and construed in accordance with English law.

(b)

The courts of England have exclusive jurisdiction to settle any dispute arising out of or in connection with this Assignment (including a dispute relating to the existence, validity or termination of this Assignment or any non-

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contractual obligation arising out of or in connection with this Assignment ) (a “Dispute”). The parties hereto agree that the courts of England are the most appropriate and convenient courts to settle disputes and accordingly no party hereto will argue to the contrary. This Clause 19 is for the benefit of the Collateral Agent on behalf of the Secured Creditors. As a result, it shall not be prevented from taking proceedings relating to a dispute in any other courts with jurisdiction. To the extent allowed by law, the Collateral Agent may take concurrent proceedings in any number of jurisdictions.

(c)	Without prejudice to any other mode of service allowed under any relevant law, the Borrower: (i) irrevocably appoints EC3 Services Limited at 51 Eastcheap, London, England, EC3M 1JP as its agent for service of process in relation to any proceedings before the English courts in connection with any credit document and (ii) agrees that failure by an agent for service of process to notify the relevant credit party of the process will not invalidate the proceedings concerned. If any person appointed as an agent for service of process is unable for any reason to act as agent for service of process, the Borrower must immediately (and in any event within five days of such event taking place) appoint another agent on terms acceptable to the Collateral Agent. Failing this, the Collateral Agent may appoint another agent for this purpose.

(d)	Each party to this Assignment expressly agrees and consents to the provisions of this Clause 19.

20.	COUNTERPARTS AND EFFECTIVENESS

20.1	Counterparts

This Assignment may be executed in counterparts and such counterparts taken together shall constitute one and the same instrument.

20.2	Effectiveness

This Assignment shall take effect and be delivered as a deed on the date on which it is stated to be made.

IN WITNESS WHEREOF this Assignment has been executed as a deed by the Borrower and the Collateral Agent.

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SCHEDULE 1

FORM OF NOTICE OF ASSIGNMENT

To:	[The Manager]

Cc:	KfW IPEX-Bank GmbH as Collateral Agent

Palmengartenstrasse 5-9

60325 Frankfurt am Main

Germany

Attention: Finance, X2a4, Claudia Wenzel

Fax: +49 69 7431 2944

E-mail: claudia.wenzel@kfw.de

Date: [—]

Dear Sirs

We hereby give you notice that pursuant to an assignment agreement dated [—] (the “Assignment”) and made between Breakaway Two, Ltd. (the “Borrower”) and KfW IPEX-Bank GmbH as Collateral Agent (the “Collateral Agent”), the Borrower has assigned to the Collateral Agent a first priority assignment of all of its rights, title, interests and benefits in, to or in respect of the management agreement dated [—] between the Borrower and you, as manager in relation to the provision of commercial and technical management and crewing services for the passenger cruise ship (the “Ship”) with provisional hull number 692 (the “Management Agreement”).

With effect from your receipt of this notice we hereby give you notice that:

(a)	following an Event of Default (as defined in the €529,846,154 credit agreement dated on or about the date hereof between, inter alia, the Parent, the Borrower, the Joint Lead Arrangers (as defined therein), the Lenders (as defined therein), the Collateral Agent, Nordea Bank Norge ASA as documentation agent and Commerzbank AG as Hermes Agent (the “Credit Agreement”)), written notice of which Event of Default has been delivered to you by the Collateral Agent, all payments to be made to the Borrower under or arising from the Management Agreement should be made to the Collateral Agent or to its order as it may specify in writing from time to time;

(b)	following an Event of Default, all remedies of the Borrower provided for in the Management Agreement or available at law or in equity shall be exercisable by the Collateral Agent;

(c)	following an Event of Default, all rights of the Borrower to compel performance of the Management Agreement shall be exercisable by the Collateral Agent;

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(d)	all rights, title, interests and benefits whatsoever accruing to or for the benefit of the Borrower arising from the Management Agreement are assigned to the Collateral Agent;

(e)	no waiver or amendment of or supplement to the terms of the Management Agreement may be made other than any waiver, amendment or supplement (i) advised by the Borrower’s tax counsel, (ii) of a technical nature or (iii) deemed necessary by the parties to the Management Agreement to reflect the prevailing circumstances to reflect the prevailing circumstances, provided that in each case, the prior written consent of the Collateral Agent shall be required for any such amendment, waiver or supplement that (x) is materially adverse to the interests of the Collateral Agent in the Security or the Assigned Rights or (y) adversely affects the ability of the Borrower to perform its obligations under the Credit Documents (as defined in the Credit Agreement);

(f)	the Borrower has agreed not to terminate, or allow to be terminated, any Management Agreement unless replaced by a Management Agreement or Management Agreements, as the case may be, reasonably satisfactory to the Facility Agent (as defined in the Credit Agreement);

(g)	the Collateral Agent has agreed that the Borrower may exercise all of its rights and powers under and in respect of the Management Agreement except that to the extent that the Collateral Agent notifies you in writing that an Event of Default (as referred to in the Assignment) has occurred. Upon giving such notice, the Collateral Agent may exercise such rights and powers (to the exclusion of the Borrower) (including, without limitation, making a demand under the Management Agreement) to the extent stated in that notice and without you being under any duty or obligation to verify or make any enquiry as to whether such (or any) Event of Default has occurred;

(h)	the Borrower has irrevocably appointed the Collateral Agent to be its attorney, upon the occurrence of and during the continuance of an Event of Default, to do (amongst other things) things which the Borrower could do in relation to the Management Agreement. Accordingly, the Borrower authorises and instructs you to comply with the terms of any written notice or instructions which you may receive from the Collateral Agent from time to time in connection with the Management Agreement without further authority or enquiry by you from the Borrower; and

(i)	the Borrower remains liable to perform all its duties and obligations under the Management Agreement and the Collateral Agent is under no obligation of any kind under the Management Agreement nor under any liability whatsoever in the event of any failure by the Borrower to perform its obligations.

You are hereby authorised and instructed, without requiring further approval from the Borrower, to provide the Collateral Agent with such information relating to the Management Agreement as it may from time to time reasonably request and to send copies of any notices issued by you under the Management Agreement which have had or would reasonably be expected to have a material adverse effect on the value of the Management Agreement or the Ship, to the Collateral Agent as well as to the Borrower.

This notice of assignment shall terminate, and be of no further force and effect, upon termination of the Assignment (as notified to you by the Collateral Agent).

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Please acknowledge receipt of this notice by signing and dating the acknowledgment set out on the enclosed copy and returning it to the Collateral Agent.

Yours faithfully

For and on behalf of BREAKAWAY TWO, LTD.

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SCHEDULE 2

FORM OF ACKNOWLEDGMENT OF ASSIGNMENT

[To be printed only on copy of the Notice of Assignment given]

To:	KfW IPEX-Bank GmbH as Collateral Agent

Palmengartenstrasse 5-9

60325 Frankfurt am Main

Germany

Attention: Finance, X2a4, Claudia Wenzel

Fax: +49 69 7431 2944

E-mail: claudia.wenzel@kfw.de

Date: [—]

Dear Sirs

We acknowledge receipt of a notice in the terms set out above (the “Notice”). We accept the instructions and authorisations contained in the Notice, we undertake to act in accordance with and comply with the terms of the Notice and we confirm that we have not received notice of any previous assignments or charges of or over any of the rights, title, interests and benefits in, to or in respect of the Management Agreement and that we will comply with the terms of the Notice.

We further agree and confirm that:

(a)	if an Event of Default (as defined in the Credit Agreement) shall have occurred and be continuing, we covenant and agree with the Collateral Agent that the Collateral Agent shall have the right to terminate the Management Agreement, as the Collateral Agent determines in its sole discretion, upon not fewer than three (3) Business Days prior written notice setting forth the effective date of such termination, without such termination giving rise to any claim by us as Manager, other than for services already rendered by us as Manager as of the effective date of such termination;

(b)	with respect to the Ship, we agree that any lien arising in our favour under the Management Agreement is subject and subordinated in all respects to the lien of the first priority mortgage and the deed of covenants in respect of the Ship granted by the Borrower in favour of the Collateral Agent (the “Vessel Mortgage”), and, at the option of the Collateral Agent, foreclosure (or any similar action taken by the Collateral Agent) under the Vessel Mortgage shall terminate the Management Agreement and such liens and divest us and our submanagers of all right, title and interest in and to the Ship;

(c)

we will not enter into any sub-management agreement or contract out our obligations under the Management Agreement to any person without the Collateral Agent’s prior written consent, unless (i) the sub-manager executes a consent substantially identical

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to this consent and (ii) the sub-manager is as competent to render management services as we are; and

(d)	we acknowledge that we shall not challenge the effectiveness of the Assignment (as defined in the Notice; capitalized terms used herein have the meanings ascribed thereto in the Notice or the Assignment, as applicable) with respect to the Management Agreement.

Yours faithfully

For and on behalf of [Manager] as Manager

By:

Date:

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SCHEDULE 3

FORM OF MANAGEMENT AGREEMENT

[TO BE INSERTED]

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SIGNATORIES

Signed as a deed on behalf of BREAKAWAY TWO, LTD, a company incorporated in Bermuda, by [full name(s) of person(s) signing], being [a] person[s] who, in accordance with the laws of that territory, [is][are] acting under the authority of the company
Authorised [signatory] [signatories]

Signed as a deed on behalf of KFW IPEX-BANK GMBH, a company incorporated in Germany, by [full name(s) of person(s) signing], being [a] person[s] who, in accordance with the laws of that territory, [is][are] acting under the authority of the company
Authorised [signatory] [signatories]

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EXHIBIT P

Dated [—] 2010

HULL NO. S. 692

FORM OF ECF 2 SECURITY TRUST DEED

between

KFW IPEX-BANK GMBH

as Collateral Agent

DEUTSCHE SCHIFFSBANK AKTIENGESELLSCHAFT

as Delegate Collateral Agent

KFW IPEX-BANK GMBH

as Facility Agent

BREAKAWAY TWO, LTD.

as Company

NCL CORPORATION LTD.

as Parent

and

OTHERS

White & Case LLP

5 Old Broad Street

London EC2N 1DW

THIS DEED is made on [—] 2010

BETWEEN:

(1)	BREAKAWAY TWO, LTD., a Bermuda company with its registered office at Milner House, 18 Parliament Street, Hamilton HM12, Bermuda (the “Company”);

(2)	NCL CORPORATION LTD., a Bermuda company with its registered office at Milner House, 18 Parliament Street, Hamilton HM12, Bermuda (the “Parent” and together with the Company, the “Credit Parties”);

(3)	The financial institutions listed in Schedule 1 as Secured Creditors (together with the Collateral Agent and the Delegate Collateral Agent, the “Original Secured Creditors”);

(4)	KFW IPEX-BANK GMBH as facility agent for the Lender Creditors (the “Facility Agent”);

(5)	KFW IPEX-BANK GMBH as trustee for the Secured Creditors (the “Collateral Agent”, which expression includes any additional or successor Collateral Agent appointed pursuant to and in accordance with the terms of this Deed); and

(6)	DEUTSCHE SCHIFFSBANK AKTIENGESELLSCHAFT as trustee for the Secured Creditors (the “Delegate Collateral Agent”, which expression includes any additional or successor Delegate Collateral Agent appointed pursuant to and in accordance with the terms of this Deed).

RECITALS:

(A)	The Lenders are willing to make certain credit facilities available to the Company on the terms and subject to the conditions set out in the Credit Agreement, one of those conditions being that the Company enters into this Deed.

(B)	The Collateral Agent holds the Transaction Security (excluding the Vessel 2 Assignment of KfW Refund Guarantees) on trust for itself and the other Secured Creditors on the terms of this Deed.

(C)	The Delegate Collateral Agent holds the Vessel 2 Assignment of KfW Refund Guarantees on trust for itself and the other Secured Creditors on the terms of this Deed.

IT IS AGREED as follows:

1.	DEFINITIONS AND INTERPRETATION

1.1	Definitions

In this Deed the following terms have the meanings given to them in this Clause 1.1.

“Agents” means the Collateral Agent and the Delegate Collateral Agent.

“Credit Agreement” means the €529,846,154 credit agreement made between the Parent, the Company, the Lenders and others dated [—].

“Credit Document Obligations” has the meaning given in the Credit Agreement.

“Delegate” means any delegate, agent or attorney appointed by the Collateral Agent, pursuant to and in accordance with the terms of this Deed.

“Discharge Date” means the date on which all the Secured Obligations have been fully discharged and none of the Lender Creditors is under any obligation (whether actual or contingent, other than (i) contingent obligations for which no claim has been made and (ii) indemnities, expense reimbursements or any other contingent liabilities that expressly survive the termination of the Credit Agreement) to make advances or provide other financial accommodation to any of the Credit Parties under the Credit Documents.

“ECF Hedging Agreements” means any ECF Interest Rate Protection Agreement and any ECF Other Hedging Agreement to the extent secured by the ECF Loan Collateral.

“ECF Hedging Creditors” means each Lender or affiliate thereof that may at any time and from time to time enter into one or more ECF Hedging Agreements and which becomes a Party to this Deed pursuant to Clause 8.3 (New Hedging Creditor), even if the respective Lender subsequently ceases to be a Lender under the Credit Agreement for any reason, together with such Lender’s or affiliate’s successors and assigns, if any.

“ECF Interest Rate Protection Agreement” means Interest Rate Protection Agreement as defined in the Credit Agreement.

“ECF Loan Collateral” means the Collateral as defined in the Credit Agreement.

“ECF Other Hedging Agreement” means Other Hedging Agreement as defined in the Credit Agreement.

“Other Obligations” has the meaning given in the Credit Agreement.

“Party” means a party to this Deed.

“Receiver” means a receiver and manager or any other receiver (whether appointed pursuant to this Deed or any statute, by a court or otherwise) of all or any of the Trust Property and the Trust Property Delegated and shall, where permitted by law, include an administrative receiver.

“Secured Creditors” means (a) the Original Secured Creditors, (b) any Receiver or Delegate, (c) any additional or successor Agents appointed pursuant to and in accordance with the terms of this Deed, (d) any ECF Hedging Creditor that has acceded to this Deed by delivery of a Secured Creditor Accession Undertaking to the Collateral Agent, (e) any successor Facility Agent or permitted assignee, permitted transferee of a Lender or permitted transferee of a ECF Hedging Creditor that has acceded to this Deed by (i) delivery of a Secured Creditor Accession Undertaking to the Collateral Agent or (ii) delivery of a Transfer Certificate or Assignment Agreement to the Facility Agent and (f) any permitted assignee of a Lender by way of Security, including without limitation, KfW in connection with the KfW Refinancing.

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“Secured Creditor Accession Undertaking” means an undertaking substantially in the form set out in Schedule 2 (Form of Secured Creditor Accession Undertaking) of this Deed.

“Secured Obligations” means the Credit Document Obligations and the Other Obligations.

“Security” means a mortgage, charge, pledge, lien or other security interest securing any obligation of any person or any other agreement or arrangement having a similar effect.

“Shared Security” means the assets which are expressed to be the subject of the Security created or evidenced or expressed to be created or evidenced under or pursuant to the Shared Security Documents.

“Shared Security Documents” means:

(a)	the Vessel 2 Assignment of Contracts; and

(b)	the Vessel 2 Assignment of KfW Refund Guarantees.

“Transaction Security” means the security created or expressed to be created in favour of the relevant Agent pursuant to the Vessel 2 Assignment of Contracts, the Vessel 2 Assignment of KfW Refund Guarantees, the Assignment of Management Agreement, the Assignments of Earnings and the Assignments of Insurances and any other agreement which is governed by the laws of England and Wales and which creates or purports to create Security in favour of the Secured Creditors.

“Trust Property” means all rights, interests, benefits and other property comprised in the Transaction Security (excluding the Vessel 2 Assignment of KfW Refund Guarantees) and the proceeds thereof including without limitation:

(a)	any rights, interests or other property and the proceeds thereof from time to time assigned, transferred, mortgaged, charged, or pledged to or otherwise vested in the Collateral Agent under, pursuant to or in connection with this Deed or any Credit Document to which the Collateral Agent is a party;

(b)	any representation, obligation, covenant, warranty or other contractual provision in favour of the Collateral Agent (other than any made or granted solely for its own benefit) made or granted in or pursuant to any of the Credit Documents to which the Collateral Agent is a party;

(c)	any sum which is received or recovered by the Collateral Agent under, pursuant to or in connection with any of the Credit Documents or the exercise of any of the Collateral Agent’s powers under or in connection therewith (other than any sum received or recovered solely for its own account) and which is held by the Collateral Agent upon trust on the terms of this Deed or any of the Credit Documents to which the Collateral Agent is a party; and

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(d)	all income and other sums at any time received or receivable by the Collateral Agent in respect of the other Trust Property or any part thereof.

“Trust Property Delegated” means all rights, interests, benefits and other property comprised in the Vessel 2 Assignment of KfW Refund Guarantees and the proceeds thereof including without limitation:

(a)	any rights, interests or other property and the proceeds thereof from time to time assigned, transferred, mortgaged, charged, or pledged to or otherwise vested in the Delegate Collateral Agent under, pursuant to or in connection with this Deed or the Vessel 2 Assignment of KfW Refund Guarantees;

(b)	any representation, obligation, covenant, warranty or other contractual provision in favour of the Delegate Collateral Agent (other than any made or granted solely for its own benefit) made or granted in or pursuant to any of the Vessel 2 Assignment of KfW Refund Guarantees;

(c)	any sum which is received or recovered by the Delegate Collateral Agent under, pursuant to or in connection with any of the Vessel 2 Assignment of KfW Refund Guarantees or the exercise of any of the Delegate Collateral Agent’s powers under or in connection therewith (other than any sum received or recovered solely for its own account) and which is held by the Delegate Collateral Agent upon trust on the terms of this Deed or any the Vessel 2 Assignment of KfW Refund Guarantees; and

(d)	all income and other sums at any time received or receivable by the Delegate Collateral Agent in respect of the other Trust Property Delegated or any part thereof.

“Trustee Acts” means the Trustee Act 1925 and the Trustee Act 2000.

“Vessel 2 Assignment of Contracts” means the assignment of contracts dated on or about the date of this Deed and made between the Company and the Collateral Agent.

“Vessel 2 Assignment of KfW Refund Guarantees” means the assignment of refund guarantees dated on or about the date of this Deed and made between the Company and the Delegate Collateral Agent relating to certain Refund Guarantees issued by KfW IPEX-Bank GmbH.

1.2	Defined Terms

Unless this Deed provides otherwise, a term which is defined (or expressed to be subject to a particular construction) in the Credit Agreement shall have the same meaning (or be subject to the same construction) in this Deed.

1.3	References to Agreements

Unless otherwise stated, any reference in this Deed to any agreement or document (including any reference to this Deed or any other Credit Document or to any agreement or document entered into pursuant to or in accordance with such agreement or document) shall be construed as a reference to:

(a)	such agreement or document as amended, restated, varied, novated or supplemented from time to time; and

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(b)	any agreement or document whereby such agreement or document is so amended, restated, varied, novated or supplemented or which is entered into pursuant to or in accordance with such agreement or document.

1.4	Certificates

A certificate of any Secured Creditor as to the amount of any Secured Obligation owed to it shall be prima facie evidence of the existence and amount of such Secured Obligation.

1.5	Statutes

Any reference in this Deed to a statute or statutory provision shall, unless the contrary is indicated, be construed as a reference to such statute or statutory provision as the same shall have been or may be amended or re-enacted.

1.6	Third Party Rights

(a)	A person which is not a party to this Deed (a “third party”) shall have no rights to enforce the provisions of this Deed save for those rights it would have had if the Contracts (Rights of Third Parties) Act 1999 had not come into effect provided that each of Clause 5.1 (Credit Parties’ Indemnity to Agents), Clause 9.1 (Transaction and Enforcement Expenses) and Clause 13.3 (Currency Indemnity) shall be enforceable by any third party referred to in such clause as if such third party were a party to this Deed.

(b)	The Parties to this Deed may vary or rescind this Deed without the consent of any third party.

1.7	Clause and Schedule Headings

(a)	Unless otherwise stated, any reference in this Deed to a Clause or a Schedule shall be construed as a reference to a clause of or a schedule to this Deed.

(b)	Clause and Schedule headings are for ease of reference only and shall not affect the construction of this Deed.

2.	TRUSTEE FOR THE SECURED CREDITORS

2.1	Declaration of Trust by Collateral Agent

To the extent the Trust Property is not transferred, charged or granted to the Collateral Agent on trust pursuant to the Credit Documents, and subject to the provisions of Clause 2.3 (Non-Trust Jurisdictions), the Collateral Agent declares itself trustee of the Trust Property to hold the same on trust for the Secured Creditors for the purpose of securing the Secured Obligations on the terms and subject to the conditions set out in this Deed.

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2.2	Declaration of Trust by Delegate Collateral Agent

To the extent the Trust Property Delegated is not transferred, charged or granted to the Delegate Collateral Agent on trust pursuant to the Credit Documents, and subject to the provisions of Clause 2.3 (Non-Trust Jurisdictions), the Delegate Collateral Agent declares itself trustee of the Trust Property Delegated to hold the same on trust for the Secured Creditors for the purpose of securing the Secured Obligations on the terms and subject to the conditions set out in this Deed.

2.3	Non-Trust Jurisdictions

It is hereby agreed that, in relation to any jurisdiction the courts of which would not recognise or give effect to the trusts expressed to be created by this Deed, the relationship of the Secured Creditors to the Agents shall be construed as one of principal and agent but, to the extent permissible under the laws of such jurisdiction, all the other provisions of this Deed shall have full force and effect between the Parties.

2.4	Covenant to Pay

Each Credit Party hereby covenants with the Agents as trustees for the Secured Creditors that on demand by either of the Agents such Credit Party shall discharge all obligations which are then due and payable and which such Credit Party may at any time owe to the Agents (whether for its own account or as trustee for the Secured Creditors) or any of the other Secured Creditors (whether for their own account or as trustee or agent of the persons who such Secured Creditors represent or for whom they act) under or pursuant to the Credit Documents including any liability in respect of any further advances made under the Credit Documents, whether present or future, actual or contingent (and whether incurred solely or jointly and whether as principal or as surety or in some other capacity) and each Credit Party shall pay to the Agents when due and payable every sum at any time owing, due or incurred by such Credit Party to the Agents (whether for its own account or as trustee for the Secured Creditors) or any of the other Secured Creditors (whether for their own account or as trustee or agent of the persons who such Secured Creditors represent or for whom they act) in respect of any such liabilities.

3.	APPLICATION OF PROCEEDS

3.1	Order of Application

All moneys from time to time received or recovered by the Agents (after payment of any sums received by the Delegate Collateral Agent to the Collateral Agent pursuant to the Vessel 2 Assignment of KfW Refund Guarantees) shall be applied by the Collateral Agent (a) with respect to the Shared Security only (to the extent that the Intercreditor Agreement is operative), in accordance with the order of priority set out in clause 7.1 (Application of Proceeds) of the Intercreditor Agreement and (b) with respect to the Shared Security (to the extent that the Intercreditor Agreement is inoperative) and any other Security to which this Deed relates, in accordance with the order of priority set out in Section 4.05 (Application of Proceeds) of the Credit Agreement.

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3.2	Investment of Proceeds

(a)	Pending its distribution under Clause 3.1 (Order of Application) and without responsibility for any loss or any reduction in return which may result from its so doing, the Collateral Agent may credit any sum received, recovered or held by it in respect of the Trust Property and/or the Trust Property Delegated to such suspense or other account as the Collateral Agent thinks fit or invest or place on deposit such sum in the name of or under the control of the Collateral Agent in any investment for the time being authorised by English law for the investment by trustees of trust moneys or with such bank or financial institution (including the Collateral Agent) as the Collateral Agent may think fit.

(b)	The Collateral Agent may at any time in its absolute discretion vary, exchange, transfer or transpose any such investments or deposits for or into other such investments or deposits without being under any obligation or duty to diversify the same. Any investment made by the Collateral Agent may, at its discretion, be made or retained in the name of a nominee.

3.3	Currency Conversion

In order to apply any sum held or received by the Collateral Agent or a Receiver in or towards payment of the Secured Obligations, the Collateral Agent or such Receiver may purchase an amount in another currency and the rate of exchange to be used shall be that at which, at such time as it considers appropriate, the Collateral Agent or such Receiver is able to effect such purchase.

3.4	Permitted Deductions

The Collateral Agent shall be entitled to set aside by way of reserve amounts required to meet, and to make and pay, any deductions and withholdings (on account of taxes or otherwise) which it is or may be required by any applicable law to make from any distribution or payment made by it under this Deed, and to pay all taxes which may be assessed against it in respect of any of the Trust Property or Trust Property Delegated, as applicable, or as a consequence of performing its duties, or by virtue of its acting in its capacity as Collateral Agent under any of the Credit Documents or otherwise (other than in connection with its remuneration for performing its duties under this Deed).

3.5	Discharge of Secured Obligations

(a)	Any payment to be made in respect of the Secured Obligations by the Collateral Agent pursuant to (i) paragraph (c) of Clause 7.1 (Application of Proceeds) of the Intercreditor Agreement or (ii) paragraph (ii) of Section 4.05 (Application of Proceeds) of the Credit Agreement shall be made to the Facility Agent (on behalf of the Lenders and the other Secured Creditors (to the extent applicable)) and any payment so made shall to the extent of such payment be a good discharge to the Agents.

(b)	The Credit Parties hereby agree that any sums due in respect of the Secured Obligations to any Secured Creditor shall only be discharged to the extent that such Secured Creditor has received such sums in the currency in which such sums are due under the Credit Documents.

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3.6	Clawback

(a)	If any Secured Creditor has received an amount as a result of the enforcement of the Transaction Security and the Collateral Agent and/or the Delegate Collateral Agent is subsequently required to pay an amount equal to that amount (a “Clawback Amount”) to a liquidator (or any other party) whether pursuant to a court order or otherwise such Secured Creditor will promptly on the request of the Collateral Agent and/or the Delegate Collateral Agent (as applicable) pay an amount equal to such Clawback Amount to the Collateral Agent and/or the Delegate Collateral Agent (as applicable) for payment to the liquidator (or such other party).

(b)	Each Secured Creditor that has received a Clawback Amount shall indemnify the relevant Agent against any and all costs, claims, losses, expenses (including legal fees) and liabilities together with any VAT thereon which the Collateral Agent and/or the Delegate Collateral Agent (as applicable) may incur with respect to that Clawback Amount otherwise than by reason of the Agent’s own gross negligence or wilful misconduct.

4.	SECURED CREDITORS’ UNDERTAKINGS

Each Secured Creditor gives the undertakings set out in this Clause 4 to each of the other Secured Creditors and acknowledges that the Agents entered into this Deed in reliance on those undertakings.

4.1	Secured Creditors’ Information

The Secured Creditors shall furnish to the Facility Agent, for transmission to the Collateral Agent and/or the Delegate Collateral Agent, such information as the Collateral Agent and/or the Delegate Collateral Agent may reasonably specify (through the Facility Agent) as being necessary or desirable to enable the Collateral Agent and/or the Delegate Collateral Agent to perform its functions as trustee.

4.2	Independent Power

Each of the Collateral Agent and the Delegate Collateral Agent alone, in their respective capacities, to the exclusion of the Secured Creditors, shall have power to enforce or have recourse to the Transaction Security and to exercise its rights and powers pursuant to the Credit Documents.

4.3	Indemnity to Agents

Without prejudice to any of the provisions of any other Credit Document and to the extent that the Company does not do so on demand or is not obliged to do so, each Secured Creditor that is a Lender hereby severally agrees to indemnify, rateably in accordance with such Lender’s Commitment, the Collateral Agent and/or the Delegate Collateral Agent (as applicable) (and every Receiver and Delegate) on demand from and against any action, charge, claim, cost, damage, demand, expense (including legal fees), liability or loss which may be brought, made or preferred

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against or suffered, sustained or incurred by the Collateral Agent and/or the Delegate Collateral Agent (as applicable) in complying with any instructions from any of the Secured Creditors or otherwise sustained or incurred by the Collateral Agent and/or the Delegate Collateral Agent (as applicable) or any Receiver or Delegate in connection with this Deed or any Credit Document except to the extent that the liability or loss arises directly from the Collateral Agent and/or the Delegate Collateral Agent (as applicable)’s (or, as the case may be, the Receiver’s or the Delegate’s) gross negligence or wilful misconduct.

4.4	Assignments and Transfers

Each Secured Creditor agrees with the Agents that it shall not assign or transfer any of its rights, benefits and/or obligations under the Credit Agreement unless the person to whom such assignment or transfer is made shall have acceded to this Deed by the delivery to the Agents of a duly completed Secured Creditor Accession Undertaking, Transfer Certificate or Assignment Agreement so as to ensure that such person shall be bound by the terms and conditions of this Deed as a Secured Creditor. For the avoidance of doubt, this provision shall not apply to a permitted assignment by way of security including, without limitation, pursuant to the KfW Refinancing.

5.	CREDIT PARTIES’ UNDERTAKINGS

5.1	Credit Parties’ Indemnity to Agents

The Credit Parties shall jointly and severally indemnify and hold harmless the Collateral Agent and the Delegate Collateral Agent and every Receiver and Delegate (“indemnified parties”) on demand from and against any and all costs, claims, losses, expenses (including legal fees) and liabilities (together with any applicable VAT), incurred by any of them in relation to or arising out of:

(a)	the preservation, exercise or enforcement of the Transaction Security;

(b)	the exercise of any of the rights, powers, discretions and remedies vested in any of the indemnified parties by the Credit Documents or by law;

(c)	any default by any Credit Party in the performance of any of the obligations expressed to be assumed by it in the Credit Documents; or

(d)	otherwise in relation to any of the Transaction Security or the performance of the terms of this Deed.

The Collateral Agent and the Delegate Collateral Agent may, in priority to any payment to the Secured Creditors and on its own behalf or on behalf of the other indemnified parties, indemnify itself or such other indemnified parties out of the Trust Property and Trust Property Delegated respectively and shall have a lien on the Trust Property and Trust Property Delegated respectively for all moneys payable under this Clause 5.1.

5.2	Counter Indemnity

To the extent that a Secured Creditor is required to indemnify the Collateral Agent and/or the Delegate Collateral Agent pursuant to Clause 4.3 (Indemnity to Agents) as a

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result of any action which a Credit Party is required to take but does not, the relevant Credit Party agrees to indemnify each such Secured Creditor on demand against any amount it has paid to the Collateral Agent and/or the Delegate Collateral Agent pursuant to Clause 4.3 (Indemnity to Agents).

5.3	Credit Parties’ Waiver

Each of the Credit Parties hereby unconditionally waives, to the extent permitted under applicable law any and all rights it may have to require that the Transaction Security be enforced in any particular order or manner or at any particular time or that any sum received or recovered from any person, or by virtue of the enforcement of any of the Transaction Security, which is capable of being applied in or towards discharge of any of the Secured Obligations is so applied.

5.4	Sums Received by Credit Parties

If any of the Credit Parties receives any sum which, pursuant to any of the Credit Documents, should have been paid to the Collateral Agent and/or the Delegate Collateral Agent, that sum shall be held by that Credit Party for and to the order of the Secured Creditors and shall as soon as practicable be paid to the Collateral Agent for application in accordance with Clause 3.1 (Order of Application)).

6.	AGENT’S RIGHTS AND DUTIES

6.1	Powers and Remuneration

(a)	The Agents shall have such rights, powers, authorities and discretions as are (i) conferred on trustees by the Trustee Acts and (ii) by way of supplement to the Trustee Acts as provided for in this Deed and the Credit Documents.

(b)	Between itself and the other Parties, the Collateral Agent shall have full power to determine all questions and doubts arising in relation to any of the provisions of this Deed or any Credit Document and any such determination shall in the absence of manifest error, be conclusive and shall bind the Agents and the other Parties.

(c)	The Agents shall be entitled to such remuneration as it may from time to time agree with the Company with the approval of the Facility Agent.

6.2	Instructions for Agents to Act

The Agents shall:

(a)	be entitled, in their absolute discretion, to refrain from taking any (or any further) action or exercising any of the Agents’ rights under or in respect of this Deed or any Credit Document until it has received instructions from the Facility Agent, as to whether (and/or the way in which) such action, right, power, authority or discretion is to be taken or exercised;

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(b)	except as otherwise provided in this Deed, act in accordance with any instructions given to it by the Facility Agent and shall be entitled to assume that (i) any instructions received by it from the Facility Agent are duly given by the Facility Agent itself or on behalf of the requisite Lenders and/or other Secured Creditors (if applicable), (ii) all applicable conditions under the Credit Documents for taking any action it is directed to take have been satisfied and (iii) unless it has received actual notice of their revocation, that any instructions or directions given by the Facility Agent have not been revoked;

(c)	be entitled to request instructions or clarification from the Facility Agent as to whether, and in what manner, it should exercise or refrain from exercising its rights, powers and discretions under this Deed and the Agents may refrain from acting unless and until it has received such instructions or clarification;

(d)	be entitled to refrain from acting in accordance with the instructions of the Facility Agent or any other person (including bringing any legal action or proceeding arising out of or in connection with the Credit Documents) until it has received such indemnification and/or security as it may in its absolute discretion require (whether by way of payment in advance or otherwise) for all costs, expenses, losses and liabilities which it may incur in taking such action or bringing such legal action or proceedings; and

(e)	be entitled to carry out all dealings with the Lenders and/or other Secured Creditors (if applicable) through the Facility Agent and may give to the Facility Agent any notice or other communication required to be given by the Agents to the Lenders and/or other Secured Creditors (if applicable).

6.3	Action to Protect or Enforce Transaction Security

Subject to the provisions of this Clause 6:

(a)	the Agents may, in the absence of any instructions from the Facility Agent to the contrary, take such action in the exercise of any of its duties under the Credit Documents and this Deed which in its absolute discretion it considers appropriate; and

(b)	at any time after receipt by the Agents of notice from the Facility Agent informing the Agents that the Transaction Security has become enforceable and directing the Agents to exercise all or any of its rights, remedies, powers or discretions under any of the Credit Documents or this Deed, the Agents shall take such action as in its absolute discretion it thinks fit to enforce the Transaction Security.

6.4	Agents’ Rights and Discretions

The Agents may:

(a)	rely on:

(i)	any communication, certificate, legal opinion or other document believed by it to be genuine and correct and to have been signed by, or with the authority of, the proper person;

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(ii)	any statement made by a director, officer, partner or employee of any person regarding any matters which may reasonably be assumed to be within his knowledge or within his power to verify; and

(iii)	a certificate signed by any one or more persons which, or each of which, is believed by it to be a director or other duly authorised officer of the relevant Party to the effect that any particular dealing, transaction, step or thing is, in the opinion of the person so certifying, suitable or expedient or as to any other fact or matter upon which the Agents may require to be satisfied and shall not be responsible for any loss that may be occasioned by its relying on any such certificate;

(b)	obtain and pay for such legal or other expert advice or services as it may consider necessary or desirable;

(c)	retain for its own benefit, without liability to account to any other person, any fee or other sum received by it for its own account;

(d)	in the case of the Collateral Agent only, exercise any of its rights, powers and discretions and perform any of its obligations under this Deed or any of the Credit Documents through its employees or through paid or unpaid agents, which may be corporations, partnerships or individuals (whether or not lawyers or other professional persons). Any such agent shall be responsible for its own acts and omissions and subject to Section 12.02 of the Credit Agreement, the Collateral Agent shall not be responsible for any misconduct or omission on the part of, or be bound to supervise the proceedings or acts of, any such employee or agent (and any such agent which is engaged in any profession or business shall be entitled to charge and be paid all usual fees, expenses and other charges for its services);

(e)	in the case of the Collateral Agent only, at any time and from time to time delegate, whether by power of attorney or otherwise and upon such terms and conditions (including the power to sub-delegate with the consent of the Collateral Agent) as the Collateral Agent may think fit, to any persons all or any of its rights, powers and discretions under this Deed or under any of the Credit Documents. Such delegate or sub-delegate shall be responsible for its own acts and omissions and subject to Section 12.02 of the Credit Agreement, the Collateral Agent shall not be in any way liable or responsible to any person for any loss or damage arising from any act, default, omission or misconduct on the part of any such delegate or sub-delegate. Notwithstanding the above and for the avoidance of doubt, the Collateral Agent shall not be responsible for any acts or omissions, including, without limitation, any acts or omissions caused by the gross negligence or wilful misconduct of the Delegate Collateral Agent;

(f)	together with every Receiver, Delegate or other person appointed under this Deed or any of the Credit Documents, indemnify themselves out of the Trust Property and the Trust Property Delegated against all proceedings, claims and demands which may be made or taken against it and all costs, charges, damages, expenses and liabilities which it may suffer or incur unless suffered or incurred by reason of its own gross negligence or wilful misconduct; and

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(g)	unless it has, in its capacity as trustee for the Secured Creditors, received actual notice to the contrary, assume that (i) no Event of Default has occurred and no Credit Party is in breach of or default under its obligations under any of the Credit Documents and (ii) any right, power, authority or discretion vested by any Credit Document in any person has not been exercised.

6.5	Agent’s Obligations

The Agents shall promptly inform the Facility Agent (and in the case of the Delegate Collateral Agent, inform the Collateral Agent) of:

(a)	the contents of any written notice or document received by it in its capacity as Collateral Agent and Delegate Collateral Agent from any Credit Party under any Credit Document; and

(b)	the occurrence of any Event of Default or any default by a Credit Party in the due performance of or compliance with its obligations under any Credit Document of which the Collateral Agent or Delegate Collateral Agent has received written notice from any other Party.

6.6	Excluded Obligations

Notwithstanding anything to the contrary expressed or implied in any Credit Document, the Agents shall not:

(a)	be liable to anyone where it has acted reasonably and in good faith on the opinion or advice of or any information obtained from any lawyer, accountant, architect, engineer, surveyor, broker, consultant, valuer or other expert (including any auditor), whether obtained by the Agents or otherwise whether or not the expert’s liability in respect thereof is limited by a monetary cap or otherwise and whether or not any such opinion, advice or information contains some error or is not authentic;

(b)	be obliged to monitor or enquire as to whether or not an Event of Default has occurred and will not be deemed to have knowledge of the occurrence of an Event Default unless it has actual knowledge or express notice thereof;

(c)	have any duty to (i) ensure that any payment or other financial benefit in respect of any of the Trust Property or the Trust Property Delegated is duly and punctually paid, received or collected as and when the same becomes due and payable or (ii) to procure that the correct amounts (if any) are paid or received or to ensure the taking up of any (or any offer of any) stocks, shares, rights, moneys or other property paid, distributed, accrued or offered at any time by way of interest, dividend, redemption, bonus, rights, preference, option, warrant or otherwise on, or in respect of or in substitution for any of the Trust Property or the Trust Property Delegated;

(d)

unless required by law or ordered so to do by a court of competent jurisdiction, be required to (i) disclose to any Secured Creditor any credit or other information (other than information in the Agents’ possession specifically concerning the Credit Documents) with respect to the financial

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condition or affairs of any member of the Group or any of their related entities whether coming into its or any of its affiliates possession before or on the entry into this Deed or at any time thereafter or (ii) request any certificates or other documents from any member of the Group unless specifically requested to do so by the Facility Agent in accordance with this Deed or any of the Credit Documents;

(e)	be bound to account to any other Secured Creditor for any sum or the profit element of any sum received by it for its own account;

(f)	be bound to disclose to any other person (including any Secured Creditor) (i) any confidential information or (ii) any other information if disclosure would or might in its reasonable opinion constitute a breach of any law or be a breach of fiduciary duty;

(g)	be liable to any of the Secured Creditors for any action taken or omitted to be taken under or in connection with any of the Credit Documents unless caused by its fraud, gross negligence or wilful misconduct;

(h)	be under any obligations other than those which are specifically provided for in the Credit Documents to which it is a party;

(i)	have or be deemed to have any duty, obligation or responsibility to, or relationship of trust or agency with, any Credit Party; or

(j)	be obliged to take any action in relation to enforcing or perfecting any charge over any shares in a company registered or incorporated with unlimited liability.

6.7	Responsibility of Secured Creditors

It is understood and agreed by each Secured Creditor that at all times that Secured Creditor has itself been, and will continue to be, solely responsible for making its own independent appraisal of and investigation into all risks arising under or in connection with the Credit Documents including but not limited to:

(a)	the financial condition, creditworthiness, condition, affairs, status and nature of each of the Credit Parties;

(b)	the legality, validity, effectiveness, adequacy and enforceability of each of the Credit Documents and the Transaction Security and any other agreement, arrangement or document entered into, made or executed in anticipation of, pursuant to or in connection with the Credit Documents;

(c)	whether that Secured Creditor has recourse, and the nature and extent of that recourse, against any Credit Party or any other person or any of their respective assets under or in connection with the Credit Documents or the transactions contemplated therein or any other agreement, arrangement or document entered into, made or executed in anticipation of, pursuant to or in connection with the Credit Documents;

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(d)	the adequacy, accuracy and/or completeness of any information provided by any person in connection with the Credit Documents or the transactions contemplated therein or any other agreement, arrangement or document entered into, made or executed in anticipation of, pursuant to or in connection with the Credit Documents; and

(e)	the right or title of any person in or to, or the value or sufficiency of any part of the Trust Property or the Trust Property Delegated, the priority of any of the Transaction Security or the existence of any other Security affecting the Trust Property or the Trust Property Delegated,

and each Secured Creditor warrants to the Agents that it has not relied on and will not at any time rely on the Agents in respect of any of these matters.

6.8	No Responsibility to Perfect Security

The Agents shall not be liable for any omission or defect in, or any failure to preserve or perfect any or all of the Transaction Security including, without limitation, any failure to:

(a)	require the deposit with it of any deed or document certifying, representing or constituting the title of any Credit Party to any of the Trust Property or the Trust Property Delegated;

(b)	obtain any licence, consent or other authority for the execution, delivery, legality, validity, enforceability or admissibility in evidence of any of the Credit Documents or the Transaction Security;

(c)	register, file or record or otherwise protect any of the Transaction Security (or the priority of any of the Transaction Security) under any applicable laws in any jurisdiction or to give notice to any person of the execution of any of the Credit Documents or of the Transaction Security;

(d)	take, or to require any of the Credit Parties to take, any steps to perfect its title to any of the Trust Property or the Trust Property Delegated or to render the Transaction effective or to secure the creation of any ancillary security under the laws of any jurisdiction; or

(e)	require any further assurances in relation to any of the Transaction Security.

6.9	Insurance

The Agents shall not be under any obligation to insure any of the Trust Property or the Trust Property Delegated, to require any other person to maintain any insurance or to verify any obligation to arrange or maintain insurance contained in the Credit Documents. The Agents shall not be responsible for any loss which may be suffered by any person as a result of the lack of or inadequacy of any such insurance. Where the Agents are named on any insurance policy as an insured party, it shall not be responsible for any loss which may be suffered by reason of, directly or indirectly, its failure to notify the insurers of any material fact relating to the risk assumed by such insurers or any other information of any kind, unless any Secured Creditor shall have requested it to do so in writing and the Agents shall have failed to do so within 14 days after receipt of that request.

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6.10	Safekeeping

(a)	Each of the Agents shall be at liberty to place (at the cost of the Credit Parties) any of the Credit Documents and any title deeds or other documents relating to the Transaction Security in any safe custody selected by the Agents or with any financial institution, any company whose business includes the safe custody of documents or any firm of lawyers of good repute and the Agents shall not be responsible for, or required to insure against, any loss incurred in connection with that deposit.

(b)	Each of the Agents may in its absolute discretion make any such arrangements as it thinks fit for allowing any Credit Party or its lawyers or auditors or other advisers access to or possession of any title deeds and other documents relating to the Transaction Security.

(c)	The Agents shall not be responsible for any loss which may result arising out of any deposit, access, possession or other matter provided for in this Clause 6.10.

6.11	Acceptance of Title

Each of the Agents shall be entitled to accept without enquiry, and shall not be obliged to investigate, such evidence of right and title as any Credit Party may have to any of the Trust Property or the Trust Property Delegated and shall not be liable for or bound to require any Credit Party to remedy any defect in its right or title.

6.12	Refrain from Illegality

Each of the Agents may refrain from doing anything which in its opinion would or might be contrary to any law of any jurisdiction or any directive or regulation binding on it which would or might otherwise render it liable to any person, and the Agents may do anything which is, in its opinion, necessary to comply with any such law, directive or regulation.

6.13	Business with the Credit Parties

Each of the Agents may accept deposits from, lend money to or provide advisory or other services to and generally engage in any kind of banking or other business with any of the Credit Parties whether or not it may or does lead to a conflict with the interests of any of the Secured Creditors and may do so without any obligation to account to or disclose any such arrangements to any person.

6.14	Agent Division Separate

In acting as trustee for the Secured Creditors, each of the Agents shall be regarded as acting through its trustee division which shall be treated as a separate entity from any of its other divisions or departments and any information received by any other division or department of the relevant Agent may be treated as confidential and shall not be regarded as having been given to the relevant Agent’s trustee division.

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6.15	Exclusion of Liability

Neither the Agents nor any of their officers, employees or agents makes, or shall at any time be deemed to have made any representation or warranty (express or implied) with regard to, nor shall it be responsible or liable to any person for:

(a)	the adequacy, accuracy or completeness of any representation, warranty, statement or information contained in this Deed or any Credit Document, notice, report or other document, statement or information circulated, delivered or made to any Secured Creditor whether orally or otherwise and whether before, on or after the date of this Deed;

(b)	the execution, delivery, validity, legality, priority, ranking, adequacy, effectiveness, performance, enforceability or admissibility in evidence of this Deed or any Credit Document or any other document referred to in paragraph (a) above or of any Transaction Security created thereby or any obligations imposed thereby or assumed thereunder or any other document, agreement or arrangement entered into, made or executed in anticipation of, pursuant to or in connection therewith;

(c)	anything done or not done by it or any of them under or in connection with this Deed or the Credit Documents;

(d)	any losses to any person or any liability arising as a result of taking or refraining from taking any action in relation to any of the Credit Documents or the Transaction Security or otherwise, whether in accordance with an instruction from the Facility Agent or otherwise;

(e)	the exercise of, or the failure to exercise, any judgment, discretion or power given to it by or in connection with any of the Credit Documents, the Transaction Security or any other agreement, arrangement or document entered into, made or executed in anticipation of, pursuant to or in connection therewith; or

(f)	any shortfall which arises on the enforcement of the Transaction Security,

and each of the Secured Creditors agrees that it will not take any proceedings or assert or seek to assert against any officer, employee or agent of the Agents any claim it might have against any of them in respect of the matters referred to in this Clause 6.15.

7.	APPOINTMENT AND REMOVAL OF AGENTS

7.1	Appointment of Additional Agents

(a)	The Collateral Agent shall, at any time and for any purpose or reason whatsoever, have the power to appoint any person to act either as a new or additional trustee, or as co-trustee jointly with the Collateral Agent, with (subject to the provisions of this Deed) such of the Collateral Agent’s rights (including the right to reasonable remuneration and indemnity but not exceeding those conferred on the Collateral Agent by this Deed), duties and obligations as are vested in the Collateral Agent by this Deed or any Credit Document as shall be conferred or imposed on such person by the instrument of such co-trustee’s appointment.

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(b)	Any such appointment by the Collateral Agent shall be reasonably acceptable to the Company; provided that the Company’s consent shall not be required pursuant to this clause (b) if an Event of Default exists at the time of the appointment of the new or additional or co-trustee acting jointly with the Agents.

(c)	The Collateral Agent shall not be bound to supervise, or be responsible for any loss incurred by reason of any act or omission of any such person if the Collateral Agent shall have exercised reasonable care in the selection of such person.

(d)	So long as it continues to be a trustee under this Deed, the Collateral Agent shall have power to remove any such new or additional trustee or co-Collateral Agents with or without cause.

(e)	The remuneration the Collateral Agent may pay to any such person, and any costs and expenses incurred by such person in performing its functions pursuant to that appointment shall, for the purposes of this Deed, be treated as costs and expenses incurred by the Collateral Agent.

7.2	Delegation

The Collateral Agent may at any time delegate by power of attorney or otherwise to any person for any period, all or any of the rights, powers and discretions vested in it by any of the Credit Documents and such delegation may be made upon such terms and conditions (including the power to sub-delegate) and subject to such restrictions as the Collateral Agent may think fit. Such delegate or sub-delegate shall be responsible for its own acts and omissions and the Agents shall not be bound to supervise, or be responsible for any loss incurred by reason of any act or omission of any such person if the Collateral Agent shall have exercised reasonable care in the selection of such person.

7.3	Retirement or Removal of Agents

(a)	The Collateral Agent may retire at any time (without assigning any reason therefor and without being responsible for any costs occasioned by such retirement) by giving not less than 15 Business Days’ prior written notice to that effect to the Facility Agent (on behalf of the Lenders) and the Company.

(b)	The Delegate Collateral Agent may not resign except with the prior consent of the Collateral Agent. Only after such consent is received and subject to the other provisions of this Clause 7.3 and without being responsible for any costs occasioned by such resignation, the Delegate Collateral Agent may resign by giving not less than 15 Business Days’ prior written notice to that effect to the Facility Agent (on behalf of the Lenders) and the Company.

(c)	The Facility Agent (acting on the instructions of the Required Lenders), after consultation with the Parent, may remove an Agent from its role as trustee under this Deed by giving notice to that effect to the relevant Agent and each of the other Parties to this Deed.

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(d)	The retirement or removal of a sole Collateral Agent or Delegate Collateral Agent shall not take effect until (i) the appointment of a successor Collateral Agent or Delegate Collateral Agent, as the case may be, as a co-trustee has been made and (ii) the Facility Agent is satisfied that all things required to be done in order that the relevant Credit Documents continue to provide perfected and enforceable security in favour of the successor Collateral Agent or Delegate Collateral Agent (as applicable) have been done.

(e)	If a notice of retirement or removal has been given under paragraph (a) or (b) above, the power to appoint new Agents shall vest in the Required Lenders. The Required Lenders shall appoint a successor Collateral Agent or Delegate Collateral Agent, as the case may be, who shall be a commercial bank or trust company reasonably acceptable to the Company; provided that the Company’s consent shall not be required if an Event of Default exists at the time of appointment of such successor Agent. If no successor Agent shall have (i) been appointed by the Required Lenders and (ii) accepted such appointment within 15 Business Days of the giving of such notice, the Facility Agent (acting on the instructions of the Required Lenders), with the consent of the Company (which shall not be unreasonably withheld or delayed), shall then appoint a commercial bank or trust company with capital and surplus of not less than $500,000,000 as successor Collateral Agent or Delegate Collateral Agent (as applicable) who shall serve as Agent until such time, if any, as the Required Lenders appoint a successor Collateral Agent or Delegate Collateral Agent (as applicable) as provided above; provided that the Company’s consent shall not be required pursuant to this clause (d) if an Event of Default exists at the time of appointment of a successor Agent.

(f)	If a successor to the Collateral Agent or the Delegate Collateral Agent is appointed under the provisions of this Deed (i) the retiring Agent shall be discharged from any further obligations under, but shall remain entitled to the benefits of, this Deed and (ii) the successor trustee and each of the other Parties shall have same rights and obligations amongst themselves as they would have had if such successor had been an original party to this Deed.

8.	CHANGE OF PARTIES

8.1	Assignment

No party to this Deed may assign all or any of its rights or transfer any of its obligations under this Deed except as expressly contemplated by this Deed, by the Credit Agreement or as may be required by law.

8.2	Change of Secured Creditor

Any person which is (subject only to its accession to this Deed) a permitted assignee or a transferee of a Lender, a transferee of a ECF Hedging Creditor or a successor Facility Agent, in each case for the purposes of and in accordance with the terms of the Credit Agreement, shall be entitled to execute and deliver to the Collateral Agent

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a Secured Creditor Accession Undertaking, a Transfer Certificate or Assignment Agreement and, with effect from (x) the date of acceptance by, where appropriate, the Facility Agent (or, if appropriate, the outgoing Facility Agent) and the Collateral Agent or (y) if later, the date specified in that Secured Creditor Accession Undertaking, Transfer Certificate or Assignment Agreement:

(a)	the Secured Creditor ceasing to be a Lender and/or Facility Agent shall be discharged from further obligations towards the Collateral Agent and other Secured Creditors under this Deed and their respective rights against one another shall be cancelled (except in each case for those rights which arose prior to such date); and

(b)	as from that date, the new Lender or Facility Agent shall assume the same obligations, and become entitled to the same rights as it would have had if it had been an original party to this Deed in that capacity.

8.3	New Hedging Creditor

Any ECF Hedging Creditor that wishes to become a Party to this Deed in the capacity as a Secured Creditor may become a Party by delivering to the Collateral Agent, a duly completed and executed Secured Creditor Accession Undertaking. With effect from the date of acceptance by the Collateral Agent of a Secured Creditor Accession Undertaking duly executed and delivered to the Collateral Agent by such ECF Hedging Creditor or, if later, the date specified in that Secured Creditor Accession Undertaking, the ECF Hedging Creditor shall assume the same obligations and become entitled to the same rights, as if it had been an original Party to this Deed in that capacity.

9.	FEES AND EXPENSES

9.1	Transaction and Enforcement Expenses

The Credit Parties shall, from time to time on demand of the Agents, reimburse the Agents:

(a)	for all reasonable documented out-of-pocket costs and expenses (including legal fees) properly incurred by the Agents, a Receiver or any Delegate in connection with the negotiation, preparation and execution of this Deed and the Credit Documents and the completion of the transactions and perfection of the security contemplated in the Credit Documents; and

(b)	on a full indemnity basis, for all costs and expenses (including legal fees) incurred by the Agents, a Receiver or any Delegate in connection with the exercise, preservation and/or enforcement of the Security, any of the rights, powers and remedies of the Agents and any proceedings instituted by or against the Agents as a consequence of taking or holding the Security or of enforcing those rights, powers and remedies;

in each case, together with any applicable VAT thereon.

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9.2	Stamp Taxes

The Credit Parties shall promptly pay all stamp, registration, notarial, documentary and other taxes or fees (including any penalties fines, supplements, surcharge or interest relating to such taxes) to which this Deed, the Credit Documents, the Transaction Security or any judgment given in connection with them, is or at any time may be, subject and shall, from time to time, indemnify the Agents on demand against any liabilities, costs, claims and expenses resulting from any failure to pay or any delay in paying any such tax or fee.

9.3	Interest on Demands

If any Credit Party fails to pay any sum on the due date for payment of that sum the relevant Credit Party shall pay interest on any such sum (before and after any judgment and to the extent interest at a default rate is not otherwise being paid on such sum) from the date of demand until the date of payment calculated on a daily basis at the rate determined in accordance with the provisions of section 2.06(b) or (c) (Interest) (as applicable) of the Credit Agreement.

10.	AMENDMENTS AND RELEASES

10.1	Amendments

The Company and the Agents, if authorised by the Facility Agent, may amend the terms of, waive any of the requirements of, or grant consents under, this Deed any such amendment, waiver or consent shall be binding on all the Parties to this Deed and the Agents shall be under no liability whatsoever in respect thereof provided that:

(i)	the prior consent of all of the Lenders is required to authorise any amendment to Clause 3.1 (Order of Application)), this Clause 10 or Clause 11 (Termination of the Trusts); and

(ii)	no new or additional obligations may be imposed upon, nor shall any amendment or waiver which relates to the rights of, the Facility Agent or of the Agents (including, without limitation, Clause 4.3 (Indemnity to Agents)) be effective without the consent of the Facility Agent or, as the case may be, the Agents.

10.2	Releases

Upon:

(a)	a disposal of any of the Trust Property or Trust Property Delegated pursuant to the enforcement of the Security by a Receiver or the Agents;

(b)	a disposal of any of the Trust Property or Trust Property Delegated in accordance with section 14.21 (Release of Liens and the Parent Guaranty; Flag Jurisdiction Transfer) of the Credit Agreement; or

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(c)	any other disposal of any of the Trust Property or Trust Property Delegated which is otherwise permitted under the Credit Documents, the Agents shall (at the cost of the Credit Parties) release that property from the Transaction Security to which it is subject and may execute, without the need for any further authority from the Secured Creditors, any release of the Security or other claim over that asset and to issue any certificates of non-crystallisation of floating charges that may be required or desirable.

10.3	Release of Credit Parties

If a Credit Party ceases to be a Credit Party under the Credit Agreement then such Credit Party shall automatically be released as a Credit Party under this Deed. Each of the Parties agrees that the Agents may release any of the Credit Parties from any guarantee or indemnity in the circumstances contemplated by the Credit Agreement. In the case of a Credit Party which is no longer a Credit Party under the Credit Agreement, the Agents shall (at the cost of that Credit Party) release the Security granted by it and the Agents are authorised, without the need for further authority from the Secured Creditors, to execute such agreements or deeds as are necessary to effect such a release.

11.	TERMINATION OF THE TRUSTS

The trusts set out in this Deed shall terminate on the Discharge Date. At that time the Agents shall release, without recourse or warranty, all of the Transaction Security then held by it.

12.	REMEDIES AND WAIVERS

No failure by the Agents to exercise, nor any delay by the Agents in exercising, any right or remedy under this Deed shall operate as a waiver thereof nor shall any single or partial exercise of any such right or remedy prevent any further or other exercise thereof or the exercise of any other such right or remedy.

13.	ADDITIONAL PROVISIONS

13.1	Partial Invalidity

If at any time any provision of this Deed is or becomes illegal, invalid or unenforceable in any respect or any of the Transaction Security is or becomes ineffective in any respect under the law of any jurisdiction, such illegality, invalidity, unenforceability or ineffectiveness shall not affect:

(a)	the legality, validity or enforceability of the remaining provisions of this Deed or the effectiveness in any other respect of the Security under such law; or

(b)	the legality, validity or enforceability of such provision or the effectiveness of the Transaction Security under the law of any other jurisdiction.

13.2	Potentially Avoided Payments

If the Agents determine that an amount paid to the Secured Creditors under any Credit Document is being avoided or otherwise set aside on the liquidation or administration of the person by whom such amount was paid, then for the purposes of this Deed, such amount shall be regarded as not having been paid.

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13.3	Currency Indemnity

If for the purposes of obtaining judgment in any court it is necessary to convert a sum due from any Credit Party hereunder in the currency expressed to be payable herein (the “specified currency”) into another currency, the parties hereto agree, to the fullest extent that they may effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures the Agents could purchase the specified currency with such other currency on the Business Day preceding that on which final judgment is given. The obligations of the Credit Parties in respect of any sum due to the Agents hereunder shall, notwithstanding any judgment in a currency other than the specified currency, be discharged only to the extent that on the Business Day following receipt by the Agents of any sum adjudged to be so due in such other currency the Agents may in accordance with normal banking procedures purchase the specified currency with such other currency; if the amount of the specified currency so purchased is less than the sum originally due to the Agents in the specified currency, each Credit Party agrees, to the fullest extent that it may effectively do so, as a separate obligation and notwithstanding any such judgment, to indemnify the Agents against such loss, and if the amount of the specified currency so purchased exceeds the sum originally due to the Agents in the specified currency, the Agents agree to remit such excess to the Company.

13.4	Rights Cumulative

The rights and remedies provided by this Deed are cumulative and not exclusive of any rights or remedies provided by law.

13.5	The Trustee Acts

Where there are any inconsistencies between the Trustee Acts and the provisions of this Deed, the provisions of this Deed shall, to the extent allowed by law, prevail and, in the case of any such inconsistency with the Trustee Act 2000, the provisions of this Deed shall constitute a restriction or exclusion for the purposes of that Act.

13.6	Conflicting provisions

If there is any conflict between the provisions of this Deed and any Credit Document with regard to instructions to or other matters affecting the Agents, this Deed will prevail. However, nothing in this Deed shall limit the ability of the Agents to exercise any rights, powers and discretions it may have in its capacity as a Secured Creditor.

13.7	Financial liability

Nothing contained in this Deed shall require the Agents to expend or risk its own funds or otherwise incur any financial liability in the performance of its duties or the exercise of any right, power, authority or discretion hereunder if it has grounds for believing the repayment of such funds or adequate indemnity against, or security for, such risk or liability is not reasonably assured to it.

13.8	Consents

Any consents given by the Agents for the purposes of this Deed may be given on such terms and subject to such conditions (if any) as the Agents may require.

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14.	NOTICES

14.1	Communications in Writing

Each communication to be made under or in connection with this Deed shall be made in writing and, unless otherwise stated, may be made by fax or letter.

14.2	Contact Details

For the purposes of any notice, request, demand or any communication sent in accordance with Clause 14.1 (Communications in writing), the contact details of each of the parties are as follows:

(a)	to the Collateral Agent:

Palmengartenstrasse 5-9,

60325 Frankfurt am Main,

Germany,

Attention: Ship Finance, X2a4, Claudia Wenzel

Fax: +49 69 7431 2944

Email: claudia.wenzel@kfw.de

(b)	to the Delegate Collateral Agent:

Domstrasse 18

D - 20095 Hamburg

Attn.: Marcus Weber / Anne Randewig

Fax: +49 40 3769 -9649

E-mail: marcus.weber@commerzbank.com

            anne.randewig@commerzbank.com

(c)	to the Facility Agent:

Palmengartenstrasse 5-9,

60325 Frankfurt am Main,

Germany

Attention: Ship Finance, X2a4, Claudia Wenzel

Fax: +49 69 7431 2944

Email: claudia.wenzel@kfw.de

(d)	to the Credit Parties:

7665 Corporation Center Drive

Miami, Florida 33126

USA

Attention: Chief Financial Officer and General Counsel

Fax: +1 305-436-4117

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E-mail: dfarkas@ncl.com

              hflanders@ncl.com

with copies to:

Apollo Management, L.P.

9 West 57th Street

New York, New York 10019

Attention: Steve Martinez

Fax: +1 212-515-3288

Email: martinez@apollolp.com

and

O’Melveny & Myers LLP

7 Times Square

New York, New York 10036

Attention: Brad J. Finkelstein

Fax: +1 212-326-2061

Email: bfinkelstein@omm.com,

or to such other address and/or number as is notified in writing by a Party to the other Parties under this Deed.

14.3	Delivery of Notices

All notices and other communications provided for hereunder shall be in writing (including telexed, telegraphic, telecopier or electronic (unless and until notified to the contrary) communication) and mailed, telexed, telecopied, delivered or electronic mailed at the address specified on Clause 14.2 (Contact Details) or in the case of the Original Secured Creditors at the addressed identified with its name in Schedule 1 hereto; provided that, with respect to all notices and other communication made by electronic mail or other electronic means, the Agents, the Facility Agent and the Company agree that they shall notify each other in writing of their electronic mail address and/or any other information required to enable the sending and receipt of information by that means and they shall notify each other of any change to their address or any other such information supplied by them. All such notices and communications shall, (i) when mailed, be effective three Business Days after being deposited in the mails, prepaid and properly addressed for delivery, (ii) when sent by overnight courier, be effective one Business Day after delivery to the overnight courier prepaid and properly addressed for delivery on such next Business Day, (iii) when sent by telex or telecopier, be effective when sent by telex or telecopier, except that notices and communications to the Agents or the Facility Agent shall not be effective until received by the Agents or the Facility Agent (as applicable), or (iv) when electronic mailed, be effective only when actually received in readable form and in the case of any electronic communication made by the Company to the Agents or the Facility Agent, only if it is addressed in such a manner as the Agents or the Facility Agent shall specify for this purpose.

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15.	GOVERNING LAW AND JURISDICTION

15.1	Governing Law

This Deed and any non-contractual obligations arising out of or in connection with it are governed by, and shall be construed in accordance with, English law.

15.2	Jurisdiction

Each of the parties hereto agree that the courts of England shall have exclusive jurisdiction to hear and determine any suit, action or proceedings arising our of or in connection with this Deed or any non-contractual obligations arising out of or in connection with this Deed (“Proceedings”) and, for such purposes, irrevocably submits to the jurisdiction of such courts. Nothing in this Clause 15.2 shall (or shall be construed so as to) limit the right of any Secured Creditor to take Proceedings in any other court of competent jurisdiction, nor shall the taking of Proceedings in any one or more jurisdictions preclude the taking of Proceedings by any Secured Creditor in any other jurisdiction (whether concurrently or not) if and to the extent permitted by law.

15.3	Appropriate Forum

For the purpose of Clause 15.2 (Jurisdiction), the parties hereto irrevocably waive any objection which they might now or hereafter have to the courts of England being nominated as the forum to hear and determine any Proceedings and agree(s) not to claim that any such court is not a convenient or appropriate forum.

15.4	Process Agent

The Credit Parties agree that the process by which any Proceedings in England are begun may be served on it by being delivered to EC3 Services Limited at 51 Eastcheap, London, EC3M 1JP or, if different, its registered office for the time being. If such person is not or ceases to be effectively appointed to accept service of process on behalf of the Credit Parties, the Credit Parties shall, on the written demand of any Secured Creditor, appoint a further person in England to accept service of process on its behalf and, failing such appointment within 15 days, any Secured Creditor shall be entitled to appoint such a person by written notice to the Credit Parties. Nothing in this paragraph shall affect the right of any Secured Creditor to serve process in any other manner permitted by law.

16.	COUNTERPARTS AND EFFECTIVENESS

16.1	Counterparts

This Deed may be executed in counterparts and such counterparts taken together shall constitute one and the same instrument.

16.2	Effectiveness

This Deed shall take effect and be delivered as a deed on the date on which it is stated to be made notwithstanding that the Agents or any other Party may have executed it under hand only.

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IN WITNESS WHEREOF this Deed has been executed as a deed by the Credit Parties and has been signed on behalf of the Agents and other Parties.

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SCHEDULE 1

ORIGINAL SECURED CREDITORS

DEUTSCHE SCHIFFSBANK AKTIENGESELLSCHAFT	Domstrasse 18 D - 20095 Hamburg Attn.: Marcus Weber / Anne Randewig Telephone: +49 40 3769 -9646 / -9647 Facsimile: +49 40 3769 -9649 e-mail:marcus.weber@commerzbank.com anne.randewig@commerzbank.com

DNB NOR BANK ASA	Stranden 21 N-0021 Oslo, Norway Attn: Amra Koluder / Solveig N. Knoff Telephone: +47 22 94 91 17 / 22 94 96 63 Facsimile: +47 22 48 28 94 e-mail: amra.koluder@dnbnor.no solveig.knoff@dnbnor.no

HSBC BANK PLC	8 Canada Square London E14 5HQ Attn: Alan P. Marshall (FC1354) Fax no: +44 207 992 4428 e-mail: alan.p.marshall@hsbcib.com

KFW IPEX-BANK GMBH

Palmengartenstrasse 5-9

60325 Frankfurt am Main

Germany

Telephone: +49 69 7431 4649 / 4037

Fax: +49 69 7431 4466 / 2944

Attn:  Ms Claudia Wenzel /

           Mr Christian Schweiger

email:claudia.wenzel@kfw.de /

          christian.schweiger@kfw.de

NORDEA BANK NORGE ASA	Middelthunsgate 17, P.O. Box 1166 Sentrum NO-0107 Oslo, Norway Attn: Arne Berglund Telephone: (47) 22 484193 Facsimile: (47) 22 486668 e-mail: arne.berglund@nordea.com

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SCHEDULE 2

FORM OF SECURED CREDITOR ACCESSION UNDERTAKING

To:	KfW IPEX-Bank GmbH and [—], for themselves and each of the other Secured
Creditors to the Security Trust Deed referred to below.

THIS UNDERTAKING is made on [date] by [new Lender/ECF Hedging Creditor/Facility Agent/Receiver/Delegate] (the “Acceding Secured Creditor”) in relation to the Security Trust Deed (the “Security Trust Deed”) dated [—] between KfW IPEX-Bank GmbH as Collateral Agent, Deutsche Schiffsbank Aktiengesellschaft as Delegate Collateral Agent, KfW IPEX-Bank GmbH as facility agent, the Secured Creditors named therein and the Credit Parties. Terms defined in the Security Trust Deed shall bear the same meanings when used in this Undertaking.

In consideration of the Acceding Secured Creditor being accepted as a Secured Creditor for the purposes of the Security Trust Deed, the Acceding Secured Creditor hereby confirms that, as from [date], it intends to be party to the Security Trust Deed as a Secured Creditor, undertakes to perform all the obligations expressed in the Security Trust Deed to be assumed by [the Facility Agent and by]/[a Secured Creditor] and agrees that it shall be bound by all the provisions of the Security Trust Deed, as if it had been an original party to the Security Trust Deed.

This Undertaking shall be governed by and construed in accordance with English law.

THIS UNDERTAKING has been entered into on the date stated above.

Acceding [Secured Creditor]/[Facility Agent]

By:

Address for Notices:

Fax:

For attention of:

Accepted by the Collateral Agent:

for and on behalf of KfW IPEX-Bank GmbH

Date:

Accepted by the [Facility Agent]/[outgoing Facility Agent]:

for and on behalf of [Insert name of Facility Agent or outgoing Facility Agent as appropriate]]

Date:

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SIGNATORIES

THE COMPANY

Signed as a deed on behalf of BREAKAWAY

TWO, LTD., a company incorporated in

Bermuda, by [full name(s) of person(s)

signing], being [a] person[s] who, in

accordance with the laws of that territory,

[is][are] acting under the authority of the company

Authorised [signatory] [signatories]

THE PARENT

Signed as a deed on behalf of NCL

CORPORATION LTD., a company

incorporated in Bermuda, by [full name(s) of

person(s) signing], being [a] person[s] who, in

accordance with the laws of that territory,

[is][are] acting under the authority of the company

Authorised [signatory] [signatories]

THE ORIGINAL SECURED CREDITORS

Executed as a deed by DEUTSCHE

SCHIFFSBANK AKTIENGESELLSCHAFT,

acting by [name of director]:

[Signature of Director]
Director

[Signature of Director]
Director

Executed as a deed by DNB NOR BANK ASA, acting by [name of director]:

[Signature of Director] Director

[Signature of Director] Director

Executed as a deed by HSBC BANK PLC, acting by [name of director]:

[Signature of Director] Director

[Signature of Director] Director

Executed as a deed by KFW IPEX-BANK GMBH, acting by [name of director]:

[Signature of Director] Director

[Signature of Director] Director

Executed as a deed by NORDEA BANK NORGE ASA, acting by [name of director]:

[Signature of Director] Director

[Signature of Director] Director

THE FACILITY AGENT

Executed as a deed by KFW IPEX-BANK GMBH, acting by [name of director]:

[Signature of Director] Director

[Signature of Director] Director

THE COLLATERAL AGENT

Executed as a deed by KFW IPEX-BANK GMBH, acting by [name of director]:

[Signature of Director] Director

[Signature of Director] Director

THE DELEGATE COLLATERAL AGENT

Executed as a deed by DEUTSCHE SCHIFFSBANK AKTIENGESELLSCHAFT, acting by [name of director]:

[Signature of Director] Director

[Signature of Director] Director

EXHIBIT Q

Dated [—] 2010

HULL NO. S. 692

FORM OF ASSIGNMENT OF KFW REFUND GUARANTEES

between

BREAKAWAY TWO, LTD.

as Borrower

and

KFW IPEX-BANK GMBH

as Collateral Agent

and

DEUTSCHE SCHIFFSBANK AKTIENGESELLSCHAFT

as Delegate

White & Case LLP

5 Old Broad Street

London EC2N 1DW

White & Case LLP

5 Old Broad Street

London EC2N 1DW

THIS ASSIGNMENT is dated [—] 2010

BETWEEN:

(1)	BREAKAWAY TWO, LTD., a Bermuda company with its registered office as of the date hereof at Milner House, 18 Parliament Street, Hamilton HM12, Bermuda (the “Borrower”); and

(2)	KFW IPEX-BANK GMBH as collateral agent for and on behalf of the Secured Creditors (the “Collateral Agent”, which expression includes any person which is for the time being a collateral agent for the Secured Creditors for the purposes of this Assignment).

(3)	DEUTSCHE SCHIFFSBANK AKTIENGESELLSCHAFT, the “Delegate”, which expression includes any person which is for the time being a delegate appointed by the Collateral Agent for the purposes of this Assignment.

RECITALS

(A)	The Lenders are willing to make a loan facility available to the Borrower on the terms and subject to the conditions set out in the Credit Agreement, on condition that the Borrower enters into this Assignment as security for its obligations and Liabilities as Borrower under or in relation to the Credit Documents.

(B)	The Board of Directors of the Borrower is satisfied that the Borrower is entering into this Assignment for the purposes of its business and that its doing so benefits the Borrower.

(C)	The Borrower and the Delegate intend this Assignment to take effect as a deed.

(D)	Pursuant to the provisions of Clause 2 (Delegation) below, the Delegate holds the benefit of this Assignment on trust [for itself and] for the Secured Creditors on the terms of the Credit Agreement, the Security Trust Deed and the Intercreditor Agreement.

1.	INTERPRETATION

1.1	Definitions

In this Assignment the following terms have the meanings given to them in this Clause.

“Acknowledgment of Assignment” means a duly completed acknowledgement of assignment in the form set out in Schedule 2 (Form of Acknowledgement of Assignment) or in such other form as may be approved by the Delegate.

“Agreed Rate” means the rate specified in section 2.06(b) and 2.06(c) (Interest) of the Credit Agreement.

“Assigned Rights” means the Borrower’s rights, title, interest and benefits in, to and in respect of the Refund Guarantees.

“Construction Contract” means the construction contract dated 24 September 2010 between the Borrower, the Parent and the Shipbuilder in relation to the design, engineering, building, launching, equipping and outfitting of the Vessel (as defined in the Credit Agreement).

“Credit Agreement” means the €529,846,154 credit agreement dated on or about the date hereof between, inter alia, the Parent, the Borrower, the Joint Lead Arrangers (as defined therein), the Lenders (as defined therein), the Collateral Agent, Nordea Bank Norge ASA, as documentation agent and Commerzbank Aktiengesellschaft, as Hermes Agent.

“Credit Agreement Obligations” means “Credit Document Obligations” as defined in the Credit Agreement.

“Event of Default” means an “Event of Default” as defined in the Credit Agreement.

“Intercreditor Agreement” means the intercreditor deed dated on or about the date hereof between, inter alia, the Borrower, the Lenders, the collateral agent under the Jade Credit Facility, the collateral agent under the Jewel Credit Facility and the Collateral Agent.

“Lender Creditors” means the Agents and the Lenders.

“Liability” means any liability for the payment of money, whether in respect of principal, interest or otherwise, whether actual or contingent, whether owed jointly or severally and whether owed as principal or surety or in any other capacity.

“Notice of Assignment” means a duly completed notice of assignment in the form set out in Schedule 1 (Form of Notice of Assignment) or in such other form as may be approved by the Delegate.

“Other Creditors” means each Lender or any affiliate thereof with which the Borrower and/or the Parent may at any time and from time to time after the date hereof enter into, or guaranty the obligations of one or more of its Subsidiaries under one or more Interest Rate Protection Agreements or Other Hedging Agreements (even if the respective Lender subsequently ceases to be a Lender under the Credit Agreement for any reason), together with such Lender’s or affiliate’s successors and assigns, if any.

“Other Vessel 2 Assignment of KfW Refund Guarantees” means the assignment agreement dated on or about the date hereof between the Borrower, and the Delegate appointed by the Collateral Agent as its delegate pursuant to the Term Loan Security Trust Deed to act as security trustee for and on behalf of the Term Loan Creditors (as defined in the Intercreditor Agreement) in respect of the Refund Guarantees.

“Parent” means NCL Corporation Ltd., a Bermuda company.

“Receiver” means a receiver and manager or any other receiver (whether appointed pursuant to this Assignment, pursuant to any statute, by a court or otherwise) of any of the Assigned Rights.

2

“Refund Guarantees” means any and all refund guarantees from time to time issued in favour of the Borrower by KfW IPEX-Bank GmbH as refund guarantor to secure certain obligations of the Shipbuilder under the Construction Contract.

“Secured Creditors” means the Lender Creditors and the Other Creditors.

“Secured Obligations” means the Credit Agreement Obligations and the Other Obligations.

“Security” means the security created by this Assignment.

“Security Period” means the period beginning on the date of this Assignment and ending on the date upon which the Delegate is satisfied that:

(a)	none of the Secured Creditors is under any obligation (whether actual or contingent) to make advances or provide other financial accommodation to the Borrower under any of the Credit Documents; and

(b)	all Secured Obligations have been unconditionally and irrevocably paid and discharged in full (other than (i) contingent liabilities for which no claim has been made and (ii) indemnities, expense reimbursements or any other contingent liabilities that expressly survive the termination of the Credit Agreement).

“Security Trust Deed” means the security trust deed dated on or about the date hereof between, inter alia, the Collateral Agent as security trustee, the Facility Agent and the Lenders.

“Shipbuilder” means Meyer Werft GmbH.

“Term Loan Security Trust Deed” means the security trust deed dated on or about the date hereof between, inter alia, the Collateral Agent as security trustee, the Facility Agent and the Lenders under (and as defined in each of) the Term Loan Facilities.

1.2	Continuing Event of Default

An Event of Default shall be regarded as continuing if (a) the circumstances constituting such event continue and (b) such Event of Default has not been waived in accordance with the terms of the Credit Documents.

1.3	Defined Terms

Unless this Assignment provides otherwise, a term which is defined (or expressed to be subject to a particular construction) in the Credit Agreement or in the Intercreditor Agreement shall have the same meaning (or be subject to the same construction) in this Assignment.

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1.4	References to Agreements

Unless otherwise stated, any reference in this Assignment to any agreement or document (including any reference to this Assignment or any other Credit Document) shall be construed as a reference to:

(a)	such agreement or document as amended, varied, novated or supplemented from time to time;

(b)	any other agreement or document whereby such agreement or document is so amended, varied, novated or supplemented; and

(c)	any other agreement or document entered into pursuant to or in accordance with such agreement or document.

1.5	Certificates

A certificate of any Secured Creditor as to the amount of any Secured Obligation owed to it shall be prima facie evidence of the existence and amount of such Secured Obligation.

1.6	Statutes

Any reference in this Assignment to a statute or statutory provision shall, unless the contrary is indicated, be construed as a reference to such statute or statutory provision as the same shall have been or may be amended or re-enacted.

1.7	Implied Covenants

The following provisions of the Law of Property (Miscellaneous Provisions) Act 1994 will not apply to Clause 4.1 (Assignment) or Clause 4.2 (Notice of Assignment):

(a)	the words “other than any charges, encumbrances or rights which that person does not and could not reasonably be expected to know about” in Section 3(1);

(b)	the words “except to the extent that” and all the words thereafter in Section 3(2); and

(c)	Section 6(2).

1.8	Third Party Rights

It is intended that with the consent of the Collateral Agent each of the other Secured Creditors shall be able to enforce the provisions of Clause 17.4 (Currency Indemnity) (which can be amended with the consent of the Collateral Agent but without the consent of the other Secured Creditors), but otherwise a person which is not a party to this Assignment shall have no rights to enforce the provisions of this Assignment other than those it would have had if the Contracts (Rights of Third Parties) Act 1999 had not come into effect.

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1.9	Clause and Schedule Headings

Clause and Schedule headings are for ease of reference only and shall not affect the construction of this Assignment.

1.10	Intercreditor

This Assignment is subject to the terms of the Intercreditor Agreement.

2.	DELEGATION

2.1	Pursuant to the Security Trust Deed, the Collateral Agent hereby appoints the Delegate to act as trustee with respect to this Assignment and to have such rights, powers and duties as the Collateral Agent has or may have pursuant to the terms of the Security Trust Deed including without limitation, the right to be indemnified under Clause 5.1 (Credit Parties’ Indemnity to Collateral Agent) of the Security Trust Deed. The Delegate hereby accepts such appointment and agrees that it shall exercise all such rights, powers and duties in accordance with the instructions of the Collateral Agent, or in the absence of such instructions, in such manner as it shall reasonably determine acting in good faith and if the Collateral Agent so requires, shall appoint the Collateral Agent to exercise all and any of such rights, powers and duties in its name and on its behalf.

3.	COVENANT TO PAY

3.1	Covenant to Pay

The Borrower agrees that promptly on demand of the Delegate it will pay to the Delegate any Secured Obligation which is due but unpaid.

3.2	Interest

Any Secured Obligation which is owed by the Borrower under this Assignment and is not paid when due shall bear interest at the Agreed Rate from the due date until the date on which such Secured Obligation is unconditionally and irrevocably paid in full and such interest shall accrue from day to day (after as well as before judgment) and be payable by the Borrower on demand of the Delegate.

4.	LEGAL ASSIGNMENT

4.1	Assignment

The Borrower hereby assigns with full title guarantee the Assigned Rights to the Delegate to hold the same on behalf of the Secured Creditors on the terms set out in the Security Trust Deed as security for the payment and discharge of the Secured Obligations.

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4.2	Non-Assignable Rights

The Borrower declares that to the extent that any right, title, interest or benefit described in Clause 4.1 (Assignment) is for any reason not effectively assigned pursuant to Clause 4.1 (Assignment) for whatever reason, it shall:

(a)	hold the benefit of the same on trust for the Delegate as security for the payment and discharge of the Secured Obligations; and

(b)	promptly upon becoming aware of the same, notify the Delegate of the same and the reasons therefore and thereafter take such steps as the Delegate may reasonably require to remove such prohibition or other reason for such incapacity.

4.3	Notice of Assignment

(a)	As soon as practicable after the execution of this Assignment, the Borrower shall deliver to KfW IPEX-Bank GmbH, a Notice of Assignment and if the Delegate so requests the Borrower shall countersign such Notice of Assignment.

(b)	As soon as practicable after the execution of any Refund Guarantee entered into after the date of this Assignment, the Borrower shall deliver to KfW IPEX-Bank GmbH, a Notice of Assignment in respect of such Refund Guarantee.

4.4	Acknowledgment of Assignment

The Borrower shall use commercially reasonable efforts to procure that as soon as practicable after KfW IPEX-Bank GmbH receives a Notice of Assignment, KfW IPEX-Bank GmbH shall deliver to the Delegate an Acknowledgment of Assignment in substantially the form attached hereto or otherwise reasonably acceptable to the Delegate.

5.	THE CONTRACT

5.1	No Dealings with the Refund Guarantee

(a)	The Borrower acknowledges that at all times during the Security Period and other than as expressly set out below, it shall not (nor shall it be entitled to):

(i)	receive any payments under or in respect of the Refund Guarantees;

(ii)	agree to any waiver or amendment of or supplement to the terms of the Refund Guarantees other than where the prior written consent is given by the Joint Lead Arrangers (not to be unreasonably withheld) to such waiver, amendment or supplement;

(iii)	terminate, or allow to be terminated, any Refund Guarantee other than where an equivalent replacement Refund Guarantee is entered into by the Borrower on or prior to such termination or where the prior written consent is given by the Facility Agent (not to be unreasonably withheld) to such termination; or

(iv)	assign, charge or dispose of the Refund Guarantees or any of the Assigned Rights (other than pursuant to the Other Vessel 2 Assignment of KfW Refund Guarantees).

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5.2	Performance of Obligations

The Borrower shall take, or cause to be taken, all steps reasonably required by the Delegate to preserve or protect its interests and the interests of the Delegate in the Refund Guarantees and shall diligently pursue any remedies available to it in respect of any breaches or claims of any party in connection with any of the Refund Guarantees which are necessary to preserve, protect and enforce the interests of the Delegate in the Refund Guarantees.

6.	CONTINUING SECURITY

6.1	Continuing and Independent Security

This Assignment shall constitute and be continuing security which shall not be released or discharged by any intermediate payment or settlement of all or any of the Secured Obligations, shall continue in full force and effect until the end of the Security Period and is in addition to and independent of, and shall not prejudice or merge with, any other security (or any right of set-off) which the Delegate may have at any time for the Secured Obligations or any of them.

6.2	New Accounts

If the Delegate receives notice of any security created or arising during the Security Period in respect of the Refund Guarantees or any of the Assigned Rights (other than pursuant to the Other Vessel 2 Assignment of KfW Refund Guarantees), or following the occurrence and during the continuation of an Event of Default makes demand of the Parent or the Borrower for payment of any or all of the Secured Obligations:

(a)	the Delegate may open a new account or accounts in respect of any or all of the Secured Obligations (and if it does not do so it shall be treated as if it had done so at the time it received such notice or made such demand); and

(b)	thereafter any amounts paid by the Parent or the Borrower to the Delegate in respect of the Secured Obligations, or realised or recovered by the Delegate under this Assignment, shall be credited (or be treated as having been credited) to a new account and not as having been applied in or towards payment of all or any of the Secured Obligations.

6.3	Avoidance of Payments

Where any release, discharge or other arrangement in respect of any Secured Obligation or any security the Delegate may have for such Secured Obligation is given or made in reliance on any payment or other disposition which is avoided or must be repaid in an insolvency, liquidation or otherwise, and whether or not the Delegate has conceded or compromised any claim that any such payment or other disposition will or should be avoided or repaid, this Assignment and the Security shall continue as if such release, discharge or other arrangement had not been given or made.

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6.4	Immediate Recourse

Neither the Delegate nor any other Secured Creditor shall be obliged before exercising any of the rights conferred on it or them by this Assignment or by law to seek to recover amounts due from the Parent or to exercise or enforce any other rights or security it or they may have or hold in respect of the Secured Obligations.

6.5	Waiver of Defences

Neither the obligations of the Borrower under this Assignment nor the Security and the rights, powers and remedies conferred on the Delegate by this Assignment or by law, shall be discharged, impaired or otherwise affected by:

(a)	the winding-up, dissolution, administration or reorganisation of the Borrower or any other person or any change in the status, function, control or ownership of the Borrower or any such person;

(b)	any of the Secured Obligations or any other security held by the Delegate in respect thereof being or becoming illegal, invalid, unenforceable or ineffective in any respect;

(c)	any time or other indulgence being granted or agreed to with the Borrower or any other person in respect of the Secured Obligations or any of them or in respect of any other security held by the Delegate in respect thereof;

(d)	any amendment to, or any variation, waiver or release of, the Secured Obligations or any of them or any other security, guarantee or indemnity held by the Delegate in respect thereof;

(e)	any total or partial failure to take or perfect any security proposed to be taken in respect of the Secured Obligations or any of them;

(f)	any total or partial failure to realise the value of, or any release, discharge, exchange or substitution of, any other security, guarantee or indemnity held by the Delegate in respect of the Secured Obligations or any of them; or

(g)	any other act, event or omission which might operate to discharge, impair or otherwise affect the obligations of the Borrower under this Assignment, the Security or any of the rights, powers and remedies conferred on the Delegate by this Assignment or by law.

6.6	Appropriation

Neither the Collateral Agent, the Delegate nor any other Secured Creditor shall be obliged to apply any sums held or received by it in respect of the Secured Obligations in or towards payment of the Secured Obligations and any such sum shall be held by or paid to the Collateral Agent for application pursuant to the terms of this Assignment, until the earlier of:

(a)	the date on which such monies are sufficient to satisfy the Secured Obligations in full and any money so applied could not be the subject of any clawback or similar circumstance; and

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(b)	the date on which the Security has been enforced in full and all other remedies that the Collateral Agent may have under or in connection with the Credit Documents in all relevant jurisdictions have been exhausted.

7.	REPRESENTATIONS AND WARRANTIES

The Borrower makes the representations and warranties set out in Clauses 7.1 (Entity Status) to 7.8 (Refund Guarantee Terms). The Borrower acknowledges that each of the Collateral Agent and the Delegate has entered into this Assignment in reliance on those representations and warranties.

7.1	Entity Status

The Borrower (i) is a Person duly organized, constituted and validly existing (or the functional equivalent) under the laws of the jurisdiction of its formation, has the capacity to sue and be sued in its own name and the power to own and charge its assets and carry on its business as it is now being conducted and (ii) is duly qualified and is authorized to do business and is in good standing (or the functional equivalent) in each jurisdiction where the ownership, leasing or operation of its property or the conduct of its business requires such qualifications except for failures to be so qualified or authorized or in good standing which, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

7.2	Power and Authority

The Borrower has the power to enter into and perform this Assignment and the transactions contemplated hereby and has taken all necessary action to authorize the entry into and performance of this Assignment and such transactions. This Assignment constitutes legal, valid and binding obligations of the Borrower enforceable in accordance with its terms and in entering into this Assignment and borrowing the Loans, the Borrower is acting on its own account.

7.3	Form of Documentation

This Assignment is in proper legal form (under the laws of England, the Bahamas, Bermuda and each other jurisdiction where the Vessel is flagged or where the Borrower is domiciled) for the enforcement thereof under such laws. To ensure the legality, validity, enforceability or admissibility in evidence of this Assignment in England, the Bahamas and/or Bermuda it is not necessary that this Assignment be filed or recorded with any court or other authority in England, the Bahamas and Bermuda, except as have been made, or will be made, in accordance with Section 5, 6, 7 and 8 of the Credit Agreement, as applicable.

7.4	No Deductions or Withholdings

All amounts payable by the Borrower hereunder may be made free and clear of and without deduction or withholding for or on account of any Taxation in the Borrower’s jurisdiction.

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7.5	No Filing or Stamp Taxes

It is not necessary that this Assignment be filed, recorded or enrolled with any court or other authority in England (or any other applicable jurisdiction) except as have been made or will be made in accordance with the Credit Agreement, or that any stamp, registration or similar tax be paid on or in relation to this Assignment save (i) to the extent that it may be regarded as constituting a charge over book debts and thus as registrable under the Companies Act 2006 and (ii) recording taxes which have been or will be paid as and to the extent due.

7.6	No Adverse Interests

Subject only to the Security and as otherwise contemplated under the Intercreditor Agreement and the Credit Agreement, no person other than the Borrower has any legal or beneficial interest (or any right to claim any such interest) in the Assigned Rights or any part thereof and the Borrower has not received notice of any such claim.

7.7	No Disposals

Save as permitted by the Credit Agreement, this Assignment or the Intercreditor Agreement, it has not transferred, mortgaged, charged or otherwise disposed of (or agreed to transfer, charge or otherwise dispose of), whether by way of security or otherwise, the benefit of all or any of the Assigned Rights.

7.8	Refund Guarantee Terms

The terms of the Refund Guarantees do not restrict or otherwise limit its right to transfer, charge or assign any of the Assigned Rights pursuant to this Assignment.

7.9	Repetition

The representations and warranties set out in this Clause 7:

(a)	shall survive the execution of each Credit Document and each Borrowing under the Credit Agreement; and

(b)	are made on the date of this Assignment and are deemed to be repeated on each date during the Security Period with reference to the facts and circumstances then existing.

8.	UNDERTAKINGS

8.1	Authorisations

The Borrower shall obtain, comply with the terms of and do all that is necessary to maintain in full force and effect all authorisations, approvals, licences and consents required in or by the laws of England and any other applicable jurisdiction to enable it lawfully to enter into and perform its obligations under this Assignment and to ensure the legality, validity, enforceability or admissibility in evidence in England and any other applicable jurisdiction of this Assignment.

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8.2	No Action

The Borrower shall not take any action which would cause any of the representations made in Clause 7 (Representations and Warranties) to be untrue in any material respect at any time during the Security Period.

8.3	Notification of Misrepresentation

The Borrower shall notify each of the Collateral Agent and the Delegate of the occurrence of any event which results in or may reasonably be expected to result in any of the representations made in Clause 7 (Representations and Warranties) being untrue in any material respect when made or when deemed to be repeated.

8.4	Information

(a)	The Borrower shall provide each of the Collateral Agent and the Delegate with such reports and other information regarding the Refund Guarantees as the Collateral Agent and/or the Delegate may from time to time reasonably request.

(b)	Following the Initial Borrowing Date, the Borrower shall, as soon as reasonably practicable after an additional Refund Guarantee has been issued, deliver a supplement to Schedule 3 (Details of Refund Guarantees) to the Collateral Agent and/or the Delegate with updated information relating to such Refund Guarantee.

8.5	Delivery of Cash

Following the occurrence and during the continuation of an Event of Default, the Borrower shall promptly deliver all cash, proceeds, cheques, drafts, orders and other instruments for the payment of money received on account of any of the Refund Guarantees in the form received (properly endorsed, but without recourse, for collection where required) to the Delegate and shall not commingle any such collections or proceeds with its other funds or property and shall hold the same upon an express trust for and on behalf of the Delegate until delivered.

8.6	Delivery of Notices

The Borrower shall promptly deliver a copy of any notice or other correspondence received by it in connection with any of the Refund Guarantees to each of the Collateral Agent and the Delegate if such notice or correspondence has had or could reasonably be expected to have a material adverse effect on the value of such Refund Guarantee.

9.	FURTHER ASSURANCE

The Borrower shall from time to time and at its own expense give all such assurances and do all such things as the Collateral Agent and/or the Delegate may reasonably require or consider desirable to enable the Delegate to perfect, preserve or protect the security created or intended to be created by this Assignment or to exercise any of the rights conferred on it by this Assignment or by law and to that intent the Borrower shall execute all such instruments, deeds and agreements and give all such notices and directions as the Delegate may consider necessary.

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10.	ENFORCEMENT OF SECURITY

10.1	Security Enforceable

The Security shall become immediately enforceable if an Event of Default has occurred and is continuing.

10.2	Enforcement

Following the occurrence and during the continuation of an Event of Default, the Delegate may in its absolute discretion enforce all or any part of the Security and exercise any of the rights conferred on it by this Assignment or by law at such times and in such manner as it thinks fit.

10.3	Power of Sale

Following the occurrence and during the continuation of an Event of Default, the Delegate may (without notice to the Borrower) sell or otherwise dispose of the Assigned Rights and shall be entitled to apply the proceeds of such sale or other disposal in paying the costs of such sale or disposal and thereafter in or towards the discharge of the Secured Obligations or otherwise as provided for in this Assignment.

10.4	Statutory Powers

For the purposes of all powers implied by statute the Secured Obligations shall be deemed to have become due and payable on the date of this Assignment.

10.5	Law of Property Act

Sections 93 and 103 of the Law of Property Act 1925 shall not apply to this Assignment or to any exercise by the Delegate of its right to consolidate mortgages or its power of sale.

10.6	Realisation Accounts

If the Delegate enforces the Security (whether by appointment of a Receiver or otherwise), the Delegate may open and maintain with such financial institutions as it thinks fit one or more realisation accounts and pay any moneys it holds or receives under or pursuant to this Assignment into any such realisation account pending the application of such moneys pursuant to Clause 12 (Application of Proceeds).

11.	RECEIVERS

11.1	Appointment of Receivers

At any time after the occurrence and during the continuation of an Event of Default, or if the Borrower requests it to do so, the Delegate may by a written instrument and without notice to the Borrower appoint one or more persons as Receiver of all or any part of the Assigned Rights, each such person being entitled to act individually as well as jointly and being for all purposes the agent of the Borrower.

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11.2	Powers of a Receiver

In addition to the powers conferred on the Delegate by this Assignment, each Receiver appointed pursuant to Clause 11.1 (Appointment of Receivers) shall have in relation to the Assigned Rights in respect of which such Receiver was appointed all the powers conferred by the Law of Property Act 1925 (as extended by this Assignment) on a Receiver appointed under that Act.

12.	APPLICATION OF PROCEEDS

(a)	Any amounts received or recovered by the Delegate pursuant to or in connection with this Assignment shall be promptly paid to the Collateral Agent and pending such payment the Delegate shall hold such amounts on trust for the Collateral Agent.

(b)	Any moneys held or received by the Collateral Agent pursuant to paragraph (a) above shall be applied by the Collateral Agent in or towards the discharge of the Secured Obligations in accordance with the provisions of the Intercreditor Agreement or, following the termination thereof, in accordance with the provisions of the Credit Agreement.

13.	POWER OF ATTORNEY

13.1	Appointment

By way of security for the performance of its obligations under this Assignment, the Borrower hereby irrevocably appoints the Delegate to be its attorney on its behalf and in its name or otherwise to do any and every thing which the Borrower is obliged to do under the terms of this Assignment or which the Delegate considers necessary or desirable in order to enable the Delegate to exercise the rights conferred on it by this Assignment or by law.

13.2	Ratification

The Borrower hereby ratifies and confirms and agrees to ratify and confirm whatever the Delegate shall do in its capacity as such.

14.	RELEASE OF THE SECURITY

After the end of the Security Period or otherwise in accordance with Section 14.21 (Release of Liens and the Parent Guaranty; Flag Jurisdiction Transfer) of the Credit Agreement, the Delegate and/or the Collateral Agent shall, at the request and cost of the Borrower, execute all such documents and do all such other things as may be required to release the Security, in each case without recourse to or any representation or warranty by or from the Collateral Agent and/or the Delegate (as applicable).

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15.	PAYMENTS

15.1	Grossing Up

All payments by the Borrower under this Assignment shall be made without any deductions and free and clear of, and without deduction for or on account of, tax except, in the latter case, to the extent that the Borrower is required by law to make payment subject to tax. If any tax or amounts in respect of tax must be deducted, or any other deductions must be made, from any amounts payable or paid by the Borrower, or paid or payable by the Delegate to any Secured Creditor, under this Assignment, the Borrower shall pay such additional amounts as may be necessary to ensure that the relevant Secured Creditor receives a net amount equal to the full amount which it would have received had payment not been made subject to tax.

15.2	Payments without Set-off

Any payment made by the Borrower under this Assignment shall be made free and clear of and without any deduction for or on account of any set-off or counterclaim.

15.3	Manner of Payment

Each payment made by the Borrower under this Assignment shall be paid in the manner in which payments are to be made by the Borrower under the Credit Agreement.

16.	WAIVERS AND REMEDIES

No failure by the Delegate to exercise, nor any delay by the Delegate in exercising, any right or remedy under this Assignment shall operate as a waiver thereof nor shall any single or partial exercise of any such right or remedy prevent any further or other exercise thereof or the exercise of any other such right or remedy.

17.	ADDITIONAL PROVISIONS

17.1	Partial Invalidity

If at any time any provision of this Assignment is or becomes illegal, invalid or unenforceable in any respect or any of the Security is or becomes ineffective in any respect under the law of any jurisdiction, such illegality, invalidity, unenforceability or ineffectiveness shall not affect:

(a)	the legality, validity or enforceability of the remaining provisions of this Assignment or the effectiveness in any other respect of the Security under such law; or

(b)	the legality, validity or enforceability of such provision or the effectiveness of the Security under the law of any other jurisdiction.

17.2	Potentially Avoided Payments

If the Delegate determines that an amount paid to a Secured Creditor under any Credit Document is being avoided or otherwise set aside on the liquidation or administration of the person by whom such amount was paid, then for the purposes of this Assignment, such amount shall be regarded as not having been paid.

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17.3	Currency Conversion

If necessary to apply any sum held or received by the Delegate in or towards payment of the Secured Obligations, the Delegate may purchase an amount in another currency and the rate of exchange to be applied shall be that at which, at such time as it considers appropriate, the Delegate is able to effect such purchase.

17.4	Currency Indemnity

If for the purposes of obtaining judgment in any court it is necessary to convert a sum due from the Borrower hereunder in the currency expressed to be payable herein (the “specified currency”) into another currency, the parties hereto agree, to the fullest extent that they may effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures the Delegate could purchase the specified currency with such other currency on the Business Day preceding that on which final judgment is given. The obligations of the Borrower in respect of any sum due to the Delegate hereunder shall, notwithstanding any judgment in a currency other than the specified currency, be discharged only to the extent that on the Business Day following receipt by the Delegate of any sum adjudged to be so due in such other currency the Delegate may in accordance with normal banking procedures purchase the specified currency with such other currency; if the amount of the specified currency so purchased is less than the sum originally due to the Delegate in the specified currency, the Borrower agrees, to the fullest extent that it may effectively do so, as a separate obligation and notwithstanding any such judgment, to indemnify the Delegate against such loss, and if the amount of the specified currency so purchased exceeds the sum originally due to the Delegate in the specified currency, the Delegate agrees to remit such excess to the Borrower.

17.5	Rights Cumulative

The rights and remedies provided by this Assignment are cumulative and not exclusive of any rights or remedies provided by law.

17.6	Delegate in Possession

The Delegate shall not by reason of its taking any action permitted by this Assignment or its taking possession of all or any of the Assigned Rights be liable to account as mortgagee in possession or, other than as expressly stated in the Security Trust Deed, be liable for any loss on realisation or for any default or omission for which a mortgagee in possession might be liable.

18.	ASSIGNMENT

18.1	The Borrower’s Rights

The rights of the Borrower under this Assignment are not assignable or transferable and the Borrower agrees that it will not purport to assign all or any such rights except as provided under the Credit Agreement.

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18.2	The Delegate’s Rights

(a)	The rights of the Delegate under this Assignment are assignable in whole or in part without the consent of the Borrower except as provided under the Credit Agreement.

(b)	The Delegate may not resign except with the prior consent of the Collateral Agent and otherwise, in accordance with the terms of the Security Trust Deed.

19.	NOTICES

19.1	Communications in Writing

Each communication to be made under this Assignment shall be made in writing and, unless otherwise stated, may be made by fax, electronic mail or letter.

19.2	Contact Details

For the purposes of any notice, request, demand or any communication sent in accordance with Clause 19.1 (Communications in writing) the contact details of each of the parties are as follows:

(a)	to the Delegate:

Domstrasse 18

D – 20095 Hamburg

Germany

Attn:	Marcus Weber / Anne Randewig

Telephone: +49 40 3769 – 9646 / -9647

Facsimile:  +49 40 3769 - 9649

e-mail:       marcus.weber@commerzbank.com

                    anne.randewig@commerzbank.com

(b)	to the Collateral Agent:

Palmengartenstrasse 5-9

60325 Frankfurt am Main

Germany

Attention: Ship Finance, X2a4, Claudia Wenzel

Fax: +49 69 7431 2944

E-mail: claudia.wenzel@kfw.de

(c)	to the Borrower:

7665 Corporation Center Drive

Miami, Florida 33126

USA

Attention: Chief Financial Officer and General Counsel

Fax: +1 305-436-4117

E-mail: dfarkas@ncl.com

              hflanders@ncl.com

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with copies to:

Apollo Management, L.P.

9 West 57th Street

New York, New York 10019

Attention: Steve Martinez

Fax: +1 212-515-3288

Email: martinez@apollolp.com

and

O’Melveny & Myers LLP

7 Times Square

New York, New York 10036

Attention: Brad J. Finkelstein

Fax: +1 212-326-2061

Email: bfinkelstein@omm.com

or to such other address and/or number as is notified in writing by a party to the other parties under this Assignment.

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19.3	Delivery of Notices

All notices and other communications provided for hereunder shall be in writing (including telexed, telegraphic, telecopier or electronic (unless and until notified to the contrary) communication) and mailed, telexed, telecopied, delivered or electronic mailed at the address specified in Clause 19.2 (Contact Details); provided that, with respect to all notices and other communication made by electronic mail or other electronic means, the Collateral Agent, the Delegate and the Borrower agree that they (x) shall notify each other in writing of their electronic mail address and/or any other information required to enable the sending and receipt of information by that means and (y) shall notify each other of any change to their address or any other such information supplied by them. All such notices and communications shall, (i) when mailed, be effective three Business Days after being deposited in the mails, prepaid and properly addressed for delivery, (ii) when sent by overnight courier, be effective one Business Day after delivery to the overnight courier prepaid and properly addressed for delivery on such next Business Day, (iii) when sent by telex or telecopier, be effective when sent by telex or telecopier, except that notices and communications to the Collateral Agent and the Delegate shall not be effective until received by the Collateral Agent or the Delegate (as applicable), or (iv) when electronic mailed, be effective only when actually received in readable form and in the case of any electronic communication made by the Borrower to the Collateral Agent or the Delegate, only if it is addressed in such a manner as the Collateral Agent and/or the Delegate shall specify for this purpose.

20.	GOVERNING LAW

(a)	This Assignment and any non-contractual obligations arising out of or in connection with it shall be governed by and construed in accordance with English law.

(b)	The courts of England have exclusive jurisdiction to settle any dispute arising out of or in connection with this Assignment (including a dispute relating to the existence, validity or termination of this Assignment or any non-contractual obligation arising out of or in connection with this Assignment ) (a “Dispute”). The parties hereto agree that the courts of England are the most appropriate and convenient courts to settle disputes and accordingly no party hereto will argue to the contrary. This Clause 20 is for the benefit of the Collateral Agent on behalf of Secured Creditors and the Delegate on behalf of Secured Creditors. As a result, it shall not be prevented from taking proceedings relating to a dispute in any other courts with jurisdiction. To the extent allowed by law, the Collateral Agent and the Delegate may take concurrent proceedings in any number of jurisdictions.

(c)

Without prejudice to any other mode of service allowed under any relevant law, the Borrower: (i) irrevocably appoints EC3 Services Limited at 51 Eastcheap, London, England, EC3M 1JP as its agent for service of process in relation to any proceedings before the English courts in connection with any credit document and (ii) agrees that failure by an agent for service of process to notify the relevant credit party of the process will not invalidate the proceedings concerned. If any person appointed as an agent for service of process is unable for any reason to act as agent for service of process, the

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Borrower must immediately (and in any event within five days of such event taking place) appoint another agent on terms acceptable to the Collateral Agent and the Delegate. Failing this, the Collateral Agent and/or the Delegate may appoint another agent for this purpose.

(d)	Each party to this Assignment expressly agrees and consents to the provisions of this Clause 20.

21.	COUNTERPARTS AND EFFECTIVENESS

21.1	Counterparts

This Assignment may be executed in counterparts and such counterparts taken together shall constitute one and the same instrument.

21.2	Effectiveness

This Assignment shall take effect and be delivered as a deed on the date on which it is stated to be made.

IN WITNESS WHEREOF this Assignment has been executed as a deed by the Borrower, the Collateral Agent and the Delegate.

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SCHEDULE 1

FORM OF NOTICE OF ASSIGNMENT

To:	KfW IPEX-Bank GmbH as Refund Guarantor

Palmengartenstrasse 5-9

60325 Frankfurt am Main

Germany

Attention: [—]

Cc:	KfW IPEX-Bank GmbH as Collateral Agent

Palmengartenstrasse 5-9

60325 Frankfurt am Main

Germany

Attention: Ship Finance, X2a4, Claudia Wenzel

Fax: +49 69 7431 2944

E-mail: claudia.wenzel@kfw.de

Cc:	Deutsche Schiffsbank Aktiengesellschaft as Delegate

Domstrasse 18

D – 20095 Hamburg

Attn:	Marcus Weber / Anne Randewig
Telephone:	+49 40 3769 – 9646 / -9647
Facsimile:	+49 40 3769 - 9649
e-mail:	marcus.weber@commerzbank.com
anne.randewig@commerzbank.com

Date: [—]

Dear Sirs

We hereby give you notice that pursuant to an assignment agreement dated [—] (the “Assignment”) and made between Breakaway Two, Ltd. (the “Borrower”), KfW IPEX-Bank GmbH as Collateral Agent and [—] as delegate (the “Delegate”), the Borrower has assigned to the Delegate a first priority assignment of all of its rights, title, interests and benefits in, to or in respect of the refund guarantee dated [—] and issued by you as refund guarantor in favour of the Borrower pursuant to which you guarantee certain refund obligations of Meyer Werft GmbH, as shipbuilder under the Construction Contract (as defined in the Assignment) (the “Refund Guarantee”), including all monies which may be payable under or in respect of the Refund Guarantee.

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With effect from your receipt of this notice we hereby give you notice that:

(a)	all payments to be made to the Borrower under or arising from the Refund Guarantee should be made to the Delegate or to its order as it may specify in writing from time to time;

(b)	following an Event of Default (as defined in the €529,846,154 credit agreement dated on or about the date hereof between, inter alia, NCL Corporation Ltd., the Borrower, the Joint Lead Arrangers (as defined therein), the Lenders (as defined therein), the Collateral Agent, Nordea Bank Norge ASA as documentation agent and Commerzbank AG as Hermes Agent (the “Credit Agreement”)), written notice of which Event of Default has been delivered to you by the Delegate, all remedies of the Borrower provided for in the Refund Guarantee or available at law or in equity shall be exercisable by the Delegate;

(c)	following an Event of Default, all rights of the Borrower to compel performance of the Refund Guarantee shall be exercisable by the Delegate;

(d)	all rights, title, interests and benefits whatsoever accruing to or for the benefit of the Borrower arising from the Refund Guarantee are assigned to the Delegate and are subject to the provisions of the Intercreditor Agreement (as defined in the Assignment referenced above);

(e)	the Borrower has agreed not to agree to any waiver or amendment of or supplement to the terms of the Refund Guarantee other than where the prior written consent is given by the Joint Lead Arrangers (not to be unreasonably withheld) to such waiver, amendment or supplement;

(f)	the Borrower has agreed not to terminate, or allow to be terminated, any Refund Guarantee other than where a replacement Refund Guarantee is issued to the Borrower which meets the Borrower’s requirements under the Construction Contract on or prior to such termination or where the prior written consent is given by the Facility Agent (as defined in the Credit Agreement) to such termination;

(g)	the Delegate has agreed that the Borrower may exercise all of its rights and powers under and in respect of the Refund Guarantee except that to the extent that the Delegate notifies you in writing that an Event of Default (as referred to in the Assignment) has occurred. Upon giving such notice, the Delegate may exercise such rights and powers (to the exclusion of the Borrower) (including, without limitation, making a demand under the Refund Guarantee) to the extent stated in that notice and without you being under any duty to verify or make any enquiry as to whether such (or any) Event of Default has occurred;

(h)	the Borrower has irrevocably appointed the Delegate to be its attorney, upon the occurrence of and during the continuance of an Event of Default, to do (amongst other things) things which the Borrower could do in relation to the Refund Guarantee. Accordingly, the Borrower authorises and instructs you to comply with the terms of any written notice or instructions which you may receive from the Delegate from time to time in connection with the Refund Guarantee without further authority or enquiry by you from the Borrower; and

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(i)	the Borrower remains liable to perform all its duties and obligations under the Refund Guarantee and the Delegate is under no obligation of any kind under the Refund Guarantee nor under any liability whatsoever in the event of any failure by the Borrower to perform its obligations.

You are hereby authorised and instructed, without requiring further approval from the Borrower, to provide the Delegate with such information relating to the Refund Guarantee as it may from time to time reasonably request and to send copies of all notices issued by you under the Refund Guarantee which have had or would reasonably be expected to have a material adverse effect on the value of the Refund Guarantee, to the Delegate as well as to the Borrower.

This notice of assignment shall terminate, and be of no further force and effect, upon termination of the Assignment (as notified to you by the Delegate).

Please acknowledge receipt of this notice by signing and dating the acknowledgment set out on the enclosed copy and returning it to the Delegate.

Yours faithfully

For and on behalf of BREAKAWAY TWO, LTD.

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SCHEDULE 2

FORM OF ACKNOWLEDGMENT OF ASSIGNMENT

[To be printed only on copy of the Notice of Assignment given]

To:	Deutsche Schiffsbank Aktiengesellschaft as Delegate

Domstrasse 18

D – 20095 Hamburg

Attn:	Marcus Weber / Anne Randewig
Telephone:	+49 40 3769 – 9646 / -9647
Facsimile:	+49 40 3769 - 9649
e-mail:	marcus.weber@commerzbank.com
anne.randewig@commerzbank.com

Cc:	KfW IPEX-Bank GmbH as Collateral Agent

Palmengartenstrasse 5-9

60325 Frankfurt am Main

Germany

Attention: Ship Finance, X2a4, Claudia Wenzel

Fax: +49 69 7431 2944

E-mail: claudia.wenzel@kfw.de

Date: [—]

Dear Sirs

We acknowledge receipt of a notice in the terms set out above (the “Notice”). We accept the instructions and authorisations contained in the Notice, we undertake to act in accordance with and comply with the terms of the Notice and we confirm that (other than in respect of junior liens held by the Delegate as security trustee on behalf of certain “term loan creditors” in respect of the Refund Guarantee) we have not received notice of any other assignments or charges of or over any of the rights, title, interests and benefits in, to or in respect of the Refund Guarantee and that we will comply with the terms of the Notice.

We further agree and confirm that we acknowledge that we shall not challenge the effectiveness of the Assignment (as defined in the Notice; capitalized terms used herein have the meanings ascribed thereto in the Notice or the Assignment, as applicable).

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Yours faithfully

For and on behalf of

KfW IPEX-Bank GmbH

as Refund Guarantor

By:

Date:

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SCHEDULE 3

DETAILS OF REFUND GUARANTEES

[Name of Issuer]	[Date of Refund Guarantee]

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SIGNATORIES

Signed as a deed on behalf of BREAKAWAY TWO, LTD, a company incorporated in Bermuda, by [full name(s) of person(s) signing], being [a] person[s] who, in accordance with the laws of that territory, [is][are] acting under the authority of the company

Authorised [signatory] [signatories]

Signed as a deed on behalf of DEUTSCHE SCHIFFSBANK AKTIENGESELLSCHAFT, a company incorporated in Germany, by [full name(s) of person(s) signing], being [a] person[s] who, in accordance with the laws of that territory, [is][are] acting under the authority of the company

Authorised [signatory] [signatories]

Signed as a deed on behalf of KFW IPEX-BANK GMBH, a company incorporated in Germany, by [full name(s) of person(s) signing], being [a] person[s] who, in accordance with the laws of that territory, [is][are] acting under the authority of the company

Authorised [signatory] [signatories]

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